   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998
                                                      REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                WESTERN BANCORP
             (Exact Name of Registrant as Specified in its Charter)

              CALIFORNIA                                 6712                                 95-3863296
   (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    Incorporation or Organization)           Classification Code Number)                Identification Number)

                         4100 NEWPORT PLACE, SUITE 900
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 863-2444
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                          JULIUS G. CHRISTENSEN, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                WESTERN BANCORP
                         4100 NEWPORT PLACE, SUITE 900
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 863-2459
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                WITH COPIES TO:

              STANLEY F. FARRAR, ESQ.                                 BARNET REITNER, ESQ.
                SULLIVAN & CROMWELL                                     REITNER & STUART
         1888 CENTURY PARK EAST, SUITE 2100                            1319 MARSH STREET
               LOS ANGELES, CA 90067                               SAN LUIS OBISPO, CA 93401
                   (310) 712-6600                                        (805) 545-8590

                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.
                           --------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS            AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
 OF SECURITIES TO BE REGISTERED      REGISTERED(1)          PER UNIT         OFFERING PRICE(2)   REGISTRATION FEE(2)
Common Stock, no par value......   2,932,002 shares          $32.625          $81,133,643.13           $23,935

(1) Represents the estimated maximum number of shares of common stock, no par value, of Western Bancorp ("Western Common Stock") that may be issued upon consummation of the merger (the "Merger") of Portola Merger Sub ("Merger Sub"), a wholly owned subsidiary of Western Bancorp ("Western"), with and into Peninsula Bank of San Diego ("Peninsula"). The number of shares to be registered pursuant to this Registration Statement is based upon the aggregate number of shares of common stock, no par value, of Peninsula ("Peninsula Common Stock"), currently outstanding, multiplied by the estimated number of shares of Western Common Stock into which one share of Peninsula Common Stock will be converted upon consummation of the Merger based on the highest possible exchange ratio.

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, the registration fee is based on the average of the bid and asked price of Peninsula Common Stock on September 24, 1998 multiplied by the estimated maximum number of shares of Peninsula Common Stock that may be converted into the shares of Western Common Stock being registered.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          PENINSULA BANK OF SAN DIEGO

                                                                          , 1998

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of
Peninsula Bank of San Diego ("Peninsula") to be held on           , 1998, at
      (the "Special Meeting"). At such time you will be asked to consider and vote on a proposal to approve the principal terms of a proposed merger (the "Merger") of Portola Merger Sub ("Merger Sub"), a wholly owned subsidiary of Western Bancorp ("Western"), with and into Peninsula, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 24, 1998, by and among Western, Merger Sub and Peninsula. Upon the Merger becoming effective, each outstanding share of common stock, no par value, of Peninsula ("Peninsula Common Stock") (other than as provided in the Merger Agreement) will be converted into between 1.179 and 0.964 shares of common stock, no par value per share (the "Western Common Stock"), of Western (the "Consideration"). The exact number of shares of Western Common Stock into which each share of Peninsula Common Stock will be converted will be determined by dividing $45.75 by the volume-weighted average sales price per share of Western Common Stock for a 20 trading day period ending on the fourth trading day prior to the effective date of the Merger, subject to both a specified maximum average and a specified minimum average. Thus, the value to be received per share of Peninsula Common Stock in the Merger is dependent on the price per share of Western Common Stock. The table on page 8 of the accompanying Proxy-Statement Prospectus illustrates the exact number of shares of Western Common Stock that would be issued at different assumed volume-weighted average sales prices of Western Common Stock. For a more detailed description of the terms and conditions of the Merger, see "THE MERGER AGREEMENT" in the attached Proxy Statement-Prospectus and a copy of the Merger Agreement, which is reproduced as Appendix A thereto. Additional information about the Merger, Merger Sub and Western are contained in the accompanying Proxy Statement-Prospectus and the appendices thereto, all of which should be carefully reviewed.

    THE BOARD OF DIRECTORS OF PENINSULA HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF PENINSULA AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER.

    NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), Peninsula's financial advisor, has delivered to the Peninsula Board of Directors its opinion, dated July 23, 1998, that the Consideration to be received by the Peninsula shareholders pursuant to the Merger was fair to such shareholders from a financial point of view, as of such date. The opinion of NationsBanc
Montgomery dated           (and certain assumptions and qualifications therein)
is described in the accompanying Proxy Statement-Prospectus and reproduced as Appendix B thereto.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN AND WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF PENINSULA COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS REQUIRED FOR APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. YOUR FAILURE TO VOTE FOR APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER HAS THE SAME EFFECT AS VOTING AGAINST THE MERGER. THEREFORE, WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME.

    YOU SHOULD NOT SEND IN SHARE CERTIFICATES AT THIS TIME.

                                          John G. Rebelo, Jr.,
                                          CHAIRMAN OF THE BOARD
                                          CHIEF EXECUTIVE OFFICER

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         OF PENINSULA BANK OF SAN DIEGO
            TO BE HELD AT SAN DIEGO, CALIFORNIA, ON           , 1998

TO THE SHAREHOLDERS
OF PENINSULA BANK OF SAN DIEGO:

    Notice is hereby given that a special meeting ("Special Meeting") of shareholders of Peninsula Bank of San Diego ("Peninsula") will be held at
                    , San Diego, California      , on           ,           ,
1998, at       for the following purposes:

    1. To consider and vote on a proposal to approve the principal terms of the proposed merger of Portola Merger Sub ("Merger Sub"), a wholly owned subsidiary of Western Bancorp ("Western"), with and into Peninsula pursuant to the Agreement and Plan of Merger, dated as of July 24, 1998 (the "Merger Agreement"), by and among Peninsula, Merger Sub and Western; and

    2. To transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

    The Board of Directors has fixed the close of business on           , 1998
as the record date for determination of the shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Approval of the matters to be voted upon in connection with the Merger requires the affirmative vote of a majority of the outstanding shares of common stock, no par value (the "Peninsula Common Stock"), of Peninsula.

    THE BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF PENINSULA AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PRINCIPAL TERMS OF THE MERGER.

    Shareholders may exercise dissenters' rights as provided in the California General Corporation Law (the "CGCL"). If all requirements of the CGCL are met, shareholders may receive cash in the amount equal to the fair market value (as determined by Peninsula or, if required, by a court of law) of their shares of Peninsula Common Stock as of July 23, 1998, excluding any appreciation as a result of the Merger, in lieu of receiving the consideration provided in the Merger Agreement by complying with certain procedures specified by the CGCL. See "THE MERGER--Dissenters' Rights" in the accompanying Proxy Statement-Prospectus.

    The accompanying Proxy Statement-Prospectus and the Appendices thereto (including the Merger Agreement attached as Appendix A thereto) form a part of this Notice.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          Barbara A. Hosaka,
                                          SECRETARY

Dated:           , 1998

    YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON, IF YOU WISH.

    YOU SHOULD NOT FORWARD SHARE CERTIFICATES AT THIS TIME.

                          PENINSULA BANK OF SAN DIEGO
                                PROXY STATEMENT
                               ------------------

                                WESTERN BANCORP
                                   PROSPECTUS
                               ------------------

    This Proxy Statement-Prospectus is being furnished to the shareholders of Peninsula Bank of San Diego ("Peninsula"), a California corporation, in connection with the solicitation of proxies by the Board of Directors of Peninsula (the "Peninsula Board") from holders of outstanding shares of common stock, no par value ("Peninsula Common Stock"), of Peninsula, for use at the special meeting of shareholders of Peninsula ("Peninsula Shareholders") to be
held on         , 1998, at       (the "Special Meeting" or the "Peninsula
Meeting") and at any adjournments and postponements thereof.

    At the Peninsula Meeting, the Peninsula Shareholders will be asked to consider and vote upon, among other things, a proposal to approve the principal terms of the merger (the "Merger") of Portola Merger Sub ("Merger Sub"), a wholly owned subsidiary of Western Bancorp ("Western"), with Peninsula, pursuant to an Agreement and Plan of Merger, dated as of July 24, 1998 (the "Merger Agreement"), by and among Western, Merger Sub and Peninsula, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein in its entirety by this reference. Pursuant to the Merger Agreement, Merger Sub will merge with and into Peninsula, with Peninsula being the surviving bank (the "Surviving Bank") and operating under the name "Peninsula Bank of San Diego" as a wholly owned subsidiary of Western. Upon the Merger becoming effective, each share of Peninsula Common Stock issued and outstanding at the Effective Time (as defined herein) (other than (a) shares with respect to which Dissenters' Rights (as defined herein) shall have been perfected in accordance with the California General Corporation Law ("CGCL") and (b) shares held directly or indirectly by Western, or any of its subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith) will be converted automatically into, subject to certain limitations set forth in the Merger Agreement with respect to proration and fractional shares, between 0.964 and 1.179 shares of common stock, no par value, of Western ("Western Common Stock"). The exact number of shares of Western Common Stock into which each share of Peninsula Common Stock will be converted will be determined by dividing $45.75 by the volume-weighted average sales price per share of Western Common Stock for each of the 20 consecutive days on which shares of Western Common Stock are actually traded immediately preceding the fourth trading day prior to the Effective Date (as defined herein); provided, however, that if such average price would be less than $38.813, then such average price will be set at $38.813 (resulting in a maximum exchange ratio of 1.179 (the "Maximum Exchange Ratio") and that if such average price would be greater than $47.438, then such average will be set at $47.438 (resulting in a minimum exchange ratio of 0.964 (the "Minimum Exchange Ratio")). The table on page 8 illustrates the exact number of shares of Western Common Stock that would be issued at different assumed volume-weighted average sales prices of Western Common Stock. See "RISK FACTORS--Limited Market for Western Common Stock", "INFORMATION REGARDING WESTERN" and "SUMMARY--Markets and Market Prices".

    Based upon the 2,486,855 shares of Peninsula Common Stock outstanding on the Peninsula Record Date (as defined herein) and assuming an exchange ratio of
1.179 (which is the Maximum Exchange Ratio and the exchange ratio that would result if the volume-weighted average sales price used to calculate the exchange ratio were calculated based on the 20 trading day period immediately preceding the fourth trading day prior to the date hereof), it is expected that 2,932,002 shares of Western Common Stock would be issued in the Merger, assuming (i) no Dissenters' Rights are perfected by Peninsula Shareholders and (ii) no cash is paid in lieu of fractional shares.

    In order for any Peninsula Shareholder to exercise Dissenters' Rights, such Shareholder must not vote in favor of the principal terms of the Merger and must fully comply with other applicable provisions of the CGCL. See "THE MERGER-- Dissenters' Rights".

    Western Common Stock is designated for quotation on the Nasdaq National Market-Registered Trademark- ("Nasdaq") under the symbol "WEBC".

    SEE "RISK FACTORS" ON PAGE 35 FOR A DISCUSSION OF CERTAIN FACTORS THAT PENINSULA SHAREHOLDERS SHOULD CONSIDER WITH RESPECT TO THE MERGER.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
   STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                           --------------------------
THE SHARES OF WESTERN COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT
       INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. WESTERN AND
      PENINSULA DO NOT GUARANTEE THE INVESTMENT VALUE OF THE TRANSACTION
       DESCRIBED IN THIS PROXY STATEMENT-PROSPECTUS. AN INVESTMENT IN
           WESTERN COMMON STOCK MAY LOSE VALUE BEFORE OR AFTER THE
                         EFFECTIVE DATE OF THE MERGER.
                           --------------------------

           THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING
                    POSSIBLE LOSS OF THE PRINCIPAL INVESTED.
                           --------------------------

        THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS           , 1998.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                             AVAILABLE INFORMATION

    Western is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Western files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Western with the Commission may be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, at prescribed rates. Information regarding the Commission can be obtained by calling 1-800-SEC-0330. Such reports, proxy statements and other information may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Shares of Western Common Stock are designated for quotation on Nasdaq. Material filed by Western can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    Western has filed with the Commission a registration statement on Form S-4 (including exhibits thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Western Common Stock issuable in the Merger. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    This Proxy Statement-Prospectus constitutes the proxy statement of Peninsula relating to the solicitation of proxies for its use at the Peninsula Meeting as well as the Prospectus of Western filed as part of the Registration Statement. This Proxy Statement-Prospectus and the related proxy and other materials are
first being provided to the Peninsula Shareholders on or about               ,
1998.

    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES CERTAIN WESTERN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM JULIUS G. CHRISTENSEN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, WESTERN BANCORP, 4100 NEWPORT PLACE, SUITE 900, NEWPORT BEACH, CALIFORNIA 92660. TELEPHONE REQUESTS MAY BE DIRECTED TO JULIUS G. CHRISTENSEN, AT (949) 863-2459.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed with the Commission are incorporated herein by reference:

        (a) Western's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Western Annual Report");

        (b) Western's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

        (c) Western's Current Reports on Form 8-K filed February 11, 1998, April 30, 1998, June 18, 1998, June 26, 1998, August 6, 1998, August 7, 1998 and
    September 11, 1998 and on Form 8-K/A filed April 9, 1998; and

        (d) The description of Western's Common Stock contained in Western's Current Report on Form 8-K filed June 19, 1997.

    Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents and reports filed by Western pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Peninsula Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing, and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           3

COMMON QUESTIONS AND ANSWERS ABOUT THE MERGER..............................................................           7

SUMMARY....................................................................................................          11
  The Companies............................................................................................          11
  Additional Information...................................................................................          12
  The Merger...............................................................................................          12
  The Peninsula Meeting....................................................................................          13
  Votes Required...........................................................................................          13
  Revocability of Proxies..................................................................................          13
  Recommendation of the Board of Directors.................................................................          13
  Opinion of NationsBanc Montgomery........................................................................          14
  Effective Time...........................................................................................          14
  Conditions to the Merger.................................................................................          14
  Waiver and Amendment.....................................................................................          15
  Termination and Termination Payment......................................................................          15
  Stock Option Agreement...................................................................................          16
  Regulatory Approvals.....................................................................................          16
  Operations and Management After the Merger...............................................................          16
  Interests of Certain Persons in the Merger...............................................................          16
  Certain Federal Income Tax Consequences..................................................................          17
  Accounting Treatment.....................................................................................          17
  Dissenters' Rights.......................................................................................          17
  Risk Factors.............................................................................................          18
  Markets and Market Prices................................................................................          18
  Summary Historical Financial Data........................................................................          20
  Summary Unaudited Pro Forma Combined Financial Data--Assuming Consummation of the BKLA Acquisition and
    the Merger.............................................................................................          26
  Selected Historical and Pro Forma per Share Data--Assuming Consummation of the BKLA Acquisition and the
    Merger.................................................................................................          29
  Summary Unaudited Pro Forma Combined Financial Data--Assuming the BKLA Acquisition is not Consummated....          31
  Selected Historical and Pro Forma per Share Data--Assuming the BKLA Acquisition is not Consummated.......          33

RISK FACTORS...............................................................................................          35
  Forward-Looking Statements May Not Prove Accurate........................................................          35
  Competition..............................................................................................          35
  Ability to Integrate the Operations of Western and Peninsula; Rapid Growth...............................          35
  General Business Risk....................................................................................          36
  Concentration of Operations; Recessionary Environments; Decline in Real Estate Values....................          37
  Interest Rate Risk.......................................................................................          37
  Shares Eligible for Future Sale; Dilution................................................................          37
  Regulation...............................................................................................          38
  Limited Market for Western Common Stock..................................................................          38
  Year 2000 Risks and Preparedness.........................................................................          39

                                                                                                                PAGE
                                                                                                                -----
INFORMATION REGARDING WESTERN..............................................................................          41
  Business of Western......................................................................................          41
  Incorporation of Certain Information By Reference........................................................          41

INFORMATION REGARDING PENINSULA............................................................................          42
  Business of Peninsula....................................................................................          42
  Banking Services.........................................................................................          42
  Employees................................................................................................          43
  Competition..............................................................................................          43
  Effect of Governmental Policies and Recent Legislation...................................................          43
  Properties...............................................................................................          44
  Legal Proceedings........................................................................................          44

WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA.............................          45
  Pro Forma Effect of the Peninsula Merger Assuming Consummation of the BKLA
    Acquisition............................................................................................          45

NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING
  CONSUMMATION OF THE BKLA ACQUISITION.....................................................................          53

WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA................................          56
  Pro Forma Effect of the Peninsula Merger Assuming the BKLA Acquisition is not Consummated................          56

NOTES TO WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING THE BKLA
  ACQUISITION IS NOT CONSUMMATED...........................................................................          64

THE SPECIAL MEETING OF PENINSULA SHAREHOLDERS..............................................................          66
  General..................................................................................................          66
  Matters To Be Considered at the Peninsula Special Meeting................................................          66
  The Peninsula Record Date................................................................................          66
  Votes Required and Voting of Proxies.....................................................................          66
  Solicitation of Proxies..................................................................................          67
  Revocability of Proxies..................................................................................          67
  Security Ownership of Certain Beneficial Owners and Management of Peninsula..............................          68
  Dissenters' Rights.......................................................................................          68

THE MERGER.................................................................................................          69
  Background and Reasons for the Merger....................................................................          69
  Structure of the Merger..................................................................................          70
  Recommendation of the Peninsula Board of Directors.......................................................          71
  Opinion of NationsBanc Montgomery........................................................................          72
  Certain Federal Income Tax Consequences..................................................................          77
  Regulatory Approvals.....................................................................................          78
  Resale of Western Common Stock...........................................................................          80
  Certain Effects of the Merger............................................................................          80
  Interests of Certain Persons in the Merger...............................................................          81
  Submission of Shareholders' Proposals for Peninsula's 1999 Annual Meeting................................          82
  Dissenters' Rights.......................................................................................          82

                                                                                                                PAGE
                                                                                                                -----
  Accounting Treatment.....................................................................................          85

THE MERGER AGREEMENT.......................................................................................          86
  The Merger...............................................................................................          86
  Effective Time and Effective Date........................................................................          87
  Exchange of Stock Certificates; Dividends................................................................          88
  No Fractional Shares.....................................................................................          88
  Conduct of the Business of Peninsula and Western Prior to the Merger.....................................          88
  Representations and Warranties...........................................................................          89
  Certain Covenants........................................................................................          90
  Conditions...............................................................................................          92
  Termination..............................................................................................          93
  Termination Payment......................................................................................          94
  Waiver and Amendment.....................................................................................          94

THE STOCK OPTION AGREEMENT.................................................................................          94
  General..................................................................................................          94
  The Stock Option.........................................................................................          94
  Termination..............................................................................................          96

THE SHAREHOLDER AGREEMENTS.................................................................................          96

COMPARISON OF SHAREHOLDER RIGHTS...........................................................................          97
  Comparison of Corporate Structure........................................................................          97
  Dividends and Dividend Policy............................................................................          97
  Number of Directors......................................................................................          97
  Indemnification of Directors and Officers................................................................          98

VALIDITY OF WESTERN COMMON STOCK...........................................................................          98

EXPERTS....................................................................................................          98

INDEX TO PENINSULA FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION....................................         F-1

                               LIST OF APPENDICES

Appendix A-- Agreement and Plan of Merger, dated as of July 24, 1998, by and among Western, Merger Sub and Peninsula.

Appendix B-- Fairness Opinion of NationsBanc Montgomery Securities LLC.

Appendix C-- Chapter 13 of the CGCL.

                 COMMON QUESTIONS AND ANSWERS ABOUT THE MERGER

    THIS QUESTION AND ANSWER SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OR ANY INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS ANY ADDITIONAL DOCUMENTS TO WHICH WE REFER IN THIS DOCUMENT.

Q:         WHO ARE THE PARTIES TO THIS MERGER?

A:         Portola Merger Sub, which we sometimes call "Merger Sub", will merge into Peninsula
           Bank of San Diego. The combined corporation's name will be "Peninsula Bank of San
           Diego", which we sometimes refer to as "Peninsula". Portola Merger Sub is owned by
           Western Bancorp, which we sometimes call "Western".

Q:         WHAT AM I BEING ASKED TO VOTE ON?

A:         You are being asked to vote on a proposal to merge Portola Merger Sub (a wholly owned subsidiary of Western) into Peninsula, which will result in Peninsula becoming a wholly owned subsidiary of Western. If the merger is successful, each share of common stock of Peninsula will be converted into between 0.964 and 1.179 shares of common stock of Western. Therefore, after the merger, each shareholder of Peninsula will become a shareholder of Western. The exact number of shares of common stock of
           Western into which each share of common stock of Peninsula will be converted will not be determinable until four days prior to consummation of the merger.

Q:         WHAT IS THE RECOMMENDATION OF PENINSULA'S BOARD OF DIRECTORS?

A:         The Board of Directors of Peninsula recommends that you vote for this merger because the Board members believe that it:

           -    allows the combined company to compete more effectively with the larger financial institutions that currently exist or will likely result from the various consolidations and mergers in the industry nationwide and locally;

           -    provides shareholders with potential benefits of ownership interests in a larger organization with greater resources, increased operating efficiencies, increased lending limits and a stronger market position in San Diego County;
                and

           -    offers increased long-term value and liquidity to current Peninsula shareholders by converting their shares into shares of common stock of Western.

           More information regarding the Peninsula Board's recommendations is available beginning on page 71.

Q:         HOW WILL I BE AFFECTED IN THE MERGER?

A:         Each shareholder of Peninsula will have each of their shares converted into between
           0.964 and 1.179 shares of Western common stock. Any remaining fractional share will be converted into cash.

           In the proposed merger, using an assumed exchange ratio of 1.179, current Peninsula shareholders will receive shares representing ownership of [14.2]% of Western and the shares held by Western's current shareholders will represent ownership of
           [85.8]% of Western after the proposed merger is completed. Each share owned by existing shareholders of Peninsula will represent an ownership interest in a much larger company.

Q:         HOW IS THE EXCHANGE RATIO ESTABLISHED AND HOW DOES WESTERN'S STOCK PRICE AFFECT THE
           EXCHANGE RATIO?

A:         On the date the merger agreement was executed, the last sales price of common stock of Western was $43.125, and the parties used that price as the midpoint of a 10% up and 10% down range of prices to be used in establishing the exchange ratio. The actual price to be used in establishing the

           exchange ratio will be the volume-weighted average sales price per share of Western
           Common Stock for the 20 trading days immediately preceding the fourth trading day prior to the date the proposed merger is consummated. If the volume-weighted average sales price for that period is more than 10% below $43.125 (which equals $38.813), then the price used to establish the exchange ratio will be $38.813. If the volume-weighted average sales price for that period is more than 10% above $43.125
           (which equals $47.438), then the price used to establish the conversion number will be $47.438. The following chart shows the affect of different assumed volume-
           weighted average sales prices of Western Common Stock on the exchange ratio, per share equivalent value of Peninsula Common Stock and the aggregate number of shares to be issued in the proposed merger based upon the 2,486,855 shares of Peninsula
           Common Stock outstanding on the record date for the special meeting.

                                  ASSUMED VOLUME-WEIGHTED                       PER SHARE
                                  AVERAGE SALES PRICE OF                       EQUIVALENT
                                          WESTERN           EXCHANGE RATIO      VALUE (1)    SHARES ISSUED
                                  -----------------------  -----------------  -------------  -------------
                                         $  52.000                 0.964        $   50.15       2,397,323
                                            51.000                 0.964            49.18       2,397,323
                                            50.000                 0.964            48.22       2,397,323
                                            49.000                 0.964            47.26       2,397,323
                                            48.000                 0.964            46.29       2,397,323

10% Increase in Western share
  price.........................            47.438                 0.964            45.75       2,398,323
                                            47.000                 0.973            45.75       2,420,705
                                            46.000                 0.995            45.75       2,473,426
                                            45.000                 1.017            45.75       2,528,385
                                            44.000                 1.040            45.75       2,585,832
Midpoint........................            43.125                 1.061            45.75       2,638,304
                                            43.000                 1.064            45.75       2,646,014
                                            42.000                 1.089            45.75       2,708,931
                                            41.000                 1.116            45.75       2,775,081
                                            40.000                 1.144            45.75       2,844,465
                                            39.000                 1.173            45.75       2,917,330
10% Decrease in Western share
  price.........................            38.813                 1.179            45.76       2,932,002
                                            38.000                 1.179            44.80       2,932,002
                                            37.000                 1.179            43.62       2,932,002
                                            36.000                 1.179            42.44       2,932,002
                                            35.000                 1.179            41.27       2,932,002
                                            34.000                 1.179            40.09       2,932,002
                                            33.000                 1.179            38.91       2,932,002
                                            32.000                 1.179            37.73       2,932,002
                                            31.000                 1.179            36.55       2,932,002
                                            30.000                 1.179            35.37       2,932,002
                                            29.000                 1.179            34.19       2,932,002
                                            28.000                 1.179            33.01       2,932,002

------------------------

(1) Per share equivalent value on any given day is calculated by multiplying the last sales price of common stock of Western on such date by the applicable exchange ratio. For purposes of simplicity, this table assumes that the last sales price on such date is equal to the assumed volume-weighted average sales price of common stock of Western used to calculate the exchange ratio for such date.

Q:         WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A:         We expect that the exchange of shares will be a tax-free transaction for federal income tax purposes for Peninsula shareholders. However, Peninsula shareholders will have to pay taxes on any cash received either for fractional shares or dissenters'
           shares. To review the tax consequences to shareholders in greater detail, see the section on tax consequences beginning on page 77. The tax consequences of the merger to you will depend on your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:         WHY IS MERGER SUB, WHICH IS A WHOLLY OWNED SUBSIDIARY OF WESTERN, MERGING INTO
           PENINSULA?

A:         The merger was structured so that Peninsula will survive as a subsidiary of Western and Merger Sub was formed solely for that purpose.

Q:         WHO IS THE BANK OF LOS ANGELES AND WHAT EFFECT DOES IT HAVE ON THE MERGER?

A:         On April 16, 1998, Western first entered into a merger agreement with the Bank of
           Los Angeles, which we sometimes refer to as "BKLA". BKLA shareholders approved the merger on September 23, 1998, with no dissenters, and all regulatory approvals have been obtained. However, the closing of the merger has been rescheduled from
           September 30, 1998 to October 30, 1998 or sooner to allow the parties to more fully evaluate a lawsuit pending against BKLA. Since the acquisition of BKLA has not yet been consummated by Western, pro forma financial statements have been provided showing possible effects resulting from the acquisition of BKLA or the termination of that deal.

Q:         WILL PENINSULA BE ALLOWED TO KEEP ITS CURRENT MANAGEMENT TEAM?

A:         Most likely. The executive officers of Peninsula and Peninsula and Western have agreed to use their reasonable best efforts to enter into employment agreements with
           Peninsula in order to continue their current employment, although there can be no assurances that any such agreements will be entered into. Further, John G. Rebelo,
           Jr., who is currently the Chief Executive Officer and Chairman of the Board of
           Directors for Peninsula, will be appointed to the Board of Directors of Western, effective immediately following the merger.

Q:         WHAT REGULATORY APPROVALS ARE REQUIRED?

A:         The merger must be approved by the California Commissioner of Financial
           Institutions, the Federal Deposit Insurance Corporation and the Board of Governors
           of the Federal Reserve System. Further information on the required regulatory approvals can be found beginning on page 78.

Q:         WHAT RISKS SHOULD I CONSIDER WHEN VOTING FOR THE MERGER?

A:         You should review the "RISK FACTORS" section beginning on page 35.

Q:         WHEN WILL THE MERGER TAKE EFFECT?

A:         We expect the merger to become effective late in the fourth quarter of 1998 or early in the first quarter of 1999.

Q:         WHAT DO I NEED TO DO NOW?

A:         Please read this document carefully and then mail your signed proxy card approving or disapproving the merger in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting of Peninsula shareholders. A failure to vote or turn in a proxy card has the same effect as voting against the merger. The special meeting is scheduled to take place on
                         , 1998.

Q:         CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A:         Yes. After you have marked your signed proxy card, you can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways prior to the special meeting. First, you can send a written notice stating that you would like to revoke your proxy to the Secretary of Peninsula at the address given below. Second, you can complete a new proxy card and send it to the Secretary of Peninsula at the address given below. Third, you can attend the special meeting and vote in person. You should send any written notice or new proxy card to the
           Secretary of Peninsula at 1322 Scott Street, Suite 203, San Diego, California 92106.
           You may request a new proxy card by calling Barbara A. Hosaka, the Secretary of
           Peninsula, at (619) 226-5451.

Q:         WHAT IF I DO NOT APPROVE OF THE PROPOSED MERGER AND DO NOT WANT MY SHARES CONVERTED
           IF THE MERGER IS APPROVED?

A:         You may obtain dissenting shareholders' rights by complying with the requirements of
           Chapter 13 of the California General Corporation Law. If all of the requirements of
           Chapter 13 are met and the merger is approved, you will receive cash for the fair market value (as determined by Peninsula or, if required, by a court of law) of your shares in lieu of Western common stock. However, any cash received in exercising dissenters' rights will be subject to individual income taxation. Further, if too many shareholders dissent, certain pooling-of-interests accounting conditions will not be met, which could cause the merger deal to fail. For details, look to the section on dissenters' rights beginning on page 82.

Q:         SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:         No. If the merger is completed, we will send you written instructions for exchanging your Peninsula stock certificates for Western stock certificates.

Q:         WHERE CAN I FIND MORE INFORMATION?

A:         You may obtain more information in this document and in other sources which are listed under "AVAILABLE INFORMATION" on page 2.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY
STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, IN THEIR ENTIRETY.

    ALL INFORMATION CONCERNING WESTERN AND MERGER SUB INCLUDED IN THIS PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE HAS BEEN FURNISHED BY WESTERN, AND ALL INFORMATION CONCERNING PENINSULA INCLUDED IN THIS PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE HAS BEEN FURNISHED BY PENINSULA. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "WESTERN" HEREIN SHALL BE TO WESTERN, ITS PREDECESSOR ENTITIES AND ITS SUBSIDIARIES, INCLUDING MERGER SUB.

    THIS PROXY STATEMENT-PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALTHOUGH EACH OF WESTERN AND PENINSULA BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NEITHER CAN GIVE ANY ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM WESTERN'S AND PENINSULA'S FORWARD-LOOKING STATEMENTS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS. SEE "RISK FACTORS--FORWARD-LOOKING STATEMENTS MAY NOT PROVE ACCURATE". FURTHERMORE, WESTERN AND PENINSULA DO NOT INTEND TO UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. SHAREHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY OF THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO WESTERN, PENINSULA OR PERSONS ACTING ON EITHER OF THEIR BEHALVES ARE QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH HEREIN.

THE COMPANIES

    WESTERN

    Western is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and its principal business is to serve as a holding company for its banking subsidiaries, Southern California Bank ("SCB") and Santa Monica Bank ("SMB"). Western was organized on May 20, 1983 as a California corporation and commenced operation as a holding company on June 18, 1984. In September 1996, Western acquired Western Bank. In June 1997, Western consummated its merger (the "CCB Merger") with California Commercial Bankshares ("CCB") pursuant to which CCB merged with and into Western. Also in June 1997, Monarch Bank, a wholly owned subsidiary of Western prior to the CCB Merger, merged with and into National Bank of Southern California ("NBSC"), a wholly owned subsidiary of CCB prior to the CCB Merger. In October 1997, Western consummated its merger with SC Bancorp (the "SCB Merger") pursuant to which SC Bancorp merged with and into Western. In December 1997, Western merged NBSC with and into SCB, a wholly-owned subsidiary of SC Bancorp prior to the SCB Merger, with SCB being the surviving bank. The operations of NBSC and SCB were combined in March 1998. In January 1998, Western acquired SMB through the merger of SMB with and into Western Bank (the "SMB Merger"). On April 16, 1998, Western entered into a definitive agreement with the Bank of Los Angeles ("BKLA") pursuant to which BKLA will merge with and into SMB (the "BKLA Acquisition"). The closing of the BKLA Acquisition has been rescheduled from September 30, 1998 to October 30, 1998 or sooner to allow the parties involved to more fully evaluate a lawsuit pending against BKLA.

    Western, through its subsidiaries, SMB and SCB, primarily serves the Los Angeles County, Orange County and surrounding markets. SMB's primary market area is the western part of Los Angeles County. As of June 30, 1998, SMB had 13 branch offices, including branch offices in Santa Monica, Westwood, Malibu, Pacific Palisades, Marina Del Rey, Beverly Hills, Century City and Encino. If the BKLA

Acquisition is consummated, SMB will have three additional branch offices in West Hollywood, Culver City, and Glendale under the name "Santa Monica Bank". If the BKLA Acquisition is consummated, SMB intends to consolidate three of BKLA's current six branches into three existing SMB branches.

    SCB's primary market area includes southern Los Angeles County, Orange County and northern San Diego County. As of June 30, 1998, SCB had six branch offices in southern Los Angeles County, nine branch offices throughout Orange County and one in northern San Diego County. SMB and SCB each offer a broad range of banking products and services, including many types of business and personal savings and checking accounts and other consumer banking services. In addition, SMB offers trust services.

    At June 30, 1998, Western had consolidated total assets, total deposits and shareholders' equity of $2.0 billion, $1.7 billion and $289 million, respectively. Western's principal executive offices are located at 4100 Newport Place, Suite 900, Newport Beach, California 92660, and its telephone number is
(949) 863-2444.

    PENINSULA

    Peninsula is a California state-chartered bank headquartered in San Diego, California, which commenced operations on March 7, 1975. At June 30, 1998, Peninsula had total assets of $428.3 million, total deposits of $397.1 million and shareholders' equity of $27.3 million. Peninsula's primary market is San Diego County which it principally serves from its 10 offices which are located primarily along the coastal region. Peninsula offers a broad range of banking products and services, including many types of business and personal savings and checking accounts, loans and other banking services. See "INFORMATION REGARDING PENINSULA--Business of Peninsula".

    Peninsula, which currently operates 10 banking offices, has its principal executive offices at 1322 Scott Street, Suite 203, San Diego, California 92106. Its telephone number is (619) 226-5451.

ADDITIONAL INFORMATION

    For additional information regarding the business of Western and Peninsula, see "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "INFORMATION REGARDING WESTERN", "INFORMATION REGARDING PENINSULA", "WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" and "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA".

THE MERGER

    On July 23, 1998 the Peninsula Board, on July 21, 1998 the Board of Directors of Western (the "Western Board") and on July 24, 1998 the Board of Directors of Merger Sub (the "Merger Sub Board"), each respectively approved the Merger Agreement. The Merger Agreement was executed and delivered on July 24, 1998. The Merger Agreement provides that if the Peninsula Shareholders approve the principal terms of the Merger, and subject to receipt of regulatory approvals and other customary closing conditions as more fully set forth below, then Merger Sub will merge with and into Peninsula, with Peninsula being the Surviving Bank. In connection with the Merger, assuming a volume-weighted average sales price of Western Common Stock over the relevant 20-day period of $38.813 (which is what the volume-weighted average sales price would be deemed to be if the relevant 20-day period were the 20-day period ending on the fourth day prior to the date hereof) or lower, each share of Peninsula Common Stock issued and outstanding at the Effective Time (other than (a) shares that have not been voted in favor of approval of the principal terms of the Merger and with respect to which Dissenters' Rights have been perfected in accordance with the CGCL and (b) shares held by any of Peninsula's subsidiaries or by Western or any of its subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith) will be converted automatically into, subject to the limitations set forth in the Merger Agreement with respect to proration and fractional shares and elsewhere herein,

1.179 shares of Western Common Stock (the "Consideration"). See "THE MERGER--Background and Reasons for the Merger", "--Recommendation of the Peninsula Board of Directors", "--Dissenters' Rights" and "THE MERGER AGREEMENT--The Merger".

THE PENINSULA MEETING

    The Peninsula Meeting to consider and vote on, among other things, approval
of the principal terms of the Merger will be held on           , 1998 at
local time, at                     , San Diego, California. Only holders of
record of Peninsula Common Stock at the close of business on           , 1998
(the "Peninsula Record Date") will be entitled to vote at the Peninsula Meeting. At such date, there were outstanding and entitled to vote 2,486,855 shares of Peninsula Common Stock. Each share of Peninsula Common Stock is entitled to one vote for each share held of record upon each matter properly submitted at the Peninsula Meeting. For additional information relating to the Peninsula Meeting, see "THE SPECIAL MEETING OF PENINSULA SHAREHOLDERS".

VOTES REQUIRED

    Approval of the matters to be voted upon in connection with the Merger by the Peninsula Shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of Peninsula Common Stock entitled to vote. As a result, the failure to vote in person or by proxy on any such proposal at the Peninsula Meeting or abstaining on any proposal has the same effect as voting against the applicable proposal. See "THE SPECIAL MEETING OF PENINSULA SHAREHOLDERS--Votes Required and Voting of Proxies".

    As of the Peninsula Record Date, Peninsula's directors and officers beneficially held, in the aggregate, (with the ability to direct voting) 891,607 shares or 35.8% of the 2,486,855 shares of Peninsula Common Stock entitled to vote at the Peninsula Meeting, and have entered into agreements (the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote "FOR" the adoption and approval of the Merger Agreement and the Merger. See "THE SHAREHOLDER AGREEMENTS".

REVOCABILITY OF PROXIES

    The presence of a Peninsula Shareholder at the Peninsula Meeting (or at any postponement or adjournment thereof) will not automatically revoke such shareholder's proxy. However, a Peninsula Shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the Secretary of Peninsula of a written notice of revocation prior to the vote with respect thereto; (b) delivery to the Secretary of Peninsula prior to the vote with respect thereto of a duly executed proxy bearing a later date; or (c) attending the Peninsula Meeting (or, if such Peninsula Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person thereat. Any written revocation of proxy or other related communications should be addressed to Barbara A. Hosaka, Secretary of Peninsula Bank of San Diego, 1322 Scott Street, Suite 203, San Diego, California 92106.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Peninsula Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The members of the Peninsula Board unanimously believe that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Peninsula Shareholders and unanimously recommend a vote "FOR" the matters to be voted upon by the Peninsula Shareholders in connection with the Merger. The conclusions of the Peninsula Board with respect to the Merger are based upon a number of factors. See "THE MERGER--Background and Reasons for the Merger", "--Recommendation of the Peninsula Board of Directors" and "--Opinion of NationsBanc Montgomery".

OPINION OF NATIONSBANC MONTGOMERY

    NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") has delivered to the Peninsula Board its opinions, dated July 23, 1998 and
               , to the effect that, as of each of such dates, the Consideration to be received by Peninsula Shareholders in the Merger was fair to the Peninsula Shareholders from a financial point of view. The written opinion of NationsBanc
Montgomery, dated                , is attached to this Proxy
Statement-Prospectus as Appendix B and should be read in its entirety. See "THE MERGER--Opinion of NationsBanc Montgomery".

EFFECTIVE TIME

    The Merger will become effective on the date (the "Effective Date") and at the time (the "Effective Time") that an agreement of merger and related documents are filed with the California Commissioner of Financial Institutions (the "State Commissioner") in accordance with the California Financial Code after filing with the California Secretary of State, provided that the State Commissioner accepts such agreement and documents for filing as of such date, or such later date as may be specified in such agreement of merger or as may be required by the State Commissioner. Subject to conditions specified in the Merger Agreement, the parties expect the Merger to become effective late in the fourth quarter of 1998 or early in the first quarter of 1999, although there can be no assurance as to whether or when the Merger will become effective. See "THE MERGER AGREEMENT--Effective Time and Effective Date" and "--Conditions".

CONDITIONS TO THE MERGER

    The respective obligations of Western and Peninsula to consummate the Merger are subject to certain conditions, including: (a) the approval by the Peninsula Shareholders of the principal terms of the Merger; (b) receipt of approvals or waivers required to consummate the transactions contemplated by the Merger Agreement, including approval or waiver by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC") and the State Commissioner; (c) the absence of any statute, rule, regulation, judgment, decree, injunction or other order being in effect and prohibiting the consummation of the Merger or any other transactions contemplated by the Merger Agreement; (d) the Registration Statement having become effective and there having been issued no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose initiated or threatened by the Commission; (e) the receipt and continued effectiveness of all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated by the Merger Agreement and to issue the shares of Western Common Stock to be issued in the Merger; and (f) the approval for listing on Nasdaq, subject to official notice of issuance, of the shares of Western Common Stock to be issued in the Merger. See "THE MERGER AGREEMENT-- Conditions".

    The obligation of Western to consummate the Merger also is subject to the fulfillment or waiver by Western prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Peninsula being true and correct unless the failure to be true and correct is not likely to have a material adverse effect on Peninsula; (b) the performance by Peninsula in all material respects of all obligations contained in the Merger Agreement required to be performed by Peninsula before the Effective Time; (c) the receipt by Western of an opinion of Sullivan & Cromwell that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (d) the receipt by Western of a customary "cold comfort" letter from Deloitte & Touche LLP with respect to certain financial statements and data of Peninsula; and (e) the receipt by Western from KPMG Peat Marwick LLP ("KPMG") of an opinion stating that the Merger will qualify for pooling-of-interests accounting treatment. See "THE MERGER AGREEMENT--Conditions".

    In addition, the obligation of Peninsula to consummate the Merger also is subject to the fulfillment or waiver by Peninsula prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Western being true and correct unless the failure to be true and correct is not likely to have a material adverse effect on Western; (b) the performance by Western in all material respects of all obligations contained in the Merger Agreement required to be performed before the Effective Time; (c) the receipt by Peninsula of an opinion of Deloitte & Touche LLP stating that (i) the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by Peninsula Shareholders who receive shares of Western Common Stock in exchange for shares of Peninsula Common Stock, except with respect to cash received in lieu of fractional share interests; (d) the receipt by Peninsula of a customary "cold comfort" letter from KPMG with respect to certain financial statements and data of Western; (e) the receipt by Peninsula from Deloitte & Touche LLP of an opinion stating that the Merger will qualify for pooling-of-interests accounting treatment; and (f) the receipt by Peninsula from NationsBanc Montgomery of an opinion stating that, as of a date within five days prior to the mailing of the Proxy Statement-Prospectus to the Peninsula Shareholders, the Consideration to be received by the Peninsula Shareholders is fair from a financial point of view to the Peninsula Shareholders. See "THE MERGER AGREEMENT--Conditions".

WAIVER AND AMENDMENT

    Prior to the Effective Time, the conditions to each party's obligation to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law. In addition, Western and Peninsula may amend the Merger Agreement at any time prior to the Effective Time by written agreement, approved by their respective Boards, so long as after approval by the Peninsula Shareholders the consideration to be received by Peninsula Shareholders is not reduced and the amendments do not violate the CGCL. See "THE MERGER AGREEMENT--Waiver and Amendment".

TERMINATION AND TERMINATION PAYMENT

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Merger, either prior to or subsequent to its approval by the Peninsula Shareholders: (a) by mutual consent of Western and Peninsula, if so determined by their respective Boards; (b) by either Western or Peninsula, if so determined by its Board, if (i) the shareholders of Peninsula fail to approve the principal terms of the Merger; (ii) the other party materially breaches any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach is not cured or curable within a specified grace period; (iii) the Merger is not consummated by March 31, 1999; or (iv) the approval of a governmental authority required for consummation of the Merger is not obtained; (c) by Peninsula, if the volume-weighted average price per share of Western Common Stock over a 10-day period is less than $36.656 per share and, over the same 10-day period, such volume-weighted average price per share expressed as a percentage of the price per share of Western Common Stock as of July 24, 1998 is less than the product of 0.9 and the average Keefe Bank Index over the same 10-day period expressed as a percentage of the Keefe Bank Index as of July 24, 1998; (d) by Western, if the Peninsula Board shall fail to recommend the Merger for approval by the Peninsula Shareholders; or (e) by Peninsula, if the Peninsula Board receives an Acquisition Proposal (as defined herein) and determines, based upon the advice of counsel that to proceed with the Merger would violate the fiduciary duties of the Peninsula Board to the Peninsula Shareholders, to accept such proposal. See "THE MERGER AGREEMENT--Termination".

    If the Merger Agreement is terminated by Peninsula pursuant to a material breach of any representation, warranty, covenant or agreement of Western therein that is not cured or curable within 30 days after written notice of such breach, Western will pay to Peninsula all costs and expenses incurred by Peninsula in connection with the Merger, up to $500,000. If the Merger Agreement is terminated by Western under the circumstances described in clauses b(ii), (d) or
(e) of the preceding paragraph, Peninsula will pay to

Western all costs and expenses incurred by Western in connection with the Merger, up to $500,000. See "THE MERGER AGREEMENT--Termination Payment".

STOCK OPTION AGREEMENT

    As an inducement and condition to Western's entering into the Merger Agreement, Peninsula has entered into a Stock Option Agreement with Western, dated as of July 24, 1998 (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, Peninsula granted to Western an unconditional, irrevocable option (the "Option"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of Peninsula's and Western's knowledge, has occurred as of the date hereof, to purchase up to 494,930 authorized but theretofore unissued shares of Peninsula Common Stock (but in no event more than 19.9% of the shares of Peninsula Common Stock outstanding at the time of exercise), for a purchase price per share of $41.00, subject to adjustment in certain circumstances. The purchase of Peninsula Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA. See "THE STOCK OPTION AGREEMENT".

    The Stock Option Agreement and the Option are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Peninsula prior to the Merger.

REGULATORY APPROVALS

    The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the BHCA, the FDIC under the Bank Merger Act and the State Commissioner pursuant to the California Financial Code. Western and Peninsula submitted a notice and applications, as applicable, seeking approval of the Merger and related matters to the Federal Reserve Board on or about September 16, 1998, to the FDIC on or about September 11, 1998 and to the State Commissioner on or about September 22, 1998. See "THE MERGER--Regulatory Approvals" and "THE MERGER AGREEMENT--Conditions". It is expected that the approvals will be received prior to the Peninsula Meeting, but there can be no assurance that such approvals will be obtained.

OPERATIONS AND MANAGEMENT AFTER THE MERGER

    Pursuant to the Merger Agreement, Western has agreed to operate the business currently operated by Peninsula as a separate division or business unit under the name of Peninsula for a period of two years, subject to a merger, acquisition or consolidation of Western with, by or into another entity. It is expected that the executive management of Peninsula ("Peninsula Management") will remain the same. The executive officers of Peninsula and Peninsula and Western have each agreed to use their reasonable best efforts to enter into employment agreements with Peninsula in order to continue their current employment, although there can be no assurance that they will enter into such agreements. Western has further agreed to appoint, as of the Effective Time, John G. Rebelo, Jr. to serve as a director of Western and of Peninsula. See "THE MERGER AGREEMENT--Conditions".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Peninsula Board, Peninsula Shareholders should be aware that certain members of Peninsula Management and of each of the Peninsula and Western Boards have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and that may create potential conflicts of interest.

    These interests include, among others, provisions in the Merger Agreement relating to the indemnification of Peninsula officers and directors, directors' and officers' liability insurance and certain employee benefit plans. In addition, agreements are being negotiated with John G. Rebelo, Jr., Chairman of the

Board and Chief Executive Officer, Larry L. Willette, President and Chief Administrative Officer, Barbara A. Hosaka, Executive Vice President, Chief Operating Officer and Secretary, and Lawrence G. Alameda, Executive Vice President and Chief Lending Officer. Western, Peninsula and such officers have agreed that under the terms of their existing employment agreements and other benefit plans with Peninsula, such officers will be entitled to receive, beginning 60 days after termination of such officers' employment with Peninsula, the substantial severance benefits provided for thereunder as a result of the Merger being deemed "good reason" thereunder. Such benefits will be limited to an amount such that the aggregate of all payments to any officer would not be "excess parachute payments" within the meaning of the Code. Finally, Mr. Rebelo will be appointed to the Western Board and the Peninsula Board as of the Effective Time. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--Certain Covenants--INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE".

    Additionally, John M. Eggemeyer, a director of Western, beneficially owns 80% of Belle Plaine Partners, Inc. ("BPI"), which provided financial advisory and consulting services in connection with the Merger. See "THE
MERGER--Interests of Certain Persons in the Merger".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is intended that the Merger will be treated as a reorganization under
Section 368(a) of the Code (a "Reorganization"), so that Peninsula Shareholders will not recognize any gain or loss for tax purposes on the receipt of Western Common Stock in exchange for their shares of Peninsula Common Stock in the Merger (except to the extent such shareholders receive cash in lieu of a fractional share interest in Western Common Stock). Consummation of the Merger as a Reorganization is conditioned upon receipt by Western of the opinion of Sullivan & Cromwell and receipt by Peninsula of the opinion of Deloitte & Touche LLP, which opinions will be dated as of the Effective Date (the "Tax Opinions"), stating substantially that, for federal income tax purposes: (i) the Merger will be treated as a Reorganization and (ii) each of Western, Merger Sub and Peninsula will be a party to that Reorganization. See "THE MERGER--Certain Federal Income Tax Consequences".

    Because of the complexity of the tax laws and the individual nature of certain tax consequences of the Merger to each Peninsula Shareholder, each Peninsula Shareholder should consult his or her own tax advisor concerning all federal, state, local and foreign tax consequences of the Merger that may be applicable.

ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, the Merger is expected to be accounted for as a pooling of interests in accordance with generally accepted accounting principles ("GAAP"). Confirmation by the independent auditors of each of Western and Peninsula of the ability to use the pooling-of-interests method of accounting to account for the Merger is a condition (the "Pooling Condition") to consummation of the Merger. See "THE MERGER--Accounting Treatment".

DISSENTERS' RIGHTS

    In connection with the Merger, the Peninsula Shareholders may be entitled to dissenters' rights under Chapter 13 of the CGCL ("Dissenters' Rights"), the text of which is attached hereto as Appendix C. IN ORDER FOR ANY PENINSULA SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, SUCH SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER, MUST SEND A NOTICE OF SUCH SHAREHOLDER'S INTENTION TO EXERCISE HIS OR HER DISSENTERS' RIGHTS AND DEMAND PAYMENT FOR HIS OR HER SHARES AS PROVIDED IN THE CGCL TO BE RECEIVED BY PENINSULA WITHIN 30 DAYS AFTER THE DATE ON WHICH PENINSULA MAILS TO SUCH SHAREHOLDER A NOTICE OF THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER BY THE PENINSULA SHAREHOLDERS AND MUST OTHERWISE COMPLY WITH THE REQUIREMENTS OF CHAPTER 13 OF THE CGCL. EXERCISING DISSENTERS' RIGHTS MAY CAUSE A TAXABLE EVENT TO INDIVIDUALS AND MAY UNFAVORABLY IMPACT THE CONSUMMATION OF THE MERGER BY PRECLUDING THE USE OF THE

POOLING-OF-INTERESTS ACCOUNTING METHOD. VOTING IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER, OR FAILING TO TIMELY SEND SUCH NOTICE TO PENINSULA, 1322 SCOTT STREET, SUITE 203, SAN DIEGO, CALIFORNIA 92106, ATTN: CORPORATE SECRETARY, WILL RESULT IN A WAIVER OF SUCH SHAREHOLDER'S DISSENTERS' RIGHTS. SEE "THE MERGER--DISSENTERS' RIGHTS".

RISK FACTORS

    In deciding whether to vote for the approval of the principal terms of the Merger, Peninsula Shareholders should carefully evaluate the matters set forth under "Risk Factors" herein in addition to the other matters described herein.

MARKETS AND MARKET PRICES

    As of the Peninsula Record Date, there were approximately [2,050] holders of record of Western Common Stock. No shares of Western preferred stock have been issued or are outstanding. Western Common Stock is designated for quotation on Nasdaq under the symbol "WEBC".

    As of the Peninsula Record Date, there were approximately [485] holders of record of Peninsula Common Stock.

    The following table summarizes the approximate high and low sales prices on a per share basis for the Western Common Stock and Peninsula Common Stock for the periods indicated.

                                                                                                     PENINSULA COMMON
                                                                                WESTERN COMMON
                                                                                   STOCK(1)              STOCK(2)
                                                                             --------------------  --------------------
                                                                               HIGH        LOW       HIGH        LOW
                                                                             ---------  ---------  ---------  ---------
1996
  First Quarter............................................................  $   11.05  $    8.93  $   16.63  $   14.25
  Second Quarter...........................................................      17.00       8.50      14.90      14.47
  Third Quarter............................................................      14.88       8.50      16.78      15.54
  Fourth Quarter...........................................................      29.75      13.86      16.33      15.87
1997
  First Quarter............................................................      34.00      19.13      16.55      15.87
  Second Quarter...........................................................      37.19      28.63      18.03      16.33
  Third Quarter............................................................      33.25      28.63      24.89      18.57
  Fourth Quarter...........................................................      33.88      29.88      27.14      21.67
1998
  First Quarter............................................................      43.50      30.75      36.19      22.86
  Second Quarter...........................................................      47.88      39.50      38.10      29.89
  Third Quarter (through September 29).....................................      43.00      28.48      47.00      31.00

------------------------

(1) Prior to June 3, 1997, Western Common Stock was traded solely "over the counter". Consequently, the prices listed before that date represent quotations by dealers making a market in Western Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Prior to June 3, 1997, trading in Western Common Stock was limited in volume and may not be a reliable indicator of its market value. On June 3, 1997, Western Common Stock was designated for quotation on Nasdaq and on that date Western effected a 1.0 for 8.5 reverse stock split. The prices of Western Common Stock prior to June 3, 1997 in the preceding table have been adjusted for the reverse stock split. The prices listed above for periods subsequent to June 3, 1997 are as reported by Nasdaq.

(2) Peninsula Common Stock is traded solely "over the counter". Consequently, the prices listed represent quotations by dealers making a market in Peninsula Common Stock and reflect inter-dealer prices, without adjustment for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Trading in Peninsula Common Stock is limited in volume and may not be a reliable indication of its value. The prices of Peninsula Common Stock in the preceding table have been adjusted for a two for one stock split effected in March 1998, and a 5% stock dividend paid in July of 1996, 1997 and 1998.

    The following table sets forth the closing price per share of Western Common Stock as reported by Nasdaq, the closing price per share of Peninsula Common Stock as reported on the "over the counter" market and the "Equivalent Per Share Price" (as explained below) of Peninsula Common Stock as of July 24, 1998, the last trading day before the date on which Western and Peninsula announced the
execution of the Merger Agreement, and as of           , 1998, the last
practicable date prior to the date of this Proxy Statement-Prospectus.

                                                                                                     EQUIVALENT
                                                                                                         PER
                                                                       WESTERN        PENINSULA         SHARE
MARKET PRICE PER SHARE AS OF                                         COMMON STOCK    COMMON STOCK     PRICE(1)
------------------------------------------------------------------  --------------  --------------  -------------
July 24, 1998.....................................................    $   43.125      $    46.00      $   45.75
September 29, 1998................................................    $    33.00      $    32.00      $   38.91

------------------------

(1) Represents the equivalent of one share of Western Common Stock calculated by multiplying the last sales price of Western Common Stock on such date by an implied exchange ratio calculated based on the volume-weighted average sales price for Western Common Stock for a 20-day trading day period ending on the fourth trading day prior to such date. The actual exchange ratio will be subject to a minimum and a maximum level. See the table on page 8 for information concerning the "equivalent per share prices" (the "per share equivalent value") that would result from different assumed volume-weighted average sales prices of Western Common Stock.

    THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF WESTERN COMMON STOCK AT ANY TIME BEFORE, AT OR AFTER THE EFFECTIVE TIME. PENINSULA SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR WESTERN COMMON STOCK AND PENINSULA COMMON STOCK.

SUMMARY HISTORICAL FINANCIAL DATA

    WESTERN

    The following summary historical financial data for the six months ended June 30, 1998 and 1997 are derived from unaudited consolidated financial statements of Western and include, in the opinion of the management of Western ("Western Management"), all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. The results for the six month-period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year. The following summary historical financial data for the five years ended December 31, 1997 are derived from the audited consolidated financial statements of Western. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this Proxy Statement-Prospectus. See "WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" and "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA".

                                          AT OR FOR THE SIX MONTHS
                                             ENDED JUNE 30,(1)               AT OR FOR THE YEARS ENDED DECEMBER 31,
                                          ------------------------  ---------------------------------------------------------
                                             1998         1997         1997        1996(2)     1995(3)     1994       1993
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income.......................  $    68,922  $    48,758  $   101,034  $    74,237  $  62,629  $  53,079  $  57,722
  Interest expense......................       18,318       14,330       29,358       22,311     19,804     13,388     18,677
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
    NET INTEREST INCOME.................       50,604       34,428       71,676       51,926     42,825     39,691     39,045
  Provision for loan and lease losses...          300        1,400        2,800        1,018      8,564      3,510     17,919
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION
      FOR LOAN AND LEASE LOSSES.........       50,304       33,028       68,876       50,908     34,261     36,181     21,126
  Non-interest income...................        7,858        5,028        9,686        9,875      7,826      8,447     15,871
  Non-interest expense..................       35,513       29,800       65,757       48,138     45,609     41,235     45,825
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
    INCOME (LOSS) BEFORE INCOME TAXES...       22,649        8,256       12,805       12,645     (3,522)     3,393     (8,828)
  Income tax expense (benefit)..........       11,142        4,811        9,643        3,656     (1,733)     1,680     (1,979)
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
    INCOME (LOSS) BEFORE CUMULATIVE
      EFFECT OF A CHANGE IN ACCOUNTING
      PRINCIPLE.........................       11,507        3,445        3,162        8,989     (1,789)     1,713     (6,849)
  Cumulative effect of change in
    accounting principle................      --           --           --           --          --         --            (41)
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
    NET INCOME (LOSS)...................  $    11,507  $     3,445  $     3,162  $     8,989  $  (1,789) $   1,713  $  (6,890)
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
    COMPREHENSIVE INCOME (LOSS).........  $    11,671  $     3,484  $     3,930  $     8,666  $   2,876  $  (3,544) $  (6,837)
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
ENDING BALANCE SHEET DATA:
  Assets................................  $ 2,016,749  $ 1,367,665  $ 1,383,510  $ 1,338,913  $ 866,385  $ 759,194  $ 799,558
  Securities............................      224,135      284,191      207,514      332,818    184,978    220,905    248,879
  Loans and leases, net of deferred fees
    and unearned income.................    1,274,611      849,141      880,734      817,358    543,042    439,241    460,975
  Allowance for loan and lease losses...       24,681       15,345       15,894       15,757     13,130     12,115     19,077
  Goodwill..............................      145,525       31,699       30,430       32,968      4,131      2,464      2,616
  Deposits..............................    1,697,352    1,207,714    1,226,793    1,177,014    774,057    675,971    731,829
  Borrowed funds........................       15,756       18,194       12,751       20,290      7,366     15,161     10,168
  Common shareholders' equity...........      289,146      131,642      129,655      129,047     77,628     62,274     51,572

                                          AT OR FOR THE SIX MONTHS
                                             ENDED JUNE 30,(1)               AT OR FOR THE YEARS ENDED DECEMBER 31,
                                          ------------------------  ---------------------------------------------------------
                                             1998         1997         1997        1996(2)     1995(3)     1994       1993
                                          -----------  -----------  -----------  -----------  ---------  ---------  ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
PER SHARE DATA AND OTHER SELECTED
  RATIOS:
  Earnings (loss) per share
    Basic...............................        $0.78        $0.33        $0.30        $1.11     $(0.28)     $0.34     $(1.68)
    Diluted.............................         0.77         0.32         0.29         1.09      (0.28)      0.33      (1.68)
  Dividends declared per share(4).......         0.15      --              0.30      --          --         --         --
  Book value per share..................        18.41        12.40        12.18        12.36      10.64      10.52      12.59
  Tangible book value per share.........         9.15         9.41         9.32         9.20      10.08      10.10      11.95
  Shareholders' equity to assets at
    period end..........................        14.34%        9.63%        9.37%        9.64%      8.96%      8.20%      6.45%
  Tangible shareholders' equity to
    assets at period end................         7.68         7.48         7.33         7.36       8.52       7.90       6.14
  Return on average assets..............         1.20         0.52         0.23         0.90      (0.21)      0.22      (0.79)
  Return on average equity..............         8.97         5.27         2.37         9.78      (2.59)      2.65     (12.54)
  Average equity/average assets.........        13.38         9.90         9.82         9.25       8.31       8.20       6.26
  Net interest margin...................         6.23         5.91         5.99         5.88       5.78       5.74       4.93

------------------------------

(1) On January 27, 1998, Western acquired SMB in a transaction accounted for as a purchase. At January 31, 1998, SMB had approximately $671 million in assets, $388 million in net loans and $584 million in deposits. At the time of the SMB Merger, Western issued approximately 2,653,000 shares of Western Common Stock to certain former shareholders of SMB and also paid approximately $114 million to the other former shareholders of SMB. Western also raised approximately $65 million in additional equity in a private placement by issuing 2,327,550 shares of Western Common Stock. SMB's results of operations are included only since January 27, 1998. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1998 to data as of or for prior dates or periods may not be meaningful.

(2) On September 30, 1996, Western acquired Western Bank in a transaction accounted for as a purchase. At September 30, 1996, Western Bank had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of such acquisition, Western also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 shares of Western Common Stock. Western Bank's results of operations are included only since the fourth quarter of fiscal 1996. Due to the relatively large size of this transaction, any comparison of data as of and for the year ended December 31, 1996 to data as of or for prior dates or periods and to the year ended December 31, 1997 may not be meaningful.

(3) In 1995, Western, through a private placement and a separate shareholders' rights and public offering, raised approximately $9 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares of Western Common Stock. Also in 1995, Western, through a private placement of 474,000 shares, raised approximately $3 million in additional equity in connection with the issuance of shares of Western Common Stock.

(4) In addition to a dividend of $0.15 per share declared in the third quarter of 1997 and paid in the fourth quarter of 1997, a $0.15 per share dividend was declared in the fourth quarter of 1997 and was paid in the first quarter of 1998.

    PENINSULA

    The following summary historical financial data for the six months ended June 30, 1998 and 1997 are derived from unaudited financial statements of Peninsula and include, in the opinion of Peninsula Management, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. The results for the six month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year. The following summary historical financial data for the five years ended December 31, 1997 are derived from the audited financial statements of Peninsula. The data should be read in conjunction with the financial statements, related notes and other financial information included in this Proxy Statement-Prospectus. See "WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" and "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA".

                                          AT OR FOR THE SIX
                                             MONTHS ENDED
                                               JUNE 30,                   AT OR FOR THE YEARS ENDED DECEMBER 31,
                                        ----------------------  ----------------------------------------------------------
                                           1998        1997        1997        1996        1995        1994        1993
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest Income.....................  $   14,734  $   12,797  $   27,265  $   24,252  $   21,909  $   18,077  $   17,069
  Interest Expense....................       4,428       3,992       8,600       7,766       7,095       5,009       5,274
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    NET INTEREST INCOME...............      10,306       8,805      18,665      16,486      14,814      13,068      11,795
  Provision for loan and lease
    losses............................         139         325         498         566         470         795       1,083
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    NET INTEREST INCOME AFTER
      PROVISION FOR LOAN AND LEASE
      LOSSES..........................      10,167       8,480      18,167      15,920      14,344      12,273      10,712
  Non-interest income.................       2,452       2,041       4,124       3,645       3,139       2,794       2,809
  Non-interest expense................       9,053       7,804      16,982      14,634      13,520      12,442      11,491
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    NET INCOME BEFORE TAXES AND
      CUMULATIVE EFFECT OF A CHANGE IN
      ACCOUNTING PRINCIPLE............       3,566       2,717       5,309       4,931       3,963       2,625       2,030
  Income tax expense..................       1,337       1,044       1,708       1,877       1,421         745         457
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    INCOME BEFORE CUMULATIVE EFFECT OF
      A CHANGE IN ACCOUNTING
      PRINCIPLE.......................       2,229       1,673       3,601       3,054       2,542       1,880       1,573
  Cumulative effect of change in
    accounting principle(1)...........      --          --          --          --          --          --            (388)
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    NET INCOME........................  $    2,229  $    1,673  $    3,601  $    3,054  $    2,542  $    1,880  $    1,961
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    COMPREHENSIVE INCOME..............  $    2,269  $    1,678  $    3,646  $    3,059  $    3,040  $    1,264  $    1,961
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
ENDING BALANCE SHEET DATA:
  Assets..............................  $  428,272  $  368,435  $  418,245  $  343,820  $  318,874  $  267,850  $  262,064
  Securities..........................     111,618      97,079     125,041      84,980      84,707      56,810      65,019
  Loans and leases, net of deferred
    fees and unearned income..........     243,227     222,880     234,556     212,601     190,833     175,352     164,567
  Allowance for loan and lease
    losses............................       2,442       2,235       2,358       2,150       1,853       1,898       1,585
  Other intangible assets.............         108          60          98          13          11      --          --

                                          AT OR FOR THE SIX
                                             MONTHS ENDED
                                               JUNE 30,                   AT OR FOR THE YEARS ENDED DECEMBER 31,
                                        ----------------------  ----------------------------------------------------------
                                           1998        1997        1997        1996        1995        1994        1993
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
  Deposits............................     397,055     341,384     389,232     318,709     296,970     248,484     243,414
  Borrowed funds......................         600         600         600         600         466         600         600
  Common shareholders' equity.........      27,258      23,754      25,356      22,414      19,998      17,551      16,954
PER SHARE DATA AND OTHER SELECTED
  RATIOS:
  Earnings per share
    Basic.............................       $0.90       $0.67       $1.45       $1.23       $1.02       $0.76       $0.79
    Diluted...........................        0.90        0.67        1.45        1.23        1.02        0.76        0.79
  Dividends declared per share........        0.16        0.14        0.28        0.26        0.24        0.22        0.22
  Dividend payout ratio...............       16.51       20.23       19.53       21.03       23.38       29.76       27.49
  Book value per share................       10.96        9.55       10.20        9.01        8.04        7.06        6.82
  Tangible book value per share.......       10.92        9.53       10.16        9.01        8.04        7.06        6.82
  Shareholders' equity to assets at
    period end........................        6.36%       6.45%       6.06%       6.52%       6.27%       6.55%       6.47%
  Tangible shareholders' equity to
    assets at period end..............        6.34        6.43        6.04        6.52        6.27        6.55        6.47
  Return on average assets............        1.06        0.95        0.95        0.92        0.87        0.71        0.78
  Return on average equity............       17.09       14.62       15.08       14.40       13.54       10.90       12.07
  Average equity/average assets.......        6.22        6.48        6.27        6.40        6.40        6.51        6.44
  Net interest margin.................        5.54        5.66        5.64        5.69        5.79        5.51        5.20

------------------------

(1) Due to adoption of FAS No. 109, "Accounting for Income Taxes".

    BKLA

    The following summary historical financial data for the six months ended June 30, 1998 and 1997 are derived from unaudited financial statements of BKLA and include, in the opinion of the management of BKLA ("BKLA Management"), all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. The results for the six-month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year. The following summary historical financial data for the five years ended December 31, 1997 are derived from the audited financial statements of BKLA. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included or incorporated by reference in this Proxy Statement-Prospectus. See "WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" and "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA".

                                          AT OR FOR THE SIX
                                             MONTHS ENDED
                                            JUNE 30,(1, 2)                AT OR FOR THE YEARS ENDED DECEMBER 31,
                                        ----------------------  ----------------------------------------------------------
                                           1998        1997      1997(2)       1996     1995(3, 4)     1994        1993
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income.....................  $   10,505  $    6,651  $   14,854  $   10,561  $    6,819  $    5,794  $    7,092
  Interest expense....................       3,008       1,746       3,931       3,087       1,852       1,758       2,262
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    NET INTEREST INCOME...............       7,497       4,905      10,923       7,474       4,967       4,036       4,830
  Provision for (recovery of) loan and
    lease losses......................      --             410         410         750        (311)     --           1,953
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    NET INTEREST INCOME AFTER
      PROVISION FOR LOAN AND LEASE
      LOSSES..........................       7,497       4,495      10,513       6,724       5,278       4,036       2,877
  Non-interest income.................       1,030         629       1,388       1,037         878         923       1,725
  Non-interest expense................       5,274       4,089       8,542       6,760       5,510       6,171       6,915
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    INCOME (LOSS) BEFORE INCOME
      TAXES...........................       3,253       1,035       3,359       1,001         646      (1,212)     (2,313)
  Income tax expense (benefit)........       1,216      --            (372)     --          --          --          --
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    NET INCOME (LOSS).................  $    2,037  $    1,035  $    3,731  $    1,001  $      646  $   (1,212) $   (2,313)
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
    COMPREHENSIVE INCOME (LOSS).......  $    2,085  $    1,030  $    3,903  $      641  $    1,259  $   (1,685) $   (2,313)
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
ENDING BALANCE SHEET DATA:
  Assets..............................  $  289,768  $  193,276  $  272,033  $  130,705  $  129,745  $   80,507  $   98,992
  Securities..........................      88,679      49,493      60,433      22,126      33,322      30,602      28,420
  Loans and leases, net of deferred
    fees and unearned income..........     153,645     110,409     142,633      72,266      66,021      38,114      50,760
  Allowance for loan and lease
    losses............................       2,683       1,829       2,819       1,682       2,358       1,633       2,478
  Goodwill............................       5,504       2,129       5,939       1,662       1,733      --          --
  Deposits............................     242,552     171,308     238,012     115,596     114,850      74,471      91,388
  Borrowed funds......................      12,873       1,846       1,849       1,842       1,836       1,830       1,827
  Common shareholders' equity.........      33,551      19,591      31,054      12,632      11,991       3,817       5,502

                                          AT OR FOR THE SIX
                                             MONTHS ENDED
                                            JUNE 30,(1, 2)                AT OR FOR THE YEARS ENDED DECEMBER 31,
                                        ----------------------  ----------------------------------------------------------
                                           1998        1997      1997(2)       1996     1995(3, 4)     1994        1993
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
PER SHARE DATA AND OTHER SELECTED
  RATIOS:
  Earnings (loss) per share
    Basic.............................       $0.43       $0.36       $1.16       $0.46       $0.63      $(4.85)     $(9.25)
    Diluted...........................        0.38        0.32        1.00        0.40        0.51       (4.85)      (9.25)
  Dividends declared per share........      --          --          --          --          --          --          --
  Book value per share................        6.91        5.50        6.54        5.75        5.46       15.25       22.00
  Tangible book value per share.......        5.78        4.90        5.29        5.00        4.67       15.25       22.00
  Shareholders' equity to assets at
    period end........................       11.58%      10.14%      11.42%       9.66%       9.24%       4.74%       5.56%
  Tangible shareholders' equity to
    assets at period end..............        9.87        9.14        9.44        8.50        8.01        4.74        5.56
  Return on average assets............        1.48        1.29        2.05        0.79        0.77       (1.36)      (2.08)
  Return on average equity............       12.78       13.02       21.10        8.13        8.71      (26.01)     (32.30)
  Average equity/average assets.......       11.59        9.88        9.72        9.72        8.89        5.24        6.44
  Net interest margin.................        6.19        6.77        6.67        6.47        6.63        5.04        4.82

------------------------

(1) On December 31, 1997, BKLA acquired Culver National Bank ("CNB") in a transaction accounted for as a purchase. At December 31, 1997, CNB had approximately $60 million in assets, $26 million in net loans and $51 million in deposits. At the time of such acquisition, BKLA issued 1,155,326 shares of the common stock of BKLA, no par value ("BKLA Common Stock"), to former shareholders of CNB. CNB's results of operations are included only since January 1998. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1998 to data as of or for prior dates or periods may not be meaningful.

(2) On April 1, 1997, BKLA acquired American West Bank ("AWB") in a transaction accounted for as a purchase. At April 1, 1997, AWB had approximately $67 million in assets, $37 million in net loans and $61 million in deposits. At the time of such acquisition, BKLA issued 1,367,493 shares of BKLA Common Stock to former shareholders of AWB. AWB's results of operations are included only since April 1997. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1998 and the year ended December 31, 1997 to data as of or for prior dates or periods may not be meaningful.

(3) On November 15, 1995, BKLA acquired World Trade Bank ("WTB") in a transaction accounted for as a purchase. At November 15, 1995, WTB had approximately $42 million in assets, $21 million in net loans and $40 million in deposits. At the time of such acquisition, BKLA issued 346,325 shares of BKLA Common Stock to former shareholders of WTB. WTB's results of operations are included only since November 1995.

(4) On March 31, 1995, BKLA received a capital infusion of approximately $3.4 million for 946,352 shares of BKLA Common Stock and 473,176 warrants. On November 30, 1995 as a result of a rights offering to all shareholders of record at October 24, 1995, 651,325 shares of BKLA Common Stock and 217,160 warrants were issued for net proceeds of approximately $2.1 million. Each warrant issued in both the capital infusion and the rights offering entitled the holder thereof to purchase one share of BKLA Common Stock for $3.75 and will expire on December 1, 1998.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA--ASSUMING CONSUMMATION OF
  THE BKLA ACQUISITION AND THE MERGER

    The following table sets forth certain summary unaudited pro forma combined financial data for Western, BKLA and Peninsula after giving effect to the BKLA Acquisition and the Merger, as if the BKLA Acquisition and the Merger had occurred as of the beginning of each of the periods presented. This information should be read in conjunction with the historical consolidated financial statements of Western and the historical financial statements of BKLA and Peninsula, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus or incorporated herein by reference. See "WESTERN-- BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA", "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA", "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "SUMMARY--Summary Historical Financial Data--PENINSULA".

    The unaudited pro forma combined condensed balance sheet data are not necessarily indicative of the actual financial position that would have existed had the BKLA Acquisition and the Merger been consummated on the dates indicated, or that may exist in the future. The unaudited pro forma combined condensed results of operations data are not necessarily indicative of the results that would have occurred had the BKLA Acquisition and the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the BKLA Acquisition and the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the unaudited pro forma financial data and the date on which the BKLA Acquisition and the Merger take place. See "RISK FACTORS--Ability to Integrate the Operations of Western and Peninsula; Rapid Growth".

                                                                                           AT OR FOR THE YEARS
                                                      AT OR FOR THE SIX MONTHS              ENDED DECEMBER 31,
                                                      ENDED JUNE 30,(1, 4, 5)    ----------------------------------------
                                                     --------------------------                               1995(3, 6,
                                                         1998          1997        1997(5)       1996(2)          7)
                                                     ------------  ------------  ------------  ------------  ------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest Income..................................  $     98,092  $     90,614  $    189,705  $    109,050  $     91,357
  Interest Expense.................................        26,950        27,064        56,660        33,164        28,751
                                                     ------------  ------------  ------------  ------------  ------------
    NET INTEREST INCOME............................        71,142        63,550       133,045        75,886        62,606
  Provision for loan and lease losses..............           519         2,135         3,708         2,334         8,723
                                                     ------------  ------------  ------------  ------------  ------------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN
      AND LEASE LOSSES.............................        70,623        61,415       129,337        73,552        53,883
  Non-interest income..............................        11,954        11,232        22,472        14,557        11,843
  Non-interest expense.............................        52,867        57,439       124,460        69,532        64,639
                                                     ------------  ------------  ------------  ------------  ------------
    INCOME BEFORE INCOME TAXES.....................        29,710        15,208        27,349        18,577           787

  Income tax expense (benefit).....................        14,056         8,245        15,656         5,533          (312)
                                                     ------------  ------------  ------------  ------------  ------------
    NET INCOME.....................................  $     15,654  $      6,963  $     11,693  $     13,044  $      1,399
                                                     ------------  ------------  ------------  ------------  ------------
                                                     ------------  ------------  ------------  ------------  ------------
    COMPREHENSIVE INCOME...........................  $     16,025  $      6,193  $     11,479  $     12,366  $      7,175
                                                     ------------  ------------  ------------  ------------  ------------
                                                     ------------  ------------  ------------  ------------  ------------
ENDING BALANCE SHEET DATA:
  Assets...........................................  $  2,738,869  $  1,929,376  $  2,077,868  $  1,813,438  $  1,315,004
  Securities.......................................       424,432       430,763       392,988       439,924       303,007
  Loans and leases, net of deferred fees and
    unearned income................................     1,671,483     1,182,430     1,257,923     1,102,225       799,896
  Allowance for loan and lease losses..............        29,806        19,409        21,071        19,589        17,341
  Goodwill and other intangible assets.............       151,137        33,888        36,467        34,643         5,875
  Deposits.........................................     2,336,959     1,720,406     1,854,037     1,611,319     1,185,877
  Borrowed funds...................................        29,229        20,640        15,200        22,732         9,668
  Common shareholders' equity......................       338,440       174,987       174,550       164,093       109,617

                                                                                           AT OR FOR THE YEARS
                                                      AT OR FOR THE SIX MONTHS              ENDED DECEMBER 31,
                                                      ENDED JUNE 30,(1, 4, 5)    ----------------------------------------
                                                     --------------------------                               1995(3, 6,
                                                         1998          1997        1997(5)       1996(2)          7)
                                                     ------------  ------------  ------------  ------------  ------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per share
    Basic..........................................         $0.76         $0.35         $0.59         $1.09         $0.14
    Diluted........................................          0.74          0.35          0.58          1.07          0.14
  Dividends declared per share (8).................          0.15       --               0.30       --            --
  Book value per share.............................         16.29          8.42         11.13         10.47          7.64
  Tangible book value per share....................          9.02          6.79          8.81          8.26          7.23
  Shareholders' equity to assets at period end.....         12.36%         9.07%         8.40%         9.05%         8.34%
  Tangible shareholders' equity to assets at period
    end............................................          7.24          7.44          6.76          7.28          7.92
  Return on average assets.........................          1.15          0.55          0.44          0.90          0.12
  Return on average equity.........................          9.23          4.38          3.60         10.40          1.47
  Average equity/average assets....................         12.41         12.53         12.24          8.64          7.89
  Net interest margin..............................          6.11          5.97          5.96          5.88          5.83

------------------------
(1) On January 27, 1998, Western acquired SMB in a transaction accounted for as a purchase. At January 31, 1998, SMB had approximately $671 million in assets, $388 million in net loans and $584 million in deposits. At the time of the SMB Merger, Western issued approximately 2,653,000 shares of Western Common Stock to certain former shareholders of SMB and also paid approximately $114 million to the other former shareholders of SMB. Western also raised approximately $65 million in additional equity in a private placement by issuing 2,327,550 shares of Western Common Stock. SMB's results of operations are included only since January 27, 1998. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1998 to data as of or for prior dates or periods may not be meaningful.

(2) On September 30, 1996, Western acquired Western Bank in a transaction accounted for as a purchase. At September 30, 1996, Western Bank had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of such acquisition, Western also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 shares of Western Common Stock. Western Bank's results of operations are included only since the fourth quarter of fiscal 1996. Due to the relatively large size of this transaction, any comparison of data as of and for the year ended December 31, 1996 to data as of or for prior dates or periods and to the year ended December 31, 1997 may not be meaningful.

(3) In 1995, Western, through a private placement and a separate shareholders' rights and public offering, raised approximately $9 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares of Western Common Stock. Also in 1995 Western, through a private placement of 474,000 shares, raised approximately $3 million in additional equity in connection with the issuance of shares of Western Common Stock.

(4) On December 31, 1997, BKLA acquired CNB in a transaction accounted for as a purchase. At December 31, 1997, CNB had approximately $60 million in assets, $26 million in net loans and $51 million in deposits. At the time of such acquisition, BKLA issued 1,155,326 shares of BKLA Common Stock to former shareholders of CNB. CNB's results of operations are included only since January of fiscal 1998. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1998 to data as of or for prior dates or periods may not be meaningful.

(5) On April 1, 1997, BKLA acquired AWB in a transaction accounted for as a purchase. At April 1, 1997, AWB had approximately $67 million in assets, $37 million in net loans and $61 million in deposits. At the time of such acquisition, BKLA issued 1,367,493 shares of BKLA Common Stock to former shareholders of AWB. AWB's results of operations are included only since April 1997. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1998 and the year ended December 31, 1997 to data as of or for prior dates or periods may not be meaningful.

(6) On November 15, 1995, BKLA acquired WTB in a transaction accounted for as a purchase. At November 15, 1995, WTB had approximately $42 million in assets, $21 million in net loans and $40 million in deposits. At the time of such acquisition, BKLA issued 346,325 shares of BKLA Common

    Stock to former shareholders of WTB. WTB's results of operations are included only since November of fiscal 1995.

(7) On March 31, 1995, BKLA received a capital infusion of approximately $3.4 million for 946,352 shares of BKLA Common Stock and 473,176 warrants. On November 30, 1995 as a result of a rights offering to all shareholders of record at October 24, 1995, 651,325 shares of BKLA Common Stock and 217,160 warrants were issued for net proceeds of approximately $2.1 million. Each warrant issued in both the capital infusion and the rights offering entitled the holder to purchase one share of BKLA Common Stock for $3.75 and will expire on December 1, 1998.

(8) In addition to a dividend of $0.15 per share declared in the third quarter of 1997 and paid in the fourth quarter of 1997, a $0.15 dividend was declared in the fourth quarter of 1997 and was paid in the first quarter of 1998.

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA--ASSUMING CONSUMMATION OF THE
  BKLA ACQUISITION AND THE MERGER

    The following table sets forth for Western Common Stock and Peninsula Common Stock certain selected historical and unaudited pro forma equivalent per share data at June 30, 1998 and 1997 and for the six months ended June 30, 1998 and 1997, and at the end of and for each of the three years ended December 31, 1997, giving effect to the Merger and the BKLA Acquisition using the pooling-of-interests method of accounting. The information is derived from the historical consolidated financial statements of Western and the historical financial statements of BKLA and Peninsula, including the related notes thereto, and the pro forma combined financial information giving effect to the BKLA Acquisition and the Merger, including the related notes thereto, appearing elsewhere herein. The information below should be read in conjunction with the historical and pro forma combined financial information of Western, BKLA and Peninsula, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus or incorporated herein by reference. See "WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA", "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA", "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "SUMMARY--Summary Historical Financial Data--PENINSULA".

                                                                 AT OR FOR THE SIX MONTHS            FOR THE YEARS
                                                                      ENDED JUNE 30,              ENDED DECEMBER 31,
                                                                --------------------------  -------------------------------
                                                                    1998          1997        1997       1996       1995
                                                                -------------  -----------  ---------  ---------  ---------
BASIC EARNINGS (LOSS) PER SHARE (1):
  Western.....................................................    $    0.78     $    0.33   $    0.30  $    1.11  $   (0.28)
  Peninsula...................................................         0.90          0.67        1.45       1.23       1.02
  Western combined pro forma with BKLA and Peninsula..........         0.76          0.35        0.59       1.09       0.14
  Peninsula equivalent pro forma..............................         0.90          0.41        0.70       1.29       0.17
DILUTED EARNINGS (LOSS) PER SHARE (1):
  Western.....................................................         0.77          0.32        0.29       1.09      (0.28)
  Peninsula...................................................         0.90          0.67        1.45       1.23       1.02
  Western combined pro forma with BKLA and Peninsula..........         0.74          0.35        0.58       1.07       0.14
  Peninsula equivalent pro forma..............................         0.87          0.41        0.68       1.26       0.17
DIVIDENDS PER SHARE:
  Western dividends declared per share (2)....................         0.15        --            0.30     --         --
  Peninsula dividends declared per share......................         0.23          0.14        0.28       0.26       0.24
  Peninsula equivalent pro forma dividends declared per share
    (3).......................................................    $    0.18     $  --       $    0.35  $  --      $  --

                                                                AT JUNE 30,  AT DEC. 31,
                                                                   1998         1997
                                                                -----------  -----------
BOOK VALUE PER SHARE (4):
  Western.....................................................   $   18.41    $   12.18
  Peninsula...................................................       10.96        10.20
  Western combined pro forma with BKLA and Peninsula..........       16.29        11.13
  Peninsula equivalent pro forma..............................       19.21        13.12
TANGIBLE BOOK VALUE PER SHARE (4):
  Western.....................................................        9.15         9.32
  Peninsula...................................................       10.92        10.16
  Western combined pro forma with BKLA and Peninsula..........        9.02         8.81
  Peninsula equivalent pro forma..............................       10.63        10.39

------------------------

(1) The Western combined pro forma earnings per share amounts were calculated by using aggregate historical income information divided by the average pro forma shares outstanding of the combined entity. The average pro forma shares outstanding of the combined entity were calculated by combining the Western historical shares outstanding with the historical shares outstanding of BKLA as adjusted by the BKLA conversion number of 0.4224 and the historical shares outstanding of Peninsula as adjusted by an assumed exchange ratio of 1.179, which is the Maximum Exchange Ratio. The Peninsula equivalent pro forma earnings per share amounts were computed by multiplying the Western combined pro forma amounts by an assumed exchange ratio of 1.179.

(2) In addition to a dividend of $0.15 per share declared in the third quarter of 1997 and paid in the fourth quarter of 1997, a $0.15 dividend was declared in the fourth quarter of 1997 and was paid in the first quarter of 1998.

(3) The Peninsula equivalent pro forma dividends declared per share amounts were computed by multiplying the Western dividends declared per share by an assumed exchange ratio of 1.179.

(4) The Western combined pro forma book value per share and tangible book value per share amounts are based on the aggregate historical common shareholders' equity of BKLA, Peninsula and Western divided by the total pro forma common shares outstanding of the combined entity based on the BKLA conversion number of 0.4224 and an assumed exchange ratio of 1.179. The Peninsula equivalent pro forma book value per share and tangible book value per share amounts at period end represent the Western combined pro forma amounts multiplied by an assumed exchange ratio of 1.179.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA--ASSUMING THE BKLA
  ACQUISITION IS NOT CONSUMMATED

    The following table sets forth certain summary unaudited pro forma combined financial data for Western and Peninsula after giving effect to the Merger, as if the Merger had occurred as of the beginning of each of the periods presented and assuming the BKLA Acquisition is not consummated. This information should be read in conjunction with the historical consolidated financial statements of Western and the historical financial statements of Peninsula, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus or incorporated herein by reference. See "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA", "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "SUMMARY--Summary Historical Financial Data--PENINSULA".

    The unaudited pro forma combined condensed balance sheet data are not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on the dates indicated, or that may exist in the future. The unaudited pro forma combined condensed results of operations data are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the unaudited pro forma financial data and the date on which the Merger takes place.

                                                         AT OR FOR THE SIX
                                                            MONTHS ENDED            AT OR FOR THE YEARS
                                                            JUNE 30,(1)             ENDED DECEMBER 31,
                                                        --------------------  -------------------------------
                                                          1998       1997       1997      1996(2)    1995(3)
                                                        ---------  ---------  ---------  ---------  ---------
                                                         (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE
                                                                                DATA)
RESULTS OF OPERATIONS:
  Interest Income.....................................  $  87,587  $  83,963  $ 174,851  $  98,489  $  84,538
  Interest Expense....................................     23,943     25,318     52,729     30,077     26,899
                                                        ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME...............................     63,644     58,645    122,122     68,412     57,639
  Provision for loan and lease losses.................        519      1,725      3,298      1,584      9,034
                                                        ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
      LEASE LOSSES....................................     63,126     56,920    118,824     66,828     48,605
  Non-interest income.................................     10,924     10,603     21,084     13,520     10,965
  Non-interest expense................................     47,593     53,350    115,918     62,772     59,129
                                                        ---------  ---------  ---------  ---------  ---------
    INCOME BEFORE INCOME TAXES........................     26,457     14,173     23,990     17,576        441
  Income tax expense (benefit)........................     12,840      8,245     16,028      5,533       (312)
                                                        ---------  ---------  ---------  ---------  ---------
    NET INCOME........................................  $  13,617  $   5,928  $   7,962  $  12,043  $     753
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------
  Comprehensive income................................  $  13,940  $   5,163  $   7,576  $  11,725  $   5,916
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------
ENDING BALANCE SHEET DATA:
  Assets..............................................  $2,447,421 $1,736,100 $1,804,155 $1,682,733 $1,185,259
  Securities..........................................    335,753    381,270    332,555    417,798    269,685
  Loans and leases, net of deferred fees and unearned
    income............................................  1,517,838  1,072,021  1,115,290  1,029,959    733,875
  Allowance for loan and lease losses.................     27,123     17,580     18,252     17,907     14,983
  Goodwill and other intangible assets................    145,633     31,759     30,528     32,981      4,142
  Deposits............................................  2,094,407  1,549,098  1,616,025  1,495,723  1,071,027
  Borrowed funds......................................     16,356     18,794     13,351     20,890      7,832
  Common shareholders' equity.........................    310,289    155,396    148,896    151,461     97,626

                                                         AT OR FOR THE SIX
                                                            MONTHS ENDED            AT OR FOR THE YEARS
                                                            JUNE 30,(1)             ENDED DECEMBER 31,
                                                        --------------------  -------------------------------
                                                          1998       1997       1997      1996(2)    1995(3)
                                                        ---------  ---------  ---------  ---------  ---------
                                                         (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE
                                                                                DATA)
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per share
    Basic.............................................  $    0.73  $    0.32  $    0.43  $    1.09  $    0.08
    Diluted...........................................       0.72       0.32       0.43       1.08       0.08
  Dividends declared per share (4)....................       0.15     --           0.30     --         --
  Book value per share................................      16.65      11.47      10.96      11.33       9.55
  Tangible book value per share.......................       8.84       9.12       8.72       8.86       9.14
  Shareholders' equity to assets at period end........      12.68%      8.95%      8.25%      9.00%      8.24%
  Tangible shareholders' equity to assets at period
    end...............................................       7.15       7.25       6.67       7.18       7.92
  Return on average assets............................       1.11       0.50       0.32       0.91       0.07
  Return on average equity............................       8.86       3.92       2.59      10.65       0.86
  Average equity/average assets.......................      12.50      12.71      12.43       8.53       7.81
  Net interest margin.................................       6.10       5.91       5.91       5.82       5.77

------------------------

(1) On January 27, 1998, Western acquired SMB in a transaction accounted for as a purchase. At January 31, 1998, SMB had approximately $671 million in assets, $388 million in net loans and $584 million in deposits. At the time of the SMB Merger, Western issued approximately 2,653,000 shares of Western Common Stock to certain former shareholders of SMB and also paid approximately $114 million to the other former shareholders of SMB. Western also raised approximately $65 million in additional equity in a private placement by issuing 2,327,550 shares of Western Common Stock. SMB's results of operations are included only since January 27, 1998. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1998 to data as of or for prior dates or periods may not be meaningful.

(2) On September 30, 1996, Western acquired Western Bank in a transaction accounted for as a purchase. At September 30, 1996, Western Bank had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of such acquisition, Western also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 shares of Western Common Stock. Western Bank's results of operations are included only since the fourth quarter of fiscal 1996. Due to the relatively large size of this transaction, any comparison of data as of and for the year ended December 31, 1996 to data as of or for prior dates or periods and to the year ended December 31, 1997 may not be meaningful.

(3) In 1995, Western, through a private placement and a separate shareholders' rights and public offering, raised approximately $9 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares of Western Common Stock. Also in 1995 Western, through a private placement of 474,000 shares, raised approximately $3 million in additional equity in connection with the issuance of shares of Western Common Stock.

(4) In addition to a dividend of $0.15 per share declared in the third quarter of 1997 and paid in the fourth quarter of 1997, a $0.15 dividend was declared in the fourth quarter of 1997 and was paid in the first quarter of 1998.

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA--ASSUMING THE BKLA ACQUISITION
  IS NOT CONSUMMATED

    The following table sets forth for Western Common Stock and Peninsula Common Stock certain selected historical and unaudited pro forma equivalent per share data at June 30, 1998 and 1997 and for the six months ended June 30, 1998 and 1997, and at the end of and for each of the three years ended December 31, 1997, giving effect to the Merger using the pooling-of-interests method of accounting and assuming the BKLA Acquisition is not consummated. The information is derived from the historical consolidated financial statements of Western and the historical financial statements of Peninsula, including the related notes thereto, and the pro forma combined financial information giving effect to the Merger, including the related notes thereto, appearing elsewhere herein. The information below should be read in conjunction with the historical and pro forma combined financial information of Western and Peninsula, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus or incorporated herein by reference. See "WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA", "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "SUMMARY--Summary Historical Financial Data--PENINSULA".

                                                                    FOR THE SIX MONTHS            FOR THE YEARS ENDED
                                                                      ENDED JUNE 30,                 DECEMBER 31,
                                                                --------------------------  -------------------------------
                                                                    1998          1997        1997       1996       1995
                                                                -------------  -----------  ---------  ---------  ---------
BASIC EARNINGS (LOSS) PER SHARE (1):
  Western.....................................................    $    0.78     $    0.33   $    0.30  $    1.11  $   (0.28)
  Peninsula...................................................         0.90          0.67        1.45       1.23       1.02
  Western combined pro forma..................................         0.73          0.32        0.43       1.09       0.08
  Peninsula equivalent pro forma..............................         0.86          0.38        0.51       1.29       0.09
DILUTED EARNINGS (LOSS) PER SHARE (1):
  Western.....................................................         0.77          0.32        0.29       1.09      (0.28)
  Peninsula...................................................         0.90          0.67        1.45       1.23       1.02
  Western combined pro forma..................................         0.72          0.32        0.43       1.08       0.08
  Peninsula equivalent pro forma..............................         0.85          0.38        0.51       1.27       0.09
DIVIDENDS PER SHARE:
  Western dividends declared per share (2)....................         0.15        --            0.30     --         --
  Peninsula dividends declared per share......................         0.23          0.14        0.28       0.26       0.24
  Peninsula equivalent pro forma dividends declared per share
    (3).......................................................         0.18        --            0.35     --         --

                                                                    AT JUNE 30,  AT DEC 31,
                                                                       1998         1997
                                                                    -----------  -----------
BOOK VALUE PER SHARE (4):
  Western.........................................................   $   18.41    $   12.18
  Peninsula.......................................................       10.96        10.20
  Western combined pro forma......................................       16.65        10.96
  Peninsula equivalent pro forma..................................       19.63        12.92
TANGIBLE BOOK VALUE PER SHARE (4):
  Western.........................................................        9.15         9.32
  Peninsula.......................................................       10.92        10.16
  Western combined pro forma......................................        8.84         8.72
  Peninsula equivalent pro forma..................................       10.42        10.28

------------------------

(1) The Western combined pro forma earnings per share amounts were calculated by using aggregate historical income information divided by the average pro forma shares outstanding of the combined entity. The average pro forma shares outstanding of the combined entity were calculated by combining the Western historical shares outstanding with the historical shares outstanding of Peninsula as adjusted by an assumed exchange ratio of 1.179, which is the Maximum Exchange Ratio. The Peninsula equivalent pro forma earnings per share amounts were computed by multiplying the Western combined pro forma amounts by an assumed exchange ratio of 1.179.

(2) In addition to a dividend of $0.15 per share declared in the third quarter of 1997, and paid in the fourth quarter of 1997, a $0.15 dividend was declared in the fourth quarter of 1997 and was paid in the first quarter of 1998.

(3) The Peninsula equivalent pro forma dividends declared per share amounts were computed by multiplying the Western dividends declared per share by an assumed exchange ratio of 1.179.

(4) The Western combined pro forma book value per share and tangible book value per share amounts are based on the aggregate historical common shareholders' equity of Peninsula and Western divided by the total pro forma common shares outstanding of the combined entity based on an assumed exchange ratio of
    1.179. The Peninsula equivalent pro forma book value per share and tangible book value per share amounts at period end represent the Western pro forma amounts multiplied by an assumed exchange ratio of 1.179.

                                  RISK FACTORS

    IN ADDITION TO THE INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, PENINSULA SHAREHOLDERS CONSIDERING THE PROPOSAL TO APPROVE THE PRINCIPAL TERMS OF THE MERGER SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE MAKING ANY FINAL DECISION.

FORWARD-LOOKING STATEMENTS MAY NOT PROVE ACCURATE

    When used or incorporated by reference in this Proxy Statement-Prospectus, the words "anticipate", "estimate", "expect", "project", "believe" and similar words or expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions including those set forth below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Several key factors that have a direct bearing on Western's ability to attain its goals are discussed below.

COMPETITION

    The banking business in California generally, and in Western's and Peninsula's service areas in particular, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major financial institutions that have many offices operating throughout wide geographic areas.

    Western and Peninsula compete with other commercial banks, thrift institutions, insurance companies, credit unions, thrift and loan associations, money market mutual funds and brokerage firms in attracting and retaining deposits. Competition for deposits from large commercial banks is particularly strong. Many of the nation's thrift institutions and many large commercial banks have a significant number of branch offices in the areas in which Western and Peninsula operate.

    In addition, there is strong competition in originating and purchasing real estate and consumer loans, principally from other savings and loan associations, commercial banks, mortgage banking companies, insurance companies, consumer finance companies, pension funds and commercial finance companies. The primary factors in competing for loans are the quality and extent of service to borrowers and brokers, economic factors such as interest rates, interest rate caps, rate adjustment provisions, loan maturities, loan-to-value ratios, loan fees, and the amount of time it takes to process a loan from receipt of the loan application to date of funding. Western's and Peninsula's future performance is dependent on its ability to originate a sufficient volume of loans in its local market areas. There can be no assurance that Western and Peninsula will be able to effect such actions on satisfactory terms. Furthermore, certain of Western's and Peninsula's competitors may be better able to respond to changing capital and other regulatory requirements and better able to maintain or improve market share.

ABILITY TO INTEGRATE THE OPERATIONS OF WESTERN AND PENINSULA; RAPID GROWTH

    Because the markets in which Western and Peninsula operate are highly competitive and because of the inherent uncertainties associated with the integration of an acquired company, there can be no assurance that the Surviving Bank will be able to realize fully the operating efficiencies Western currently expects to realize as a result of the Merger and the integration of the administrative operations of Peninsula into Western's operational structure or that such operating efficiencies will be realized in the time frame currently anticipated. See "THE MERGER--Background and Reasons for the Merger".

    Western has experienced rapid growth in total assets, primarily due to several recent acquisitions. In the first of such acquisitions, Western acquired Western Bank on September 30, 1996, thereby increasing its total assets as of September 30, 1996, from approximately $80 million to approximately $490 million, an increase of 513%. In June 1997, Western merged with CCB, thereby acquiring NBSC and increasing

Western's total assets from approximately $512 million at December 31, 1996 to approximately $860 million at June 30, 1997, an increase of 68%. As a result of the SCB Merger, which was consummated on October 10, 1997, Western's total assets increased from approximately $867 million at September 30, 1997 to $1.38 billion at December 31, 1997, an increase of 60%. Following the SMB Merger, as of March 31, 1998, Western's total assets increased to $2.08 billion, an increase of approximately $700 million or 51% from $1.38 billion at December 31, 1997. Following the consummation of the BKLA Acquisition, Western's total assets would increase from approximately $2.02 billion at June 30, 1998 to approximately $2.31 billion, an increase of approximately $291 million or 15%. Assuming consummation of the Merger, Western's total assets would equal $2.74 billion, an increase of approximately $431 million or 19% over Western's assets, assuming consummation of the BKLA Acquisition, of $2.31 billion at June 30, 1998. The ability of Western to operate effectively following this rapid growth will depend in part on its ability to integrate the operations of the recently acquired entities and its ability to attract and retain key personnel. If the integration of Western Bank, CCB, SCB, SMB, BKLA and Peninsula does not proceed as anticipated, the results of operations of Western could be adversely affected. Also, there can be no assurance that Western will be able to realize the operating efficiencies that Western Management expects to achieve through the acquisition of Western Bank, the CCB Merger, the SCB Merger, the SMB Merger, the BKLA Acquisition and the Merger. There can be no assurance that the BKLA Acquisition will be consummated.

    In addition, due to the substantial size of these acquisitions, any comparison of financial data as of and for the time periods prior to such acquisitions may not be meaningful.

GENERAL BUSINESS RISK

    The businesses of Western and Peninsula are subject to various business risks. The volume of loan originations is dependent upon demand for loans of the type originated and serviced by Western and Peninsula and the competition in the marketplace for such loans. The level of consumer confidence, fluctuations in real estate values, fluctuations in prevailing interest rates and fluctuations in investment returns expected by the financial community could combine to make loans of the type originated by Western and Peninsula less attractive. In addition, Western and Peninsula may be adversely affected by other factors that could (a) increase the cost to the borrower of loans originated by Western and Peninsula, (b) create alternative lending sources for such borrowers or (c) increase the cost of funds of Western and Peninsula at rates faster than any increase in interest income, thereby narrowing their net interest rate margins. Although both Western and Peninsula also have seen continued improvement in loan demand consistent with overall market growth during the continued recovery of the Southern California economy, the increase in demand to date has not been sufficient to permit either Western or Peninsula to utilize fully deposits to fund loans, and accordingly each has maintained a significant portion of its funds in securities and federal funds sold. In addition, the lending environment is highly competitive, and some lenders have shown a willingness to lend on terms that Western and Peninsula Managements are unwilling to match due to their credit philosophies. Management of each of Western and Peninsula believe that loan demand will remain robust, but there can be no assurance that there will be sufficient loan demand in the future to keep pace with the level of deposits such that the asset mix desired by Western and Peninsula can be achieved and maintained. Governmental interventions through elimination of tax benefits for home equity loans, regulation of an increased scope of loans or introduction of additional regulations aimed at mortgage loans could also adversely affect the business in which Western and Peninsula are engaged.

    In the ordinary course of business, Western and Peninsula are subject to claims made against them by borrowers, depositors and investors arising from, among other things, losses that are claimed to have been incurred as a result of
(a) alleged breaches of fiduciary obligation, (b) alleged misrepresentations, errors or omissions by employees and officers (including appraisers), (c) alleged incomplete documentation or (d) alleged failure by Western or Peninsula to comply with applicable laws and regulations. Western believes that any liability with respect to any currently asserted claims or legal actions against Western or

Peninsula is not likely to be material to the consolidated financial position or results of operations of Western or the financial position or results of operations of the Surviving Bank; however, any claims asserted in the future may result in legal expense or liabilities that could have a material adverse effect on the financial positions and results of operations of Western or the Surviving Bank.

CONCENTRATION OF OPERATIONS; RECESSIONARY ENVIRONMENTS; DECLINE IN REAL ESTATE
  VALUES

    The business activities of Western and Peninsula currently are focused in Southern California, with the majority of their business concentrated in Los Angeles, Orange and San Diego counties. The business of Western after the Merger is expected to continue to be concentrated in Southern California for the foreseeable future. Although Western intends to expand within Southern California, there can be no assurance when or if such expansion will take place. Consequently, the results of operations and financial condition of Western and Peninsula are dependent upon general trends in Los Angeles, Orange and San Diego counties and Southern California economies and residential and commercial real estate markets. The risks to which the business of Western and Peninsula are subject, and to which the business of Western after the Merger will be subject, become more acute during an economic slow-down or recession such as that experienced during the recent California recession. During such periods, delinquencies and foreclosures generally increase and can result in increased numbers of, and larger, claims and legal actions and in a decline in demand for the services provided by Western and Peninsula. In addition, a significant decline in market values of properties of the type that secure loans originated by Western and Peninsula would reduce homeowners' equity in their homes and businesses' equity in their properties, thereby reducing their borrowing power and also weakening collateral coverage on loans made previously by Western and Peninsula. Such a decline could also diminish the market for loans originated by Western and Peninsula. Any of the foregoing could have a material adverse effect on the financial position and results of operations of Western and the Surviving Bank, and could have a greater adverse impact on Western and the Surviving Bank than on certain competitors that may have greater resources and capital. In addition, the concentration of Western's operations in Los Angeles, Orange and San Diego counties exposes it to greater risk than other banking companies with a wider geographic base in the event of catastrophes, such as earthquakes, fires and floods, in this region.

INTEREST RATE RISK

    It is expected that Western, through its subsidiaries, including the Surviving Bank, will continue to realize income primarily from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that Western's interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect Western's net interest spread, asset quality, loan origination volume and overall results of operation.

SHARES ELIGIBLE FOR FUTURE SALE; DILUTION

    Shares of Western Common Stock eligible for future sale could have a dilutive effect on the market for Western Common Stock and could adversely affect market prices.

    As of the Peninsula Record Date, the Restated Articles of Incorporation of Western authorized 100,000,000 shares of Western Common Stock, of which 15,708,087 shares were outstanding. Assuming an exchange ratio of 1.179, which is the Maximum Exchange Ratio, approximately 2,932,002 additional shares of Western Common Stock will be issued in the Merger to Peninsula Shareholders, assuming (i) no additional shares of Peninsula Common Stock reserved for issuance on the Peninsula Record Date are issued on or prior to the Effective Date; (ii) no Dissenters' Rights are perfected by Peninsula Shareholders; and (iii) no cash is paid in lieu of fractional shares. Pursuant to its stock option plans, Western had outstanding options to purchase an additional 412,289 shares of Western Common Stock on the Peninsula Record Date with exercise prices of between $5.25 and $43.00. Western also had outstanding warrants to purchase an additional 140,675 shares of Western Common Stock with exercise prices of between $13.77 and $16.83. In addition, if the BKLA Acquisition is consummated, Western will assume outstanding warrants of BKLA which will permit the holders of such warrants to purchase an additional 214,146 shares of Western Common Stock with an exercise price of $8.88. As of the Peninsula Record Date, Peninsula had no outstanding securities or obligations convertible into or exercisable or exchangeable for Peninsula Common Stock. See "THE MERGER AGREEMENT--The Merger".

    It is Western's intention to pursue acquisitions of other financial institutions from time to time where such acquisitions are believed by Western to enhance shareholder value or satisfy other strategic objectives. Such acquisitions, if any, could be accomplished by the issuance of additional shares of Western Common Stock or other securities convertible into or exercisable for Western Common Stock.

    In addition, in an action pending in the United States District Court for the Central District of California, Financial Institution Partners, L.P. and Hovde Capital, Inc., as a purported assignee of Financial Institution Partners, L.P. (collectively "FIP"), have asserted an alleged contractual right to purchase 266,659 additional shares of common stock of CCB at a price of $6.75 per share and to an ongoing right of first refusal to maintain FIP's beneficial ownership interest in CCB and/or Western. In an order dated June 30, 1998, the Court dismissed FIP's claims to an ongoing right of first refusal in CCB and/ or Western stock. Western Management considers FIP's remaining claims for damages based upon the 266,659 additional shares of CCB common stock that FIP did not purchase to be without merit.

REGULATION

    The operations of Western and Peninsula are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of their respective operations. Western and Peninsula each believes that it is in substantial compliance in all material respects with applicable federal, state and local laws, rules and regulations. Because the business of each of Western and Peninsula is highly regulated, the laws, rules and regulations applicable to Western and Peninsula are subject to regular modification and change. There are currently proposed various laws, rules and regulations that, if adopted, would impact Western and the Surviving Bank. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future, which could make compliance much more difficult or expensive, restrict Western's and Peninsula's ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by Western or Peninsula or otherwise adversely affect the business or prospects of Western or Peninsula.

LIMITED MARKET FOR WESTERN COMMON STOCK

    There is currently only a limited trading market for Western Common Stock. Western Common Stock was designated for quotation on Nasdaq on June 3, 1997. There can be no assurance that an active trading market for Western Common Stock will develop, or if developed, will continue, or that shareholders of Western after the Merger will be able to resell their securities or otherwise liquidate their investment, if at all, without considerable delay or considerable impact on the sales price. See "SUMMARY--Markets and Market Prices".

    There can be no assurance as to the market value of Western Common Stock, which market value may be significantly affected by various factors, including but not limited to announcements of expanded services by Western or its competitors, acquisitions of related companies and variations in quarterly operating results, as well as by the dilutive effects of the matters described above in "--Shares Eligible for Future Sale; Dilution". The limited trading market for Western Common Stock may cause fluctuations in the market value of Western Common Stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market.

YEAR 2000 RISKS AND PREPAREDNESS

    Many existing computer programs use only two digits to identify a year in a data field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000 or possibly earlier. The Year 2000 issue affects Western in that the financial services business is highly dependent on computer applications in a variety of ways, including the following: (i) Western relies on computer systems in almost all aspects of its business, including the processing of deposits, loans and other services and products offered to customers, the failure of which in connection with the Year 2000 could cause systemic disruptions and failures in the products and services offered by Western; (ii) other banks, clearing houses and vendors whose products and services Western uses are at risk of systemic disruptions and potential failures in the event that such entities have not adequately addressed their Year 2000 issues prior to the Year 2000; (iii) the creditworthiness of borrowers of Western might be diminished by significant disruptions of their business as result of their own or others' failure to address adequately the Year 2000 issue prior to the Year 2000; and (iv) federal banking agencies have issued interagency guidance on the business-wide risk posed to financial institutions by the Year 2000 problem pursuant to which the federal banking agencies may take supervisory action against financial institutions that fail to address appropriately Year 2000 issues prior to the Year 2000, including formal and informal enforcement actions, denial of applications to the federal banking agencies, civil money penalties and a reduction in the management component rating of the institution's composite rating.

    In order to address the Year 2000 issues facing Western, Western Management has initiated a program to prepare Western's computer systems and applications for the Year 2000 (the "Year 2000 Plan"). The primary focus of the Year 2000 Plan is to convert each of Western's subsidiary banks to the target systems identified and believed to be Year 2000 compliant. Western expects to incur internal staff costs as well as consulting and other expenses related to infrastructure and facilities enhancements necessary to prepare for conversion and Year 2000 system preparations. Testing and conversion of primary system applications and hardware is expected to cost approximately $1,100,000, to be expended during fiscal years 1998 and 1999. This cost estimate does not include costs associated with infrastructure and facilities enhancements required in connection with operational consolidations due to the acquisition of Western Bank, the CCB Merger, the SCB Merger, the SMB Merger, the BKLA Acquisition and the Merger. A significant portion of the cost to Western in connection with becoming Year 2000 compliant is expected to be the redeployment of existing technology and operations resources rather than incremental costs to Western.

    As a part of the Year 2000 Plan, Western is not only undertaking the infrastructure and facilities enhancement and testing necessary to ensure that Western is adequately prepared for the Year 2000, but Western is also communicating with its vendors upon whose services Western relies to ensure Year 2000 compliance. Pursuant to the Year 2000 Plan, Western expects to substantially complete testing of its mission-critical systems and the computer-related interactive vendor systems by December 31, 1998 and to complete all testing by June 1999. In addition, as part of the credit review process, Western is communicating with its major borrowers in an effort to ensure that such borrowers have taken appropriate steps to address their Year 2000 issues and will not be materially affected by any Year 2000 problems. Western is communicating with its major deposit customers as well. Western is also preparing contingency plans to protect Western in the event that Western is unable to attain Year 2000 compliance in certain applications according to the Year 2000 Plan. The contingency plans being prepared are system and application specific and are intended to ensure that in the event that one or more of such systems and/or applications fails by or at the Year 2000, Western will be able to engage in its core business functions in spite of such failure.

    Although Western believes that its Year 2000 Plan and other steps being taken are adequate to ensure that it will not be materially affected by the Year 2000 problem, there can be no assurance that the Year 2000 Plan and Western's other Year 2000 remedial and contingency plans will fully protect Western from the risks associated with the Year 2000. The analysis of, and preparation for, the Year 2000 and related problems necessarily rely on a variety of assumptions about future events, and there can be no assurance that Western Management has accurately predicted such future events or that the remedial and contingency plans of Western will adequately address such future events. In the event that the business of Western, vendors of Western or customers of Western is disrupted as a result of the Year 2000 problem, such disruption could have a material adverse effect on Western.

                         INFORMATION REGARDING WESTERN

BUSINESS OF WESTERN

    Western is a bank holding company registered under the BHCA, and its principal business is to serve as a holding company for its banking subsidiaries, SCB and SMB. Western was organized on May 20, 1983 as a California corporation and commenced operation as a bank holding company on June 18, 1984. In September 1996, Western acquired Western Bank. In June 1997, Western consummated the CCB Merger pursuant to which CCB merged with and into Western. Also in June 1997, Monarch Bank, a wholly owned subsidiary of Western prior to the CCB Merger, merged with and into NBSC, a wholly owned subsidiary of CCB prior to the CCB Merger. In October 1997, Western consummated the SCB Merger pursuant to which SCB merged with and into Western. In December 1997, Western merged NBSC with and into SCB, a wholly-owned subsidiary of SC Bancorp prior to the SCB Merger, with SCB being the surviving bank. In January 1998 Western consummated the SMB Merger pursuant to which SMB merged with and into Western Bank with Western Bank being the surviving bank. As part of the SMB Merger, the name of Western Bank was changed to "Santa Monica Bank". On April 16, 1998 Western entered into a definitive agreement with BKLA in which BKLA will merge with and into SMB. The closing of the BKLA Acquisition has been rescheduled from September 30, 1998 to October 30, 1998 or sooner, to allow the parties involved to more fully evaluate a lawsuit pending against BKLA.

    Western, through its subsidiaries, SMB and SCB, primarily serves the Los Angeles County, Orange County and surrounding markets. SMB's primary market area is the western part of Los Angeles County. As of June 30, 1998 SMB had 13 branch offices, including branch offices in Santa Monica, Westwood, Malibu, Pacific Palisades, Marina Del Rey, Beverly Hills, Century City and Encino. If the BKLA Acquisition is consummated, three additional branch offices will be maintained: one in each of West Hollywood, Culver City, and Glendale under the name "Santa Monica Bank". If the BKLA Acquisition is consummated, SMB intends to consolidate three of BKLA's six branches into three existing SMB branches. SCB's primary market area includes southern Los Angeles County, Orange County and northern San Diego County. As of June 30, 1998, SCB had six branch offices in southern Los Angeles County, nine branch offices throughout Orange County and one in northern San Diego County. SMB and SCB each offer a broad range of banking products and services, including many types of business and personal savings and checking accounts and other consumer banking services. In addition, SMB offers trust services.

    At June 30, 1998, Western had consolidated total assets, total deposits and shareholders' equity of $2.0 billion, $1.7 billion and $289 million, respectively. Western's principal executive offices are located at 4100 Newport Place, Suite 900, Newport Beach, California 92660, and its telephone number is
(949) 863-2444.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    Additional information relating to Western, including information relating to the business, management, properties, financial condition and results of operations of Western, is included in documents incorporated by reference into this Proxy Statement-Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

                        INFORMATION REGARDING PENINSULA

BUSINESS OF PENINSULA

    Peninsula is a California state chartered bank which was licensed by the State Commissioner and commenced operation on March 7, 1975. Peninsula originally opened for business at 1322 Scott Street in San Diego, California. In February 1977, Peninsula opened its second branch in Ocean Beach. The current main office location at 1331 Rosecrans Street was opened in December 1978. In March 1980, Peninsula opened its third branch on Morena Boulevard. The fourth branch was opened in September 1989 in Pt. Loma. On May 12, 1992, Peninsula consummated the purchase of Citizens Western Bank and added $24.1 million in total assets and deposits of $22.2 million. This gave Peninsula two more branches, one in Pacific Beach and one in La Jolla. On April 15, 1993, Peninsula acquired the deposits of First Western Bank from the FDIC. Deposits of First Western Bank totaled $13.8 million. In August 1993, Peninsula opened a branch in Fairbanks Ranch and followed in February 1994 with another branch in Mission Hills. The Downtown branch was opened in March 1996 and the tenth branch in San Marcos in July 1997.

    As a California state bank, Peninsula is subject to primary supervision, examination and regulation by the State Commissioner and the FDIC. Peninsula is also subject to certain other federal laws and regulations. The deposits of Peninsula are insured by the FDIC up to the applicable limits thereof. Peninsula is not a member of the Federal Reserve System. At June 30, 1998, Peninsula had approximately $428.3 million in assets, $243.2 million in loans, net of deferred fees and costs, $397.1 million in deposits and $27.3 million in shareholders' equity.

    Peninsula's principal executive offices are located at 1322 Scott Street, Suite 203 in San Diego, California 92106, and its telephone number is (619) 226-5451.

BANKING SERVICES

    Peninsula is engaged in substantially all of the business operations customarily conducted by a California independent community bank. Peninsula's primary market area is San Diego County, which it principally services from its 10 banking offices located in the coastal region. Peninsula's banking services include the acceptance of checking and savings deposits and the making of commercial, Small Business Administration guaranteed, real estate, consumer and other installment loans. Peninsula also offers traveler's checks, as well as notary public, trust, escrow, alternative investments, and a full range of electronic and other customary banking services.

    Peninsula's deposits consist primarily of individual and small and medium-sized business-related accounts. Peninsula also attracts deposits from several local governmental agencies. In connection with municipal deposits, Peninsula must generally pledge securities to obtain such deposits, except for the first $100,000 of such deposits which are insured by the FDIC.

    The areas in which Peninsula has directed virtually all of its lending activities are (i) commercial loans, (ii) consumer loans and (iii) real estate loans or other commercial loans secured by real estate. As of June 30, 1998, these three categories accounted for approximately 17%, 20% and 63%, respectively, of Peninsula's loan portfolio. A significant portion of Peninsula's lending is real estate related, including mortgage lending and interim construction loans, as well as taking real estate as collateral for loans for other purposes.

    The principal sources of Peninsula's revenues are (i) interest and fees on loans, (ii) interest on investments, (iii) service charges on deposit accounts and other charges and fees and (iv) interest on federal funds sold (funds loaned on a short-term basis to other banks). For the year ended June 30, 1998, these sources comprised 63%, 20%, 14% and 3%, respectively, of Peninsula's total operating income.

    Peninsula has not engaged in any material research activities relating to the development of new services or the improvement of existing Peninsula services. Peninsula has no present plans regarding "a new line of business" requiring the investment of a material amount of total assets.

    Most of Peninsula's business originates from San Diego County and there is no emphasis on foreign sources and application of funds. Peninsula's business, based upon performance to date, does not appear to be seasonal. Except as described above, a material portion of Peninsula's loans is not concentrated within a single industry or group of related industries, nor is Peninsula dependent upon a single customer or group of related customers for a material portion of its deposits. Management of Peninsula is unaware of any material effect upon Peninsula's capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulation.

EMPLOYEES

    As of June 30, 1998, Peninsula had a total of 216 full-time employees and 17 part-time employees (or 225 full time equivalent employees). Peninsula Management believes that its employee relations are satisfactory.

COMPETITION

    The banking and financial services business in California generally, and in Peninsula's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial service providers. Peninsula competes for loans and deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than Peninsula. In order to compete with the other financial service providers, Peninsula principally relies upon local promotional activities, personal relationships established by officers, directors and employees with its customers and specialized services tailored to meet its customers' needs. Peninsula maintains 10 full service-banking offices in San Diego County. See "RISK FACTORS--Competition".

EFFECT OF GOVERNMENTAL POLICIES AND RECENT LEGISLATION

    Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by Peninsula on its deposits and its other borrowings and the interest rate received by Peninsula on loans extended to its customers and securities held in Peninsula's portfolio comprise the major portion of Peninsula's earnings. These rates are highly sensitive to many factors that are beyond the control of Peninsula. Accordingly, the earnings and growth of Peninsula are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

    The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in U.S. Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of Peninsula's loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

    From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory and other professional agencies. For example, legislation has been introduced in Congress that would repeal the current statutory restrictions on affiliations between commercial banks and securities firms.

PROPERTIES

    Peninsula's principal executive offices are located at 1322 Scott Street, San Diego, California. In total, as of June 30, 1998, Peninsula had 10 branch offices and eight other properties. Of this total, seven of the properties were owned and 11 were leased.

OWNED PROPERTIES                       LEASED PROPERTIES
-------------------------------------  ------------------------------------------------------

1322 Scott Street                      1331 Rosecrans Street
San Diego, CA*                         San Diego, CA (Ground Lease)

4827 Newport Street                    4805 Newport Street
Ocean Beach, CA                        Ocean Beach, CA (Drive-up)*

4939 Newport Street                    5330 Napa Street
Ocean Beach, CA*                       San Diego, CA

2170 Chatsworth                        2150 Chatsworth
Loma Portal, CA*                       Loma Portal, CA

5280 Riley Street                      1606 Grand Avenue
San Diego, CA*                         Pacific Beach, CA (Ground Lease)

2110 Hancock Street                    16326 San Diequito
San Diego, CA*                         Fairbanks, CA

833 Pearl Street                       550 W. "C" Street
LaJolla, CA                            San Diego, CA

                                       2919 Camino Del Rio
                                       San Diego, CA* (Ground Lease)

                                       190 So. Rancho Santa Fe
                                       San Marcos, CA

                                       1313 Rosecrans St.
                                       San Diego, CA*

                                       610 W. Washington
                                       Mission Hills, CA

------------------------

*   Non-branch property.

    See the Notes to the Peninsula Financial Statements for the Years Ended December 31, 1997, 1996 and 1995 appearing elsewhere herein for certain additional information concerning the amount of Peninsula's lease commitments.

LEGAL PROCEEDINGS

    Peninsula is, from time to time, subject to various pending and threatened legal actions which arise out of the normal course of doing business. Peninsula is not a party to any pending legal or administrative proceedings (other than ordinary routine litigation incidental to Peninsula's business) and no such proceedings are known to be contemplated.

    There are no material proceedings adverse to Peninsula to which any director, officer, affiliate or 5% shareholder of Peninsula, or any associate of any such director, officer, affiliate or shareholder of Peninsula is a party, and none of the above persons has a material interest adverse to Peninsula.

                            WESTERN--BKLA--PENINSULA
             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

PRO FORMA EFFECT OF THE PENINSULA MERGER ASSUMING CONSUMMATION OF THE BKLA
  ACQUISITION

    The following unaudited pro forma combined condensed financial data combines the historical consolidated condensed financial statements of (i) Western and BKLA after giving effect to the BKLA Acquisition and (ii) Western, BKLA and Peninsula after giving effect to the BKLA Acquisition and the Merger, in each case as if they had been effective on June 30, 1998 and December 31, 1997, with respect to the Pro Forma Combined Condensed Balance Sheets, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented under the pooling-of-interests accounting method. The unaudited pro forma combined condensed financial data also combines the historical condensed statements of income of SMB acquired by Western on January 27, 1998, in a merger accounted for under the purchase method of accounting, for the year ended December 31, 1997 and the six months ended June 30, 1998 and 1997, as if the SMB Merger occurred at the beginning of such periods. The information for the six months ended June 30, 1998 and 1997 is derived from the unaudited financial statements of Western, BKLA, SMB and Peninsula, which includes, in the opinion of the respective managements of Western, BKLA, SMB and Peninsula, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. This information should be read in conjunction with the historical consolidated financial statements of Western, BKLA, SMB and Peninsula, including their respective notes thereto, which are included and/or incorporated by reference into this Proxy Statement-Prospectus, and in conjunction with the combined condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE". The effect of estimated merger and reorganization costs expected to be incurred in connection with the BKLA Acquisition and the Merger have been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheets; however, since the estimated costs are nonrecurring, they have not been reflected in the Unaudited Pro Forma Combined Condensed Statements of Income. See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION--NOTE 2". The unaudited pro forma combined condensed financial data does not give effect to any anticipated operating efficiencies which may occur in conjunction with the BKLA Acquisition and the Merger. The Unaudited Pro Forma Combined Condensed Balance Sheets are not necessarily indicative of the actual financial position that would have existed had the BKLA Acquisition or the Merger been consummated on June 30, 1998 or December 31, 1997, or that may exist in the future. The Unaudited Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results that would have occurred had the BKLA Acquisition and the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the BKLA Acquisition and the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the BKLA Acquisition and the Merger take place. See "RISK FACTORS".

                            WESTERN--BKLA--PENINSULA
            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT
                                 JUNE 30, 1998

                                                                                                               WESTERN
                                                                   WESTERN        BKLA         PRO FORMA      AND BKLA
                                                                 (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(2)  PRO FORMA
                                                                 -----------  -------------  --------------  -----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks........................................   $ 155,940     $  20,682      $   --         $ 176,622
Federal funds sold.............................................     177,329        14,000          --           191,329
                                                                 -----------  -------------  --------------  -----------
      TOTAL CASH AND CASH EQUIVALENTS..........................     333,269        34,682          --           367,951
Federal Reserve Bank and Federal Home Loan Bank stock, at
  cost.........................................................       5,759         1,491          --             7,250
Securities held to maturity....................................      --            87,188          --            87,188
Securities available for sale..................................     218,376        --              --           218,376
                                                                 -----------  -------------  --------------  -----------
      TOTAL SECURITIES.........................................     224,135        88,679          --           312,814
Net loans......................................................   1,249,930       150,962          --         1,400,892
Property, plant and equipment..................................      32,034         2,519          --            34,553
Other real estate owned........................................       4,946         1,545          --             6,491
Goodwill and other intangible assets...........................     145,525         5,504          --           151,029
Other assets...................................................      26,910         5,877           1,680        34,467
                                                                 -----------  -------------  --------------  -----------
      TOTAL ASSETS.............................................   $2,016,749    $ 289,768      $    1,680     $2,308,197
                                                                 -----------  -------------  --------------  -----------
                                                                 -----------  -------------  --------------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits..................................   $ 637,837     $  86,876      $   --         $ 724,713
Interest bearing deposits......................................   1,059,515       155,676          --         1,215,191
                                                                 -----------  -------------  --------------  -----------
      TOTAL DEPOSITS...........................................   1,697,352       242,552          --         1,939,904
Borrowed funds.................................................      15,756        12,873          --            28,629
Accrued interest payable and other liabilities.................      14,495           792           7,080        22,367
                                                                 -----------  -------------  --------------  -----------
      TOTAL LIABILITIES........................................   1,727,603       256,217           7,080     1,990,900
SHAREHOLDERS' EQUITY:
Preferred stock................................................      --            --              --            --
Common stock and additional paid in capital....................     263,257        31,042          --           294,299
Retained earnings..............................................      25,819         2,509          (5,400)       22,928
Other comprehensive income (loss)..............................          70        --              --                70
                                                                 -----------  -------------  --------------  -----------
      TOTAL SHAREHOLDERS' EQUITY...............................     289,146        33,551          (5,400)      317,297
                                                                 -----------  -------------  --------------  -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............   $2,016,749    $ 289,768      $    1,680     $2,308,197
                                                                 -----------  -------------  --------------  -----------
                                                                 -----------  -------------  --------------  -----------
Number of common shares outstanding (1)........................    15,703.8       4,856.2                      17,843.4
Common shareholders' equity per share (1)......................   $   18.41     $    6.91                     $   17.78
Tangible common shareholders' equity per share (1).............   $    9.15     $    5.78                     $    9.32

                                                                                                  WESTERN,
                                                                                                  BKLA AND
                                                                   PENINSULA       PRO FORMA      PENINSULA
                                                                 (HISTORICAL)(1) ADJUSTMENTS(2)   PRO FORMA
                                                                 -------------  ---------------  -----------

ASSETS:
Cash and due from banks........................................    $  33,093       $  --          $ 209,715
Federal funds sold.............................................       19,500          --            210,829
                                                                 -------------       -------     -----------
      TOTAL CASH AND CASH EQUIVALENTS..........................       52,593          --            420,544
Federal Reserve Bank and Federal Home Loan Bank stock, at
  cost.........................................................        1,254          --              8,504
Securities held to maturity....................................       82,341          --            169,529
Securities available for sale..................................       28,023          --            246,399
                                                                 -------------       -------     -----------
      TOTAL SECURITIES.........................................      111,618          --            424,432
Net loans......................................................      240,785          --          1,641,677
Property, plant and equipment..................................       11,907          --             46,460
Other real estate owned........................................       --              --              6,491
Goodwill and other intangible assets...........................          108          --            151,137
Other assets...................................................       11,261           2,400         48,128
                                                                 -------------       -------     -----------
      TOTAL ASSETS.............................................    $ 428,272       $   2,400      $2,738,869
                                                                 -------------       -------     -----------
                                                                 -------------       -------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits..................................    $ 143,342       $  --          $ 868,055
Interest bearing deposits......................................      253,713          --          1,468,904
                                                                 -------------       -------     -----------
      TOTAL DEPOSITS...........................................      397,055          --          2,336,959
Borrowed funds.................................................          600          --             29,229
Accrued interest payable and other liabilities.................        3,359           8,515         34,241
                                                                 -------------       -------     -----------
      TOTAL LIABILITIES........................................      401,014           8,515      2,400,429
SHAREHOLDERS' EQUITY:
Preferred stock................................................       --              --             --
Common stock and additional paid in capital....................       19,017          --            313,316
Retained earnings..............................................        8,269          (6,115)        25,082
Other comprehensive income (loss)..............................          (28)         --                 42
                                                                 -------------       -------     -----------
      TOTAL SHAREHOLDERS' EQUITY...............................       27,258          (6,115)       338,440
                                                                 -------------       -------     -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............    $ 428,272       $   2,400      $2,738,869
                                                                 -------------       -------     -----------
                                                                 -------------       -------     -----------
Number of common shares outstanding (1)........................      2,486.9                       20,775.5
Common shareholders' equity per share (1)......................    $   10.96                      $   16.29
Tangible common shareholders' equity per share (1).............    $   10.92                      $    9.02

 See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
         FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION".

                            WESTERN--BKLA--PENINSULA
            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT
                               DECEMBER 31, 1997

                                                                                                               WESTERN
                                                                   WESTERN        BKLA         PRO FORMA      AND BKLA
                                                                 (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(2)  PRO FORMA
                                                                 -----------  -------------  --------------  -----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks........................................   $  97,456     $  22,646      $   --         $ 120,102
Federal funds sold.............................................     138,702        29,555          --           168,257
                                                                 -----------  -------------  --------------  -----------
      TOTAL CASH AND CASH EQUIVALENTS..........................     236,158        52,201          --           288,359
Federal Reserve Bank and Federal Home Loan Bank stock, at
  cost.........................................................       5,610           801          --             6,411
Securities held to maturity....................................      --            48,138          --            48,138
Securities available for sale..................................     201,904        11,494          --           213,398
                                                                 -----------  -------------  --------------  -----------
      TOTAL SECURITIES.........................................     207,514        60,433          --           267,947
Net loans......................................................     864,840       139,814          --         1,004,654
Property, plant and equipment..................................      13,685         2,650          --            16,335
Other real estate owned........................................       6,261         1,475          --             7,736
Goodwill and other intangible assets...........................      30,430         5,939          --            36,369
Other assets...................................................      24,622         9,521           1,680        35,823
                                                                 -----------  -------------  --------------  -----------
      TOTAL ASSETS.............................................   $1,383,510    $ 272,033      $    1,680     $1,657,223
                                                                 -----------  -------------  --------------  -----------
                                                                 -----------  -------------  --------------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits..................................   $ 457,503     $  85,222      $   --         $ 542,725
Interest bearing deposits......................................     769,290       152,790          --           922,080
                                                                 -----------  -------------  --------------  -----------
      TOTAL DEPOSITS...........................................   1,226,793       238,012          --         1,464,805
Borrowed funds.................................................      12,751         1,849          --            14,600
Accrued interest payable and other liabilities.................      14,311         1,118           7,080        22,509
                                                                 -----------  -------------  --------------  -----------
      TOTAL LIABILITIES........................................   1,253,855       240,979           7,080     1,501,914
SHAREHOLDERS' EQUITY:
Preferred stock................................................      --            --              --            --
Common stock...................................................     112,947        30,630          --           143,577
Retained earnings..............................................      16,802           472          (5,400)       11,874
Other comprehensive income (loss)..............................         (94)          (48)         --              (142)
                                                                 -----------  -------------  --------------  -----------
      TOTAL SHAREHOLDERS' EQUITY...............................     129,655        31,054          (5,400)      155,309
                                                                 -----------  -------------  --------------  -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............   $1,383,510    $ 272,033      $    1,680     $1,657,223
                                                                 -----------  -------------  --------------  -----------
                                                                 -----------  -------------  --------------  -----------
Number of common shares outstanding (1)........................    10,648.3       4,751.7                      12,744.4
Common shareholders' equity per share (1)......................   $   12.18     $    6.54                     $   12.19
Tangible common shareholders' equity per share (1).............   $    9.32     $    5.29                     $    9.33

                                                                                                  WESTERN,
                                                                                                  BKLA AND
                                                                   PENINSULA       PRO FORMA      PENINSULA
                                                                 (HISTORICAL)(1) ADJUSTMENTS(2)   PRO FORMA
                                                                 -------------  ---------------  -----------

ASSETS:
Cash and due from banks........................................    $  33,614       $  --          $ 153,716
Federal funds sold.............................................        6,000          --            174,257
                                                                 -------------       -------     -----------
      TOTAL CASH AND CASH EQUIVALENTS..........................       39,614          --            327,973
Federal Reserve Bank and Federal Home Loan Bank stock, at
  cost.........................................................        1,032          --              7,443
Securities held to maturity....................................       86,050          --            134,188
Securities available for sale..................................       37,959          --            251,357
                                                                 -------------       -------     -----------
      TOTAL SECURITIES.........................................      125,041          --            392,988
Net loans......................................................      232,198          --          1,236,852
Property, plant and equipment..................................       11,514          --             27,849
Other real estate owned........................................          259          --              7,995
Goodwill and other intangible assets...........................           98          --             36,467
Other assets...................................................        9,521           2,400         47,744
                                                                 -------------       -------     -----------
      TOTAL ASSETS.............................................    $ 418,245       $   2,400      $2,077,868
                                                                 -------------       -------     -----------
                                                                 -------------       -------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits..................................    $ 121,657       $  --          $ 664,382
Interest bearing deposits......................................      267,575          --          1,189,655
                                                                 -------------       -------     -----------
      TOTAL DEPOSITS...........................................      389,232          --          1,854,037
Borrowed funds.................................................          600          --             15,200
Accrued interest payable and other liabilities.................        3,057           8,515         34,081
                                                                 -------------       -------     -----------
      TOTAL LIABILITIES........................................      392,889           8,515      1,903,318
SHAREHOLDERS' EQUITY:
Preferred stock................................................       --              --             --
Common stock...................................................       19,017          --            162,594
Retained earnings..............................................        6,407          (6,115)        12,166
Other comprehensive income (loss)..............................          (68)         --               (210)
                                                                 -------------       -------     -----------
      TOTAL SHAREHOLDERS' EQUITY...............................       25,356          (6,115)       174,550
                                                                 -------------       -------     -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............    $ 418,245       $   2,400      $2,077,868
                                                                 -------------       -------     -----------
                                                                 -------------       -------     -----------
Number of common shares outstanding (1)........................      2,486.9                       15,676.5
Common shareholders' equity per share (1)......................    $   10.20                      $   11.13
Tangible common shareholders' equity per share (1).............    $   10.16                      $    8.81

 See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
         FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION".

                            WESTERN--BKLA--PENINSULA
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                                                    WESTERN         SMB
                                                        WESTERN        BKLA        AND BKLA       JANUARY       PRO FORMA
                                                      (HISTORICAL) (HISTORICAL)(1)  PRO FORMA  (HISTORICAL)(3) ADJUSTMENTS(3)
                                                      -----------  -------------  -----------  -------------  --------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases.............   $  56,671     $   7,667     $  64,338     $   3,185      $   --
  Interest on interest bearing deposits in other
    banks...........................................      --                38            38        --              --
  Interest on investment securities.................       6,966         2,071         9,037           616          --
  Interest on federal funds sold....................       5,285           729         6,014           365            (235)
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL INTEREST INCOME.........................      68,922        10,505        79,427         4,166            (235)
INTEREST EXPENSE:
  Interest expense on deposits......................      17,762         2,718        20,480         1,180          --
  Interest expense on borrowings....................         556           290           846            16          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL INTEREST EXPENSE........................      18,318         3,008        21,326         1,196          --
                                                      -----------  -------------  -----------  -------------  --------------
NET INTEREST INCOME:................................      50,604         7,497        58,101         2,970            (235)
  Less: provision for loan and lease losses.........         300        --               300            80          --
                                                      -----------  -------------  -----------  -------------  --------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES......................................      50,304         7,497        57,801         2,890            (235)
NON-INTEREST INCOME:
  Service charges, commissions and fees.............       7,250           955         8,205           595          --
  Securities gains..................................         155            49           204        --              --
  Other income......................................         453            26           479            19          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL NON-INTEREST INCOME.....................       7,858         1,030         8,888           614          --
NON-INTEREST EXPENSE:
  Salaries and benefits.............................      17,725         2,770        20,495         1,123             (11)
  Occupancy, furniture and equipment................       5,328         1,033         6,361           347              23
  Advertising and business development..............         566            98           664            58          --
  Other real estate owned...........................        (205)           12          (193)            9          --
  Professional services.............................       1,657           362         2,019            73          --
  Telephone, stationery and supplies................       1,437           256         1,693            55          --
  Goodwill amortization.............................       4,561           237         4,798        --                 665
  Data processing...................................       1,126        --             1,126             9          --
  Customer services cost............................         842        --               842             8          --
  Merger costs......................................      --            --            --               429          --
  Other.............................................       2,476           506         2,982           239          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL NON-INTEREST EXPENSE....................      35,513         5,274        40,787         2,350             677
                                                      -----------  -------------  -----------  -------------  --------------
  Income before income taxes........................      22,649         3,253        25,902         1,154            (912)
  Income taxes......................................      11,142         1,216        12,358           463            (102)
                                                      -----------  -------------  -----------  -------------  --------------
      Net income....................................   $  11,507     $   2,037     $  13,544     $     691      $     (810)
                                                      -----------  -------------  -----------  -------------  --------------
                                                      -----------  -------------  -----------  -------------  --------------
  PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...........................................    14,821.5       4,776.6      16,839.1       7,084.2
    Diluted.........................................    15,040.0       5,368.8      17,307.8       7,084.2
  Income per share
    Basic...........................................   $    0.78     $    0.43     $    0.80     $    0.10
    Diluted.........................................   $    0.77     $    0.38     $    0.78     $    0.10

                                                        WESTERN                     WESTERN
                                                       BKLA AND      PENINSULA     BKLA AND
                                                          SMB      (HISTORICAL)(1)  PENINSULA
                                                      -----------  -------------  -----------

INTEREST INCOME:
  Interest and fees on loans and leases.............   $  67,523     $  10,885     $  78,408
  Interest on interest bearing deposits in other
    banks...........................................          38           116           154
  Interest on investment securities.................       9,653         3,355        13,008
  Interest on federal funds sold....................       6,144           378         6,522
                                                      -----------  -------------  -----------
      TOTAL INTEREST INCOME.........................      83,358        14,734        98,092
INTEREST EXPENSE:
  Interest expense on deposits......................      21,660         4,388        26,048
  Interest expense on borrowings....................         862            40           902
                                                      -----------  -------------  -----------
      TOTAL INTEREST EXPENSE........................      22,522         4,428        26,950
                                                      -----------  -------------  -----------
NET INTEREST INCOME:................................      60,836        10,306        71,142
  Less: provision for loan and lease losses.........         380           139           519
                                                      -----------  -------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES......................................      60,456        10,167        70,623
NON-INTEREST INCOME:
  Service charges, commissions and fees.............       8,800         1,994        10,794
  Securities gains..................................         204            30           234
  Other income......................................         498           428           926
                                                      -----------  -------------  -----------
      TOTAL NON-INTEREST INCOME.....................       9,502         2,452        11,954
NON-INTEREST EXPENSE:
  Salaries and benefits.............................      21,607         5,289        26,896
  Occupancy, furniture and equipment................       6,731         1,301         8,032
  Advertising and business development..............         722           316         1,038
  Other real estate owned...........................        (184)           32          (152)
  Professional services.............................       2,092           215         2,307
  Telephone, stationery and supplies................       1,748           369         2,117
  Goodwill amortization.............................       5,463        --             5,463
  Data processing...................................       1,135           358         1,493
  Customer services cost............................         850           648         1,498
  Merger costs......................................         429        --               429
  Other.............................................       3,221           525         3,746
                                                      -----------  -------------  -----------
      TOTAL NON-INTEREST EXPENSE....................      43,814         9,053        52,867
                                                      -----------  -------------  -----------
  Income before income taxes........................      26,144         3,566        29,710
  Income taxes......................................      12,719         1,337        14,056
                                                      -----------  -------------  -----------
      Net income....................................   $  13,425     $   2,229     $  15,654
                                                      -----------  -------------  -----------
                                                      -----------  -------------  -----------
  PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...........................................    17,668.1       2,486.9      20,600.2
    Diluted.........................................    18,136.8       2,486.9      21,068.9
  Income per share
    Basic...........................................   $    0.76     $    0.90     $    0.76
    Diluted.........................................   $    0.74     $    0.90     $    0.74

 See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
         FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION".

                            WESTERN--BKLA--PENINSULA
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                    WESTERN
                                                        WESTERN        BKLA        AND BKLA         SMB         PRO FORMA
                                                      (HISTORICAL) (HISTORICAL)(1)  PRO FORMA  (HISTORICAL)(3) ADJUSTMENTS(3)
                                                      -----------  -------------  -----------  -------------  --------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases.............   $  38,605     $   5,021     $  43,626     $  18,106      $   --
  Interest on interest bearing deposits in other
    banks...........................................      --                 1             1        --              --
  Interest on investment securities.................       8,500         1,139         9,639         4,030          --
  Interest on federal funds sold....................       1,653           490         2,143         1,680          (1,408)
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL INTEREST INCOME.........................      48,758         6,651        55,409        23,816          (1,408)
INTEREST EXPENSE:
  Interest expense on deposits......................      13,736         1,617        15,353         6,898          --
  Interest expense on borrowings....................         594           129           723            98          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL INTEREST EXPENSE........................      14,330         1,746        16,076         6,996          --
                                                      -----------  -------------  -----------  -------------  --------------
NET INTEREST INCOME:................................      34,428         4,905        39,333        16,820          (1,408)
  Less: provision for loan and lease losses.........       1,400           410         1,810        --              --
                                                      -----------  -------------  -----------  -------------  --------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES......................................      33,028         4,495        37,523        16,820          (1,408)
NON-INTEREST INCOME:
  Service charges and fees..........................       3,838           602         4,440         3,416          --
  Gain on sale of loans and other assets............          78        --                78        --              --
  Securities gains..................................         342        --               342        --              --
  Other income......................................         770            27           797           118          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL NON-INTEREST INCOME.....................       5,028           629         5,657         3,534          --
NON-INTEREST EXPENSE:
  Salaries and benefits.............................      12,715         2,269        14,984         7,064             (66)
  Occupancy, furniture and equipment................       3,889           810         4,699         2,068             137
  Advertising and business development..............         596            87           683           426          --
  Other real estate owned...........................          69            12            81          (517)         --
  Professional services.............................       1,753           221         1,974           953          --
  Telephone, stationery and supplies................       1,420           166         1,586           327          --
  Goodwill amortization.............................       1,270           102         1,372        --               3,989
  Data processing...................................         791        --               791            61          --
  Customer services cost............................         559        --               559            72          --
  Merger costs......................................       3,470        --             3,470        --              --
  Other.............................................       3,268           422         3,690         1,232          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL NON-INTEREST EXPENSE....................      29,800         4,089        33,889        11,686           4,060
                                                      -----------  -------------  -----------  -------------  --------------
Income before income taxes..........................       8,256         1,035         9,291         8,668          (5,468)
Income taxes........................................       4,811        --             4,811         3,004            (614)
                                                      -----------  -------------  -----------  -------------  --------------
      NET INCOME....................................   $   3,445     $   1,035     $   4,480     $   5,664      $   (4,854)
                                                      -----------  -------------  -----------  -------------  --------------
                                                      -----------  -------------  -----------  -------------  --------------
PER SHARE INFORMATION(1):
  Number of shares (weighted average)
    Basic...........................................    10,492.5       2,878.8      11,708.5       7,084.2
    Diluted.........................................    10,778.3       3,277.1      12,162.5       7,084.2
  Income per share
    Basic...........................................   $    0.33     $    0.36     $    0.38     $    0.80
    Diluted.........................................   $    0.32     $    0.32     $    0.37     $    0.80

                                                        WESTERN                    WESTERN,
                                                       BKLA AND      PENINSULA     BKLA AND
                                                          SMB      (HISTORICAL)(1)  PENINSULA
                                                      -----------  -------------  -----------

INTEREST INCOME:
  Interest and fees on loans and leases.............   $  61,732     $   9,984     $  71,716
  Interest on interest bearing deposits in other
    banks...........................................           1            12            13
  Interest on investment securities.................      13,669         2,636        16,305
  Interest on federal funds sold....................       2,415           165         2,580
                                                      -----------  -------------  -----------
      TOTAL INTEREST INCOME.........................      77,817        12,797        90,614
INTEREST EXPENSE:
  Interest expense on deposits......................      22,251         3,963        26,214
  Interest expense on borrowings....................         821            29           850
                                                      -----------  -------------  -----------
      TOTAL INTEREST EXPENSE........................      23,072         3,992        27,064
                                                      -----------  -------------  -----------
NET INTEREST INCOME:................................      54,745         8,805        63,550
  Less: provision for loan and lease losses.........       1,810           325         2,135
                                                      -----------  -------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES......................................      52,935         8,480        61,415
NON-INTEREST INCOME:
  Service charges and fees..........................       7,856         1,602         9,458
  Gain on sale of loans and other assets............          78        --                78
  Securities gains..................................         342             5           347
  Other income......................................         915           434         1,349
                                                      -----------  -------------  -----------
      TOTAL NON-INTEREST INCOME.....................       9,191         2,041        11,232
NON-INTEREST EXPENSE:
  Salaries and benefits.............................      21,982         4,482        26,464
  Occupancy, furniture and equipment................       6,904         1,128         8,032
  Advertising and business development..............       1,109           296         1,405
  Other real estate owned...........................        (436)           61          (375)
  Professional services.............................       2,927           230         3,157
  Telephone, stationery and supplies................       1,913           334         2,247
  Goodwill amortization.............................       5,361        --             5,361
  Data processing...................................         852           343         1,195
  Customer services cost............................         631           427         1,058
  Merger costs......................................       3,470        --             3,470
  Other.............................................       4,922           503         5,425
                                                      -----------  -------------  -----------
      TOTAL NON-INTEREST EXPENSE....................      49,635         7,804        57,439
                                                      -----------  -------------  -----------
Income before income taxes..........................      12,491         2,717        15,208
Income taxes........................................       7,201         1,044         8,245
                                                      -----------  -------------  -----------
      NET INCOME....................................   $   5,290     $   1,673     $   6,963
                                                      -----------  -------------  -----------
                                                      -----------  -------------  -----------
PER SHARE INFORMATION(1):
  Number of shares (weighted average)
    Basic...........................................    16,682.0       2,486.9      19,614.1
    Diluted.........................................    17,136.0       2,486.9      20,068.1
  Income per share
    Basic...........................................   $    0.32     $    0.67     $    0.35
    Diluted.........................................   $    0.31     $    0.67     $    0.35

 See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
         FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION".

                            WESTERN--BKLA--PENINSULA
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                    WESTERN
                                                        WESTERN        BKLA        AND BKLA         SMB         PRO FORMA
                                                      (HISTORICAL) (HISTORICAL)(1)  PRO FORMA  (HISTORICAL)(3) ADJUSTMENTS(3)
                                                      -----------  -------------  -----------  -------------  --------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases.............   $  80,639     $  11,229     $  91,868     $  36,794      $   --
  Interest on interest bearing deposits in other
    banks...........................................      --                 1             1        --              --
  Interest on investment securities.................      15,714         2,731        18,445         8,922          --
  Interest on federal funds sold....................       4,681           893         5,574         3,652          (2,816)
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL INTEREST INCOME.........................     101,034        14,854       115,888        49,368          (2,816)
INTEREST EXPENSE:
  Interest expense on deposits......................      28,276         3,673        31,949        14,575          --
  Interest expense on borrowings....................       1,082           258         1,340           196          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL INTEREST EXPENSE........................      29,358         3,931        33,289        14,771          --
                                                      -----------  -------------  -----------  -------------  --------------
NET INTEREST INCOME:................................      71,676        10,923        82,599        34,597          (2,816)
  Less: provision for loan and lease losses.........       2,800           410         3,210        --              --
                                                      -----------  -------------  -----------  -------------  --------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES......................................      68,876        10,513        79,389        34,597          (2,816)
NON-INTEREST INCOME:
  Service charges, commissions and fees.............       7,533         1,273         8,806         7,032          --
  Gain on sale of loans and other assets............          78        --                78        --              --
  Securities gains..................................         342        --               342            13          --
  Other income......................................       1,733           115         1,848           229          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL NON-INTEREST INCOME.....................       9,686         1,388        11,074         7,274          --
NON-INTEREST EXPENSE:
  Salaries and benefits.............................      25,023         4,802        29,825        14,661            (131)
  Occupancy, furniture and equipment................       7,843         1,778         9,621         4,151             274
  Advertising and business development..............       1,225           155         1,380           844          --
  Other real estate owned...........................         242            29           271          (547)         --
  Professional services.............................       3,706           382         4,088         1,444          --
  Telephone, stationery and supplies................       2,735           347         3,082           632          --
  Goodwill amortization.............................       2,538           246         2,784        --               7,977
  Data processing...................................       1,667        --             1,667           116          --
  Customer services cost............................       1,263        --             1,263           265          --
  Merger related costs..............................      14,201        --            14,201         1,052          --
  Other.............................................       5,314           803         6,117         2,441          --
                                                      -----------  -------------  -----------  -------------  --------------
      TOTAL NON-INTEREST EXPENSE....................      65,757         8,542        74,299        25,059           8,120
                                                      -----------  -------------  -----------  -------------  --------------
  Income before income taxes........................      12,805         3,359        16,164        16,812         (10,936)
  Income taxes (benefits)...........................       9,643          (372)        9,271         5,905          (1,228)
                                                      -----------  -------------  -----------  -------------  --------------
      NET INCOME....................................   $   3,162     $   3,731     $   6,893     $  10,907      $   (9,708)
                                                      -----------  -------------  -----------  -------------  --------------
                                                      -----------  -------------  -----------  -------------  --------------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...........................................    10,523.9       3,226.0      11,886.6       7,084.2
    Diluted.........................................    10,731.6       3,749.7      12,315.5       7,084.2
  Income per share
    Basic...........................................   $    0.30     $    1.16     $    0.58     $    1.54
    Diluted.........................................   $    0.29     $    1.00     $    0.56     $    1.54

                                                        WESTERN                    WESTERN,
                                                       BKLA AND      PENINSULA     BKLA AND
                                                          SMB      (HISTORICAL)(1)  PENINSULA
                                                      -----------  -------------  -----------

INTEREST INCOME:
  Interest and fees on loans and leases.............   $ 128,662     $  20,682     $ 149,344
  Interest on interest bearing deposits in other
    banks...........................................           1            91            92
  Interest on investment securities.................      27,367         6,011        33,378
  Interest on federal funds sold....................       6,410           481         6,891
                                                      -----------  -------------  -----------
      TOTAL INTEREST INCOME.........................     162,440        27,265       189,705
INTEREST EXPENSE:
  Interest expense on deposits......................      46,524         8,527        55,051
  Interest expense on borrowings....................       1,536            73         1,609
                                                      -----------  -------------  -----------
      TOTAL INTEREST EXPENSE........................      48,060         8,600        56,660
                                                      -----------  -------------  -----------
NET INTEREST INCOME:................................     114,380        18,665       133,045
  Less: provision for loan and lease losses.........       3,210           498         3,708
                                                      -----------  -------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES......................................     111,170        18,167       129,337
NON-INTEREST INCOME:
  Service charges, commissions and fees.............      15,838         3,266        19,104
  Gain on sale of loans and other assets............          78           247           325
  Securities gains..................................         355            60           415
  Other income......................................       2,077           551         2,628
                                                      -----------  -------------  -----------
      TOTAL NON-INTEREST INCOME.....................      18,348         4,124        22,472
NON-INTEREST EXPENSE:
  Salaries and benefits.............................      44,355         9,630        53,985
  Occupancy, furniture and equipment................      14,046         2,557        16,603
  Advertising and business development..............       2,224           690         2,914
  Other real estate owned...........................        (276)          114          (162)
  Professional services.............................       5,532           407         5,939
  Telephone, stationery and supplies................       3,714           685         4,399
  Goodwill amortization.............................      10,761        --            10,761
  Data processing...................................       1,783           705         2,488
  Customer services cost............................       1,528           955         2,483
  Merger related costs..............................      15,253        --            15,253
  Other.............................................       8,558         1,239         9,797
                                                      -----------  -------------  -----------
      TOTAL NON-INTEREST EXPENSE....................     107,478        16,982       124,460
                                                      -----------  -------------  -----------
  Income before income taxes........................      22,040         5,309        27,349
  Income taxes (benefits)...........................      13,948         1,708        15,656
                                                      -----------  -------------  -----------
      NET INCOME....................................   $   8,092     $   3,601     $  11,693
                                                      -----------  -------------  -----------
                                                      -----------  -------------  -----------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...........................................    16,860.1       2,486.9      19,792.2
    Diluted.........................................    17,289.0       2,486.9      20,221.1
  Income per share
    Basic...........................................   $    0.48     $    1.45     $    0.59
    Diluted.........................................   $    0.47     $    1.45     $    0.58

 See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
         FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION".

                            WESTERN--BKLA--PENINSULA
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                                     WESTERN
                                                                                         WESTERN        BKLA        AND BKLA
                                                                                       (HISTORICAL) (HISTORICAL)(1)  PRO FORMA
                                                                                       -----------  -------------  -----------
                                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases..............................................   $  58,374     $   7,702     $  66,076
  Interest on interest bearing deposits in other banks...............................           3            12            15
  Interest on investment securities..................................................      12,862         2,008        14,870
  Interest on federal funds sold.....................................................       2,998           839         3,837
                                                                                       -----------  -------------  -----------
      TOTAL INTEREST INCOME..........................................................      74,237        10,561        84,798
INTEREST EXPENSE:
  Interest expense on deposits.......................................................      21,382         2,830        24,212
  Interest expense on borrowings.....................................................         929           257         1,186
                                                                                       -----------  -------------  -----------
      TOTAL INTEREST EXPENSE.........................................................      22,311         3,087        25,398
                                                                                       -----------  -------------  -----------
NET INTEREST INCOME:.................................................................      51,926         7,474        59,400
  Less: provision for loan and lease losses..........................................       1,018           750         1,768
                                                                                       -----------  -------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................      50,908         6,724        57,632

NON-INTEREST INCOME:
  Service charges, commissions and fees..............................................       7,485           966         8,451
  Gain on sale of loans and other assets.............................................         665        --               665
  Securities gains (losses)..........................................................         281            (5)          276
  Other income.......................................................................       1,444            76         1,520
                                                                                       -----------  -------------  -----------
      TOTAL NON-INTEREST INCOME......................................................       9,875         1,037        10,912
NON-INTEREST EXPENSE:
  Salaries and benefits..............................................................      23,016         3,408        26,424
  Occupancy, furniture and equipment.................................................       7,649         1,306         8,955
  Advertising and business development...............................................       1,342           137         1,479
  Other real estate owned............................................................        (134)           68           (66)
  Professional services..............................................................       6,054           472         6,526
  Telephone, stationery and supplies.................................................       2,201           346         2,547
  Goodwill amortization..............................................................       1,004           119         1,123
  Data processing....................................................................       1,064        --             1,064
  Customer services cost.............................................................         510        --               510
  Other..............................................................................       5,432           904         6,336
                                                                                       -----------  -------------  -----------
      TOTAL NON-INTEREST EXPENSE.....................................................      48,138         6,760        54,898
                                                                                       -----------  -------------  -----------
Income before income taxes...........................................................      12,645         1,001        13,646
Income taxes.........................................................................       3,656        --             3,656
                                                                                       -----------  -------------  -----------
      NET INCOME.....................................................................   $   8,989     $   1,001     $   9,990
                                                                                       -----------  -------------  -----------
                                                                                       -----------  -------------  -----------
PER SHARE INFORMATION (1):
Number of shares (weighted average)
    Basic                                                                                 8,095.7       2,195.1       9,022.9
    Diluted..........................................................................     8,248.4       2,475.9       9,294.2
Income per share
    Basic............................................................................   $    1.11     $    0.46     $    1.11
    Diluted..........................................................................   $    1.09     $    0.40     $    1.07

                                                                                                        WESTERN
                                                                                         PENINSULA     BKLA AND
                                                                                       (HISTORICAL)(1)  PENINSULA
                                                                                       -------------  -----------

INTEREST INCOME:
  Interest and fees on loans and leases..............................................    $  19,286     $  85,362
  Interest on interest bearing deposits in other banks...............................            9            24
  Interest on investment securities..................................................        4,621        19,491
  Interest on federal funds sold.....................................................          336         4,173
                                                                                       -------------  -----------
      TOTAL INTEREST INCOME..........................................................       24,252       109,050
INTEREST EXPENSE:
  Interest expense on deposits.......................................................        7,689        31,901
  Interest expense on borrowings.....................................................           77         1,263
                                                                                       -------------  -----------
      TOTAL INTEREST EXPENSE.........................................................        7,766        33,164
                                                                                       -------------  -----------
NET INTEREST INCOME:.................................................................       16,486        75,886
  Less: provision for loan and lease losses..........................................          566         2,334
                                                                                       -------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................       15,920        73,552
NON-INTEREST INCOME:
  Service charges, commissions and fees..............................................        3,104        11,555
  Gain on sale of loans and other assets.............................................           81           746
  Securities gains (losses)..........................................................       --               276
  Other income.......................................................................          460         1,980
                                                                                       -------------  -----------
      TOTAL NON-INTEREST INCOME......................................................        3,645        14,557
NON-INTEREST EXPENSE:
  Salaries and benefits..............................................................        8,555        34,979
  Occupancy, furniture and equipment.................................................        2,223        11,178
  Advertising and business development...............................................          559         2,038
  Other real estate owned............................................................          144            78
  Professional services..............................................................          326         6,852
  Telephone, stationery and supplies.................................................          629         3,176
  Goodwill amortization..............................................................       --             1,123
  Data processing....................................................................          634         1,698
  Customer services cost.............................................................          894         1,404
  Other..............................................................................          670         7,006
                                                                                       -------------  -----------
      TOTAL NON-INTEREST EXPENSE.....................................................       14,634        69,532
                                                                                       -------------  -----------
Income before income taxes...........................................................        4,931        18,577
Income taxes.........................................................................        1,877         5,533
                                                                                       -------------  -----------
      NET INCOME.....................................................................    $   3,054     $  13,044
                                                                                       -------------  -----------
                                                                                       -------------  -----------
PER SHARE INFORMATION (1):
Number of shares (weighted average)
    Basic                                                                                  2,486.9      11,955.0
    Diluted..........................................................................      2,486.9      12,226.3
Income per share
    Basic............................................................................    $    1.23     $    1.09
    Diluted..........................................................................    $    1.23     $    1.07

 See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
         FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION".

                            WESTERN--BKLA--PENINSULA
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                WESTERN        BKLA
                                                                                              (HISTORICAL) (HISTORICAL)(1)
                                                                                              -----------  -------------
                                                                                              (IN THOUSANDS, EXCEPT PER
                                                                                                     SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases.....................................................   $  49,014     $   4,808
  Interest on interest bearing deposits in other banks......................................          43             2
  Interest on investment securities.........................................................      10,726         1,575
  Interest on federal funds sold............................................................       2,846           434
                                                                                              -----------  -------------
      TOTAL INTEREST INCOME.................................................................      62,629         6,819
INTEREST EXPENSE:
  Interest expense on deposits..............................................................      19,167         1,542
  Interest expense on borrowings............................................................         637           310
                                                                                              -----------  -------------
      TOTAL INTEREST EXPENSE................................................................      19,804         1,852
                                                                                              -----------  -------------
NET INTEREST INCOME:........................................................................      42,825         4,967
  Less: provision for (recovery of) loan and lease losses...................................       8,564          (311)
                                                                                              -----------  -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES...............................      34,261         5,278
NON-INTEREST INCOME:
  Service charges, commissions and fees.....................................................       6,551           757
  Gain on sale of loans and other assets....................................................         145           118
  Securities gains (losses).................................................................        (692)          (46)
  Other income..............................................................................       1,822            49
                                                                                              -----------  -------------
      TOTAL NON-INTEREST INCOME.............................................................       7,826           878
NON-INTEREST EXPENSE:
  Salaries and benefits.....................................................................      19,575         2,798
  Occupancy, furniture and equipment........................................................       7,878           941
  Advertising and business development......................................................       1,199           128
  Other real estate owned...................................................................       3,080            24
  Professional services.....................................................................       3,176           547
  Telephone, stationery and supplies........................................................       2,337           254
  Goodwill amortization.....................................................................         821            20
  Lower of cost or market adjustment on loans available for sale............................         756        --
  Data processing...........................................................................         822        --
  Customer services cost....................................................................         184        --
  Other.....................................................................................       5,781           798
                                                                                              -----------  -------------
      TOTAL NON-INTEREST EXPENSE............................................................      45,609         5,510
                                                                                              -----------  -------------
Income (loss) before income taxes...........................................................      (3,522)          646
Income taxes (benefits).....................................................................      (1,733)       --
                                                                                              -----------  -------------
      NET INCOME (LOSS).....................................................................   $  (1,789)    $     646
                                                                                              -----------  -------------
                                                                                              -----------  -------------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...................................................................................     6,486.9       1,017.5
    Diluted.................................................................................     6,598.5       1,268.8
  Income (loss) per share
    Basic...................................................................................   $   (0.28)    $    0.63
    Diluted.................................................................................   $   (0.28)    $    0.51

                                                                                                WESTERN
                                                                                               AND BKLA      PENINSULA
                                                                                               PRO FORMA   (HISTORICAL)(1)
                                                                                              -----------  -------------

INTEREST INCOME:
  Interest and fees on loans and leases.....................................................   $  53,822     $  17,671
  Interest on interest bearing deposits in other banks......................................          45            41
  Interest on investment securities.........................................................      12,301         3,849
  Interest on federal funds sold............................................................       3,280           348
                                                                                              -----------  -------------
      TOTAL INTEREST INCOME.................................................................      69,448        21,909
INTEREST EXPENSE:
  Interest expense on deposits..............................................................      20,709         7,025
  Interest expense on borrowings............................................................         947            70
                                                                                              -----------  -------------
      TOTAL INTEREST EXPENSE................................................................      21,656         7,095
                                                                                              -----------  -------------
NET INTEREST INCOME:........................................................................      47,792        14,814
  Less: provision for (recovery of) loan and lease losses...................................       8,253           470
                                                                                              -----------  -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES...............................      39,539        14,344
NON-INTEREST INCOME:
  Service charges, commissions and fees.....................................................       7,308         2,630
  Gain on sale of loans and other assets....................................................         263            82
  Securities gains (losses).................................................................        (738)           32
  Other income..............................................................................       1,871           395
                                                                                              -----------  -------------
      TOTAL NON-INTEREST INCOME.............................................................       8,704         3,139
NON-INTEREST EXPENSE:
  Salaries and benefits.....................................................................      22,373         7,528
  Occupancy, furniture and equipment........................................................       8,819         2,005
  Advertising and business development......................................................       1,327           452
  Other real estate owned...................................................................       3,104           450
  Professional services.....................................................................       3,723           378
  Telephone, stationery and supplies........................................................       2,591           512
  Goodwill amortization.....................................................................         841        --
  Lower of cost or market adjustment on loans available for sale............................         756        --
  Data processing...........................................................................         822           499
  Customer services cost....................................................................         184           690
  Other.....................................................................................       6,579         1,006
                                                                                              -----------  -------------
      TOTAL NON-INTEREST EXPENSE............................................................      51,119        13,520
                                                                                              -----------  -------------
Income (loss) before income taxes...........................................................      (2,876)        3,963
Income taxes (benefits).....................................................................      (1,733)        1,421
                                                                                              -----------  -------------
      NET INCOME (LOSS).....................................................................   $  (1,143)    $   2,542
                                                                                              -----------  -------------
                                                                                              -----------  -------------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...................................................................................     6,916.7       2,486.9
    Diluted.................................................................................     7,134.4       2,486.9
  Income (loss) per share
    Basic...................................................................................   $   (0.17)    $    1.02
    Diluted.................................................................................   $   (0.17)    $    1.02

                                                                                               WESTERN,
                                                                                               BKLA AND
                                                                                               PENINSULA
                                                                                              -----------

INTEREST INCOME:
  Interest and fees on loans and leases.....................................................   $  71,493
  Interest on interest bearing deposits in other banks......................................          86
  Interest on investment securities.........................................................      16,150
  Interest on federal funds sold............................................................       3,628
                                                                                              -----------
      TOTAL INTEREST INCOME.................................................................      91,357
INTEREST EXPENSE:
  Interest expense on deposits..............................................................      27,734
  Interest expense on borrowings............................................................       1,017
                                                                                              -----------
      TOTAL INTEREST EXPENSE................................................................      28,751
                                                                                              -----------
NET INTEREST INCOME:........................................................................      62,606
  Less: provision for (recovery of) loan and lease losses...................................       8,723
                                                                                              -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES...............................      53,883
NON-INTEREST INCOME:
  Service charges, commissions and fees.....................................................       9,938
  Gain on sale of loans and other assets....................................................         345
  Securities gains (losses).................................................................        (706)
  Other income..............................................................................       2,266
                                                                                              -----------
      TOTAL NON-INTEREST INCOME.............................................................      11,843
NON-INTEREST EXPENSE:
  Salaries and benefits.....................................................................      29,901
  Occupancy, furniture and equipment........................................................      10,824
  Advertising and business development......................................................       1,779
  Other real estate owned...................................................................       3,554
  Professional services.....................................................................       4,101
  Telephone, stationery and supplies........................................................       3,103
  Goodwill amortization.....................................................................         841
  Lower of cost or market adjustment on loans available for sale............................         756
  Data processing...........................................................................       1,321
  Customer services cost....................................................................         874
  Other.....................................................................................       7,585
                                                                                              -----------
      TOTAL NON-INTEREST EXPENSE............................................................      64,639
                                                                                              -----------
Income (loss) before income taxes...........................................................       1,087
Income taxes (benefits).....................................................................        (312)
                                                                                              -----------
      NET INCOME (LOSS).....................................................................   $   1,399
                                                                                              -----------
                                                                                              -----------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...................................................................................     9,848.8
    Diluted.................................................................................    10,066.5
  Income (loss) per share
    Basic...................................................................................   $    0.14
    Diluted.................................................................................   $    0.14

 See "NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
         FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION".

    NOTES TO WESTERN--BKLA--PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED
          FINANCIAL DATA ASSUMING CONSUMMATION OF THE BKLA ACQUISITION

NOTE 1: BASIS OF PRESENTATION

    PENINSULA

    Certain historical data of Peninsula have been reclassified to conform to Western's classifications. Transactions between Western and Peninsula are not material in relation to the unaudited pro forma combined condensed financial statements, and have not been eliminated from the pro forma combined amounts. The unaudited pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (basic and diluted) and income
(loss) per share (basic and diluted) are based on the share amounts for Western plus the historical share amounts for Peninsula multiplied by an assumed exchange ratio of 1.179.

    BKLA ACQUISITION

    Certain historical data of BKLA have been reclassified to conform to Western's classifications. Transactions between Western and BKLA are not material in relation to the unaudited pro forma combined condensed financial statements, and have not been eliminated from the pro forma combined amounts. The unaudited pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (basic and diluted) and income
(loss) per share (basic and diluted) are based on the share amounts for Western plus the historical share amounts for BKLA multiplied by 0.4224. In addition, at the effective time of the BKLA Acquisition, all outstanding options to purchase shares of BKLA Common Stock under BKLA's stock option plan (each, a "BKLA Stock Option"), unless otherwise exercised pursuant to BKLA's stock option plan, shall be converted into the right to receive for each share of BKLA Common Stock otherwise issuable upon exercise thereof a number of shares of Western Common Stock equal to the quotient obtained by dividing the Spread by $42.61 ("Replacement Shares"). As used herein, "Spread" means the difference, if positive, obtained by subtracting the exercise price of such BKLA Stock Option from $18.00. After accumulating all such Replacement Shares issuable to any holder of BKLA Stock Options, any fractional Replacement Shares issuable to any holder of BKLA Stock Options of 0.2 or above shall be rounded upwards. Further, at the effective time of the BKLA Acquisition, each outstanding warrant to purchase shares of BKLA Common Stock under BKLA's warrant agreement (each, a "BKLA Warrant") shall be converted into a warrant to acquire, on the same terms and conditions as were applicable under such BKLA warrant agreement, the number of shares of Western Common Stock equal to (a) the number of shares of BKLA Common Stock subject to the BKLA Warrant, multiplied by (b) 0.4224 (such product rounded down to the nearest whole number) (a "Replacement Warrant"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of BKLA Common Stock which were purchasable pursuant to such BKLA Warrant divided by (z) the number of full shares of Western Common Stock subject to such Replacement Warrant in accordance with the foregoing.

NOTE 2: MERGER COSTS

    BKLA ACQUISITION

    The unaudited pro forma combined condensed financial data reflects Western Management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $7,080,000 ($5,400,000 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the BKLA Acquisition. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on Western's pro forma combined financial position. The estimated aggregate costs include the following:

                                                                                                    (IN THOUSANDS)
Employee costs....................................................................................    $    1,500
Conversion costs..................................................................................           500
Other costs.......................................................................................         2,050
                                                                                                         -------
                                                                                                           4,050
Tax effects.......................................................................................        (1,680)
                                                                                                         -------
                                                                                                           2,370
Investment banking and other professional fees....................................................         3,030
                                                                                                         -------
    TOTAL ESTIMATED AGGREGATE COSTS...............................................................    $    5,400
                                                                                                         -------
                                                                                                         -------

    PENINSULA

    The unaudited pro forma combined condensed financial data reflects Western Management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $8,515,000 ($6,115,000 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on Western's pro forma combined financial position. The estimated aggregate costs include the following:

                                                                                                        (DOLLARS IN
                                                                                                        THOUSANDS)
Employee costs........................................................................................   $   1,500
Conversion costs......................................................................................       1,000
Other costs...........................................................................................       3,300
                                                                                                        -----------
                                                                                                             5,800
Tax effects...........................................................................................      (2,400)
                                                                                                        -----------
                                                                                                             3,400
Investment banking and other professional fees........................................................       2,715
                                                                                                        -----------
    TOTAL ESTIMATED AGGREGATE COSTS...................................................................   $   6,115
                                                                                                        -----------
                                                                                                        -----------

    Western Management's cost estimates are forward-looking. While the costs represent Western Management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the BKLA Acquisition and the Merger, which will be developed by various of Western's, BKLA's and Peninsula's task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger and resultant integration of operations will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. See "RISK FACTORS".

NOTE 3: PRO FORMA ADJUSTMENTS RELATED TO THE SMB MERGER

    The SMB Merger was accounted for as a purchase effective on January 27, 1998. Accordingly, Western's balance sheet as of June 30, 1998 reflects such acquisition. Under this method of accounting, assets and liabilities of SMB were adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of Western. Applicable income tax effects of such adjustments are included as a component of Western's net deferred tax asset with a corresponding offset to goodwill.

    The unaudited pro forma combined condensed statements of income for the six month periods ending June 30, 1998 and June 30, 1997 and for the year ended December 31, 1997 are presented as if the SMB Merger was consummated at the beginning of each period. The pro forma combined condensed statements of income for these periods combine the individual pro forma results of operations of Western, BKLA and SMB for each period after giving effect to the amortization of purchase accounting adjustments, the additional equity which was raised by Western and the reduced interest income resulting from the cash payments made as part of the SMB Merger. The pro forma purchase accounting adjustments for each period represent the amortization that would have taken place from the beginning of the period.

    For the purposes of the unaudited pro forma combined condensed statement of income, it is estimated that Western would have earned 5.50% on the $51.2 million cash portion of the SMB Merger purchase price during each period, resulting in approximately $235,000 less interest income for the six month period ended June 30, 1998, $1,408,000 less interest income for the six month period ended June 30, 1997 and $2.8 million less interest income for the year ended December 31, 1997.

    Salaries and benefits expense is estimated to be reduced by approximately $11,000, $66,000 and $131,000 for the six month period ended June 30, 1998, the six month period ended June 30, 1997 and for the year ended December 31, 1997, respectively, as a result of the write-off of the unrecognized transition obligation related to post-retirement health care benefits.

    For the year ended December 31, 1997, occupancy, furniture and equipment expense increased by an estimated $194,000 of depreciation expense related to the fair market value adjustment of SMB's property, plant and equipment and by approximately $80,000 related to the amortization of favorable lease assets, resulting in an approximate $274,000 additional expense. For the six month periods ended June 30, 1998 and June 30, 1997, this additional expense is $23,000 and $137,000, respectively.

    Goodwill of approximately $119.7 million is amortized on a straight line basis over 15 years.

    Income taxes are estimated to be at a rate of 41.5% of pretax income before goodwill amortization.

                             WESTERN AND PENINSULA
             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

PRO FORMA EFFECT OF THE PENINSULA MERGER ASSUMING THE BKLA ACQUISITION IS NOT
  CONSUMMATED

    The following unaudited pro forma combined condensed financial data combines the historical consolidated condensed financial statements of Western and Peninsula, giving effect to the Merger as if it had been effective on June 30, 1998 and December 31, 1997, with respect to the Pro Forma Combined Condensed Balance Sheets, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented using the pooling-of-interests method of accounting. The unaudited pro forma combined condensed financial data also combines the historical condensed statements of income of SMB, acquired by Western on January 27, 1998, in a merger accounted for under the purchase method of accounting, for the year ended December 31, 1997 and the six months ended June 30, 1998 and 1997, as if the SMB Merger occurred at the beginning of such periods. The information for the six months ended June 30, 1998 and 1997 is derived from the unaudited financial statements of each of Western, SMB and Peninsula, which includes, in the opinion of the management of each of Western, SMB and Peninsula, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. This information should be read in conjunction with the historical consolidated financial statements of Western, SMB and Peninsula, including their respective notes thereto, which are included and/or incorporated by reference into this Proxy Statement-Prospectus, and in conjunction with the combined condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "SUMMARY--Summary Historical Financial Data" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE". The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger have been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheets; however, since the estimated costs are nonrecurring, they have not been reflected in the Unaudited Pro Forma Combined Condensed Statements of Income. See "NOTES TO WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING THE BKLA ACQUISITION IS NOT CONSUMMATED--NOTE 2". The unaudited pro forma combined condensed financial data does not give effect to any anticipated operating efficiencies which may occur in conjunction with the Merger. The Unaudited Pro Forma Combined Condensed Balance Sheets are not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on June 30, 1998 or December 31, 1997, or that may exist in the future. The Unaudited Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the Merger takes place. See "RISK FACTORS".

                             WESTERN AND PENINSULA

            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT

                                 JUNE 30, 1998

                                                                                                      WESTERN AND
                                                           WESTERN      PENINSULA       PRO FORMA      PENINSULA
                                                         (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(2)   PRO FORMA
                                                         -----------  -------------  ---------------  -----------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks................................   $ 155,940     $  33,093       $  --          $ 189,033
Federal funds sold.....................................     177,329        19,500          --            196,829
                                                         -----------  -------------       -------     -----------
      TOTAL CASH AND CASH EQUIVALENTS..................     333,269        52,593          --            385,862

Federal Reserve Bank and Federal Home Loan Bank stock,
  at cost..............................................       5,759         1,254          --              7,013
Securities held to maturity............................      --            82,341          --             82,341
Securities available for sale..........................     218,376        28,023          --            246,399
                                                         -----------  -------------       -------     -----------
      TOTAL SECURITIES.................................     224,135       111,618          --            335,753

Net loans..............................................   1,249,930       240,785          --          1,490,715
Property, plant and equipment..........................      32,034        11,907          --             43,941
Other real estate owned................................       4,946        --              --              4,946
Goodwill and other intangible assets...................     145,525           108          --            145,633
Other assets...........................................      26,910        11,261           2,400         40,571
                                                         -----------  -------------       -------     -----------
      TOTAL ASSETS.....................................   $2,016,749    $ 428,272       $   2,400      $2,447,421
                                                         -----------  -------------       -------     -----------
                                                         -----------  -------------       -------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits..........................   $ 637,837     $ 143,342       $  --          $ 781,179
Interest bearing deposits..............................   1,059,515       253,713          --          1,313,228
                                                         -----------  -------------       -------     -----------
      TOTAL DEPOSITS...................................   1,697,352       397,055          --          2,094,407
Borrowed funds.........................................      15,756           600          --             16,356
Accrued interest payable and other liabilities.........      14,495         3,359           8,515         26,369
                                                         -----------  -------------       -------     -----------
      TOTAL LIABILITIES................................   1,727,603       401,014           8,515      2,137,132

SHAREHOLDERS' EQUITY:
Preferred stock........................................      --            --              --             --
Common stock and additional paid in capital............     263,257        19,017          --            282,274
Retained earnings......................................      25,819         8,269          (6,115)        27,973
Other comprehensive income (loss)......................          70           (28)         --                 42
                                                         -----------  -------------       -------     -----------
      TOTAL SHAREHOLDERS' EQUITY.......................     289,146        27,258          (6,115)       310,289
                                                         -----------  -------------       -------     -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......   $2,016,749    $ 428,272       $   2,400      $2,447,421
                                                         -----------  -------------       -------     -----------
                                                         -----------  -------------       -------     -----------
Number of common shares outstanding (1)................    15,703.8       2,486.9                       18,635.9
Common shareholders' equity per share (1)..............   $   18.41     $   10.96                      $   16.65
Tangible common shareholders' equity per share (1).....   $    9.15     $   10.92                      $    8.84

                 See "NOTES TO WESTERN AND PENINSULA UNAUDITED
              PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING
                   THE BKLA ACQUISITION IS NOT CONSUMMATED".

                             WESTERN AND PENINSULA

            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT
                               DECEMBER 31, 1997

                                                                                                                    WESTERN AND
                                                                        WESTERN      PENINSULA        PRO FORMA      PENINSULA
                                                                      (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(2)    PRO FORMA
                                                                      -----------  --------------  ---------------  -----------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks.............................................  $    97,456    $   33,614       $  --          $ 131,070

Federal funds sold..................................................      138,702         6,000          --            144,702
                                                                      -----------  --------------       -------     -----------
    Total cash and cash equivalents.................................      236,158        39,614          --            275,772
Federal Reserve Bank and Federal Home Loan Bank stock, at cost......        5,610         1,032          --              6,642
Securities held to maturity.........................................      --             86,050          --             86,050
Securities available for sale.......................................      201,904        37,959          --            239,863
                                                                      -----------  --------------       -------     -----------
    Total securities................................................      207,514       125,041          --            332,555

Net loans...........................................................      864,840       232,198          --          1,097,038
Property, plant and equipment.......................................       13,685        11,514          --             25,199
Other real estate owned.............................................        6,261           259          --              6,520
Goodwill and other intangible assets................................       30,430            98          --             30,528
Other assets........................................................       24,622         9,521           2,400         36,543
                                                                      -----------  --------------       -------     -----------
    Total assets....................................................  $ 1,383,510    $  418,245       $   2,400      $1,804,155
                                                                      -----------  --------------       -------     -----------
                                                                      -----------  --------------       -------     -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits.......................................  $   457,503    $  121,657       $  --          $ 579,160
Interest bearing deposits...........................................      769,290       267,575          --          1,036,865
                                                                      -----------  --------------       -------     -----------
    Total deposits..................................................    1,226,793       389,232          --          1,616,025
Borrowed funds......................................................       12,751           600          --             13,351
Accrued interest payable and other liabilities......................       14,311         3,057           8,515         25,883
                                                                      -----------  --------------       -------     -----------
    Total liabilities...............................................    1,253,855       392,889           8,515      1,655,259

SHAREHOLDERS' EQUITY:
Preferred stock.....................................................      --             --              --             --
Common stock........................................................      112,947        19,017          --            131,964
Retained earnings...................................................       16,802         6,407          (6,115)        17,094
Other comprehensive income (loss)...................................          (94)          (68)         --               (162)
                                                                      -----------  --------------       -------     -----------
    TOTAL SHAREHOLDERS' EQUITY......................................      129,655        25,356          (6,115)       148,896
                                                                      -----------  --------------       -------     -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......................  $ 1,383,510    $  418,245       $   2,400      $1,804,155
                                                                      -----------  --------------       -------     -----------
                                                                      -----------  --------------       -------     -----------

Number of common shares outstanding (1).............................     10,648.3       2,486.9                       13,580.4
Common shareholders' equity per share (1)...........................  $     12.18    $    10.20                      $   10.96
Tangible common shareholders' equity per share (1)..................  $      9.32    $    10.16                      $    8.72

        See "NOTES TO WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING THE BKLA ACQUISITION IS NOT CONSUMMATED".

                             WESTERN AND PENINSULA

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                             SMR                                                       WESTERN,
                                              WESTERN      JANUARY        PRO FORMA      WESTERN AND    PENINSULA      SMB AND
                                            (HISTORICAL) (HISTORICAL)  ADJUSTMENTS(3)        SMB      (HISTORICAL)(1) PENINSULA
                                            -----------  -----------  -----------------  -----------  --------------  ----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases...   $  56,671    $   3,185       $  --           $  59,856     $   10,885    $   70,741
  Interest on interest bearing deposits in
    other banks...........................      --           --              --              --                116           116
  Interest on investment securities.......       6,966          616          --               7,582          3,355        10,937
  Interest on federal funds sold..........       5,285          365            (235)          5,415            378         5,793
                                            -----------  -----------          -----      -----------  --------------  ----------
      TOTAL INTEREST INCOME...............      68,922         4166            (235)          72853         14,734        87,587
INTEREST EXPENSE:
  Interest expense on deposits............      17,762        1,180          --              18,942          4,388        23,330
  Interest expense on borrowings..........         556           16          --                 572             40           612
                                            -----------  -----------          -----      -----------  --------------  ----------
      TOTAL INTEREST EXPENSE..............      18,318        1,196          --              19,514          4,428        23,942
                                            -----------  -----------          -----      -----------  --------------  ----------
NET INTEREST INCOME:......................      50,604        2,970            (235)         53,339         10,306        63,645
  Less: provision for loan and lease
    losses................................         300           80          --                 380            139           519
                                            -----------  -----------          -----      -----------  --------------  ----------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN AND LEASE LOSSES...................      50,304        2,890            (235)         52,959         10,167        63,126
NON-INTEREST INCOME:
  Service charges, commissions and fees...       7,250          595          --               7,845          1,994         9,839
  Securities gains........................         155       --              --                 155             30           185
  Other income............................         453           19          --                 472            428           900
                                            -----------  -----------          -----      -----------  --------------  ----------
      TOTAL NON-INTEREST INCOME...........       7,858          614          --               8,472          2,452        10,924
NON-INTEREST EXPENSE:
  Salaries and benefits...................      17,725        1,123             (11)         18,837          5,289        24,126
  Occupancy, furniture and equipment......       5,328          347              23           5,698          1,301         6,999
  Advertising and business development....         566           58          --                 624            316           940
  Other real estate owned.................        (205)           9          --                (196)            32          (164)
  Professional services...................       1,657           73          --               1,730            215         1,945
  Telephone, stationery and supplies......       1,437           55          --               1,492            369         1,861
  Goodwill amortization...................       4,561       --                 665           5,226         --             5,226
  Data processing.........................       1,126            9          --               1,135            358         1,493
  Customer services cost..................         842            8          --                 850            648         1,498
  Merger costs............................      --              429          --                 429         --               429
  Other...................................       2,476          239          --               2,715            525         3,240
                                            -----------  -----------          -----      -----------  --------------  ----------
      TOTAL NON-INTEREST EXPENSE..........      35,513        2,350             677          38,540          9,053        47,593
                                            -----------  -----------          -----      -----------  --------------  ----------
Income before income taxes................      22,649        1,154            (912)         22,891          3,566        26,457
Income taxes..............................      11,142          463            (102)         11,503          1,337        12,840
                                            -----------  -----------          -----      -----------  --------------  ----------
      NET INCOME..........................   $  11,507    $     691       $    (810)      $  11,388     $    2,229    $   13,617
                                            -----------  -----------          -----      -----------  --------------  ----------
                                            -----------  -----------          -----      -----------  --------------  ----------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic.................................    14,821.5      7,084.2          --            15,650.5        2,486.9      18,582.6
    Diluted...............................    15,040.0      7,084.2          --            15,869.0        2,486.9      18,801.1
  Income per share
    Basic.................................   $    0.78    $    0.10          --           $    0.73     $     0.90    $     0.73
    Diluted...............................   $    0.77    $    0.10          --           $    0.72     $     0.90    $     0.72

                 See "NOTES TO WESTERN AND PENINSULA UNAUDITED
              PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING
                   THE BKLA ACQUISITION IS NOT CONSUMMATED".

                             WESTERN AND PENINSULA

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                                                      WESTERN,
                                                 WESTERN        SMB         PRO FORMA      WESTERN      PENINSULA      SMB AND
                                               (HISTORICAL) (HISTORICAL) ADJUSTMENTS(3)    AND SMB    (HISTORICAL)(1)  PENINSULA
                                               -----------  -----------  ---------------  ----------  -------------  -----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases......   $  38,605    $  18,106      $  --         $   56,711    $   9,984     $  66,695
  Interest on interest bearing deposits in
    other banks..............................      --           --             --             --               12            12
  Interest on investment securities..........       8,500        4,030         --             12,530        2,636        15,166
  Interest on federal funds sold.............       1,653        1,680         (1,408)         1,925          165         2,090
                                               -----------  -----------       -------     ----------  -------------  -----------
      TOTAL INTEREST INCOME..................      48,758       23,816         (1,408)        71,166       12,797        83,963
INTEREST EXPENSE:
  Interest expense on deposits...............      13,736        6,898         --             20,634        3,963        24,597
  Interest expense on borrowings.............         594           98         --                692           29           721
                                               -----------  -----------       -------     ----------  -------------  -----------
      TOTAL INTEREST EXPENSE.................      14,330        6,996         --             21,326        3,992        25,318
                                               -----------  -----------       -------     ----------  -------------  -----------
NET INTEREST INCOME:                               34,428       16,820         (1,408)        49,840        8,805        58,645
  Less: provision for loan and lease losses..       1,400       --             --              1,400          325         1,725
                                               -----------  -----------       -------     ----------  -------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  AND LEASE LOSSES...........................      33,028       16,820         (1,408)        48,440        8,480        56,920
NON--INTEREST INCOME:
  Service charges and fees...................       3,838        3,416         --              7,254        1,602         8,856
  Gain on sale of loans and other assets.....          78       --             --                 78       --                78
  Securities gains...........................         342       --             --                342            5           347
  Other income...............................         770          118         --                888          434         1,322
                                               -----------  -----------       -------     ----------  -------------  -----------
      TOTAL NON--INTEREST INCOME.............       5,028        3,534         --              8,562        2,041        10,603
NON--INTEREST EXPENSE:
  Salaries and benefits......................      12,715        7,064            (66)        19,713        4,482        24,195
  Occupancy, furniture and equipment.........       3,889        2,068            137          6,094        1,128         7,222
  Advertising and business development.......         596          426         --              1,022          296         1,318
  Other real estate owned....................          69         (517)        --               (448)          61          (387)
  Professional services......................       1,753          953         --              2,706          230         2,936
  Telephone, stationery and supplies.........       1,420          327         --              1,747          334         2,081
  Goodwill amortization......................       1,270       --              3,989          5,259       --             5,259
  Data processing............................         791           61         --                852          343         1,195
  Customer services cost.....................         559           72         --                631          427         1,058
  Merger costs...............................       3,470       --             --              3,470       --             3,470
  Other......................................       3,268        1,232         --              4,500          503         5,003
                                               -----------  -----------       -------     ----------  -------------  -----------
      TOTAL NON--INTEREST EXPENSE............      29,800       11,686          4,060         45,546        7,804        53,350
                                               -----------  -----------       -------     ----------  -------------  -----------
  Income before income taxes.................       8,256        8,668         (5,468)        11,456        2,717        14,173
  Income taxes...............................       4,811        3,004           (614)         7,201        1,044         8,245
                                               -----------  -----------       -------     ----------  -------------  -----------
      NET INCOME.............................   $   3,445    $   5,664      $  (4,854)    $    4,255    $   1,673     $   5,928
                                               -----------  -----------       -------     ----------  -------------  -----------
                                               -----------  -----------       -------     ----------  -------------  -----------
PER SHARE INFORMATION(1):
  Number of shares (weighted average)
    Basic....................................    10,492.5      7,084.2         --           15,466.0      2,486.9      18,398.1
    Diluted..................................    10,778.3      7,084.2         --           15,751.8      2,486.9      18,683.9
  Income per share
    Basic....................................   $    0.33    $    0.80         --         $     0.28    $    0.67     $    0.32
    Diluted..................................   $    0.32    $    0.80         --         $     0.27    $    0.67     $    0.32

                 See "NOTES TO WESTERN AND PENINSULA UNAUDITED
              PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING
                   THE BKLA ACQUISITION IS NOT CONSUMMATED".

                             WESTERN AND PENINSULA

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                     WESTERN,
                                                 WESTERN        SMB        PRO FORMA      WESTERN      PENINSULA     SMB AND
                                               (HISTORICAL) (HISTORICAL) ADJUSTMENTS(3)   AND SMB    (HISTORICAL)(1) PENINSULA
                                               -----------  -----------  --------------  ----------  -------------  ----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases......   $  80,639    $  36,794     $   --        $  117,433   $    20,682   $  138,115
  Interest on interest bearing deposits in
    other banks..............................      --           --             --            --                91           91
  Interest on investment securities..........      15,714        8,922         --            24,636         6,011       30,647
  Interest on federal funds sold.............       4,681        3,652         (2,816)        5,517           481        5,998
                                               -----------  -----------  --------------  ----------  -------------  ----------
      TOTAL INTEREST INCOME..................     101,034       49,368         (2,816)      147,586        27,265      174,851
INTEREST EXPENSE:
  Interest expense on deposits...............      28,276       14,575         --            42,851         8,527       51,378
  Interest expense on borrowings.............       1,082          196         --             1,278            73        1,351
                                               -----------  -----------  --------------  ----------  -------------  ----------
      TOTAL INTEREST EXPENSE.................      29,358       14,771         --            44,129         8,600       52,729
                                               -----------  -----------  --------------  ----------  -------------  ----------
NET INTEREST INCOME:.........................      71,676       34,597         (2,816)      103,457        18,665      122,122
  Less: provision for loan and lease losses..       2,800       --             --             2,800           498        3,298
                                               -----------  -----------  --------------  ----------  -------------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  AND LEASE LOSSES...........................      68,876       34,597         (2,816)      100,657        18,167      118,824
NON-INTEREST INCOME:
  Service charges, commissions and fees......       7,533        7,032         --            14,565         3,266       17,831
  Gain on sale of loans and other assets.....          78       --             --                78           247          325
  Securities gains...........................         342           13         --               355            60          415
  Other income...............................       1,733          229         --             1,962           551        2,513
                                               -----------  -----------  --------------  ----------  -------------  ----------
      TOTAL NON-INTEREST INCOME..............       9,686        7,274         --            16,960         4,124       21,084
NON-INTEREST EXPENSE:
  Salaries and benefits......................      25,023       14,661           (131)       39,553         9,630       49,183
  Occupancy, furniture and equipment.........       7,843        4,151            274        12,268         2,557       14,825
  Advertising and business development.......       1,225          844         --             2,069           690        2,759
  Other real estate owned....................         242         (547)        --              (305)          114         (191)
  Professional services......................       3,706        1,444         --             5,150           407        5,557
  Telephone, stationery and supplies.........       2,735          632         --             3,367           685        4,052
  Goodwill amortization......................       2,538       --              7,977        10,515       --            10,515
  Data processing............................       1,667          116         --             1,783           705        2,488
  Customer services cost.....................       1,263          265         --             1,528           955        2,483
  Merger related costs.......................      14,201        1,052         --            15,253       --            15,253
  Other......................................       5,314        2,441         --             7,755         1,239        8,994
                                               -----------  -----------  --------------  ----------  -------------  ----------
      TOTAL NON-INTEREST EXPENSE.............      65,757       25,059          8,120        98,936        16,982      115,918
                                               -----------  -----------  --------------  ----------  -------------  ----------
Income before income taxes...................      12,805       16,812        (10,936)       18,681         5,309       23,990
Income taxes.................................       9,643        5,905         (1,228)       14,320         1,708       16,028
                                               -----------  -----------  --------------  ----------  -------------  ----------
      NET INCOME.............................   $   3,162    $  10,907     $   (9,708)   $    4,361   $     3,601   $    7,962
                                               -----------  -----------  --------------  ----------  -------------  ----------
                                               -----------  -----------  --------------  ----------  -------------  ----------
PER SHARE INFORMATION(1):
  Number of shares (weighted average)
    Basic....................................    10,523.9      7,084.2                     15,497.4       2,486.9     18,429.5
    Diluted..................................    10,731.6      7,084.2                     15,705.1       2,486.9     18,637.2
  Income per share
    Basic....................................   $    0.30    $    1.54                   $     0.28   $      1.45   $     0.43
    Diluted..................................   $    0.29    $    1.54                   $     0.28   $      1.45   $     0.43

                 See "NOTES TO WESTERN AND PENINSULA UNAUDITED
              PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING
                   THE BKLA ACQUISITION IS NOT CONSUMMATED".

                             WESTERN AND PENINSULA

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                        WESTERN
                                                                               WESTERN     PENINSULA      AND
                                                                             (HISTORICAL) (HISTORICAL) PENINSULA
                                                                             -----------  -----------  ----------
                                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                                            DATA)
INTEREST INCOME:
  Interest and fees on loans and leases....................................   $  58,374    $  19,286   $   77,660
  Interest on interest bearing deposits in other banks.....................           3            9           12
  Interest on investment securities........................................      12,862        4,621       17,483
  Interest on federal funds sold...........................................       2,998          336        3,334
                                                                             -----------  -----------  ----------
      TOTAL INTEREST INCOME................................................      74,237       24,252       98,489
INTEREST EXPENSE:
  Interest expense on deposits.............................................      21,382        7,689       29,071
  Interest expense on borrowings...........................................         929           77        1,006
                                                                             -----------  -----------  ----------
      TOTAL INTEREST EXPENSE...............................................      22,311        7,766       30,077
                                                                             -----------  -----------  ----------
NET INTEREST INCOME:.......................................................      51,926       16,486       68,412
  Less: provision for loan and lease losses................................       1,018          566        1,584
                                                                             -----------  -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES..............      50,908       15,920       66,828
NON-INTEREST INCOME:
  Service charges, commissions and fees....................................       7,485        3,104       10,589
  Gain on sale of loans and other assets...................................         665           81          746
  Securities gains.........................................................         281       --              281
  Other income.............................................................       1,444          460        1,904
                                                                             -----------  -----------  ----------
      TOTAL NON-INTEREST INCOME............................................       9,875        3,645       13,520
NON-INTEREST EXPENSE:
  Salaries and benefits....................................................      23,016        8,555       31,571
  Occupancy, furniture and equipment.......................................       7,649        2,223        9,872
  Advertising and business development.....................................       1,342          559        1,901
  Other real estate owned..................................................        (134)         144           10
  Professional services....................................................       6,054          326        6,380
  Telephone, stationery and supplies.......................................       2,201          629        2,830
  Goodwill amortization....................................................       1,004       --            1,004
  Data processing..........................................................       1,064          634        1,698
  Customer services cost...................................................         510          894        1,404
  Other....................................................................       5,432          670        6,102
                                                                             -----------  -----------  ----------
      TOTAL NON-INTEREST EXPENSE...........................................      48,138       14,634       62,772
                                                                             -----------  -----------  ----------
Income before income taxes.................................................      12,645        4,931       17,576
Income taxes...............................................................       3,656        1,877        5,533
                                                                             -----------  -----------  ----------
      NET INCOME...........................................................   $   8,989    $   3,054   $   12,043
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic..................................................................     8,095.7      2,486.9     11,027.8
    Diluted................................................................     8,248.4      2,486.9     11,180.5
  Income per share
    Basic..................................................................   $    1.11    $    1.23   $     1.09
    Diluted................................................................   $    1.09    $    1.23   $     1.08

                 See "NOTES TO WESTERN AND PENINSULA UNAUDITED
              PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING
                   THE BKLA ACQUISITION IS NOT CONSUMMATED".

                             WESTERN AND PENINSULA

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                         WESTERN
                                                                                WESTERN     PENINSULA      AND
                                                                              (HISTORICAL) (HISTORICAL) PENINSULA
                                                                              -----------  -----------  ----------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                             DATA)
INTEREST INCOME:
  Interest and fees on loans and leases.....................................   $  49,014    $  17,671   $   66,685
  Interest on interest bearing deposits in other banks......................          43           41           84
  Interest on investment securities.........................................      10,726        3,849       14,575
  Interest on federal funds sold............................................       2,846          348        3,194
                                                                              -----------  -----------  ----------
      TOTAL INTEREST INCOME.................................................      62,629       21,909       84,538
INTEREST EXPENSE:
  Interest expense on deposits..............................................      19,167        7,025       26,192
  Interest expense on borrowings............................................         637           70          707
                                                                              -----------  -----------  ----------
      TOTAL INTEREST EXPENSE................................................      19,804        7,095       26,899
                                                                              -----------  -----------  ----------
NET INTEREST INCOME:........................................................      42,825       14,814       57,639
  Less: provision for loan and lease losses.................................       8,564          470        9,034
                                                                              -----------  -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES...............      34,261       14,344       48,605
NON-INTEREST INCOME:
  Service charges, commissions and fees.....................................       6,551        2,630        9,181
  Gain on sale of loans and other assets....................................         145           82          227
  Securities gains (losses).................................................        (692)          32         (660)
  Other income..............................................................       1,822          395        2,217
                                                                              -----------  -----------  ----------
      TOTAL NON-INTEREST INCOME.............................................       7,826        3,139       10,965
NON-INTEREST EXPENSE:
  Salaries and benefits.....................................................      19,575        7,528       27,103
  Occupancy, furniture and equipment........................................       7,878        2,005        9,883
  Advertising and business development......................................       1,199          452        1,651
  Other real estate owned...................................................       3,080          450        3,530
  Professional services.....................................................       3,176          378        3,554
  Telephone, stationery and supplies........................................       2,337          512        2,849
  Goodwill amortization.....................................................         821       --              821
  Lower of cost or market adjustment on loans available for sale............         756       --              756
  Data processing...........................................................         822          499        1,321
  Customer services cost....................................................         184          690          874
  Other.....................................................................       5,781        1,006        6,787
                                                                              -----------  -----------  ----------
      TOTAL NON-INTEREST EXPENSE............................................      45,609       13,520       59,129
                                                                              -----------  -----------  ----------
Income (loss) before income taxes...........................................      (3,522)       3,963          441
Income taxes (benefits).....................................................      (1,733)       1,421         (312)
                                                                              -----------  -----------  ----------
      NET INCOME (LOSS).....................................................   $  (1,789)   $   2,542   $      753
                                                                              -----------  -----------  ----------
                                                                              -----------  -----------  ----------
PER SHARE INFORMATION (1):
  Number of shares (weighted average)
    Basic...................................................................     6,486.9      2,486.9      9,419.0
    Diluted.................................................................     6,598.5      2,486.9      9,530.6
  Income (loss) per share
    Basic...................................................................   $   (0.28)   $    1.02   $     0.08
    Diluted.................................................................   $   (0.28)   $    1.02   $     0.08

                 See "NOTES TO WESTERN AND PENINSULA UNAUDITED
              PRO FORMA COMBINED CONDENSED FINANCIAL DATA ASSUMING
                   THE BKLA ACQUISITION IS NOT CONSUMMATED".

NOTES TO WESTERN AND PENINSULA UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
             DATA ASSUMING THE BKLA ACQUISITION IS NOT CONSUMMATED

NOTE 1: BASIS OF PRESENTATION

    Certain historical data of Peninsula have been reclassified on a pro forma basis to conform to Western's classifications. Transactions between Western and Peninsula are not material in relation to the unaudited pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts. The unaudited pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (basic and diluted) and income
(loss) per share (basic and diluted) are based on the share amounts for Western plus the historical share amounts for Peninsula multiplied by an assumed exchange ratio of 1.179.

NOTE 2: MERGER COSTS

    The unaudited pro forma combined condensed financial data reflects Western Management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $8,515,000 ($6,115,000 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheets in order to disclose the aggregate effect of these activities on Western's pro forma combined financial position. The estimated aggregate costs include the following:

                                                                                (IN THOUSANDS)
Employee costs................................................................    $    1,500
Conversion costs..............................................................         1,000
Other costs...................................................................         3,300
                                                                                     -------
                                                                                       5,800
Tax effects...................................................................        (2,400)
                                                                                     -------
                                                                                       3,400
Investment banking and other professional fees................................         2,715
                                                                                     -------
    TOTAL ESTIMATED AGGREGATE COSTS...........................................    $    6,115
                                                                                     -------
                                                                                     -------

    Western Management's cost estimates are forward-looking. While the costs represent Western Management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the Merger, which will be developed by various of Western's and Peninsula's task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger and resultant integration of operations will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 3: PRO FORMA ADJUSTMENTS RELATED TO THE SMB MERGER

    The SMB Merger was accounted for as a purchase effective on January 27, 1998. Accordingly, Western's balance sheet as of June 30, 1998, reflects such acquisition. Under this method of accounting, assets and liabilities of SMB were adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of Western. Applicable income tax effects of such adjustments are included as a component of Western's net deferred tax asset with a corresponding offset to goodwill.

    The unaudited pro forma combined condensed statements of income for the six month periods ending June 30, 1998 and June 30, 1997 and for the year ended December 31, 1997 are presented as if the SMB

Merger was consummated at the beginning of each period. The pro forma combined statements of income for these periods combine the individual pro forma results of operations of Western and SMB for each period after giving effect to the amortization of purchase accounting adjustments, the additional equity which was raised by Western and the reduced interest income resulting from the cash payments made as part of the SMB Merger. The pro forma purchase accounting adjustments for each period represent the amortization that would have taken place from the beginning of the period.

    For the purposes of the unaudited pro forma combined condensed statement of income, it is estimated that Western would have earned 5.50% on the $51.2 million cash portion of the SMB Merger purchase price during each period, resulting in approximately $235,000 less interest income for the six month period ended June 30, 1998, $1,408,000 less interest income for the six month period ended June 30, 1997 and $2.8 million less interest income for the year ended December 31, 1997.

    Salaries and benefits expense is estimated to be reduced by approximately $11,000, $66,000 and $131,000 for the six month period ended June 30, 1998, the six month period ended June 30, 1997 and for the year ended December 31, 1997, respectively, as a result of the write-off of the unrecognized transition obligation related to post-retirement health care benefits.

    For the year ended December 31, 1997, occupancy, furniture and equipment expense increased by an estimated $194,000 of depreciation expense related to the fair market value adjustment of SMB's property, plant and equipment and by approximately $80,000 related to the amortization of favorable lease assets, resulting in an approximately $274,000 additional expense. For the six month periods ended June 30, 1998 and June 30, 1997, this additional expense is $23,000 and $137,000, respectively.

    Goodwill of approximately $119.7 million is amortized on a straight line basis over 15 years.

    Income taxes are estimated to be at a rate of 41.5% of pretax income before goodwill amortization.

                 THE SPECIAL MEETING OF PENINSULA SHAREHOLDERS

GENERAL

    This Proxy Statement-Prospectus is furnished in connection with the solicitation by the Peninsula Board of proxies representing Peninsula Common
Stock to be voted at the Peninsula Meeting to be held on            , 1998, and
at any postponement or adjournment thereof.

MATTERS TO BE CONSIDERED AT THE PENINSULA SPECIAL MEETING

    The purpose of the Peninsula Meeting is to (a) consider and vote upon the principal terms of the Merger and (b) transact such other business as may properly come before the Peninsula Meeting or any adjournments or postponements thereof.

    Based upon the 2,486,855 shares of Peninsula Common Stock outstanding on the Peninsula Record Date and an assumed exchange ratio of 1.179 (which is the Maximum Exchange Ratio), and assuming no Dissenters' Rights are perfected by Peninsula Shareholders and no cash is paid in lieu of fractional shares, 2,932,002 shares of Western Common Stock would be issued in the Merger. Based upon the [15,708,087] shares of Western Common Stock outstanding on the Peninsula Record Date and an assumed exchange ratio of 1.179, and assuming no Dissenters' Rights are perfected by Peninsula Shareholders, and no cash is paid in lieu of fractional shares, shares held by Peninsula Shareholders after consummation of the Merger would represent [14.2%] of Western Common Stock. Consummation of the Merger is subject to satisfaction of a number of conditions, including the receipt of various regulatory approvals for the Merger and the approval of the principal terms of the Merger by Peninsula Shareholders. See "THE MERGER AGREEMENT--Conditions".

THE PENINSULA RECORD DATE

    The Peninsula Board has fixed the close of business on            , 1998 as
the Peninsula Record Date for the determination of the Peninsula Shareholders entitled to receive notice of, and to vote at, the Peninsula Meeting. Only holders of record of shares of Peninsula Common Stock at the close of business on the Peninsula Record Date will be entitled to notice of, and to vote at, the Peninsula Meeting and any postponements or adjournments thereof. On the
Peninsula Record Date,       shares of Peninsula Common Stock were issued and
outstanding.

VOTES REQUIRED AND VOTING OF PROXIES

    At the Peninsula Meeting, a majority of all shares of Peninsula Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions will each be included in the determination of the number of shares present; however, they will not be counted as votes in favor of the principal terms of the Merger. Each share of Peninsula Common Stock held of record will be entitled to one vote upon each matter properly submitted to the Peninsula Shareholders at the Peninsula Meeting and any postponement or adjournment thereof.

    The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Peninsula Common Stock entitled to vote at the Peninsula Meeting is required to approve the principal terms of the Merger. Consequently, the failure to vote, an abstention or a broker non-vote would each have the same effect as a vote against the principal terms of the Merger.

    Each share of Peninsula Common Stock represented by a proxy properly executed and received by Peninsula in time to be voted at the Peninsula Meeting and not revoked will be voted in accordance with the instructions indicated on such proxy and, if no instructions are indicated, will be voted "FOR" the proposal to approve the principal terms of the Merger. All proxies voted "FOR" such matters, including proxies on which no instructions are indicated, may, at the discretion of the proxy-holder, be voted "FOR" a motion to adjourn or postpone the Peninsula Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise. Any proxy that is voted against approval of the principal terms of the Merger or on which the relevant Peninsula Shareholder specifically abstains from voting with respect to such approval will not be voted in favor of any such adjournment or postponement.

    The Peninsula Board is not currently aware of any business to be acted upon at the Peninsula Meeting other than as described herein. If, however, other matters are properly brought before the Peninsula Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

    Certain Peninsula Shareholders, all of whom are officers or directors of Peninsula, with the ability to direct the voting of approximately 35.8% of Peninsula Common Stock outstanding on the Peninsula Record Date have agreed, among other things, to vote "FOR" the adoption and approval of the Merger Agreement and the Merger. However, the shareholders/directors or officers are bound by the Shareholder Agreements to vote "FOR" the adoption and approval of the Merger Agreement only in their capacity as shareholders. As directors or officers, they are bound by their fiduciary duties to act in the best interest of Peninsula. See "THE SHAREHOLDER AGREEMENTS".

    If a quorum is not obtained, or fewer shares of Peninsula Common Stock are voted in favor of the principal terms of the Merger than the number required for approval of the principal terms of the Merger, in accordance with Section 602 of the CGCL, it is expected that the Peninsula Meeting will be postponed or adjourned for the purpose of allowing additional time to obtain additional proxies or votes, and at any subsequent reconvening of the Peninsula Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Peninsula Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

SOLICITATION OF PROXIES

    The cost of soliciting proxies relating to the Peninsula Meeting will be paid by Peninsula. In addition to solicitation of proxies by the use of mail, directors, officers and employees of Peninsula and its subsidiaries may solicit proxies from Peninsula Shareholders personally or by telephone or telegram without additional remuneration therefor. Peninsula also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses of doing so.

REVOCABILITY OF PROXIES

    The presence of a Peninsula Shareholder at the Peninsula Meeting (or at any postponement or adjournment thereof) will not automatically revoke such Peninsula Shareholder's proxy. However, a Peninsula Shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the Secretary of Peninsula of a written notice of revocation prior to the vote with respect thereto; (b) delivery to the Secretary of Peninsula prior to the vote with respect thereto of a duly executed proxy bearing a later date; or (c) attending the Peninsula Meeting (or, if the Peninsula Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person thereat. Any written revocation of proxy or other related communications should be addressed to Barbara A. Hosaka, Secretary of Peninsula, 1322 Scott Street, Suite 203, San Diego, California 92106.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PENINSULA

                                                                                  COMMON STOCK BENEFICIALLY OWNED AT
                                                           YEAR FIRST ELECTED             SEPTEMBER 14, 1998
                                                             OR APPOINTED A     --------------------------------------
                                                           DIRECTOR OR CURRENT      NUMBER OF         PERCENTAGE OF
NAME AND POSITIONS                PRINCIPAL OCCUPATION          POSITION            SHARES(1)      SHARES OUTSTANDING
------------------------------  -------------------------  -------------------  -----------------  -------------------
Lawrence G. Alameda...........  Executive Vice President             1983              31,542               1.27%
  Executive Officer               and Chief Lending
                                  Officer
Grace Evans Cherashore........  CEO, Evans Hotels                    1994               4,469                   *
  Director
William E. Cole...............  Certified Public                     1975             129,935               5.22%
  Director                      Accountant
Arthur DeFever................  Naval Architect                      1975             277,309              11.15%
  Director
James E. Fink.................  President, San Diego                 1975               2,517                   *
  Director                        Aircraft Engineering,
                                  Inc.
Brian Gowland.................  Retired Banker                       1996               2,376                   *
  Director
Daniel Herde..................  Retired Banker                       1996               1,772                   *
  Director
Barbara A. Hosaka.............  Executive Vice President             1990               9,933                   *
  Executive Officer               and Chief Operating
                                  Officer
Richard J. Lareau.............  Architect; President                 1975              28,593               1.15%
  Director                        Richard John Lareau &
                                  Associates
Anthony Mauricio, Jr..........  President, Mauricio and              1975              78,491               3.16%
  Director                        Sons, Inc.
Michael Morton................  President, The Brigantine            1994               1,273                   *
  Director
John G. Rebelo, Jr............  Chairman of the Board and            1975             289,541              11.64%
  Director and Executive          Chief Executive Officer
  Officer
Larry L. Willette.............  President and Chief                  1996              33,856               1.36%
  Executive Officer               Administrative Officer
                                                                                      -------             -------
Directors and Executive
  Officers as a group (13
  persons)....................                                                        891,607              35.80%
                                                                                      -------             -------
                                                                                      -------             -------

------------------------------
*   Less than 1%

(1) The term "beneficial owner" includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting power, of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security.

DISSENTERS' RIGHTS

    If the principal terms of the Merger are approved by the Peninsula Shareholders, holders of Peninsula Common Stock who do not vote in favor of approval of the principal terms of the Merger may be entitled to have their shares purchased in accordance with Chapter 13 of the CGCL. IN ORDER FOR A PENINSULA SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, SUCH SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER, MUST SEND A NOTICE OF SUCH SHAREHOLDER'S INTENTION TO EXERCISE HIS OR HER DISSENTERS' RIGHTS AND DEMAND PAYMENT FOR HIS OR HER SHARES AS PROVIDED IN THE CGCL TO BE RECEIVED BY PENINSULA WITHIN 30 DAYS AFTER THE DATE ON WHICH PENINSULA MAILS TO SUCH SHAREHOLDER A NOTICE OF THE APPROVAL OF THE MERGER BY THE PENINSULA SHAREHOLDERS AND SUCH SHAREHOLDER MUST COMPLY WITH SUCH OTHER PROCEDURES AS ARE REQUIRED BY THE CGCL, AS MORE FULLY DESCRIBED BELOW IN "THE MERGER--DISSENTERS' RIGHTS". VOTING IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER OR FAILING TO TIMELY SEND SUCH NOTICE OR TO FOLLOW SUCH OTHER PROCEDURES WILL RESULT IN A WAIVER OF SUCH SHAREHOLDER'S DISSENTERS' RIGHTS. See "THE MERGER--Dissenters' Rights" for a discussion of Dissenters' Rights and a description of the procedures that must be followed to perfect such rights.

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT-PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, AND SUCH INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS SET FORTH AS APPENDIX A TO THIS PROXY STATEMENT-PROSPECTUS AND THE TEXT THEREOF IS INCORPORATED HEREIN BY REFERENCE, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT AND EACH OF THE OTHER APPENDICES HERETO IN THEIR ENTIRETY.

BACKGROUND AND REASONS FOR THE MERGER

    Western and Peninsula each conduct general banking operations in Southern California. In serving individuals, small businesses and mid-market corporations, each historically has focused on a community-based approach to banking. Management of each of Western and Peninsula has been cognizant of the rapidly changing structure of the banking market in Southern California, in part as a result of the severe problems associated with the savings and loan industry and the problems experienced by other independent banks within the region during the recent recession. As is the case throughout the United States, the managements of Western and Peninsula believe that a process of consolidation will continue to occur in the Southern California financial services industry resulting in, among other things, a reduction in the number of community and independent banks.

    In order to compete effectively with the larger financial institutions that Western Management believed would result from the various consolidations and mergers in the industry locally, Western Management saw a need to expand prudently and recognized the opportunity to build a larger regional, independent financial institution with operations in the Southern California market. Accordingly, as a part of its effort to achieve long-term stable profitability, Western has explored acquisition opportunities to achieve greater market share in San Diego County, as well as in Los Angeles and Orange Counties.

    Peninsula Management perceived the same challenges and opportunities. The pace of financial institution consolidation in California, already rapid, appeared to be accelerating and larger institutions were attempting to increase their share of the market served by Peninsula. At the same time, community banks were combining and providing greater competition. Peninsula Management examined prospects for internal growth, growth by acquisition of one or more financial institutions and the possibility of a combination with a strong partner that shared a common vision and was focused on markets demographically similar to those served by Peninsula.

    By mid-1997, the economy in California had improved significantly, and along with it the prices of California bank stocks had also risen. In August 1997, John Eggemeyer, President of BPI, a company which provides financial and consulting services to Western, requested a meeting with Peninsula's Chief Executive Officer, John G. Rebelo, Jr. Mr. Eggemeyer expressed an interest on behalf of Western in having Peninsula consider becoming part of Western. Mr. Rebelo indicated that he would take the idea to the Peninsula Board for discussion. In November 1997, Peninsula requested NationsBanc Montgomery to deliver to the Peninsula Board an oral presentation that would compare Peninsula's financial performance to its peers; assess the current economic environment and the California bank merger environment; and summarize strategic alternatives generally available to a bank. With the authority of the Peninsula Board, Mr. Rebelo and Peninsula's outside counsel met with NationsBanc Montgomery in the following two months to discuss valuation trends, potential acquisition candidates and strategic alternatives.

    In February 1998, Peninsula retained NationsBanc Montgomery as its investment bank to perform general investment banking services, including advising it on strategic alternatives. In this role, NationsBanc Montgomery provided Peninsula with financial summaries and public information regarding Western and other banks that had previously indicated an interest in merger discussions. In addition, pro forma analyses were provided of Western and Peninsula, as well as a profile of nine other potential partners. By mid-April 1998, Peninsula's Executive Committee was ready to proceed further and asked NationsBanc Montgomery to prepare a summary confidential memorandum on Peninsula. The Executive Committee decided that if a sale of Peninsula were to take place, it would be in the best interest of the shareholders, employees and customers of Peninsula if the potential acquirors approached were limited to a select group of highly qualified banks selected upon ability to pay, potential interest in the San Diego market and other criteria the Executive Committee deemed appropriate. Consequently, NationsBanc Montgomery approached six potential buyers. Four of the six potential buyers contacted returned confidentiality agreements signaling interest in reviewing the confidential memorandum and potentially proceeding further with possible merger discussions. In May 1998, Peninsula engaged NationsBanc Montgomery to identify opportunities including a potential sale of Peninsula.

    In June 1998, Western and one of the other three potential buyers returned preliminary indications of interest to NationsBanc Montgomery, and both conducted due diligence of Peninsula. Western and the other bidder submitted "binding" offers on July 6, 1998. On July 7, 1998, the Peninsula Board met to discuss the two bids and authorized NationsBanc Montgomery to pursue negotiation of a definitive agreement with Western.

    Between July 7, 1998 and July 24, 1998, the date of the Merger Agreement, the management of Western and Peninsula, together with their respective outside counsel, negotiated the terms of the Merger Agreement, the Stock Option Agreement and the Shareholder Agreements. On July 23, 1998, at a meeting of the Peninsula Board, NationsBanc Montgomery delivered its oral opinion that the Consideration to be received was fair to such shareholders, as of the date of such opinion. NationsBanc Montgomery's oral opinion was subsequently confirmed in writing as of such date. At that meeting, the Peninsula Board approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement as in the best interests of Peninsula and its shareholders. The Peninsula Board also authorized the Peninsula Management to finalize the terms of the Merger Agreement and the Stock Option Agreement.

    The Western Board held a meeting on July 21, 1998, at which Western's directors discussed the proposed Merger in detail with Western Management, including the consideration to be paid by Western and the related transactions. At such meeting, the Western Board approved the Merger Agreement and the various matters and related agreements contemplated thereby and authorized and directed Western Management to take all action reasonably necessary to effect the Merger.

    On July 24, 1998, representatives of the management of each of Peninsula and Western together with their respective counsel, met to finalize the terms of the Merger Agreement and the Stock Option Agreement. At this meeting, Peninsula and Western finalized the terms of such agreements and executed and delivered to each other copies of such agreements. After close of the market on July 24, 1998, Western and Peninsula sent out a joint press release publicly announcing the Merger.

    The managements of Western and Peninsula believe that the two institutions complement each other in their community-based approaches to banking and in terms of their markets, both geographic and demographic. Consequently both managements perceive opportunities for increased operating efficiencies through combination and believe that, by combining forces, they will be able more effectively to compete and successfully to take advantage of banking opportunities in the rapidly evolving Southern California markets. Further, they believe that the continuation of the separate identity of Peninsula and, subject to the execution of new employment agreements, its current executive management coupled with the added resources of Western will greatly enhance its future prospects. See "RISK FACTORS--Ability to Integrate the Operations of Western and Peninsula; Rapid Growth".

STRUCTURE OF THE MERGER

    The Merger Agreement provides for the merger of Merger Sub, a wholly owned subsidiary of Western, with and into Peninsula, with Peninsula being the Surviving Bank, operating under that name. As more fully described below in "THE MERGER AGREEMENT", in connection with the Merger, each share of Peninsula Common Stock issued and outstanding at the Effective Time (other than (a) shares that have not been voted in favor of approval of the principal terms of the Merger and with respect to which Dissenters' Rights have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted in good faith) will be converted automatically into, subject to the limitations set forth in the Merger Agreement with respect to proration and fractional shares, the Consideration. Each share of Western Common Stock outstanding immediately prior to the Effective Time will remain outstanding after the Merger as one share of Western Common Stock. See "THE MERGER AGREEMENT--The Merger".

RECOMMENDATION OF THE PENINSULA BOARD OF DIRECTORS

    The Peninsula Board has unanimously approved the Merger and the Merger Agreement and unanimously recommends that Peninsula Shareholders vote "FOR" the approval of the principal terms of the Merger. In reaching its determination to approve the Merger, the Peninsula Board analyzed Peninsula's alternatives for enhancement of Peninsula Shareholder value, including Peninsula's prospects under several assumptions, so as to be able to compare the value of a share of Peninsula Common Stock with the Consideration as well as with comparable transactions. At the same time, the Peninsula Board also reviewed the history of Western and the prospects of Western if the Merger were consummated. The factors that were examined as part of this analysis, include, but were not limited to the following:

        (a) A review of Peninsula's business, operations, financial condition and earnings on an historical and a prospective basis;

        (b) The increasing competition in Peninsula's markets from both existing and potential competitors, some of whom have far greater assets and resources, in part as a result of the consolidation taking place in the banking industry;

        (c) The efficacy of Peninsula's strategic plan under current competitive conditions and actions which would increase financial performance and shareholder value over the period of its projection;

        (d) The consolidation of the banking industry nationally and in California;

        (e) A review of potential benefits for shareholders of a larger organization with greater resources, increased operating efficiencies, an increased lending limit and a stronger market position in Southern California;

        (f) The belief of the Peninsula Board and Management that a business combination with Western would offer increased long-term value and liquidity to current Peninsula Shareholders;

        (g) The ability to retain the Peninsula identity and name and to continue operations with the same executive officers, which was perceived to be a significant advantage to the shareholders, employees and customers of Peninsula.

        (h) A comparison of the Western offer with reported transactions, nationally and in California, by financial institutions with similar characteristics; and

        (i) The opinion of NationsBanc Montgomery dated July 23, 1998 that, based upon, and subject to, the matters stated in that opinion, the Consideration to be received by Peninsula Shareholders in the Merger was fair to such shareholders from a financial point of view.

    The foregoing discussion of material factors considered by the Peninsula Board is not intended to be exhaustive but does set forth the principal factors considered by the Peninsula Board. The Peninsula Board collectively reached the unanimous conclusion to approve the Merger in light not only of the factors described above but of such other factors as each Board member felt were appropriate. The Peninsula

Board did not assign relative or specific weights to any of the factors described above and individual directors may have weighed such factors differently.

    FOR THE REASONS SET FORTH ABOVE, THE PENINSULA BOARD HAS UNANIMOUSLY APPROVED THE MERGER AS IN THE BEST INTERESTS OF PENINSULA AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT PENINSULA SHAREHOLDERS APPROVE THE PRINCIPAL TERMS OF THE MERGER.

OPINION OF NATIONSBANC MONTGOMERY

    GENERAL

    Pursuant to an engagement letter dated February 18, 1998, Peninsula engaged NationsBanc Montgomery to perform general investment banking services, including advising it on strategic alternatives. In a subsequent engagement letter dated May 21, 1998 (the "Engagement Letter"), Peninsula specifically engaged NationsBanc Montgomery to identify opportunities for maximizing shareholder value, including, among other things, a potential sale of Peninsula. As part of its engagement, NationsBanc Montgomery agreed to render to the Peninsula Board an opinion with respect to the fairness from a financial point of view of the Consideration to be received by holders of Peninsula Common Stock in a potential sale of Peninsula. NationsBanc Montgomery is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Peninsula selected NationsBanc Montgomery to render the opinion on the basis of its experience and expertise and its reputation in the banking and investment communities.

    At a meeting of the Peninsula Board on July 23, 1998, NationsBanc Montgomery delivered its oral opinion (subsequently confirmed in writing) that the Consideration to be received by the holders of Peninsula Common Stock pursuant to the Merger was fair to such shareholders from a financial point of view, as of the date of such opinion. In addition, NationsBanc Montgomery has confirmed
its July 23, 1998 opinion with its written opinion dated            .

    THE FULL TEXT OF NATIONSBANC MONTGOMERY'S WRITTEN OPINION TO THE PENINSULA
BOARD, DATED            , WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS
CONSIDERED AND LIMITATIONS OF THE REVIEW BY NATIONSBANC MONTGOMERY, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF NATIONSBANC MONTGOMERY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION, WHICH SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. IN FURNISHING SUCH OPINION, NATIONSBANC MONTGOMERY DOES NOT ADMIT THAT IT IS AN EXPERT WITH RESPECT TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT-PROSPECTUS IS PART WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, NOR DOES IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT. NATIONSBANC MONTGOMERY'S OPINION IS DIRECTED TO THE PENINSULA BOARD, COVERS ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF PENINSULA COMMON STOCK AS OF THE DATE OF THE OPINION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PENINSULA COMMON STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN NATIONSBANC MONTGOMERY'S OPINION.

    In connection with its opinions, NationsBanc Montgomery, among other things:
(i) reviewed certain publicly available financial and other data with respect to Peninsula and Western, including the audited consolidated financial statements for recent years and unaudited consolidated financial statements for interim periods and certain other relevant financial and operating data relating to Peninsula and Western made available to NationsBanc Montgomery from published sources and from the internal records of Peninsula and Western; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for,

Peninsula Common Stock and Western Common Stock; (iv) compared Peninsula and Western from a financial point of view with certain other companies in the banking industry which NationsBanc Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which NationsBanc Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the Management of Peninsula and Western certain information of a business and financial nature regarding Peninsula and Western furnished to NationsBanc Montgomery by them, including financial forecasts and related assumptions of Peninsula and Western;
(vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Peninsula's counsel; and (viii) performed such other analyses and examinations as NationsBanc Montgomery deemed appropriate.

    In connection with NationsBanc Montgomery's review, NationsBanc Montgomery did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Peninsula and Western provided to NationsBanc Montgomery by their respective management, upon their advice and with Peninsula's consent, NationsBanc Montgomery assumed for purposes of its opinions that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective management at the time of preparation as to the future financial performance of Peninsula and Western and that they provided a reasonable basis upon which NationsBanc Montgomery could form its opinion. NationsBanc Montgomery assumed that there were no material changes in Peninsula's or Western's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to NationsBanc Montgomery. NationsBanc Montgomery relied on advice of counsel and independent accountants to Peninsula as to all legal and financial matters with respect to Peninsula, the Merger and the Merger Agreement. NationsBanc Montgomery assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, NationsBanc Montgomery did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Peninsula or Western, nor was NationsBanc Montgomery furnished with any such appraisals. NationsBanc Montgomery is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with Peninsula's consent, that such allowances for each of Peninsula and Western were in the aggregate adequate to cover such losses. Peninsula informed NationsBanc Montgomery, and NationsBanc Montgomery assumed, that the Merger will be recorded as a pooling of interests under GAAP. Finally, NationsBanc Montgomery's opinions were based on economic, monetary and market and other conditions as in effect on, and the information made available to NationsBanc Montgomery as of, the respective dates of the opinions.

    Set forth below is a brief summary of the information presented by NationsBanc Montgomery at the meeting of the Peninsula Board on July 23, 1998. All per share data in NationsBanc Montgomery's analysis was presented without any adjustment for a 5% stock dividend that was paid to Peninsula's shareholders on July 24, 1998. The analyses below assumed an exchange ratio of 1.121 based on the assumed $48.04 per share value of the Merger divided by $42.875, the closing price of Western Common Stock on July 21, 1998. The exchange ratio and the value of the Western Common Stock to be received in the Merger will fluctuate, based upon the trading price of Western Common Stock and the impact of the Maximum and Minimum Exchange Ratios.

    DISCOUNTED CASH FLOW ANALYSIS

    Using a discounted cash flow analysis, NationsBanc Montgomery calculated a range of theoretical per share values for Peninsula based on the net present value of: (i) annual dividend income, defined as excess equity above a 6% tangible equity to assets ratio; and (ii) a terminal value for Peninsula in 2002 calculated based upon a multiple of net income. The projected financial data for Peninsula for 1997 through 2002 utilized by NationsBanc Montgomery in this analysis was based on projections prepared by Peninsula Management. NationsBanc Montgomery calculated the range of net present values per share for Peninsula based on a range of discount rates of 12.5% to 17% and a range of terminal value multiples of forecasted 2002 earnings of 15.0x to 19.0x. Utilizing a more narrow range of discount rates of 12.5% and 15.0% and terminal multiples of 16.0x to 18.0x, this analysis yielded a range of estimated present values per share for Peninsula of approximately $28.19 to $34.53, with a median value of $31.19. The assumed $48.04 per share value of the Merger exceeded the range of values implied by this analysis.

    COMPARABLE PUBLIC COMPANY ANALYSIS

    NationsBanc Montgomery analyzed the trading multiples of a comparison group of 20 publicly traded California banks (a group of banks published in the NationsBanc Montgomery Western Bank Monitor) ("California Western Bank Group"). The multiples that were analyzed were price to book value, price to tangible book value, price to latest 12 months ("LTM") earnings, price to 1998 estimated earnings, price to deposits and the ratio of the premium (i.e., purchase price in excess of tangible book value) to core deposits. The median values of these multiples were then multiplied by Peninsula's current values. This analysis indicated that the current Peninsula Common Stock price should range from $26.46 to $43.50 per share. Based on the most common measures of public market valuation, price to book value and price to LTM earnings, the analysis indicated the current Peninsula Common Stock price should range from $27.19 to $32.11 with a median value of $30.93, as compared to the assumed $48.04 per share value of the Merger.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS

    NationsBanc Montgomery reviewed the Consideration paid in selected categories of bank transactions. Specifically, NationsBanc Montgomery reviewed selected bank transactions from January 1, 1996 to July 23, 1998 involving (i) mergers in California with transaction values greater than $10 million and less than $500 million and (ii) national mergers with transaction values greater than $50 million and less than $250 million. For each transaction, NationsBanc Montgomery analyzed data illustrating, among other things, purchase price to book value, purchase price to "adjusted" book value (assuming a premium is paid on a 6% "normalized" equity to assets level and dollar for dollar for equity above 6%), purchase price to tangible book value, purchase price to LTM earnings, purchase price to deposits, the ratio of the premium (I.E., purchase price in excess of tangible book value) to core deposits, and the premium paid to the seller's stock price 30 days prior to announcement. For the purposes of this analysis, NationsBanc Montgomery specifically focused on bank transactions that have been announced since January 1, 1998.

    A summary of the median multiples in the analysis is as follows:

                                                                PRICE TO      PRICE TO      PRICE TO                 PREMIUM TO
                                                   PRICE TO     ADJ. BK.      TANG. BK.        LTM       PRICE TO       CORE
TRANSACTION CATEGORIES                            BOOK VALUE      VALUE         VALUE       EARNINGS     DEPOSITS     DEPOSITS
------------------------------------------------  -----------  -----------  -------------  -----------  -----------  -----------
1998 Year-to-Date Mergers in California with
 Transaction Value Greater than$10 Million and
 Less than $500 Million.........................        3.0x         3.9x          3.2x         20.9x        32.9%        26.9%
1998 Year-to-Date National Mergers with
 Transaction Value Greater than $50 Million and
 Less than $250 Million.........................        2.8x         4.1x          3.1x         23.9x        34.9%        26.4%

                                                  PREMIUM TO
                                                   PRICE 30
TRANSACTION CATEGORIES                            DAYS PRIOR
------------------------------------------------  -----------
1998 Year-to-Date Mergers in California with
 Transaction Value Greater than$10 Million and
 Less than $500 Million.........................       27.4%
1998 Year-to-Date National Mergers with
 Transaction Value Greater than $50 Million and
 Less than $250 Million.........................       25.0%

    A summary of the results of NationsBanc Montgomery's analysis of the multiples paid in the Merger is as follows:

                                                                PRICE TO      PRICE TO      PRICE TO                 PREMIUM TO
                                                   PRICE TO     ADJ. BK.      TANG. BK.        LTM       PRICE TO       CORE
                                                  BOOK VALUE      VALUE         VALUE       EARNINGS     DEPOSITS     DEPOSITS
                                                  -----------  -----------  -------------  -----------  -----------  -----------
                                                        4.3x         4.5x          4.3x         29.8x        29.7%        25.6%

                                                  PREMIUM TO
                                                   PRICE 30
                                                  DAYS PRIOR
                                                  -----------
                                                       34.4%

    PREMIUM PAID ANALYSIS

    NationsBanc Montgomery used a group of 22 California bank transactions since January 1, 1996 with transaction values greater than $10 million and less than $500 million where pricing information was available to analyze premiums paid compared to the seller's stock price at various times prior to the announcement of the acquisition. The figures produced (i) a median premium to the seller's stock price one month prior to announcement of 30.6%; (ii) a median premium to the seller's stock price six days prior to announcement of 21.0%; and (iii) a median premium to the seller's stock price the day prior to announcement of 17.5%. NationsBanc Montgomery also used a group of 55 national bank transactions since January 1, 1996 with transaction values greater than $50 million and less than $250 million where pricing information was available to analyze premiums paid compared to the seller's stock price at various times prior to the announcement of the acquisition. The figures produced (i) a median premium to the seller's stock price one month prior to announcement of 26.9%; (ii) a median premium to the seller's stock price six days prior to announcement of 23.1%; and
(iii) a median premium to the seller's stock price the day prior to announcement of 16.1%.

    In comparison, the assumed $48.04 per share value of the Merger (without giving effect to the 5% common stock dividend paid by Peninsula on July 24,
1998) exceeded the Peninsula Common Stock price one month prior to the announcement by 34.4%, the Peninsula Common Stock price six days prior to the announcement by 6.8% and the Peninsula Common Stock price one day prior to the announcement by 9.2%.

    CONTRIBUTION ANALYSIS

    NationsBanc Montgomery analyzed the contribution of each of Peninsula and Western to, among other things, assets, loans, deposits and total equity of the pro forma combined companies for the period ending March 31, 1998 and projected net income and cash net income for the calendar years ending December 31, 1998 and 1999. This analysis showed, among other things, that based on pro forma combined balance sheets for Peninsula and Western at March 31, 1998, Peninsula would have contributed approximately 15% of the assets, 14% of the loans, 8% of the total equity and 16% of the deposits. The pro forma projected income statements for the periods ending December 31, 1998 and 1999 showed that Peninsula would contribute approximately 13% and 12% of the net income in 1998 and 1999, respectively, and 10% and 9% of the cash net income in 1998 and 1999, respectively. Based on an assumed exchange ratio of 1.121 shares of Western Common Stock for each share of Peninsula Common Stock, holders of Peninsula Common Stock would own approximately 12.8% of the combined company based on common shares outstanding at March 31, 1998.

    DIVIDEND PICKUP ANALYSIS

    In performing the dividend pickup analysis, NationsBanc Montgomery analyzed the assumed exchange ratio of 1.121 shares of Western Common Stock for each share of Peninsula Common Stock based on Peninsula's and Western's stock prices and applied it to Western's current annualized dividend per share of $0.60. This analysis showed, among other things, that holders of Peninsula Common Stock would receive an annual dividend of $0.67 per share or a 124% increase from Peninsula's current annualized dividend of $0.30 per share.

    PRO FORMA EARNINGS DILUTION ANALYSIS

    Using earnings estimates and projected growth rates for Peninsula and Western provided by their respective management, NationsBanc Montgomery compared estimated reported earnings per share ("Reported EPS") and estimated cash earnings per share ("Cash EPS") of Western Common Stock on a stand-alone basis to the Reported EPS and Cash EPS of the Peninsula Common Stock for the pro forma combined company for the calendar year ending December 31, 1999. NationsBanc Montgomery noted that the Merger would result in dilution of (1.3%) and (3.9%) to Western's Reported EPS and Cash EPS, respectively, for the year ending December 31, 1999. These estimates were used for purposes of this analysis only and are not necessarily indicative of expected results or plans of Western, Peninsula or the combined institution. Additionally, this analysis did not incorporate any anticipated cost savings or revenue enhancement. In order to determine Peninsula's earnings pickup, NationsBanc Montgomery multiplied the assumed exchange ratio of 1.121 by the 1999 pro forma combined earnings per share ("EPS") and pro forma combined Cash EPS and compared it to Peninsula's 1999 stand-alone EPS and Cash EPS. This analysis determined that the transaction would be 10.0% accretive to Peninsula's EPS and 38.1% accretive to Peninsula's Cash EPS.

    PRO FORMA BOOK VALUE/TANGIBLE BOOK VALUE DILUTION ANALYSIS

    Using the book value and the tangible book value for the period ending March 31, 1998 and the assumed exchange ratio of 1.121 shares of Western Common Stock for each share of Peninsula Common Stock, NationsBanc Montgomery compared the book value and the tangible book value of Western on a stand-alone basis to the pro forma book value and tangible book value for the combined company. This analysis showed, among other things, that the Merger would be dilutive to Western's book value and accretive to Western's tangible book value. In order to determine Peninsula's book value per share pick-up, NationsBanc Montgomery multiplied the assumed exchange ratio of 1.121 by the pro forma combined book value per share and compared it to Peninsula's stand-alone book value per share. This analysis determined that the transaction would be 66.9% accretive to Peninsula's book value per share.

    EARNINGS GROWTH ANALYSIS

    Using a 18.1x terminal multiple (the median price to 1998 estimated earnings multiple of NationsBanc Montgomery's California Western Bank Monitor Group) and a 15% discount rate, NationsBanc Montgomery determined that Peninsula would have to achieve an average annual earnings growth rate of 26.0% through the year 2002 in order to obtain a present value stock price of $48.04. Peninsula's estimated stand-alone earnings growth rate through the year 2002 is 13.6%.

    The summary set forth above does not purport to be a complete description of the presentation by NationsBanc Montgomery to the Peninsula Board or of the analyses performed by NationsBanc Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. NationsBanc Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Peninsula Board. In addition, NationsBanc Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be NationsBanc Montgomery's view of the actual value of Peninsula or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

    In performing its analyses, NationsBanc Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Peninsula or Western. The analyses performed by NationsBanc Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of NationsBanc Montgomery's analysis of the fairness of the Consideration to be received by the holders of Peninsula Common Stock in the Merger and were provided to the Peninsula Board in connection with the delivery of NationsBanc Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts used by NationsBanc Montgomery in certain of its analyses are based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

    As described above under "THE MERGER--Background and Reasons for the Merger", NationsBanc Montgomery's opinion and presentation to the Peninsula Board were among the many factors taken into consideration by the Peninsula Board in making its determination to approve the Merger Agreement.

    Pursuant to the Engagement Letter, Peninsula paid NationsBanc Montgomery a retainer fee of $25,000 upon engagement and a fee of $150,000 upon the signing of a definitive agreement. Based on the current transaction value, NationsBanc Montgomery will receive an additional fee of approximately $1,250,000 upon the closing of the Merger. Accordingly, a significant portion of NationsBanc Montgomery's fee is contingent upon the closing of the Merger. Peninsula has also agreed to reimburse NationsBanc Montgomery for its reasonable out-of-pocket expenses, including reasonable fees and disbursements for NationsBanc Montgomery's legal counsel and other experts retained by NationsBanc Montgomery. Peninsula has agreed to indemnify NationsBanc Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING SECURITIES DEALERS AND OTHERS THAT USE A "MARKET-TO-MARKET" METHOD OF ACCOUNTING FOR FEDERAL INCOME TAX PURPOSES, TAX EXEMPT ORGANIZATIONS OR TRUSTS, FOREIGN PERSONS, PERSONS WHO HOLD SHARES OF PENINSULA COMMON STOCK AS PART OF A STRADDLE OR CONVERSION TRANSACTION AND PERSONS WHO ACQUIRED SHARES OF PENINSULA COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION. PENINSULA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

    TAX OPINIONS

    It is intended that the Merger will be treated as a Reorganization. Consummation of the Merger as a reorganization is conditioned upon receipt by Western of the opinion of Sullivan & Cromwell and receipt by Peninsula of the opinion of Deloitte & Touche LLP, which opinions will be dated as of the Effective Date, stating substantially to the effect that, for federal income tax purposes: (i) the Merger will be treated as a Reorganization and (ii) each of Western, Merger Sub and Peninsula will be a party to that Reorganization.

    The Tax Opinions will not be binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS will not contest the conclusions expressed therein. The Tax Opinions will be based in part upon certain factual assumptions and upon certain representations made, and certificates delivered, by Western, Merger Sub and Peninsula, which representations and certificates Sullivan & Cromwell and Deloitte & Touche LLP will assume to be true, correct and complete. If such representations or certificates are inaccurate, the Tax Opinions could be adversely affected.

    TAX CONSEQUENCES OF THE MERGER

    GENERAL. The following summary sets forth certain anticipated material federal income tax consequences of the Merger to Peninsula Shareholders. The tax treatment of each Peninsula Shareholder will depend in part upon such shareholder's particular situation. This summary is based on the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws, regulations or interpretations may differ at the Effective Time, and relevant facts also may differ.

    No gain or loss will be recognized by a Peninsula Shareholder who receives solely Western Common Stock for such Peninsula Shareholder's shares of Peninsula Common Stock (except to the extent such shareholder receives cash in lieu of a fractional share interest in Western Common Stock).

    Such a Peninsula Shareholder's aggregate tax basis in the Western Common Stock received pursuant to the Merger will equal such shareholder's aggregate tax basis in the shares of Peninsula Common Stock exchanged therefor, reduced by any amount allocable to a fractional share interest of Western Common Stock for which cash is received. The holding period of Western Common Stock received pursuant to the Merger (the "Holding Period" as described in the paragraph below), will include the holding period of the shares of Peninsula Common Stock exchanged therefor, provided that such shares were held as a capital asset as of the Effective Date.

    FRACTIONAL SHARES OF WESTERN COMMON STOCK. No fractional shares of Western Common Stock will be issued in the Merger. A Peninsula Shareholder who receives cash in lieu of such a fractional share will be treated as having received such fractional share pursuant to the Merger and then as having exchanged such fractional share for cash in a redemption by Western subject to Section 302 of the Code. Such a deemed redemption will be treated as a sale of the fractional share, provided that it is not "essentially equivalent to a dividend". If the Western Common Stock represents a capital asset in the hands of the shareholder, the shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the difference between the amount of cash received therefor and the shareholder's tax basis in the fractional share. The Holding Period of any such capital gain or loss will be long-term if the Peninsula Common Stock exchanged was held for more than one year. Effective as of January 1, 1998, long-term capital gain of a non-corporate shareholder is generally subject to a maximum capital gains rate of 20% for capital assets held for more than one year.

    BACKUP WITHHOLDING

    Unless an exemption applies under applicable law and regulations, the Exchange Agent (as defined herein), will be required to withhold 31% of any cash payments to which a non-corporate shareholder or the payee is entitled pursuant to the Merger unless the shareholder or other payee provides its taxpayer identification number (social security number, employer identification number or individual taxpayer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each payee must provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to Western and the Exchange Agent.

REGULATORY APPROVALS

    GENERAL

    The Merger cannot proceed in the absence of the regulatory approvals described below. Western and Peninsula are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Western and Peninsula have agreed in the Merger Agreement to use reasonable best efforts to take promptly all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including using efforts to obtain all necessary approvals from all applicable governmental entities, making all necessary registrations, applications and filings and obtaining any contractual consents and regulatory approvals. However, there can be no assurance that such regulatory approvals will be obtained, nor can there be assurance as to the date of any such approval. There can also be no assurance that any such approval will not contain a condition or requirement that causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described below under "THE MERGER AGREEMENT--Conditions".

    FEDERAL DEPOSIT INSURANCE CORPORATION AND FEDERAL RESERVE BOARD APPROVALS

    Consummation of the Merger is subject to receipt of the prior approval of the FDIC under the Bank Merger Act, 12 U.S.C. Section 1828(c) (the "BMA"). The BMA requires that the FDIC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BMA prohibits the FDIC from approving the Merger (i) if such transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or (ii) if the effect of such transaction in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the relevant regulatory agency finds that the anti-competitive effects of such merger are clearly outweighed by the public interest and by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

    The Merger is also subject to prior approval by the Federal Reserve Board under Section 3 of the BHCA in accordance with regulations adopted by the Federal Reserve Board under the BHCA. The Federal Reserve Board will take into consideration, among other things, competition, the financial and managerial resources and future prospects of the holding companies and banks concerned and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if (a) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (b) its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or it would in any other manner be in restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

    Each of the FDIC and the Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FDIC and the Federal Reserve Board must also assess the records of the depository institution subsidiaries of Western and Peninsula under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the FDIC and the Federal Reserve Board assess, when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation and take such record into account when evaluating certain regulatory applications. Each of SMB, SCB, BKLA and Peninsula has a CRA rating of "satisfactory".

    Under the BMA and the BHCA, the Merger may not be consummated until the thirtieth day following the later of the FDIC or Federal Reserve Board approvals, as the case may be. If the FDIC and the Federal Reserve Board have not received any adverse comments from the Department of Justice relating to competitive factors, the waiting period may be reduced to no less than 15 days. If the United States Department of Justice commenced an action challenging the Merger on antitrust grounds during such waiting period, commencement of such action would stay the effectiveness of the FDIC and Federal Reserve Board approvals, unless a court specifically orders otherwise.

    Western and Peninsula submitted an application seeking approval of the Merger and related matters to the FDIC on or about September 11, 1998. The
application was deemed informationally complete by the FDIC on            , 1998
and processing of the same commenced. It is expected that an approval will be received prior to the Peninsula Meeting, but there can be no assurance that such approval will be obtained. Western submitted a notice seeking approval of the Merger and related matters to the Federal Reserve Board on September 16, 1998. It is expected that an approval will be received prior to the Peninsula Meeting, but there can be no assurance that such an approval will be obtained.

    STATE COMMISSIONER APPROVAL

    Because Peninsula is a state-chartered bank, Western must obtain approval of the State Commissioner pursuant to the California Financial Code prior to the consummation of the Merger. Western sought such approval by filing an application with the State Commissioner on or about September 22, 1998. The application submitted to the State Commissioner for approval was accepted as
complete on            , 1998. It is expected that an approval will be received
prior to the Peninsula Meeting, but there can be no assurance that such approval will be obtained.

RESALE OF WESTERN COMMON STOCK

    All shares of Western Common Stock received by Peninsula Shareholders in the Merger will be freely transferrable, except that shares of Western Common Stock received by Peninsula Shareholders who are deemed to be "affiliates" (as defined for purposes of Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135) of Peninsula ("Peninsula Affiliates") as of the date of the Peninsula Meeting may be resold by Peninsula Affiliates only pursuant to an effective registration statement under the Securities Act covering resales of such shares or in transactions permitted by the resale provisions of Rule 145 of the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Peninsula or Western generally include individuals or entities that control, are controlled by, or are under common control with, such entities and may include certain officers and directors of such entities as well as principal shareholders of such entities.

    Peninsula has agreed in the Merger Agreement to use its best efforts to obtain a written agreement from each officer or director of Peninsula who is identified as a possible Peninsula Affiliate providing that each such person will not sell, pledge, transfer or otherwise dispose of any shares of Western Common Stock to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act. See "THE MERGER AGREEMENT--Exchange of Stock Certificates; Dividends".

CERTAIN EFFECTS OF THE MERGER

    Peninsula will be the Surviving Bank following the Merger. Once the Merger is consummated, the trading of Peninsula Common Stock will cease. Peninsula has agreed, subject to certain conditions, after the last of the regulatory approvals to be obtained and before the Effective Time, to make such accounting adjustments as Western requests in order to implement its plans regarding Peninsula or to reflect merger-related expenses and costs incurred by Peninsula. See "THE MERGER AGREEMENT--Certain Covenants--CERTAIN POLICIES OF PENINSULA".

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
    Certain historical regulatory capital ratios for Western, BKLA and Peninsula as of June 30, 1998 are listed below. The pro forma columns reflect certain effects that the Merger will have on Western's regulatory capital ratios.

                                      REQUIREMENT                                             WESTERN,
                                ------------------------             HISTORICAL               BKLA AND    WESTERN AND
                                ADEQUATELY      WELL      ---------------------------------   PENINSULA    PENINSULA
                                CAPITALIZED  CAPITALIZED   WESTERN     BKLA      PENINSULA    PRO FORMA    PRO FORMA
                                -----------  -----------  ---------  ---------  -----------  -----------  -----------
                                                             (GREATER THAN OR EQUAL TO)
Tier I Leverage...............      4.00%        5.00%       7.63%      9.62%        6.59%        7.25%       7.17%
Tier I Risk-based.............      4.00         6.00        9.82      14.43        10.76         9.81        9.59
Total Risk-based..............      8.00        10.00       11.07      15.68        11.73        11.06       10.84

    The capital ratios listed above are governed by guidelines created by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). FIRREA's guidelines are intended to provide a systematic framework with which to analyze banking organizations. In order to analyze a banking organization's business, the guidelines split total capital into two components: Tier I capital (core capital) and Tier II capital (supplementary capital). For Western, BKLA and Peninsula, Tier I capital consists of common stock shareholders' equity before gain or loss on securities available for sale, less goodwill and other intangible assets. Tier II capital consists of loan loss reserves limited to 1.25% of risk-weighted assets. Total capital is Tier I plus Tier II capital.

    The Tier I leverage ratio is Tier I capital divided by average total assets less intangibles. For banks rated in the highest category of the five categories used by the FDIC to rate banks, the minimum leverage ratio in such category is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 base points above the 3% minimum, or 4% to 5%.

    In addition to the Tier I leverage ratio, the FDIC takes into account risk-based ratios as well. Tier I risk-based capital is Tier I capital divided by net risk-weighted assets. Total capital to risk-based assets is total capital divided by net risk-weighted assets. These risk-based guidelines are intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations.

    After the Merger, the Surviving Bank will be headquartered at 1322 Scott Street, Suite 203, San Diego, California 92106. The telephone number at such offices will be (619) 226-5451.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL

    In considering the recommendation of the Peninsula Board, Peninsula Shareholders should be aware that certain employees and members of Peninsula Management and of the Peninsula Board have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and that may create potential conflicts of interest. These interests include, among others, provisions in the Merger Agreement relating to the indemnification of Peninsula officers and directors, directors' and officers' liability insurance, the appointment of John G. Rebelo, Jr. to the Western Board and the Peninsula Board as of the Effective Time, and certain employment agreements discussed below. In addition, John M. Eggemeyer is a director and significant shareholder of Western, and owns 80% of BPI, which provided financial advisory and consulting services to Western in connection with the Merger.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    The Merger Agreement provides that for a period of six years after the Effective Time, Western will indemnify each director and officer determined as of the Effective Time, against certain liabilities arising out of matters existing or occurring at or prior to the Effective Time to the extent to which such indemnified parties were entitled under California law and Peninsula's articles of incorporation or bylaws in effect on July 24, 1998. Western also will advance expenses as incurred to the extent permitted under California law and Peninsula's articles of incorporation and bylaws. In addition, for a period of six years after the Effective Time, Western will use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Peninsula, provided that Western may substitute therefor policies of comparable coverage with respect to claims arising from facts or events that occurred before the Effective Time.

    APPOINTMENT OF DIRECTOR

    Pursuant to the Merger Agreement, Western will take such actions necessary to appoint John G. Rebelo, Jr., Chairman and Chief Executive Officer of Peninsula, to the Western Board and the Peninsula Board as of the Effective Time.

    EMPLOYEE AGREEMENTS

    Each of John G. Rebelo, Jr., Larry L. Willette, Lawrence G. Alameda, and Barbara A. Hosaka (each an "Executive" and collectively, the "Executives"), have agreed to certain modifications to such Executive's existing employment agreement (the "Preliminary Employment Agreements") pursuant to which it was agreed that consummation of the Merger constitutes "good reason" as defined therein. Peninsula and the Executives have also agreed to use their reasonable best efforts to enter into new employment agreements, on terms and conditions mutually satisfactory to Peninsula and the Executives. While the parties are in the process of negotiation of such new agreements, no assurance can be given that all or any of such new agreements will be entered into. As a result of the modifications to the Preliminary Employment Agreements agreed to by Western, Peninsula and the Executives, under the terms of the Preliminary Employment Agreements and other benefit plans with Peninsula, the Executives will be entitled to receive, beginning 60 days after termination of their employment with Peninsula, the substantial severance benefits provided for thereunder as a result of the Merger being deemed "good reason" thereunder. Such benefits will be limited to an amount such that the aggregate of all payments to any Executive would not be "excess parachute payments" within the meaning of the Code.

    RELATED TRANSACTIONS

    Other than the Merger Agreement, the Shareholder Agreements, the Stock Option Agreement, the Preliminary Employment Agreements and the transactions contemplated by and described in this Proxy Statement-Prospectus, Western and Peninsula do not know of any past, present or proposed material contracts, arrangements or understandings between Western or its affiliates, on the one hand, and Peninsula and its affiliates, on the other hand.

SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR PENINSULA'S 1999 ANNUAL MEETING

    Assuming the Merger is not consummated as contemplated in the Merger Agreement, Peninsula Shareholders may submit proposals for shareholder action at the 1999 Annual Meeting of Peninsula Shareholders by submitting such proposals to Barbara A. Hosaka, the Secretary of Peninsula, no later than December 19, 1998, in order to be considered for inclusion in Peninsula's 1999 proxy materials.

DISSENTERS' RIGHTS

    In connection with the Merger, the Peninsula Shareholders may be entitled to Dissenters' Rights under Chapter 13 of the CGCL. Chapter 13 of the CGCL is attached hereto as Appendix C. The description of Dissenters' Rights contained in this Proxy Statement-Prospectus is qualified in its entirety by reference to Chapter 13 of the CGCL. IN ORDER FOR A PENINSULA SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, SUCH PENINSULA SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER, MUST SEND A NOTICE

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
OF SUCH PENINSULA SHAREHOLDER'S INTENTION TO EXERCISE HIS OR HER DISSENTERS' RIGHTS AND DEMAND PAYMENT FOR HIS OR HER SHARES AS PROVIDED IN THE CGCL TO BE RECEIVED BY PENINSULA WITHIN 30 DAYS AFTER THE DATE ON WHICH PENINSULA MAILS TO SUCH PENINSULA SHAREHOLDER A NOTICE OF THE APPROVAL OF THE MERGER BY THE PENINSULA SHAREHOLDERS AND SUCH PENINSULA SHAREHOLDER MUST COMPLY WITH SUCH OTHER PROCEDURES AS REQUIRED BY THE CGCL, AS MORE FULLY DESCRIBED BELOW. VOTING IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER OR FAILING TO TIMELY SEND SUCH NOTICE OR TO FOLLOW SUCH OTHER PROCEDURES WILL RESULT IN A WAIVER OF SUCH PENINSULA SHAREHOLDER'S DISSENTERS' RIGHTS.

    Any demands, notices, certificates or other documents delivered to Peninsula before the Special Meeting may be sent to 1322 Scott Street, Suite 203, San Diego, California 92106, Attn: Corporate Secretary.

    Shares of Peninsula Common Stock must be purchased by Peninsula upon demand from a dissenting shareholder if such shareholder has complied with all applicable requirements. For a Peninsula Shareholder to exercise the right to have Peninsula purchase his or her shares of Peninsula Common Stock, the procedures to be followed under Chapter 13 of the CGCL include the following requirements:

        (a) The Peninsula Shareholder of record must not vote the shares in favor of the Merger. The Peninsula Shareholder may vote part of his or her shares for the Merger without losing the right to have purchased those shares which were voted against the Merger or as to which the Peninsula Shareholder has abstained from voting.

        (b) Any Peninsula Shareholder who voted against the Merger or abstained from voting, and who wishes to have purchased his or her shares which were voted against the Merger or shares which were abstained from voting, must make a written demand to have Peninsula purchase those shares for cash at their fair market value. The demand must include the information specified below under "--DEMAND FOR PURCHASE" and must be received by Peninsula not later than 30 days after the date the Approval Notice (as defined below) is mailed to such shareholder.

    Within 10 days after the approval of the principal terms of the Merger by the Peninsula Shareholders, the holders of shares of Peninsula Common Stock who voted against the Merger or abstained from voting must be notified by Peninsula of the approval (the "Approval Notice") and Peninsula must offer all of these shareholders a cash price for their shares which Peninsula considers to be the fair market value of the shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. The statement of price will constitute an offer by Peninsula to purchase at the price stated any dissenting shares, unless they lose their status as dissenting shares. The Approval Notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CGCL in order for a Peninsula Shareholder to exercise the right to have Peninsula purchase his or her shares and attach a copy of the relevant provisions of the CGCL.

    DEMAND FOR PURCHASE

    Merely voting or delivering a proxy directing a vote against the approval of the Merger, or failing to deliver a proxy or vote as to approval of the Merger, does not constitute a demand for purchase. A written demand is required. A shareholder's written demand must be delivered to Peninsula within 30 days after the date on which the Approval Notice was mailed to the Peninsula Shareholder.

    In all cases, the written demand that the dissenting shareholder must deliver to Peninsula must:

        (a) be made by the person who was the Peninsula Shareholder of record on the Peninsula Record Date set for voting on the Merger (or his or her duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a Peninsula Shareholder who acquired the shares subsequent to the Peninsula Record Date;

        (b) state the number of dissenting shares; and

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
        (c) include a demand that Peninsula purchase the shares at what the Peninsula Shareholder claims to be the fair market value of such shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. Because the proposed Merger was announced on July 24, 1998, it is Peninsula's position that this day is July 23, 1998. A Peninsula Shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares of Peninsula Common Stock to Peninsula at the price for Peninsula Common Stock specified in such statement.

    In addition, it is recommended that the following be complied with to ensure that the demand is properly executed and delivered:

        (a) The demand should be sent by registered or certified mail, return receipt requested.

        (b) The demand should be signed by the Peninsula Shareholder of record (or his or her duly authorized representative) exactly as his or her name appears on the stock certificates evidencing the shares.

        (c) A demand for the purchase of dissenting shares owned jointly by more than one person should identify and be signed by all such holders.

        (d) Any person signing a demand for purchase in any representative capacity (such as attorney-in-fact, executor, administrator, trustee or guardian) should indicate his or her title and, if Peninsula so requests, furnish written proof of his or her capacity and authority to sign the demand.

    A Peninsula Shareholder may not withdraw a demand for payment without the consent of Peninsula. Under the terms of the CGCL, a demand by a shareholder is not effective for any purpose unless it is received by Peninsula within 30 days after the date the Approval Notice is mailed to such shareholder.

    OTHER REQUIREMENTS AND CONSIDERATIONS

    Within 30 days after the date on which the Approval Notice is mailed by Peninsula to Peninsula Shareholders, the shareholder's certificates representing any shares of Peninsula Common Stock which the Peninsula Shareholder demands be purchased must be submitted to Peninsula at its principal office, or at the office of any transfer agent thereof, to be stamped with a statement that the shares are dissenting shares. Upon subsequent transfer of these shares, the new certificates will be similarly stamped and marked with the name of the original dissenting shareholder.

    If Peninsula and a dissenting Peninsula Shareholder agree that the shares held by such Peninsula Shareholder are eligible for Dissenters' Rights and agree upon the price of such shares, the dissenting Peninsula Shareholder is entitled to receive from Peninsula the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of dissenting shares as between Peninsula and the holders thereof must be filed with the Secretary of Peninsula at the address set forth above. Subject to certain provisions of Section 1306 and Chapter 5 of the CGCL, payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or within 30 days after the statutory or contractual conditions to the Merger are satisfied, whichever is later. Cash dividends, if any, declared and paid by Peninsula upon the dissenting shares after the date of approval of the principal terms of the Merger by Peninsula Shareholders and prior to payment for the shares shall be credited against the total amount to be paid to Peninsula Shareholders exercising Dissenters' Rights.

    If Peninsula and a dissenting Peninsula Shareholder fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then the Peninsula Shareholder or Peninsula may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the Approval Notice is mailed to the Peninsula Shareholder. If a complaint is not filed within six months, the shares will lose their status as dissenting shares. Two or more dissenting Peninsula Shareholders may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court will first decide this issue. If the fair market value of the shares is in dispute, the court will determine, or shall appoint one or more impartial appraisers to assist in the determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the appraisal exceeds the price offered to the Peninsula Shareholder, Peninsula will be required to pay such costs, including, in the discretion of the court, attorneys' fees, expert witnesses' fees and interest if the value awarded by the court for the shares is more than 125% of the price offered by Peninsula to the Peninsula Shareholder.

    Peninsula Shareholders who are contemplating their right to dissent should take into consideration individual tax consequences and should consult an independent tax advisor regarding the consequences of incurring a tax event on exercise of their rights. In addition, if greater than 10% of Peninsula Shareholders dissent, pooling-of-interests accounting treatment is disrupted, which is a condition of the Merger, and risks the abandonment of the Merger.

    FAILURE TO TAKE ANY NECESSARY STEP WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE HOLDER UNDER CHAPTER 13 OF THE CGCL. A PERSON HAVING A BENEFICIAL INTEREST IN PENINSULA COMMON STOCK THAT IS HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A TRUSTEE OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE REQUIREMENTS OF CHAPTER 13 OF THE CGCL IN A TIMELY MANNER IF SUCH PERSON ELECTS TO DEMAND PAYMENT OF THE FAIR MARKET VALUE OF SUCH SHARES.

ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, it is currently expected that the Merger will be accounted for as a pooling of interests in accordance with GAAP, and receipt by each of Western and Peninsula of an opinion from their respective independent auditors confirming the ability to use such accounting treatment is one of the conditions to the consummation of the Merger. Under this method of accounting, the previously recorded assets and liabilities of Western and Peninsula would be carried forward to Western at their recorded amounts; income and expenses of Western would include income and expenses of Western and Peninsula for the entire fiscal year in which the Merger occurs; and the reported results of the separate corporations for prior periods would be combined and restated as the results of Western. The results of the pooling treatment for accounting purposes would be reflected in historical consolidated financial statements of Western.

    Confirmation is to be delivered shortly prior to each of the mailing date of this Proxy Statement-Prospectus and the Effective Date. In the event that the Pooling Condition is not satisfied, each of Western and Peninsula may terminate the Merger Agreement for failure of the Pooling Condition. However, if both Western and Peninsula decide to waive in writing the Pooling Condition prior to the Effective Time, the Merger will be consummated and will be accounted for using the purchase method of accounting, provided that all other conditions to consummation of the Merger are fulfilled or waived in writing.

                              THE MERGER AGREEMENT

    SET FORTH BELOW IS A DESCRIPTION OF CERTAIN OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND RELATED MATTERS. THIS SUMMARY OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT AS SET FORTH IN APPENDIX A HERETO AND THE TEXT THEREOF IS INCORPORATED BY REFERENCE HEREIN.

THE MERGER

    The Merger Agreement was entered into by and among Western, Merger Sub and Peninsula on July 24, 1998. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub, a wholly owned subsidiary of Western, will merge with and into Peninsula, with Peninsula being the Surviving Bank and operating under the name "Peninsula Bank of San Diego". The separate corporate existence of Merger Sub will then cease. Upon the Merger becoming effective, each share of Peninsula Common Stock issued and outstanding at the Effective Time (other than (a) shares with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Western, or any of its subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith), will be converted automatically into, subject to certain limitations set forth in the Merger Agreement with respect to proration and fractional shares, between
0.964 and 1.179 shares of Western Common Stock. The exact number of shares of Western Common Stock into which each share of Peninsula Common Stock will be converted will be determined by dividing $45.75 by the volume-weighted average sales price per share (the "Average Price") of Western Common Stock for each of the 20 consecutive days on which shares of Western Common Stock are actually traded (each, a "Trading Day") immediately preceding the fourth Trading Day prior to the Effective Date; provided, however, that if such Average Price would be less than $38.813, then such Average Price will be set at $38.813 (resulting in a Maximum Exchange Ratio of 1.179) and that if such Average Price would be greater than $47.438, then such average will be set at $47.438 (resulting in a Minimum Exchange Ratio of 0.964). Each share of Western Common Stock outstanding immediately prior to the Effective Time will remain outstanding after the Merger as one share of Western Common Stock. The table below illustrates the exact number of shares of Western Common Stock that would be issued at different assumed volume-weighted average sales prices of Western Common Stock.

                                  ASSUMED VOLUME-WEIGHTED                       PER SHARE
                                  AVERAGE SALES PRICE OF                       EQUIVALENT
                                          WESTERN           EXCHANGE RATIO      VALUE (1)    SHARES ISSUED
                                  -----------------------  -----------------  -------------  -------------
                                         $  52.000                 0.964        $   50.15       2,397,323
                                            51.000                 0.964            49.18       2,397,323
                                            50.000                 0.964            48.22       2,397,323
                                            49.000                 0.964            47.26       2,397,323
                                            48.000                 0.964            46.29       2,397,323

10% Increase in Western share
  price.........................            47.438                 0.964            45.75       2,398,323
                                            47.000                 0.973            45.75       2,420,705
                                            46.000                 0.995            45.75       2,473,426
                                            45.000                 1.017            45.75       2,528,385
                                            44.000                 1.040            45.75       2,585,832
Midpoint........................            43.125                 1.061            45.75       2,638,304
                                            43.000                 1.064            45.75       2,646,014
                                            42.000                 1.089            45.75       2,708,931
                                            41.000                 1.116            45.75       2,775,081
                                            40.000                 1.144            45.75       2,844,465
                                            39.000                 1.173            45.75       2,917,330
10% Decrease in Western share
  price.........................         $  38.813                 1.179        $   45.76       2,932,002
                                            38.000                 1.179            44.80       2,932,002
                                            37.000                 1.179            43.62       2,932,002
                                            36.000                 1.179            42.44       2,932,002
                                            35.000                 1.179            41.27       2,932,002
                                            34.000                 1.179            40.09       2,932,002
                                            33.000                 1.179            38.91       2,932,002
                                            32.000                 1.179            37.73       2,932,002
                                            31.000                 1.179            36.55       2,932,002
                                            30.000                 1.179            35.37       2,932,002
                                            29.000                 1.179            34.19       2,932,002
                                            28.000                 1.179            33.01       2,932,002

------------------------

(1) Per share equivalent value on any given day is calulated by multiplying the last sales price on such date by the applicable exchange ratio. For purposes of simplicity, this table assumes that the last sales price on such date is equal to the assumed volume-weighted average sales price of Western Common Stock used to calculate the exchange ratio for such date.

EFFECTIVE TIME AND EFFECTIVE DATE

    On a date to be selected by Western, which will be within 10 days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger being satisfied or waived (or, at the election of Western, on the last business day of the month in which such tenth day occurs or, if such tenth day occurs on one of the last five business days of such month, on the last business day of the succeeding month), or on such earlier or later date as may be agreed in writing by Western, Merger Sub and Peninsula, an agreement of merger will be executed in accordance with all appropriate legal requirements and will be filed as required by law, and the Merger will become effective upon such filing or on such date as may be specified in such agreement of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger will be the time of such filing or as set forth in such agreement of merger.

EXCHANGE OF STOCK CERTIFICATES; DIVIDENDS

    At or prior to the Effective Time, Western will deposit, or will cause to be deposited, with such bank or trust company as Western shall elect (which may include a subsidiary of Western) (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Peninsula Common Stock ("Old Certificates"), for exchange, certificates representing the shares of Western Common Stock ("New Certificates") and an estimated amount of cash to be paid in exchange for outstanding shares of Peninsula Common Stock.

    As soon as practicable after the Effective Date, Western will send or cause to be sent to each former holder of record of shares of Peninsula Common Stock immediately prior to the Effective Time transmittal materials (the "Letter of Transmittal") for use in exchanging such shareholder's Old Certificates for the Consideration. Western will cause the New Certificates into which shares of a shareholder's Peninsula Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person will be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Peninsula Common Stock owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person will be entitled to receive upon such delivery.

    At the election of Western, no dividends or other distributions with respect to Western Common Stock with a record date occurring after the Effective Time will be paid to the holder of any unsurrendered Old Certificate representing shares of Peninsula Common Stock converted in the Merger into the right to receive shares of such Western Common Stock until the holder thereof will be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in the Merger Agreement, and no such shares of Peninsula Common Stock will be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in the Merger Agreement. After becoming so entitled in accordance with the Merger Agreement, the record holder thereof also will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Western Common Stock such holder had the right to receive upon surrender of the Old Certificate.

    PENINSULA SHAREHOLDERS SHOULD NOT FORWARD PENINSULA COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. PENINSULA SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY.

NO FRACTIONAL SHARES

    No fractional shares of Western Common Stock will be issued in the Merger. In lieu of the issuance of any fractional share of Western Common Stock, a cash adjustment will be paid to Peninsula Shareholders in an amount determined by multiplying such fraction by the average of the closing prices for Western Common Stock for the five trading days preceding the Effective Date.

CONDUCT OF THE BUSINESS OF PENINSULA AND WESTERN PRIOR TO THE MERGER

    Pursuant to the Merger Agreement, each of Western and Peninsula has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, each will not, and will cause its subsidiaries not to, (a) take any action that would adversely affect or delay the ability of Peninsula or Western to perform any of their obligations on a timely basis under the Merger Agreement, or take any action that is reasonably likely to have a material adverse effect on Peninsula or Western and its subsidiaries, taken as a whole; or (b) (i) take any action while it knows that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment or (B) as a Reorganization; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger not being satisfied or (C) a material violation of any provision of the Merger Agreement.

    In addition, Peninsula has agreed that, during the same period, it will not, subject to certain exceptions, without the prior consent of Western, (a) conduct the business of Peninsula other than in the ordinary and usual course; (b) (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Peninsula Common Stock or preferred stock or (ii) enter into any agreement with respect to the foregoing; (c)(i) other than the payment of a previously declared dividend on the Peninsula Common Stock and the declaration and payment of regular quarterly cash dividends of $0.08 per share of Peninsula Common Stock, make, declare, pay or set aside for payment any dividend or declare or make any distribution or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; (d) enter into, amend or renew any employment or similar agreement or arrangement or increase salaries, wages or employee benefits, other than (i) normal increases in compensation to employees, (ii) for grants of awards to newly hired employees consistent with past practice, (iii) other changes required by applicable law or (iv) to satisfy contractual obligations existing as of July 24, 1998; (e) enter into, establish, adopt or amend any pension, retirement, or similar plan or arrangement, or take any action to accelerate the vesting or exercisability of any compensation or benefits payable thereunder, except as may be required by applicable laws to satisfy contractual obligations disclosed prior to July 24, 1998; (f) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to Peninsula and its subsidiaries, taken as a whole; (g) acquire all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business in a transaction that is not material to Peninsula and its subsidiaries, taken as a whole; (h) make any capital expenditures other than those in the ordinary course of business in amounts not exceeding $50,000 individually or $100,000 in the aggregate; (i) amend the articles or by-laws of Peninsula and its subsidiaries; (j) implement or adopt any change in its accounting principles or practices or methods; (k) except in the ordinary course of business, enter into or terminate any material contract or amend or modify in any material respect any existing material contracts; (l) except in the ordinary course of business, settle any claim, action or proceeding, except for those involving solely money damages in an amount, individually or in the aggregate, not material to Peninsula and its subsidiaries, taken as a whole; (m) (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; (n) incur any indebtedness for borrowed money other than in the ordinary course of business; or (o) agree or commit to do any of the foregoing.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties relating to, among other things, (a) organization and similar corporate matters; (b) the capital structure of each of Peninsula, Western and Merger Sub; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) conflicts under articles or bylaws, required consents or approvals, and violations of any agreements or law; (e) financial statements or documents filed with the Commission or other regulator agencies and the accuracy of information contained therein; (f) absence of certain material adverse events, changes, effects or undisclosed liabilities; (g) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (h) litigation; (i) compliance with law, including environmental compliance; (j) tax returns and audits; (k) ownership of real property; (l) absence of regulatory actions; (m) labor matters; (n) risk management instruments; (o) books and records; (p) trust business; and (q) Year 2000 matters.

CERTAIN COVENANTS

    ACQUISITION PROPOSALS

    Pursuant to the Merger Agreement, Peninsula has agreed that it will not, and will cause its subsidiaries, officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Peninsula or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Peninsula, other than the transactions contemplated by the Merger Agreement (any such proposal or offer being referred to as an "Acquisition Proposal"), except to the extent legally required for the discharge by the Peninsula Board of its fiduciary duties as advised by counsel to the Peninsula Board.

    Peninsula has also agreed, as of the date of the Merger Agreement, to immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of the Merger Agreement with any parties other than Western with respect to any of the foregoing and to use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Peninsula will promptly (within 24 hours) advise Western following the receipt by Peninsula of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Western of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

    CERTAIN POLICIES OF PENINSULA

    On or after the Effective Time, Peninsula will, consistent with GAAP and on a basis mutually satisfactory to it and Western, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Western.

    EMPLOYEE BENEFITS

    From and after the Effective Date, Western will (i) provide former employees of Peninsula who remain as employees of Western or any of Western's significant subsidiaries with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Western or its significant subsidiaries, including, but not limited to, allowing such employees to participate in Western's stock option plan, and (ii) with respect to former employees of Peninsula who remain as employees of Western or any of its significant subsidiaries, cause each employee benefit plan of Western or its significant subsidiaries in which such employees are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with Peninsula as if such service were with Western or its significant subsidiaries. In addition, Western agrees that all accrued bonuses for 1998 will be paid to former employees of Peninsula in accordance with Peninsula's past practices. Notwithstanding the foregoing, Peninsula consents and covenants that from and after the Effective Date, Peninsula's benefit plans will be governed, managed and/or terminated by Western, all within Western's sole discretion.

    BOARD ATTENDANCE

    Each of Western and Peninsula has agreed, subject to certain exceptions, to allow a representative of Peninsula and Western, respectively, to attend all regular and special meetings of the Boards of Directors of Peninsula and Western and the executive committee of such board, respectively, until the Effective Date.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    From and for a period of six years after the Effective Time, subject to certain exceptions, Western has agreed to indemnify and hold harmless each present and former director and officer of Peninsula or any of its subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to the Merger Agreement or any of the transactions contemplated thereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under California law and Peninsula's articles of incorporation or bylaws in effect on July 24, 1998, and Western also will advance expenses as incurred to the extent permitted under California law and Peninsula's articles of incorporation and bylaws.

    Any Indemnified Party wishing to claim indemnification under the Merger Agreement, upon learning of any such claim, action, suit, proceeding or investigation, must as promptly as possible notify Western thereof, but the failure so to notify will not relieve Western of any liability it may have to such Indemnified Party if such failure does not materially prejudice Western. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (a) Western will have the right to assume the defense thereof and Western will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Western elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Western and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Western will pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received; (b) the Indemnified Parties will cooperate in the defense of any such matter; and (c) Western will not be liable for any settlement effected without its prior written consent. Notwithstanding the foregoing, Western will not have any obligation under the Merger Agreement to any Indemnified Party when and if a court of competent jurisdiction ultimately determines, and such determination becomes final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

    Western also has agreed that for a period of six years after the Effective Time, it will use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Peninsula as of July 24, 1998 (provided that Western may substitute therefor policies of comparable coverage with respect to claims arising from facts or events that occurred before the Effective Time); PROVIDED, HOWEVER, that in no event will Western be obligated to expend, in order to maintain or provide insurance coverage pursuant to the Merger Agreement, any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date of the Merger Agreement by Peninsula for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Western will use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Western may request Peninsula to, and Peninsula thereupon will, purchase insurance coverage, on such terms and conditions as shall be acceptable to Western, extending for a period of six years Peninsula's directors' and officers' liability insurance coverage in effect as of the date of the Merger Agreement (covering past or future claims with respect to periods before the Effective Time) and such coverage will satisfy Western's obligations under this paragraph of the Merger Agreement.

    If Western or any of its successors or assigns (a) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or Surviving Bank or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision will be made to ensure that the successors and assigns of Western assume the obligations described above.

    NOTIFICATION OF CERTAIN MATTERS

    Western and Peninsula each has agreed to give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any material adverse effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

    PENINSULA NAME

    For a period of two years following the Effective Date, Western agrees to operate the business currently operated by Peninsula as a separate division or business unit under the name of Peninsula; PROVIDED, HOWEVER, that this covenant will terminate automatically upon Western's merger, acquisition or consolidation with, by or into any other person.

    PENINSULA AFFILIATES

    Peninsula has agreed to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of Peninsula as of the date of the Peninsula Special Meeting to execute and deliver to Western on or before the date of mailing of this Proxy Statement-Prospectus to Peninsula Shareholders an agreement which provides that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Western Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act.

CONDITIONS

    The respective obligations of Western and Peninsula to consummate the Merger are subject to certain conditions, including (a) the approval by the Peninsula Shareholders of the principal terms of the Merger; (b) receipt of approvals required by law in connection with the Merger and the other transactions contemplated by the Merger Agreement (the parties having agreed that no such approval will be deemed to have been received if it includes any condition, restriction or requirement that the Western Board reasonably determines would result in a material adverse effect on the Surviving Bank and its subsidiaries, taken as a whole, or would reduce the benefits of the Merger to such a degree that Western would not have entered into the Merger Agreement had such condition, restriction or requirement been known to it); (c) the absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting the consummation of the Merger or any other transaction contemplated by the Merger Agreement; (d) the Registration Statement having become effective and there being issued no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose initiated or threatened by the Commission; (e) the receipt and continued effectiveness of all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated by the Merger Agreement and to issue the shares of Western Common Stock to be issued in the Merger; and (f) the approval for listing on Nasdaq, subject to official notice of issuance, of the shares of Western Common Stock to be issued in the Merger.

    The obligations of Western and Merger Sub to consummate the Merger also are subject to the fulfillment or waiver by Western prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Peninsula being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on Peninsula; (b) the performance by Peninsula in all material respects of all obligations contained in the Merger Agreement required to be performed by Peninsula before the Effective Time; (c) the receipt by Western of an opinion of Sullivan & Cromwell that the Merger will be treated as a Reorganization; (d) the receipt by Western of a customary "cold comfort" letter from Deloitte & Touche LLP, with respect to certain financial statements and data of Peninsula; (e) the receipt by Western from KPMG of an opinion stating that the Merger will qualify for pooling-of-interests accounting treatment; (f) the receipt by Western of a certificate from Peninsula stating that, as of the month end preceding the Effective Time, Peninsula's shareholders' equity and allowance for credit losses will not be less than the respective amounts set forth on Peninsula's call report as of June 30, 1998; and
(g) the receipt by Western of the written resignation of each director of Peninsula.

    In addition, the obligation of Peninsula to consummate the Merger also is subject to the fulfillment or waiver by Peninsula prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Western being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on Western; (b) the performance by Western in all material respects of all obligations contained in the Merger Agreement required to be performed before the Effective Time; (c) the receipt by Peninsula of an opinion of Deloitte & Touche LLP stating that (i) the Merger constitutes a Reorganization and (ii) no gain or loss will be recognized by Peninsula Shareholders who receive shares of Western Common Stock in exchange for shares of Peninsula Common Stock, except with respect to cash received in lieu of fractional share interests; (d) the receipt by Peninsula of a customary "cold comfort" letter from KPMG with respect to certain financial statements and data of Western; (e) the receipt by Peninsula from Deloitte & Touche LLP of an opinion stating that the Merger will qualify for pooling-of-interests accounting treatment; (f) the adoption by Western of resolutions sufficient to appoint and cause John G. Rebelo, Jr. to become a director of Western and the appointment of Mr. Rebelo as a director of Peninsula, in each case as of the Effective Time; and (g) the receipt by Peninsula from NationsBanc Montgomery of an opinion stating that as of a date within five days prior to the mailing of the Proxy Statement-Prospectus to the shareholders of Peninsula, the Consideration to be received by the holders of Peninsula Common Stock is fair from a financial point of view.

TERMINATION

    The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the Peninsula
Shareholders: (a) by the mutual consent of Western and Peninsula, if so determined by their respective Boards; (b) by either of Western or Peninsula, if so determined by its Board, by written notice to the other, in the event of (i) the failure of the Peninsula Shareholders to approve the principal terms of the Merger at the Peninsula Meeting, (ii) a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach, (iii) the Merger not having been consummated by March 31, 1999, or (iv) the unappealable denial of any approval of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger; (c) by Peninsula, if with respect to any Ten Day Period (as defined below), both (i)(A) the Ten Day Average Price (as defined below) shall be less than $36.656 per share and (B) the Western Common Stock Price Percentage (as defined below) shall be less than the BKX Index Percentage (as defined below) and (ii) Peninsula has delivered written notice to Western of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event; (d) by Western, if the Peninsula Board shall fail to recommend the Merger for approval by the Peninsula Shareholders; or (e) by Peninsula, if the Peninsula Board receives an Acquisition Proposal and determines, based upon the advice of counsel, that to proceed with the Merger would violate the fiduciary duties of the Peninsula Board to the Peninsula Shareholders, to accept such proposal.

    "Western Common Stock Price Percentage" is defined in the Merger Agreement to mean the percentage determined by dividing the Ten Day Average Price by $43.125. "BKX Index Percentage" means the percentage determined by dividing (i) the product of (A) the Ten Day Average Keefe Bank Index times (B) 0.9 by (ii) the Keefe Bank Index as of the date hereof. "Ten Day Average Price" means the volume-weighted average sales price per share of Western Common Stock for a Ten Day Period determined by averaging the last reported sales price on each trading day. "Ten Day Period" means any period of 10 consecutive trading days. The Keefe Bank Index is comprised of 24 banking companies and is the basis for an option traded on the Philadelphia Stock Exchange.

TERMINATION PAYMENT

    If the Merger Agreement is terminated by Peninsula pursuant to a material breach of any representation, warranty, covenant or agreement contained therein by Western that is not cured or not curable within 30 days after written notice of such breach is given to Western by Peninsula, Western will pay to Peninsula a fee equal to Peninsula's out-of-pocket expenses in connection with the Merger, up to $500,000. If the Merger Agreement is terminated by Western pursuant to a material breach of any representation, warranty, covenant or agreement contained therein by Peninsula that is not cured or not curable within 30 days after written notice of such breach is given to Peninsula by Western, or under the circumstances described in clause (d) under "--Termination" above, Peninsula shall pay to Western a fee equal to Peninsula's out-of-pocket expenses in connection with the Merger, up to $500,000. In the event that there is a termination as a result of Peninsula entering into an Acquisition Proposal under the circumstances described in clause (e) under "--Termination" above, Peninsula shall pay Western up to $500,000 to cover out-of-pocket expenses in addition to Western's rights under the Stock Option Agreement.

WAIVER AND AMENDMENT

    Prior to the Effective Time, any provision of the Merger Agreement may be
(i) waived by the party benefitted by the provision or (ii) amended or modified at any time, by an agreement in writing between Western, Merger Sub and Peninsula executed in the same manner as the Merger Agreement. However, after the Peninsula Meeting, the Merger Agreement may not be amended so long as the Consideration to be received by Peninsula Shareholders is not reduced and the amendments do not violate the CGCL, after approval by the Peninsula Shareholders pursuant to the Merger.

                           THE STOCK OPTION AGREEMENT

GENERAL

    As an inducement and condition to Western's entering into the Merger Agreement, Peninsula entered into the Stock Option Agreement with Western, dated as of July 24, 1998. Pursuant to the Stock Option Agreement, Peninsula granted to Western an unconditional, irrevocable Option, exercisable only under certain limited and specifically defined circumstances, none of which, to the best of Peninsula's and Western's knowledge, has occurred as of the date hereof, to purchase up to 494,930 authorized but theretofore unissued shares of Peninsula Common Stock (but in no event more than 19.9% of the shares of Peninsula Common Stock outstanding at the time of exercise), for a purchase price per share of $41.00, subject to adjustment in certain circumstances. The purchase of Peninsula Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA.

    The Stock Option Agreement and the Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Peninsula prior to the Merger.

THE STOCK OPTION

    Western may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of certain events (each a "Purchase Event"), including (a) the acquisition by any person other than Western or any subsidiary of Western of beneficial ownership of shares of Peninsula Common Stock, such that, upon the consummation of such acquisition, such person would have beneficial ownership, in the aggregate, of 25% or more of the then outstanding shares of Peninsula Common Stock; or (b) the occurrence of a Preliminary Purchase Event described in sub-paragraph (i) or sub-paragraph (ii) of the next paragraph, except the percentage referred to therein will be 25%.

    As defined in the Stock Option Agreement, a "Preliminary Purchase Event" means the occurrence of any one of the following events:

        (i) Peninsula or any of its subsidiaries (each a "Peninsula Subsidiary") having entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person other than Western or any of its subsidiaries (each a "Western Subsidiary") or the Peninsula Board having recommended that the Peninsula Shareholders approve or accept any Acquisition Transaction with any person other than Western or any Western Subsidiary; "Acquisition Transaction" is defined in the Stock Option Agreement to mean (a) a merger or consolidation, or any similar transaction, involving Peninsula or any Peninsula Subsidiary, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Peninsula or any Peninsula Subsidiary or (c) a purchase or other acquisition of securities representing 10% or more of the voting power of Peninsula or of any Peninsula Subsidiary, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Peninsula or any Peninsula Subsidiary;

        (ii) Any person, other than Western or any Western Subsidiary, having acquired beneficial ownership or the right to acquire beneficial ownership, of shares of Peninsula Common Stock such that, upon the consummation of such acquisition, such person would have beneficial ownership, in the aggregate, of 10% or more of the then outstanding shares of Peninsula Common Stock;

       (iii) Any person, other than Western or any Western Subsidiary, having made a bona fide proposal to Peninsula or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

        (iv) After a proposal is made by a third party to Peninsula or Peninsula Shareholders to engage in an Acquisition Transaction, or such third party states its intention to make such a proposal if the Merger Agreement terminates and/or the Option expires Peninsula having breached any covenant or obligation contained in the Merger Agreement which breach would entitle Western to terminate the Merger Agreement;

        (v) The holders of Peninsula Common Stock not approving the Merger Agreement at the Peninsula Special Meeting, or such meeting not having been held or having been canceled prior to termination of the Merger Agreement, in each case after it has been publicly announced that any person (other than Western or a Western Subsidiary) has made a bona fide proposal to engage in an Acquisition Transaction, has commenced a tender offer or exchange offer with respect to at least 10% or more of the outstanding Peninsula Common Stock or has filed an application with the appropriate banking regulatory authority for approval to engage in an Acquisition Transaction;

        (vi) Any person, other than Western or any Western Subsidiary, without Western's prior written consent having filed an application or notice with the Federal Reserve Board or other governmental authority for approval to engage in an Acquisition Transaction; or

       (vii) The Peninsula Board having withdrawn or modified in a manner adverse to Western the recommendation of the Peninsula Board with respect to the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Peninsula or any Peninsula Subsidiary having authorized or recommended an agreement to engage in an Acquisition Transaction with any person other than Western or a Western Subsidiary.

    The Stock Option Agreement also provides for certain adjustments intended to protect Western against dilution of its rights to acquire Peninsula Common Stock. The Stock Option Agreement also grants certain registration rights to Western with respect to the shares issuable upon exercise of the Option.

TERMINATION

    The Option will terminate upon the earliest to occur of (a) the time immediately prior to the Effective Time; (b) 12 months after the first occurrence of a Purchase Event; (c) 18 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event; (d) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement upon the happening of certain events, including termination by Western as a result of a material breach of the Merger Agreement by Peninsula and a termination by Peninsula as a result of the Peninsula Board's exercising its fiduciary duties to accept an Acquisition Proposal); or (e) 18 months after the termination of the Merger Agreement upon the happening of certain events, including termination by Western as a result of a material breach of the Merger Agreement by Peninsula and a termination by Peninsula as a result of the Peninsula Board's exercising its fiduciary duties to accept an Acquisition Proposal.

                           THE SHAREHOLDER AGREEMENTS

    Western has entered into Shareholder Agreements with Lawrence G. Alameda, Grace Evans Cherashore, William E. Cole, Sr., Arthur DeFever, James E. Fink, Brian H. Gowland, Daniel Herde, Barbara A. Hosaka, Richard J. Lareau, Anthony Mauricio, Jr., Michael A. Morton, John G. Rebelo, Jr., and Larry L. Willette (the "Party Shareholders"), each a Peninsula Shareholder and current director of Peninsula. The Party Shareholders, holding in the aggregate shares representing approximately 35.8% of the total voting power of Peninsula Common Stock as of the Peninsula Record Date, each have agreed, in consideration of the substantial expenses incurred by Western and Peninsula in connection with the Merger Agreement and as a condition to Western and Peninsula entering into the Merger Agreement, to vote or to cause to be voted, or to execute a written consent with respect to, all of such Party Shareholder's shares of Peninsula Common Stock in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of Peninsula Shareholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

    Each Shareholder Agreement also provides that the Party Shareholder will not, and will not permit any entity under its control to, deposit any of such Party Shareholder's shares of Peninsula Common Stock in a voting trust or subject any such shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Shareholder Agreement entered into by that Party Shareholder. In addition, the Party Shareholders each agreed not to sell, assign, transfer or dispose of any of his or her shares of Peninsula Common Stock during the term of the relevant Shareholder Agreement.

    The Shareholder Agreements will terminate upon the earlier to occur of the Effective Time (except for certain provisions which will survive the Effective
Time) and the date on which the Merger Agreement is terminated in accordance with its terms.

    The Shareholder Agreements bind the actions of the signatories thereto only in their capacity as Peninsula Shareholders. Those directors of Peninsula who signed Shareholder Agreements are not and could not be contractually bound to abrogate their fiduciary duties as directors of Peninsula. Accordingly, while such shareholders/directors are, under the Shareholder Agreements executed by them, contractually bound to vote as a Peninsula Shareholder in favor of the Merger, their fiduciary duties as Peninsula directors nevertheless require them to act in their capacity as directors in the best interest of Peninsula when they decided to approve the Merger. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as Peninsula directors with respect to any decisions they may take in connection with the Merger or otherwise.

                        COMPARISON OF SHAREHOLDER RIGHTS

COMPARISON OF CORPORATE STRUCTURE

    Both Western and Peninsula are California corporations and as such are governed by the CGCL. Listed below is a summary of the material differences in the rights of the shareholders of Western Common Stock and Peninsula Common Stock. Except as otherwise noted below, there are no material differences with regard to electing members of the board of directors, amending the articles of incorporation or bylaws, calling special meetings of shareholders, acting by written consent of shareholders without a meeting, indemnifying directors and other voting rights.

DIVIDENDS AND DIVIDEND POLICY

    PENINSULA

    As a California state bank, Peninsula may not without prior approval of the State Commissioner make a distribution to the Peninsula Shareholders (including a payment of dividends, but excluding stock dividends) which exceeds the lesser of (i) its retained earnings and (ii) its net income for the last three fiscal years, less the amount of any previous distributions during such period. With the approval of the State Commissioner, Peninsula may make a distribution not exceeding its retained earnings, its net income for the past fiscal year or its net income for the current fiscal year.

    Holders of Peninsula Common Stock are entitled to receive dividends declared by the Peninsula Board out of funds legally available therefor. For the first two quarters of 1998, Peninsula has paid a quarterly dividend of $0.08 per share. The $0.08 cash dividend paid by Peninsula in August 1998 was approximately 17% of second quarter diluted earnings per share of $0.47 for the second quarter.

    WESTERN

    Holders of Western Common Stock are entitled to receive dividends declared by the Western Board out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of Western that may be issued after the date hereof. On August 20, 1997, the Western Board approved the institution of a quarterly dividend and thereafter declared a dividend of $0.15 per common share which was paid in the fourth quarter of 1997. Western also declared a dividend of $0.15 per common share paid in the fourth quarter of 1997 which was paid in the first quarter of 1998, and on May 20, 1998, the Western Board declared a dividend of $0.15 per common share which was paid on June 26, 1998 to shareholders of record on June 5, 1998. The $0.15 cash dividend paid by Western in September 1998 was approximately 39% of second quarter diluted earnings per share of $0.39 and approximately 27% of second quarter diluted earnings per share before goodwill amortization of $0.55.

    Western Management believes that it will be able to continue paying quarterly dividends. However, because Western must comply with the CGCL and banking regulations when paying dividends, there can be no assurance that Western will continue to pay dividends at this level, if at all. In addition, Western's ability to pay dividends is limited by the credit agreement between Western and The Northern Trust Company which provides that Western may not declare or pay any dividend other than dividends payable in Western Common Stock or in the ordinary course of business not to exceed 50% of net income per fiscal quarter of Western before goodwill amortization and any restructuring charges incurred in connection with any merger, consolidation or other restructuring contemplated by transactions similar to the Merger. See "RISK FACTORS--Regulation" and "INFORMATION REGARDING WESTERN".

NUMBER OF DIRECTORS

    The Peninsula bylaws provide that the authorized number of directors of Peninsula shall be not less than nine and not more than twelve. Currently, the actual number of directors of Peninsula is ten.

    The Western Restated Bylaws provide that the authorized number of directors of Western shall not be less than nine nor more than fifteen and that any amendment to the Western Restated Bylaws affecting the authorized number of directors must be approved by a majority of the Western Shareholders, provided that an amendment to the bylaws reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote on such amendment. Currently, the actual number of directors of Western is nine and will increase to ten upon the consummation of the BKLA Acquisition. Upon consummation of the Merger, the addition of John G. Rebelo, Jr. to the Western Board will increase the actual number of directors to eleven assuming consummation of the BKLA Acquisition.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 317 of the CGCL authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Five of Western's restated articles of incorporation provides for elimination of liability for monetary damages of its directors, and Article Six of Western's Restated Articles of Incorporation and
Article VI of Western's Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Western pursuant to the foregoing provisions, or otherwise, Western has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                        VALIDITY OF WESTERN COMMON STOCK

    The validity of the shares of Western Common Stock to be issued in the Merger has been passed upon by Julius G. Christensen, Executive Vice President, General Counsel and Secretary of Western.

                                    EXPERTS

    The consolidated financial statements of Western and subsidiaries as of December 31, 1997 and 1996, and for the years then ended, have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such report indicates that: (i) KPMG Peat Marwick LLP did not audit either the 1996 consolidated financial statements of CCB or the 1996 consolidated financial statements of SCB, both of which were acquired during 1997 in mergers accounted for as poolings of interests. Such financial statements were audited by other auditors whose reports were furnished to KPMG Peat Marwick LLP, and KPMG Peat Marwick LLP's opinion, insofar as it related to CCB and SCB, is based solely on the reports of the other auditors; (ii) the 1995 consolidated statements of operations, changes in shareholders' equity, and cash flows of Western, prior to their restatement for the 1997 poolings of interest, were audited by other auditors; (iii) the separate 1995 consolidated financial statements of CCB and SCB included in the 1995 consolidated financial statements of Western were audited by other auditors; and (iv) the combination of the consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1995, after restatement for the 1997 poolings of interest, has been audited by KPMG Peat Marwick LLP.

    The consolidated financial statements of Western for the year ended December 31, 1995, prior to their restatement for the 1997 poolings of interests, have been incorporated by reference herein in reliance upon the report given thereto upon the authority of Vavrinek (the successor to Dayton & Associates) as experts in accounting and auditing.

    The consolidated statement of financial condition of CCB and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996, incorporated herein by reference from the Annual Report on Form 10-K, for the year ended December 31, 1997, of Western have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated balance sheet of SCB and subsidiary as of December 31, 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996 herein by reference from the Annual Report on Form 10-K, for the year ended December 31, 1997, of Western have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of SMB as of and for the years ended December 31, 1997 and 1996, incorporated by reference from the Current Report on Form 8-K/A, dated April 9, 1998 of Western, have been audited by Arthur Andersen LLP, as indicated in their report thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

    The statements of operations, changes in shareholders' equity and cash flows of SMB for the year ended December 31, 1995 incorporated herein by reference from the Current Report on Form 8-K/A, dated April 9, 1998 of Western, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The balance sheets of BKLA as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated herein by reference from the Current Report on Form 8-K filed by Western on June 26, 1998, have been audited by Vavrinek, independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The balance sheets of Peninsula Bank of San Diego as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 included in this Proxy Statement-Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    INDEX TO PENINSULA FINANCIAL STATEMENTS
                        AND OTHER FINANCIAL INFORMATION

                                                                                                               PAGE
                                                                                                             ---------

Unaudited Condensed Balance Sheet at June 30, 1998 and December 31, 1997...................................        F-2

Unaudited Condensed Statement of Income for the six months ended June 30, 1998 and June 30, 1997...........        F-3

Unaudited Statement of Cash Flows for the six months ended June 30, 1998 and June 30, 1997.................        F-4

Notes to Unaudited Condensed Financial Statements..........................................................        F-5

Selected Financial Data of Peninsula.......................................................................        F-6

Peninsula Management's Discussion and Analysis of Financial Condition and
 Results of Operations.....................................................................................       F-28

Independent Auditors' Report...............................................................................       F-31

Balance Sheets at December 31, 1997 and 1996...............................................................       F-32

Statements of Income for the years ended December 31, 1997, 1996 and 1995..................................       F-33

Statements of Shareholders' Equity for the years ended December 31, 1997, 1996 and 1995....................       F-34

Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995..............................       F-35

Notes to Financial Statements..............................................................................       F-36

                          PENINSULA BANK OF SAN DIEGO

                UNAUDITED CONDENSED BALANCE SHEETS FOR PENINSULA
                      JUNE 30, 1998 AND DECEMBER 31, 1997

                                                                                   AT JUNE 30,          AT
                                                                                       1998      DECEMBER 31, 1997
                                                                                   ------------  -----------------
                                                                                   (UNAUDITED)       (AUDITED)
                                                                                           (IN THOUSANDS)
                                                      ASSETS
Cash and due from banks..........................................................  $     33,093    $      33,614
Federal funds sold...............................................................        19,500            6,000
                                                                                   ------------  -----------------
    TOTAL CASH AND CASH EQUIVALENTS..............................................        52,593           39,614
SECURITIES
FHLB and FNMA stock..............................................................         1,254            1,032
Securities held to maturity (fair value of $82,980 and 86,734)...................        82,341           86,050
Securities available for sale (amortized cost of $29,178 and $37,871)............        28,023           37,959
                                                                                   ------------  -----------------
    TOTAL SECURITIES.............................................................       111,618          125,041
Net loans and leases.............................................................       240,785          232,198
Premises and equipment...........................................................        11,907           11,514
Other assets.....................................................................        11,369            9,878
                                                                                   ------------  -----------------
    TOTAL ASSETS.................................................................  $    428,272    $     418,245
                                                                                   ------------  -----------------
                                                                                   ------------  -----------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES
Non-interest bearing deposits....................................................  $    143,342    $     121,657
Interest bearing deposits........................................................       253,713          267,575
                                                                                   ------------  -----------------
    TOTAL DEPOSITS...............................................................       397,055          389,232
Borrowed funds...................................................................           600              600
Accrued interest payable and other liabilities...................................         3,359            3,057
                                                                                   ------------  -----------------
    TOTAL LIABILITIES............................................................       401,014          392,889
Commitments and Contingencies....................................................       --              --

SHAREHOLDERS' EQUITY
Common stock, no par value, 3,000,000 shares authorized December 1997 2,368,654 issued and outstanding and 3,000,000 shares authorized June 1998 2,486,855
  issued and outstanding.........................................................        19,017           19,017
Retained earnings................................................................         8,269            6,407
Accumulated other comprehensive income-unrealized net gains (losses) on
  securities available for sale, net of tax......................................           (28)             (68)
                                                                                   ------------  -----------------
    TOTAL SHAREHOLDERS' EQUITY...................................................        27,258           25,356
                                                                                   ------------  -----------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.................................  $    428,272    $     418,245
                                                                                   ------------  -----------------
                                                                                   ------------  -----------------
Number of common shares outstanding..............................................     2,486,855        2,486,855
Common shareholders' equity per share............................................  $      10.96    $       10.20
Tangible common shareholders' equity per share...................................         10.92            10.16

     See "NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS FOR PENINSULA".

           UNAUDITED CONDENSED STATEMENT OF INCOME FOR THE SIX MONTHS
                     ENDED JUNE 30, 1998 AND JUNE 30, 1997

                                                                                       FOR THE SIX    FOR THE SIX
                                                                                      MONTHS ENDED   MONTHS ENDED
                                                                                      JUNE 30, 1998  JUNE 30, 1997
                                                                                      -------------  -------------
                                                                                       (IN THOUSANDS, EXCEPT PER
                                                                                              SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans and leases.............................................   $    10,885    $     9,984
  Interest on interest bearing deposits in other bank...............................           116             12
  Interest on investment securities.................................................         3,355          2,636
  Interest of federal funds sold....................................................           378            165
                                                                                      -------------  -------------
      Total Interest income.........................................................        14,734         12,797
INTEREST EXPENSE:
  Interest expense on deposits......................................................         4,388          3,963
  Interest expense on borrowing.....................................................            40             29
      TOTAL INTEREST EXPENSE........................................................         4,428          3,992
                                                                                      -------------  -------------
NET INTEREST INCOME:................................................................        10,306          8,805
  Less: provision for loan and lease losses.........................................           139            325
                                                                                      -------------  -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES.......................        10,167          8,480
Non-interest income:
Service charges and fees on deposit accounts........................................         1,994          1,602
Securities gains....................................................................            30              5
Other income........................................................................           428            434
                                                                                      -------------  -------------
      TOTAL NON-INTEREST INCOME.....................................................         2,452          2,041
NON-INTEREST EXPENSE:
Salaries and benefits...............................................................         5,289          4,482
Occupancy, furniture and equipment..................................................         1,301          1,128
Advertising and business development................................................           316            296
Other real estate owned.............................................................            32             61
Professional services...............................................................           215            230
Telephone, stationary and supplies..................................................           369            334
Data processing.....................................................................           358            343
Customer service cost...............................................................           648            427
Other...............................................................................           525            503
                                                                                      -------------  -------------
      TOTAL NON-INTEREST EXPENSE....................................................         9,053          7,804
                                                                                      -------------  -------------
Income before income taxes..........................................................         3,566          2,717
Provision for income taxes..........................................................         1,337          1,044
                                                                                      -------------  -------------
      NET INCOME....................................................................   $     2,229    $     1,673
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Weighted average common shares outstanding

  Basic and diluted.................................................................      2,486,855      2,486,855
Net income per share:
  Basic and diluted.................................................................   $      0.90    $      0.67

            See "NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS".

              UNAUDITED STATEMENT OF CASH FLOWS FOR THE SIX MONTHS
                     ENDED JUNE 30, 1998 AND JUNE 30, 1997

                                                                                      SIX MONTHS ENDED JUNE 30,
                                                                                    ------------------------------
                                                                                                         1997
                                                                                                    --------------
                                                                                         1998        (UNAUDITED)
                                                                                    --------------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income......................................................................  $    2,228,985  $    1,673,474
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................................         600,084         535,194
    Amortization of deferred loan fees............................................        (623,521)       (499,057)
    Net amortization of premium on investment securities..........................         142,902         100,724
    Provision of credit losses....................................................         138,956         325,000
    Gain on sale of investment securities.........................................         (29,714)         (5,000)
    Loss on sale of premises and equipment........................................                           8,223
    Deferred loan fees on new loans...............................................         656,429         437,007
    Changes in other assets and liabilities:
      Other assets................................................................      (1,459,473)       (893,791)
      Other liabilities...........................................................         302,240         599,379
                                                                                    --------------  --------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES.................................       1,956,888       2,281,153
                                                                                    --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities on available for sale investment securities............      12,000,000        --
  Proceeds from maturities/principal paydowns on held to maturity investment
    securities....................................................................      15,809,485       3,498,484
  Purchases of held to maturity investment securities.............................     (12,509,047)    (16,641,110)
  Purchases of available for sale investment securities...........................      (1,995,938)     (3,987,188)
  Proceeds from sales of available for sale investment securities.................               0       5,000,000
  Purchases of premises and equipment.............................................        (963,061)       (413,800)
  Net additions to loans..........................................................      (8,005,475)    (11,426,426)
  Net change in loans sold........................................................        (769,915)        835,946
                                                                                    --------------  --------------
        NET CASH USED FOR INVESTING ACTIVITIES....................................       3,566,051     (23,134,094)
                                                                                    --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposit accounts................................................       7,822,878      22,675,010
  Cash dividends..................................................................        (367,141)       (338,444)
                                                                                    --------------  --------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES.................................       7,455,737      22,336,566
                                                                                    --------------  --------------
INCREASE IN CASH AND CASH EQUIVALENTS.............................................      12,978,676       1,483,625
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR....................................      39,614,388      28,483,548
                                                                                    --------------  --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR..........................................  $   52,593,064  $   29,967,173
                                                                                    --------------  --------------
                                                                                    --------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for income taxes......................................  $      985,000  $      515,000
                                                                                    --------------  --------------
  Cash paid during the year for interest..........................................  $    4,427,722  $    3,960,265
                                                                                    --------------  --------------

            See "NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS".

         NOTES TO PENINSULA'S UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

    The Unaudited Condensed Financial Statements of Peninsula Bank of San Diego ("Peninsula") included herein reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management of Peninsula ("Peninsula Management"), necessary to present a fair statement of the results for the interim periods indicated. Certain reclassifications have been made to the condensed financial statements for 1997 to conform to the 1998 presentation. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

    The preparation of Unaudited Condensed Financial Statements in conformity with accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates subject to change include the allowance for loan and lease losses, the carrying value of OREO, and the deferred tax asset.

    The accompanying Unaudited Condensed Financial Statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1997 included elsewhere herein.

NOTE 2: STATEMENT OF COMPREHENSIVE INCOME

    Comprehensive income is defined as the change in equity during a period from transactions and the events and circumstances from non-owner sources. Comprehensive income generally includes net income, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on investments in certain debt and equity securities (i.e., securities available for sale). Peninsula's statement of comprehensive income for the periods presented is as follows (in thousands):

                                                                                     FOR THE SIX MONTHS
                                                                                       ENDED JUNE 30,
                                                                                    --------------------
                                                                                      1998       1997
                                                                                    ---------  ---------
Net income........................................................................  $   2,229  $   1,673
Holding gains arising during the period...........................................         57          8
Less reclassification of realized gains included in net income....................        (17)        (3)
                                                                                    ---------  ---------
Comprehensive income..............................................................  $   2,269  $   1,678
                                                                                    ---------  ---------
                                                                                    ---------  ---------

NOTE 3: NET INCOME PER SHARE

    The following is a summary of the calculation of basic and diluted (adjusted for a two for one split in March 1998 and a 5% stock divided in July 1998) net income per share for the six month periods ended June 30, 1998 and 1997 in thousands, except per share amounts:

                                                                     FOR THE SIX MONTHS
                                                                       ENDED JUNE 30,
                                                                 --------------------------
                                                                     1998          1997
                                                                 ------------  ------------
Net income.....................................................        $2,229        $1,673
Weighted average shares outstanding............................     2,486,855     2,486,855
Basic and diluted net income per share.........................         $0.90         $0.67
                                                                 ------------  ------------

                      SELECTED FINANCIAL DATA OF PENINSULA

STATISTICAL INFORMATION

    Statistical information relating to Peninsula in the six month periods ended June 30, 1998 and 1997 and in the five-year period ended December 31, 1997 is set forth in the following tables and data. This data should be read in conjunction with the audited financial statements as of December 31, 1997 and 1996 and the related notes, located in Peninsula's Financial Statements for the Years Ended December 31, 1997, 1996 and 1995. All share data has been adjusted to reflect the two for one stock split in March 1998 and the 5% stock dividend in July 1998.

                                               AT OR FOR THE SIX
                                               MONTHS ENDED JUNE                     AT OR FOR THE YEARS
                                                      30,                            ENDED DECEMBER 31,
                                              --------------------  -----------------------------------------------------
                                                1998       1997       1997       1996       1995       1994       1993
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
CONDENSED STATEMENT OF OPERATIONS DATA:
  Interest income...........................  $  14,734  $  12,797  $  27,265  $  24,252  $  21,909  $  18,077  $  17,069
  Interest expense..........................      4,428      3,992      8,600      7,766      7,095      5,009      5,274
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income.......................     10,306      8,805     18,665     16,486     14,814     13,068     11,795
  Provision for loan and lease losses.......        139        325        498        566        470        795      1,083
  Non-interest income (other than gains or
    losses on securities and sale of loans
    and other assets transactions)..........      2,345      1,870      3,817      3,564      3,025      2,634      2,326
  Gains (losses) on securities
    transactions............................         30          5         60         --         32         (6)       317
  Gain on sale of loans and other assets,
    net.....................................         77        166        247         81         82        166        166
  Other non-interest expense................      9,021      7,743     16,868     14,490     13,070     12,275     11,156
  Other Real Estate Owned expense...........         32         61        114        144        450        167        335
      INCOME BEFORE TAXES AND CUMULATIVE
        EFFECT OF CHANGE IN ACCOUNTING
        PRINCIPLE...........................      3,566      2,717      5,309      4,931      3,963      2,625      2,030
        Income tax expense (benefit)........      1,337      1,044      1,708      1,877      1,421        745        457
  Income before cumulative effect of a
    change in accounting principle..........      2,229      1,673      3,601      3,054      2,542      1,880      1,573
  Cumulative effect of change in accounting
    principle(1)............................     --         --         --         --         --         --           (388)
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
      NET INCOME............................  $   2,229  $   1,673  $   3,601  $   3,054  $   2,542  $   1,880  $   1,961
PER SHARE DATA:
  Net income per share (Basic and
    Diluted)................................  $    0.90  $    0.67  $    1.45  $    1.23  $    1.02  $    0.76  $    0.79
  Cash dividends declared...................       0.16  $    0.14       0.28       0.26       0.24       0.22       0.22
  Dividend payout ratio.....................      16.51%     20.26%     19.53%     21.03%     23.38%     29.76%     27.49%
  Book value per share......................  $   10.96  $    9.55  $   10.20  $    9.01  $    8.04  $    7.06  $    6.82
  Shares used to compute share data.........  2,486,855  2,486,855  2,486,855  2,486,855  2,486,855  2,486,855  2,486,855
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
  Assets....................................  $ 428,272  $ 368,434  $ 418,245  $ 343,820  $ 318,874  $ 267,850  $ 262,064
  Loans net of deferred fees and unearned
    income..................................    243,227    222,880    234,556    212,601    190,833    175,352    164,567
  Allowance for loan losses.................      2,442      2,235      2,358      2,150      1,853      1,898      1,585
  Securities................................    111,618     97,079    125,041     84,980     84,707     56,810     65,019
  Other intangible assets...................        108         60         98         13         11     --         --
  Deposits..................................    397,055    341,384    389,232    318,709    296,970    248,484    243,414
  Borrowings................................        600        600        600        600        466        600        600
  Shareholders' equity......................     27,258     23,754     25,356     22,414     19,998     17,551     16,954
ASSET QUALITY:
  Nonaccrual loans..........................  $     239  $     497  $  --      $   1,163  $      52  $     166  $     173
  Other real estate owned...................     --            760        259        485      1,019     --            160
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
      TOTAL NONACCRUAL LOANS AND OTHER REAL
        ESTATE OWNED........................  $     239  $   1,257  $     259  $   1,648  $   1,071  $     166  $     333
PERFORMANCE RATIOS:
  Return on average assets(2)...............       1.06%      0.95%      0.95%      0.92%      0.87%      0.71%      0.78%
  Return on average shareholders' equity....      17.09      14.62      15.08      14.40      13.54      10.90      12.07
  Net interest spread.......................       4.48       4.80       4.81       4.90       5.03       4.93       4.61
  Net interest margin.......................       5.54       5.59       5.64       5.69       5.79       5.51       5.20
  Average shareholders' equity to average
    assets..................................       6.22       6.48       6.27       6.40       6.40       6.51       6.44
ASSET QUALITY RATIOS:
  Nonaccrual loans to gross loans...........       0.10       0.22       0.00       0.55       0.03       0.09       0.11
  Nonaccrual loans and other real estate
    owned to total assets...................       0.10       0.56       0.11       0.78       0.56       0.09       0.20
  Allowance for loan losses to total
    loans...................................       1.00       1.00       1.01       1.01       0.97       1.08       0.96
  Allowance for loan losses to nonaccrual
    loans...................................   1,021.76     449.70     --         184.87   3,563.46   1,143.37     916.18
  Net charge-offs to average loans..........       0.02       0.11       0.13       0.13       0.28       0.28       0.64

------------------------
(1) Due to adoption of FASB No. 109, "Accounting for Income Taxes".
(2) June amounts have been annualized to compute actual percentages.

BALANCE SHEET ANALYSIS

    OVERVIEW

    Peninsula had total assets of approximately $418.2 million at December 31, 1997 as compared to total assets of approximately $343.8 million at December 31, 1996. Total deposits increased from approximately $318.7 million at December 31, 1996 to approximately $389.2 million at December 31, 1997. Loans net of deferred fees and costs and unearned income increased to approximately $234.6 million at December 31, 1997 from approximately $212.6 million at December 31, 1996. Securities at December 31, 1997 were approximately $125.0 million compared to December 31, 1996 approximately $85.0 million at December 31, 1996. Shareholder's equity increased from approximately $22.4 million at December 31, 1996 to approximately $25.4 million at December 31, 1997.

    Peninsula had total assets of approximately $318.9 million at December 31, 1995 as compared to total assets of approximately $343.8 million at December 31, 1996. Total deposits increased from approximately $297.0 million at December 31, 1995 to $318.7 million at December 31, 1996. Loans net of deferred fees and cost and unearned income increased to $212.6 million at December 31, 1996 from $190.8 million at December 31, 1995. Securities remained relatively the same from $85.0 million at December 31, 1996 compared to $84.7 million at December 31, 1995. Shareholder equity increased from $20.0 million at December 31, 1995 to 22.4 million at December 31, 1996.

    CAPITAL ACTIVITIES

    In February 1998, Peninsula declared a two for one stock split payable on March 27, 1998 to shareholders of record on March 11, 1998.

    In June 1998, Peninsula declared a 5% stock dividend per share payable on July 24, 1998 to shareholders of record on July 10, 1998. In June 1997, Peninsula declared a 5% stock dividend payable on July 25, 1997 to shareholders of record on July 8, 1997. In June 1996, a 5% stock dividend was declared, and paid on July 26, 1996 to shareholders of record on July 12, 1996. Peninsula declared a 5% stock dividend in 1995, 1994 and 1993 along with quarterly cash dividends totaling $0.24, $0.22 and $0.22 per year for the years ended December 31, 1995, 1994 and 1993, respectively.

    In July 1998, Peninsula declared a cash dividend of $0.08 per share payable on August 25, 1998 to shareholders of record on August 11, 1998. In April 1998, Peninsula declared a $0.08 per share cash dividend payable on May 27, 1998 to shareholders of record on May 13, 1998. In January 1998, Peninsula declared a $0.075 per share cash dividend payable on February 25, 1998 to shareholders of record on February 11, 1998.

    In 1997, Peninsula declared total cash dividends for the year of $0.28 per share payable on February 27, 1997, May 23, 1997, August 27, 1997 and November 26, 1997 to shareholders of record on February 12, 1997, May 9, 1997, August 13, 1997 and November 12, 1997, respectively.

    In 1996, Peninsula declared total cash dividends for the year of $0.26 per share payable in part on each of February 23, 1996, May 17, 1996, August 23, 1996 and November 22, 1996 to shareholders of record on February 9, 1996, May 7, 1996, August 9, 1996 and November 8, 1996, respectively. Cash dividend amounts have been retroactively restated to reflect the increased number of shares outstanding due to stock splits and stock dividends.

    CASH LIQUIDITY

    Cash liquidity consists of cash and cash equivalents and securities available for sale less pledged securities and reserve requirements divided by total deposits, treasury tax and loan borrowing less securities pledged for deposit balances. During 1997, Peninsula consistently maintained cash liquidity of approximately 36%, which was a product of low loan demand and the competition in the marketplace for business. See "RISK FACTORS--General Business Risk". Peninsula also committed liquid funds to short term investments during a period when the yield curve was relatively flat. The average amount of reserve requirements for 1997 held in balances at the Federal Reserve Bank was $8.4 million.

    For June 30, 1998 the increase in net cash provided by operating activities was due mainly from net income less changes in other assets. The increase of net cash used for investing activities increased due to proceeds from maturities on available for sale securities and net proceeds from maturities and principal paydowns on held to maturity securities less purchases of available for sale investment securities and net additions to loans. The increase in net cash provided by financing activities is due to the increase of deposit accounts less cash dividends paid.

    For December 31, 1997 the increase in net cash provided by operating activities was due mainly from net income, adding back of depreciation and amortization less amortization of deferred loan less and additions in other liabilities. The decrease in net cash value used for investing activities was due to the purchase of held to maturity investment securities, available for sale securities less proceeds from maturities on available for sale investment securities, maturities/principal paydowns on held to maturity investment securities and the net additions to loans. The increase of net cash provided by financing activities is due to the net increase in deposit accounts less cash dividends.

    INVESTMENT PORTFOLIO. The fair value of securities available for sale decreased approximately $2.1 million from $41.1 million at December 31, 1996 to $38.0 million at December 31, 1997. This decrease is attributable to the maturities of securities available for sale being reinvested in longer term held-to-maturity securities with a higher yield. Currently, Peninsula's investment policy requires that maturities of available for sale securities be a maximum of three years or less. The fair value of securities for sale remained the same from December 31, 1995 to December 31, 1996.

    The fair value of securities available for sale at the dates indicated are summarized in the table below:

                                                                                            DECEMBER 31,
                                                                        JUNE 30,   -------------------------------
                                                                          1998       1997       1996       1995
                                                                        ---------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
U.S. Government securities............................................  $  26,028  $  28,101  $  36,130  $  32,638
U.S. Agency securities................................................      1,995      9,858      4,008      7,500
                                                                        ---------  ---------  ---------  ---------
      TOTAL AVAILABLE FOR SALE SECURITIES.............................  $  28,023  $  37,959  $  40,138  $  40,138
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

    The following table shows the maturities of securities available for sale as of December 31, 1997:

                                                               TOTAL               1 YEAR OR LESS      1 YEAR THROUGH 3 YEARS
                                                       ----------------------  ----------------------  ----------------------
                                                        AMOUNT       YIELD      AMOUNT       YIELD      AMOUNT       YIELD
                                                       ---------     -----     ---------     -----     ---------     -----
December 31, 1997
  U.S. Government securities.........................  $  28,101        5.88%  $  11,001        5.83%  $  17,100        5.92%
  U.S. Agency securities.............................      9,858        5.57       9,858        5.57      --          --
                                                       ---------               ---------               ---------
      TOTAL..........................................  $  37,959        5.80   $  20,859        5.71   $  17,100        5.92
                                                       ---------               ---------               ---------
      AMORTIZED COST.................................  $  37,871               $  20,848               $  17,023
                                                       ---------               ---------               ---------

    The following table shows the carrying amounts of the securities held to maturity at the dates indicated.

                                                                                   AT THE YEARS ENDED DECEMBER 31,
                                                                        JUNE 30,   -------------------------------
                                                                          1998       1997       1996       1995
                                                                        ---------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
U.S. Government securities............................................  $  27,100  $  29,108  $  12,963  $   6,885
U.S. Agency securities................................................     23,601     23,213     10,164     11,031
Mortgage-backed securities............................................      8,249      8,980      1,590      1,957
CMO's.................................................................     12,337     13,788      6,344      7,330
Obligations of state and political subdivisions.......................     11,055     10,961     12,823     16,455
                                                                        ---------  ---------  ---------  ---------
      TOTAL...........................................................  $  82,342  $  86,050  $  43,884  $  43,658
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

    The following table shows the maturities of securities held-to-maturity as of December 31, 1997:

                                                                                                  5-10      OVER 10
                                                               TOTAL    0-1 YEAR    1-5 YEARS     YEARS      YEARS
                                                             ---------  ---------  -----------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
U.S. Government securities.................................  $  29,108  $   6,974   $  22,134   $  --      $  --
  Average yield............................................       6.17%      5.97%       6.23%%%
U.S. Agency securities.....................................     23,213      4,461      18,752      --         --
  Average yield............................................       6.27%      4.99%       6.57%%%
Mortgage-backed securities.................................      8,980        428         384       1,237      6,931
  Average yield............................................       6.19%      7.39%       6.80%       6.96%      5.94%
CMOs.......................................................     13,788     --           1,002       1,978     10,808
  Average yield............................................       6.22%    --            5.83%       6.55%      6.19%
Obligations of state & political subdivisions (1)..........     10,961      2,646       7,983         106        226
  Average yield............................................       4.37%      4.10%       4.38%       5.80%      6.25%
                                                             ---------  ---------  -----------  ---------  ---------
      TOTAL HELD-TO-MATURITY SECURITIES....................  $  86,050  $  14,509   $  50,255   $   3,321  $  17,965
                                                             ---------  ---------  -----------  ---------  ---------
      AVERAGE YIELD........................................       5.97%      5.37%       6.06%       6.68%      6.10%
                                                             ---------  ---------  -----------  ---------  ---------
                                                             ---------  ---------  -----------  ---------  ---------

------------------------

(1) All of the obligations of state and political subdivision securities are bank qualified tax exempt securities. There is no adjustment made to yield calculations for this tax-exempt status. Weighted average tax equivalent yield is 6.62% on the state and political subdivision obligations.

    The amortized cost of securities held-to-maturity increased approximately $42.2 million from $43.9 million at December 31, 1996 to $86.1 million at December 31, 1997. This increase is largely due to the approximately 22% growth in Peninsula's assets with an increase in loan volumes of only 10% during the same period and the desire to receive a better rate of return than was available on federal funds sold and other shorter term investments. The amortized cost of securities held to maturity decreased approximately $4.0 million from December 31, 1997 to June 30, 1998. Maturities and prepayment on contingency mortgage obligations ("CMO's") are the main factors.

    At December 31, 1997, Peninsula did not have investments in securities issued by a non-federal issuer which exceeded 10% of shareholders' equity.

    At December 31, 1997, Peninsula held nine CMOs with an amortized cost of approximately $13.8 million and a current market value of approximately $13.8 million. The weighted average yield of these investments was 6.22% and the weighted average life was 2.4 years. All of the CMOs have been tested no less than annually using the Federal Financial Institutions Examination Council "High Risk Security Test" and each of the securities has passed the annual tests.

    Peninsula does not have a securities trading account and does not intend to trade securities.

    LOAN AND LEASE PORTFOLIO

    Peninsula concentrates its lending activities in three principal areas: real estate loans, commercial loans, and consumer loans and leases.

    REAL ESTATE LOANS. Real estate loans are comprised of construction loans, miniperm loans collateralized by first or junior trust deeds on specific properties and equity lines of credit. The properties collateralizing real estate loans are principally located in Peninsula's primary market area of San Diego County. The construction loans are comprised of loans on residential and income producing properties generally having terms of one year and typically bear an interest rate that floats with the prime rate or other established index. The miniperm loans finance the purchase and/or ownership of income producing properties. Miniperm loans are generally made with an amortization schedule ranging from fifteen to thirty years with a lump sum balloon payment due in five to ten years. Equity lines of credit are revolving lines of credit collateralized by junior trust deeds on real property. They bear a rate of interest that floats with the prime rate and have a maturity of ten years. Peninsula also makes a number of loans on one to four family residential properties and five or more unit residential properties. From time to time, Peninsula purchases participation interests in loans made by other institutions. These loans are subject to the same underwriting criteria and approval process as loans made directly by Peninsula. Peninsula's real estate portfolio is subject to certain risks, including (i) a possible downturn in the Southern California economy such as that which occurred during the early 1990's, (ii) interest rate increases due to inflation, (iii) reduction in real estate values in Southern California and (iv) continued increases in competitive pricing and loan structure. Peninsula strives to reduce the exposure to such risks by reviewing each loan request and renewal individually using a Loan Committee process, and following written loan policies. Each loan request is reviewed on the basis of Peninsula's ability to recover both principal and interest in view of the inherent risks.

    COMMERCIAL LOANS. Commercial loans are made to finance operations, to provide working capital or for specific purposes, such as to finance the purchase of assets, equipment or inventory. A borrower's cash flow from operations is generally the prime source of repayment. Commercial loans include lines of credit and commercial term loans. Lines of credit are extended to businesses or individuals based on the financial strength and integrity of the borrower and are generally (with some exceptions) collateralized by short term assets such as accounts receivable and inventory, equipment or real estate and generally have a maturity of one year or less. Such lines of credit bear an interest rate that floats with Peninsula's base rate. Commercial term loans are typically made to finance the acquisition of fixed assets, to refinance short term debt originally used to purchase fixed assets or, in rare cases, to finance the purchase of businesses. Commercial term loans generally have terms from one to seven years. Commercial term loans may be collateralized by the asset being acquired or other available assets and bear interest which either floats with Peninsula's base rate or is fixed for the term of the loan. Peninsula's portfolio of commercial loans is subject to certain risks, including (i) a possible downturn in the Southern California economy, (ii) possible higher interest rates, and (iii) the possible deterioration of customer's financial capabilities over time. Peninsula strives to reduce the exposure to such risks through the direct approval of loans over $100 thousand by Peninsula's Loan Committee and following written loan policies. In general, Peninsula receives and reviews financial statements of borrowing customers on an ongoing basis during the term of the relationship and reacts to any deterioration noted.

    CONSUMER LOANS AND LEASES. Consumer loans include personal loans, auto loans, boat loans, home improvement loans, equipment loans, revolving lines of credit and other loans typically made by banks to individual borrowers. Loans are offered both on a fixed and variable rate basis. Peninsula's consumer loan portfolio is subject to certain risks, including (i) the high amount of credit offered to consumers in the market, (ii) the possibility of higher interest rates due to possible inflation, and (iii) the consumer bankruptcy laws which allow consumers to discharge certain debts. Peninsula strives to reduce the exposure to such risks through the use of prudent underwriting criteria emphasizing debt service capability, and the direct approval of loans in excess of $100,000 by Peninsula's Loan Committee and adherence with written credit policies.

    In addition to the dual signature method of loan approval and the adherence to written lending policies, all major loan commitments are reviewed after approval, on a monthly basis, by the full Board of Directors and quarterly by an outside loan review team.

    The following table sets forth the amount of loans outstanding at the end of the following periods according to the type of loan. Peninsula's lending activities are predominately in San Diego County and Peninsula has no foreign loans.

                                                                         AT DECEMBER 31,
                                                 ----------------------------------------------------------------
                                                 JUNE 30,
                                                   1998       1997       1996       1995       1994       1993
                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (DOLLARS IN THOUSANDS)
Real estate construction.......................  $  10,646  $  10,676  $  10,274  $   7,952  $   6,793  $   5,734
Real estate mortgage...........................    160,760    156,365    141,622    128,456    120,171    114,697
Commercial.....................................     41,256     39,297     34,060     27,384     22,940     20,086
Installment and other..........................     31,458     29,067     27,453     27,765     26,156     24,693
                                                 ---------  ---------  ---------  ---------  ---------  ---------
      TOTAL LOANS..............................    244,120    235,405    213,409    191,557    176,060    165,210
Less: Deferred Loan Origination Fees and
  Costs........................................       (893)      (849)      (808)      (724)      (708)      (643)
Less: Allowance for Loan Losses................     (2,442)    (2,358)    (2,150)    (1,853)    (1,898)    (1,585)
                                                 ---------  ---------  ---------  ---------  ---------  ---------
      NET LOANS................................  $ 240,785  $ 232,198  $ 210,451  $ 188,980  $ 173,454  $ 162,982
                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------

    There are no concentrations of loans exceeding 10% of total loans which were not otherwise disclosed as a category of loans in the above table.

    Gross loans increased $22.0 million from $212.6 million at December 31, 1996 to $234.6 million at December 31, 1997 and the allowance for loan losses increased $208 thousand from $2.2 million at December 31, 1996 to $2.4 million at December 31, 1997. Gross loans increased $22.0 million from $191.0 million at December 31, 1995 to $213.0 million at December 31, 1996 and the allowance for loan losses increased $297 thousand from $1.9 million at December 31, 1995 to $2.2 million at December 31, 1996. The increase in loans is attributable primarily to the continued growth of the Southern California economy and the continued expansion of Peninsula's market area. That growth continued into the first six months of 1998 with a $8.7 million increase in growth loans from December 31, 1997 to June 30, 1998.

    With certain exceptions, a bank is permitted under California law to make loans to a single borrower in aggregate amounts up to 25% of the sum of shareholders' equity (excluding the effect of the unrealized gain or loss on securities available for sale included in shareholders' equity), allowance for loan and lease losses, capital reserves, if any, and debentures, if any, for "secured loans" (as defined for regulatory purposes), and up to 15% of such sum for the aggregate of "unsecured loans" (as defined for regulatory purposes). As of December 31, 1997, Peninsula's lending limit was approximately $6.9 million for secured loans, and approximately $4.2 million for unsecured loans. At December 31, 1997, there were no loans outstanding to a single borrower which exceed these limits.

    MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES. The following tables shows the amount of loans outstanding as of December 31, 1997 which, based on the contracted maturities of principal are due in the period indicated, and repricing opportunities by fixed or variable rate.

                                                                                ONE YEAR
                                                                     ONE YEAR   THROUGH 5    OVER 5
                                                                      OR LESS     YEARS      YEARS       TOTAL
                                                                     ---------  ---------  ----------  ----------
                                                                                (DOLLARS IN THOUSANDS)
Real Estate Mortgage...............................................  $  15,300  $  53,589  $   87,476  $  156,365
Construction.......................................................     10,676     --          --          10,676
Commercial.........................................................     14,237     15,027      10,033      39,297
Installment and other..............................................      3,216     12,891      12,960      29,067
                                                                     ---------  ---------  ----------  ----------
      TOTAL........................................................  $  43,429  $  81,507  $  110,469  $  235,405
                                                                     ---------  ---------  ----------  ----------
                                                                     ---------  ---------  ----------  ----------
Loans maturing after one year with:
  Fixed interest rates.............................................             $  51,593  $   25,545
  Variable interest rates                                                          29,914      84,924
                                                                                ---------  ----------
      TOTAL........................................................             $  81,507  $  110,469
                                                                                ---------  ----------
                                                                                ---------  ----------

    The rate index with which interest rate floats may be the prime rate posted in the Wall Street Journal, three month average of T-Bill rate, one year T-Bill rate, the 11th District Cost of Funds or Peninsula's base rate.

    NONACCRUAL, PAST DUE, AND RESTRUCTURED LOANS. The following table reflects Peninsula's nonaccrual, past due and restructured loans at each of the dates indicated:

                                                                                     AT DECEMBER 31,
                                                       JUNE 30,   -----------------------------------------------------
                                                         1998       1997       1996       1995       1994       1993
                                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Nonaccrual loans:
Real estate construction.............................  $  --      $  --      $  --      $  --      $  --      $  --
Real estate mortgage.................................        239     --          1,163         52         24         21
Commercial...........................................     --         --         --         --         --            152
Installment and other................................     --         --         --         --            142          0
                                                       ---------        ---  ---------  ---------  ---------  ---------
      TOTAL..........................................  $     239  $  --      $   1,163  $      52  $     166  $     173
                                                       ---------        ---  ---------  ---------  ---------  ---------
                                                       ---------        ---  ---------  ---------  ---------  ---------
Total nonaccrual gross loans and leases as a
  percentage of gross loans..........................       0.10%       N/A       0.55%      0.03%      0.09%      0.11%
Allowance for loan and lease losses to nonaccrual
  loans..............................................    1021.76%       N/A     184.87%   3563.46%   1143.37%    916.18%
Loans past due 90 days or more on accrual status
  Real estate mortgage...............................  $     427  $  --      $  --      $     228  $     389  $     237
  Commercial.........................................     --         --         --         --         --             64
Installment and other................................     --             28          9     --              9     --
                                                       ---------        ---  ---------  ---------  ---------  ---------
      TOTAL..........................................        427         28          9        228        398        301
                                                       ---------        ---  ---------  ---------  ---------  ---------
                                                       ---------        ---  ---------  ---------  ---------  ---------
Restructured loans
  On accrual status..................................         30         30         99        211        532      1,273
  On nonaccrual status (1)...........................     --         --            284     --         --         --
                                                       ---------        ---  ---------  ---------  ---------  ---------
      TOTAL..........................................         30         30        383        211        532      1,273
                                                       ---------        ---  ---------  ---------  ---------  ---------
                                                       ---------        ---  ---------  ---------  ---------  ---------

------------------------

(1) Included in nonaccrual loans above.

    Nonaccrual loans decreased from $1.2 million at December 31, 1996 to nothing at December 31, 1997. The nonaccrual loans increased to $239 thousand as of June 30, 1998 from nothing on December 31, 1997.

This consisted of three loans with reserves set aside of approximately $35 thousand. Loans past due 90 days or more increased to $427 thousand on June 30, 1998 from nothing in December 31, 1997. This consisted of three loans, with reserves in the amount of approximately $22 thousand. There is no loss potential on two of three loans. Payoffs are expected.

    There are no commitments to lend additional funds to borrowers listed as nonaccrual or past due 90 days or more.

    Peninsula's policy concerning non-performing loans is to cease accruing interest, and to charge off all accrued and unpaid interest on loans that are past due as to principal and/or interest for at least 90 days, or at such earlier time as management determines timely collection of the interest to be in doubt. However, in certain circumstances loans which are past due 90 days or more may continue accruing interest or interest may not be charged off when the related loans are well secured or in the process of being collected. When Peninsula receives cash on nonaccrual loans, Peninsula's policy is to record such receipts first as a reduction to the principal and then as interest income.

    POTENTIAL PROBLEM LOANS AND IMPAIRED LOANS. "Impaired loans" are loans for which it is probable that Peninsula will not be able to collect all of the amounts due according to the contractual terms of the loan agreement. The category of "impaired loans" is not coextensive with the category of "nonaccrual loans" although the two categories may overlap. "Nonaccrual loans" include impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal and interest is uncertain or payments of principal or interest have become contractually past due 90 days or more. Peninsula may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired, if it is probable that Peninsula will collect all amounts due in accordance with the contractual terms of the loan. Factors considered by management in determining the impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Small homogenous loans may be measured collectively for impairment. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts are not classified as impaired. Peninsula Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

    At December 31, 1997 and 1996, impaired loans and the related specific loan allowances were as follows:

                                                                                            ALLOWANCE FOR
                                                                              RECORDED     LOAN AND LEASE        NET
                                                                             INVESTMENT        LOSSES        INVESTMENT
                                                                            -------------  ---------------  -------------
                                                                                       (DOLLARS IN THOUSANDS)
1997 with specific allowances.............................................    $     212       $      62       $     150
1996 with specific allowances.............................................    $     947       $     450       $     497

    Except as reflected above, Peninsula Management is not aware of any borrowers who are experiencing severe financial difficulties, or who, in the normal course of business, represent any identified loss potential. Peninsula monitors all loans and completes an internal watch list report, which is inclusive of both loans past due and borrowers that have been identified for close monitoring.

    LOAN CONCENTRATIONS. Peninsula's lending activities are predominantly in San Diego County. Other than this geographical concentration and the fact that a significant 63% of loans are real estate loans or commercial loans secured by real estate, Peninsula considers the loan portfolio to be diverse, and there are no specific concentrations to any borrower or group of borrowers that are engaged in similar activities which would cause them to be similarly impacted by economic or other considerations.

    SUMMARY OF LOAN LOSS EXPERIENCE AND ALLOWANCE FOR LOAN AND LEASE LOSSES

    The following table summarizes allowance for loan and lease losses, loans charged off, the provision for loan losses charged to expense, the allowance, and loan recoveries.

                                                   FOR THE SIX
                                                     MONTHS                FOR THE YEAR ENDED DECEMBER 31,
                                                   ENDED JUNE   -----------------------------------------------------
                                                    30, 1998      1997       1996       1995       1994       1993
                                                   -----------  ---------  ---------  ---------  ---------  ---------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Balance at the beginning of the period...........   $   2,358   $   2,150  $   1,853  $   1,898  $   1,585  $   1,488
Loans and leases charged off
  Real estate mortgage...........................          21         336          5         92         92     --
  Real estate construction.......................      --          --         --         --         --            497
  Commercial.....................................          32          80        240        139        221        419
  Installment and others.........................          34          95        132        302        234        161
                                                   -----------  ---------  ---------  ---------  ---------  ---------
      TOTAL LOANS CHARGED OFF....................          87         511        377        533        547      1,077
                                                   -----------  ---------  ---------  ---------  ---------  ---------
Recoveries on loans and leases charged off:
  Real estate mortgage...........................      --              18     --         --              6     --
  Real estate construction.......................      --          --         --         --         --         --
  Commercial.....................................          21         149         82          4         35         62
  Installment and others.........................          11          54         26         14         24         29
                                                   -----------  ---------  ---------  ---------  ---------  ---------
      TOTAL RECOVERIES ON LOANS CHARGED OFF......          32         220        108         18         65         91
                                                   -----------  ---------  ---------  ---------  ---------  ---------
      NET LOANS CHARGED OFF......................          55         290        269        515        482        986
                                                   -----------  ---------  ---------  ---------  ---------  ---------
Provision charged to operating expense...........         139         498        566        470        795      1,083
                                                   -----------  ---------  ---------  ---------  ---------  ---------
Balance at the end of the year...................   $   2,442   $   2,358  $   2,150  $   1,853  $   1,898  $   1,585
                                                   -----------  ---------  ---------  ---------  ---------  ---------
                                                   -----------  ---------  ---------  ---------  ---------  ---------
LOANS:
  Average loans outstanding during period........   $ 235,127   $ 220,845  $ 203,358  $ 181,699  $ 170,516  $ 154,597
    Gross loans at end of period.................     243,227     234,556    212,601    190,833    175,352    164,567
RATIOS:
  Net loans charged off to average loans.........        0.02%       0.13%      0.13%      0.28%      0.28%      0.64%
    Allowance as a percent of end of period
      loans......................................        1.00        1.01       1.01       0.97       1.08       0.96

    The allowance for loan and lease losses increased from $2.2 million at December 31, 1996 to $2.4 million at December 31, 1997. Net loan and lease charged-off remained constant at 0.13% for the years 1997 and 1996. The provision charged to operating expense declined $68 thousand from $566 thousand for 1996 to $498 thousand for 1997. Net loan and lease charged-off was 0.02% for period ending June 30, 1998, down from 0.13% at December 31, 1997.

    The allowance for loan and lease losses increased from $1.9 million at December 31, 1995 to $2.2 million at December 31, 1996. Net loan and leases charged-off decreased from 0.28% at December 31, 1995 to 0.13% at December 31, 1996. The provision charged to operating expenses increased $96 thousand from $476 thousand for 1995 to $566 thousand in 1996.

    Peninsula's local markets were severely affected by the recession in 1993 through 1995, and in several instances borrowers who had never reported financial difficulties experienced insufficient cash flows for timely debt service and many declared bankruptcy. During 1996 the economy started a slow recovery which continued through 1997.

    The allowance for loan and lease losses as a percentage of end of the year loans and leases has remained constant at approximately 1.0% while net loans and leases charged off to average loans and leases has declined from 0.64% at December 31, 1993 to 0.13% at December 31, 1997 and to 0.02% at June 30, 1998.

    The following table reflects Peninsula Management's allocation of the allowance for loan and lease losses by loan and lease type:

                                                                       ALLOWANCE FOR LOAN AND LEASE LOSSES FOR THE PERIODS
                                                                                       ENDED DECEMBER 31,
                                                          JUNE 30,    -----------------------------------------------------
                                                            1998        1997       1996       1995       1994       1993
                                                         -----------  ---------  ---------  ---------  ---------  ---------
                                                                                         (IN THOUSANDS)
Real estate construction...............................   $      92   $      99  $      83  $      92  $      98         (1)
Real estate mortgage...................................         667         714        790        827        871
Commercial.............................................         717         642        666        523        457
Installment and other..................................         373         370        331        353        405
Not allocated..........................................         593         533        280         58         67
                                                         -----------  ---------  ---------  ---------  ---------  ---------
      TOTAL............................................   $   2,442   $   2,358  $   2,150  $   1,853  $   1,898  $   1,585
                                                         -----------  ---------  ---------  ---------  ---------  ---------
                                                         -----------  ---------  ---------  ---------  ---------  ---------

------------------------

(1) The allowance for loan and lease losses was not allocated by loan category until 1994.

                                                                 LOANS AND LEASES AS OF DECEMBER 31,
                                           JUNE 30,   ----------------------------------------------------------
                                             1998        1997        1996        1995        1994        1993
                                          ----------  ----------  ----------  ----------  ----------  ----------
Real estate construction................  $   10,646  $   10,676  $   10,274  $    7,952  $    6,793  $    5,734
Real estate mortgage....................     160,760     156,365     141,622     128,456     120,171     114,697
Commercial..............................      41,256      38,297      34,060      27,384      22,940      20,086
Installment and other...................      31,458      28,067      27,453      27,765      26,156      24,693
                                          ----------  ----------  ----------  ----------  ----------  ----------
      TOTAL.............................  $  244,120  $  235,405  $  213,409  $  191,557  $  176,060  $  165,210
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------  ----------

                                                                            PERCENT OF TOTAL LOANS AS OF DECEMBER 31,
                                                          JUNE 30,    -----------------------------------------------------
                                                            1998        1997       1996       1995       1994       1993
                                                         -----------  ---------  ---------  ---------  ---------  ---------
Real estate construction...............................           4%          5%         5%         4%         4%         3%
Real estate mortgage...................................          66          66         66         67         68         70
Commercial.............................................          17          17         16         14         13         12
Installment and other..................................          13          12         13         15         15         15
                                                         -----------  ---------  ---------  ---------  ---------  ---------
      TOTAL............................................      100.00%     100.00%    100.00%    100.00%    100.00%    100.00%
                                                         -----------  ---------  ---------  ---------  ---------  ---------
                                                         -----------  ---------  ---------  ---------  ---------  ---------

    The allowance for loan and lease losses allocated to the loan and lease categories shown above is based on previous loan and lease loss experience, the level of nonaccrual loans, Peninsula Management's review of classified loans, evaluation of the current loan portfolio, and anticipated economic conditions. While the allowance for loan and lease losses is allocated to specific loans and portfolio segments, the allowance is general in nature and is available for the portfolio in its entirety.

    Impaired loans, as defined by SFAS No.114, totaled approximately $212 thousand and $947 thousand at December 31, 1997 and 1996, respectively. These loans have allowance for loan and lease losses of approximately $62 thousand and $450 thousand at December 31, 1997 and 1996, respectively. Peninsula's average investment in impaired loans was approximately $232 thousand and $971 thousand during the years ended December 31, 1997 and 1996, respectively. Interest income recognized on impaired loans was approximately $24 thousand and $62 thousand during the years ended December 31, 1997 and 1996, respectively.

    Peninsula has an established monitoring system for loans and leases in order to identify impaired loans and leases and potential problem loans and leases and to permit periodic evaluation of impairment and the adequacy of allowance for loan and lease losses in a timely manner. All problem loans and leases are monitored on a monthly basis making appropriate adjustments to grade classifications where necessary. This monitoring system and allowance methodology includes a loan-by-loan and lease-by-lease analysis for all classified loans and leases as well as loss factors for the balance of the portfolio that are based on migration analysis relative to both the classified and the unclassified portion of the portfolio. This analysis includes such factors as historical loss experience, current portfolio delinquencies, and risk levels of classified loans and leases and particular loan and lease pool categories.

    Peninsula is required under applicable law and regulations to review its assets on a regular basis and to classify them as "pass", "special mention", "substandard", "doubtful", or "loss". An asset which possesses no apparent weakness or deficiency is designated "pass". An asset which possesses weaknesses or deficiencies deserving close attention is designated as "special mention". An asset, or a portion thereof, is generally classified as "substandard" if it possesses a well-defined weakness which could jeopardize the timely liquidation of the asset or realization of the collateral at the asset's book value. Substandard assets are characterized by the possibility that the institution will sustain some loss if deficiencies are not corrected. An asset, or portion thereof, is classified as "doubtful" if a probable loss of principal and/or interest exists but the amount of the loss, if any, is subject to the outcome of future events, which are undeterminable at the time of classification. If an asset, or portion thereof, is classified as "loss", Peninsula charges off such amount.

    On a quarterly basis, Peninsula Management and the Peninsula Board review the adequacy of the allowance for loan and lease losses. A Loan Reserve Analysis report is prepared and reviewed for each loan and lease on Peninsula's classified asset listings. This report includes all pertinent details about the loan or lease, a write-up of the current status, steps being taken to correct any problems, a detailed workout plan and recommendations as to a classification of the loan and leases. Loans and leases classified as "loss" are immediately charged against the allowance for loan and lease losses.

    Based on the foregoing discussion and all of the factors analyzed by management in determining the adequacy of the allowance for loan and lease losses, management believes that the allowance is adequate at December 31, 1997. Peninsula Management utilizes its best judgement in providing for possible loan and lease losses and establishing the allowance for loan and lease losses. However, the allowance is an estimate which is inherently uncertain and depends on the outcome of future events. Although Peninsula believes that its allowance for loan and lease losses is adequate, there can be no assurance that the allowance will be adequate to cover future loan and lease losses.

    Other real estate owned is comprised of real estate acquired through foreclosure or through the receipt of a deed in lieu of foreclosure. These assets are recorded at the lower of the carrying value of the loan or the fair value, based on a current appraisal, less selling costs of the related real estate. The excess carrying value, if any, over the fair market value of the asset received is charged to the allowance for loan and lease losses at the time of acquisition. Any subsequent decline in the fair market value of the other real estate owned is recognized as a charge to operations and a corresponding decrease to the other real estate owned asset. Gains from sales and operating expenses associated with other real estate owned assets are included in operations when realized.

    The following table summarizes Peninsula's net other real estate owned portfolio:

                                                                                              AT DECEMBER 31,
                                                               JUNE 30,    -----------------------------------------------------
                                                                 1998        1997       1996       1995       1994       1993
                                                              -----------  ---------  ---------  ---------  ---------  ---------
                                                                                          (DOLLARS IN THOUSANDS)
Other real estate owned.....................................   $  --       $     259  $     485  $   1,019  $  --      $     160
Percent of Total Assets.....................................        0.00%       0.06%      0.14%      0.32%      0.00%      0.06%

    DEPOSITS

    In 1996 and 1997, Peninsula progressively increased deposit rates which had been held low in years of 1993 through 1995 due to the lack of competition for deposits at a time when banks were still operating with low or lower than normal loan demand. Since 1995, Peninsula has generally become much more aggressive in pricing time deposits, but has yet to make a significant increase in the rate paid on interest-bearing transactional accounts.

    Peninsula provides a range of deposit types to meet the needs of the local market. Time deposits, which are normally sensitive to competitive rate changes, are generally used to expand and contract the overall liability position needed to meet the various management ratios established for liquidity, capital, loans to deposits, and other funding measurements. As a policy, Peninsula does not accept or solicit brokered deposits.

    The following table shows the average amount of interest bearing and non-interest bearing deposits.

                                              JUNE 30, 1998 AVERAGE                                                     1995
                                                                           1997 AVERAGE            1996 AVERAGE        AVERAGE
                                              ----------------------  ----------------------  ----------------------  ---------
                                               BALANCE      RATE       BALANCE      RATE       BALANCE      RATE       BALANCE
                                              ---------     -----     ---------     -----     ---------     -----     ---------
                                                                           (DOLLARS IN THOUSANDS)
Noninterest-bearing deposits................  $ 133,727        0.00%  $ 102,047        0.00%  $  83,107        0.00%  $  68,496
Interest-bearing demand deposits............    108,094        2.22     114,674        2.09     101,072        2.21      85,825
Savings deposits............................     38,313        2.20      33,427        2.15      31,589        2.14      32,435
Time deposits...............................    108,942        5.29     102,293        5.29      90,565        5.28      82,096
                                              ---------               ---------               ---------               ---------
      TOTAL (1).............................  $ 389,076        2.31%  $ 352,441        2.42%  $ 306,333        2.51%  $ 268,852
                                              ---------               ---------               ---------               ---------
                                              ---------               ---------               ---------               ---------

                                                 RATE
                                                 -----
Noninterest-bearing deposits................        0.00%
Interest-bearing demand deposits............        2.27
Savings deposits............................        2.50
Time deposits...............................        5.20
      TOTAL (1).............................        2.61%

------------------------

(1) Includes noninterest-bearing deposits for both amounts and rates. Rate represents weighted averages.

    The following table shows the contractual maturity schedule of time certificates of deposit of $100,000 as of the dates indicated:

                                                                       JUNE 30,   DECEMBER 13,
                                                                         1998         1997
                                                                       ---------  ------------
                                                                           (IN THOUSANDS)
3 months or less.....................................................  $  27,805   $   28,163
Over 3 months through 6 months.......................................      9,613        6,630
Over 6 months through 12 months......................................      7,284        7,124
Over 1 year..........................................................      1,698        2,119
                                                                       ---------  ------------
      TOTAL..........................................................  $  46,400   $   44,036
                                                                       ---------  ------------
                                                                       ---------  ------------

    Deposits increased approximately $70.5 million, or 22.1%, from approximately $318.7 million at December 31, 1996 to approximately $389.2 million at December 31, 1997. This growth was primarily attributed to the increase in economic activity in San Diego County and the continued expansion of Peninsula's branch system.

    SHORT TERM BORROWINGS

    Peninsula had short-term borrowings through the treasury tax and loan program with the Federal Reserve Bank with a balance of $600 thousand as of December 31, 1997 and 1996. The maximum borrowing for 1997, 1996 and 1995 was $600 thousand. The average borrowing for 1997, 1996 and 1995 was $562 thousand, $513 thousand and $500 thousand, respectively. The average rate of interest paid for 1997, 1996 and 1995 was 4.80%, 7.21% and 7.20%, respectively.

    On an infrequent basis, Peninsula has purchased overnight federal funds to facilitate payment for incoming cash letters that are collected through the Federal Reserve Bank. For the years ended 1997, 1996 and 1995, the average Federal Funds purchased was $136 thousand, $309 thousand and $369 thousand, respectively. To facilitate this requirement, Union Bank of California has extended to Peninsula an overnight line of credit with a maximum credit limit of $10 million. At December 31, 1997, 1996 and 1995, Peninsula had no outstanding liability under this agreement. In addition, Peninsula has an agreement with the Federal Home Loan Bank of San Francisco for extensions of credit to a maximum of $31.1 million secured by qualifying first lien real estate mortgages. Peninsula has not exercised this option during the years ended December 31, 1997, 1996 and 1995.

LIQUIDITY, INTEREST RATE RISK AND MARKET RISK

    Major sources of liquidity for Peninsula include deposits, maturities and sales of securities, and loan repayments. Deposits are a volatile source of funds because of changing conditions in the interest rate markets and competition. The ability to sell securities without significant loss is subject to changing market conditions. Loan repayments are dependent on the financial abilities of Peninsula's borrowers.

    Peninsula Management believes that current levels and sources of liquidity are sufficient to meet Peninsula's commitments. Peninsula Management utilizes its best judgment in determining levels and sources of liquidity. However, liquidity requirements are inherently uncertain and depend on events in the future. There can be no assurance that the current levels and sources of liquidity will be sufficient to meet Peninsula's requirements.

    In a rising interest rate environment, when rate sensitive assets ("RSA") exceed rate sensitive liabilities ("RSL"), assets reprice to higher rates more quickly than liabilities reprice, resulting in a net interest margin that tends to rise. When RSL exceed RSA, net interest margin tends to fall in the same interest rate environment. The opposite effect happens in a decreasing interest rate environment. Peninsula works to keep the cumulative difference between RSA and RSL as low as possible over a one year cycle. Based on historical reviews, it appears that interest-bearing transactional accounts do not have the same degree of short-term interest rate sensitivity associated with loans that are tied to any immediate change in prime rate or to short-term investments such as federal funds sold.

    The following table breaks down RSA and RSL at December 31, 1997. The following table makes certain assumptions as to interest rate sensitivity of savings accounts that have limited rate of fluctuation during the past three years, as to interest-bearing demand deposits (money market accounts and NOW accounts) which are based on a tiered rate structure depending on the level of the account balance.

                                                          90 DAYS     90-365                 OVER 5
                                                          OR LESS      DAYS     1-5 YEARS     YEARS      TOTAL
                                                         ---------  ----------  ----------  ---------  ----------
                                                                          (DOLLARS IN THOUSANDS)
Interest-bearing due from banks........................  $     252  $   --      $   --      $  --      $      252
Federal funds sold.....................................      6,000      --          --         --           6,000
Securities.............................................      8,294      27,071      79,992      8,652     124,009
FHLB and FNMA stocks...................................     --          --          --          1,032       1,032
Loans and leases.......................................    128,532      30,439      50,158     26,276     235,405
                                                         ---------  ----------  ----------  ---------  ----------
      TOTAL RSA........................................    143,078      57,510     130,150     35,960     366,698
Savings deposits.......................................     --          --          29,864      7,466      37,330
Interest-bearing demand deposits.......................     --          28,429      79,641     12,803     120,873
Time certificates of deposit of $100,000 or more.......     28,279      17,081       2,496     --          47,856
Time certificates of deposit less than $100,000........     30,375      26,544       4,596     --          61,515
Short-term borrowings..................................        600      --          --         --             600
Other interest-bearing.................................     --          --             573     --             573
                                                         ---------  ----------  ----------  ---------  ----------
      TOTAL RSL........................................     59,254      72,054     117,170     20,269     268,747
                                                         ---------  ----------  ----------  ---------  ----------
      Net RSA-RSL......................................  $  83,824  $  (14,544) $   13,131  $  15,540  $   97,951
                                                         ---------  ----------  ----------  ---------  ----------
                                                         ---------  ----------  ----------  ---------  ----------
      Cumulative RSA-RSL...............................             $   69,280  $   82,411  $  97,951
                                                                    ----------  ----------  ---------
                                                                    ----------  ----------  ---------
      Cumulative as a percentage of total assets.......     20.04%      16.56%      19.70%     23.42%      23.42%
                                                         ---------  ----------  ----------  ---------  ----------
                                                         ---------  ----------  ----------  ---------  ----------

                 EXPECTED MATURITY DATA AT DECEMBER 31, 1997(1)

                                                             EXPECTED MATURITY DATE AT DECEMBER 31, 1997
                                            -----------------------------------------------------------------------------
                                                                                                                  TOTAL
                                              1998       1999       2000       2001       2002     THEREAFTER    BALANCE
                                            ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                                                       (DOLLARS IN THOUSANDS)
INTEREST-SENSITIVE ASSETS:
Loans Receivable:
Fixed Rate:
  Construction............................      1,139          0          0          0          0           0       1,139
    Average interest rate.................       9.09%      0.00%      0.00%      0.00%      0.00%       0.00%       9.09%
  Real Estate--Residential................      5,679      4,215      3,604     11,080      3,486       7,091      35,155
    Average interest rate.................       6.79%      7.93%      7.96%      7.73%      7.81%       8.48%       7.79%
  Real Estate--Commercial.................      7,558      4,536      2,824      1,921      5,857      10,517      33,213
    Average interest rate.................       8.14%      9.18%      9.79%      8.90%      9.35%       8.62%       8.83%
  Commercial..............................      1,336        610      1,946      1,429      1,686       1,879       8,886
    Average interest rate.................       6.41%      9.07%      9.51%      9.17%      9.65%       8.86%       8.85%
  Installment and other...................        578      2,616      3,422      1,550        812       6,057      15,035
    Average interest rate.................       8.54%     12.80%      9.65%      8.75%      7.00%       8.62%       9.51%
Variable Rate:
  Construction............................      9,538          0          0          0          0           0       9,538
    Average interest rate.................       9.95%      0.00%      0.00%      0.00%      0.00%       0.00%       9.95%
  Real Estate--Residential................        689      2,030      1,272      1,968      5,669      40,537      52,165
    Average interest rate.................      10.24%      9.51%      9.98%      9.73%      8.91%       8.13%       8.40%
  Real Estate--Commercial.................      1,375      1,670          0        587      2,870      29,330      35,832
    Average interest rate.................       9.66%      9.37%      0.00%      9.44%      9.17%       8.80%       8.90%
  Commercial..............................     12,901      1,573      2,320      2,600      2,863       8,154      30,411
    Average interest rate.................       9.92%     10.17%      9.65%     10.09%      9.32%       9.96%       9.88%
  Installment and other...................      2,638        856      1,227      1,026      1,383       6,902      14,032
    Average interest rate.................       9.86%     10.38%     10.55%      9.92%      9.49%       9.07%       9.53%
Federal Funds Sold........................      6,000          0          0          0          0           0       6,000
    Average interest rate.................       4.95%      0.00%      0.00%      0.00%      0.00%       0.00%       4.95%
Due From Banks............................        252          0          0          0          0           0         252
    Average interest rate.................       5.21%      0.00%      0.00%      0.00%      0.00%       0.00%       5.21%
FHLB and FNMA Stock.......................          0          0          0          0          0       1,032       1,032
    Average interest rate.................       0.00%      0.00%      0.00%      0.00%      0.00%       6.14%       6.14%
Investment Securities.....................     35,359     23,796     25,533     11,627      6,407      21,287     124,009
    Average interest rate.................       5.57%      5.98%      6.05%      5.97%      6.14%       6.18%       5.92%
                                            ---------  ---------  ---------  ---------  ---------  -----------  ---------
Total interest-sensitive assets...........     83,041     41,902     42,148     33,788     31,033     132,768     368,698
                                            ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                            ---------  ---------  ---------  ---------  ---------  -----------  ---------
INTEREST-SENSITIVE LIABILITIES:
Deposits:
  NOW.....................................          0     19,205     19,205      6,402      6,402      12,803      64,016
    Average interest rate.................       0.00%      0.98%      0.98%      0.98%      0.98%       0.98%       0.98%
  Savings.................................          0     11,199     11,199      3,733      3,733       7,466      37,330
    Average interest rate.................       0.00%      2.13%      2.13%      2.13%      2.13%       2.13%       2.13%
  Money-market............................     28,429     14,214     14,214          0          0           0      56,857
    Average interest rate.................       2.97%      2.97%      2.97%      0.00%      0.00%       0.00%       2.97%
  Certificates--Fixed.....................     96,457      3,802      2,340        646        305           0     103,550
    Average interest rate.................       5.35%      5.72%      5.79%      5.70%      5.64%       0.00%       5.38%
  Certificates--Variable..................      5,821          0          0          0          0           0       5,821
    Average interest rate.................       4.98%      0.00%      0.00%      0.00%      0.00%       0.00%       4.98%
BORROWINGS................................        600          0          0          0          0           0         600
    Average interest rate.................       4.20%      0.00%      0.00%      0.00%      0.00%       0.00%       4.20%
Other interest-bearing....................        573          0          0          0          0           0         573
    Average interest rate.................       8.50%      0.00%      0.00%      0.00%      0.00%       0.00%       8.50%
                                            ---------  ---------  ---------  ---------  ---------  -----------  ---------
Total interest-sensitive liabilities......    131,879     48,420     46,958     10,781     10,440      20,269     268,747
                                            ---------  ---------  ---------  ---------  ---------  -----------  ---------
                                            ---------  ---------  ---------  ---------  ---------  -----------  ---------

------------------------

(1) Expected maturities are based on contractual maturities.

    Market risk sensitive instruments are generally defined as on and off balance sheet derivatives and other financial instruments. At December 31, 1997, Peninsula had no material off balance sheet derivatives.

RESULTS OF OPERATIONS

    Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by Peninsula on its interest-bearing liabilities and the interest rate received by Peninsula on loans extended to its customers and securities held in Peninsula's portfolio comprise the major portion of Peninsula's earnings. These rates are highly sensitive to many factors that are beyond the control of Peninsula. Accordingly, the earnings and growth of Peninsula are subject to, among others, the influence of local, domestic and foreign economic conditions, including recession, unemployment and inflation.

    NET INCOME

    Net income for the year ended December 31, 1997 was approximately $3.6 million, or $1.45 per share. This compares with net income of approximately $3.1 million or $1.23 per share for the year ended December 31, 1996 and net income for the year ended December 31, 1995 of approximately $2.5 million or $1.02 per share. All share data has been adjusted to reflect the two for one stock split in March 1998 and the 5% stock dividend in July 1998. The progressive increase in net income was primarily a result of continued growth in total assets.

    NET INTEREST INCOME

    Peninsula's earnings depend primarily upon the difference between the income Peninsula receives from the loan portfolio and investment securities, and the cost of funds, including principally interest paid on savings and time deposits. Interest rates charged on Peninsula's loans are influenced principally by the demand for such loans, the supply of money for lending purposes, and competitive factors. These factors are, in turn, affected by general economic conditions and other factors beyond Peninsula's control, such as federal economic and tax policies, the general supply of money in the economy, governmental budgetary actions, and the actions of the Federal Reserve Board.

    The following two tables provide information on net interest income for the past three fiscal years, setting forth average balances of interest-earning assets and interest-bearing liabilities, income earned and the expense recorded thereon and the resulting average yield-cost ratios:

                                                                   INTEREST RATES AND INTEREST RATE DIFFERENTIAL
                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                    ----------------------------------------------------------------------------
                                                                    1997                                   1996
                                                    -------------------------------------  -------------------------------------

                                                                                AVERAGE                                AVERAGE
                                                      AVERAGE      INCOME/      YIELD/       AVERAGE      INCOME/      YIELD/
                                                    BALANCE(1)     EXPENSE       COST      BALANCE(1)     EXPENSE       COST
                                                    -----------  -----------  -----------  -----------  -----------  -----------
                                                                               (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Interest-bearing deposits with banks............   $   1,748    $      91         5.21%   $     139    $       8         5.76%
  Federal funds sold..............................       9,229          481         5.21%       6,926          336         4.85
  Securities......................................     102,210        6,011         5.88%      81,740        4,621         5.65
  Loans and leases (net)(2).......................     218,607       20,682         9.46%     201,299       19,287         9.58
                                                    -----------  -----------         ---   -----------  -----------         ---
      INTEREST-EARNING ASSETS.....................     331,794    $  27,265         8.22%     290,104    $  24,252         8.36%
NON INTEREST-EARNING ASSETS:
  Cash and due from banks.........................      27,296                                 20,803
  Premises and equipment (net)....................      11,075                                 11,158
  Other real estate owned.........................         614                                    626
  Other assets....................................       8,821                                  7,828
                                                    -----------                            -----------
      TOTAL ASSETS................................   $ 379,600                              $ 330,519
                                                    -----------                            -----------
                                                    -----------                            -----------
INTEREST-BEARING LIABILITIES:
  Interest-bearing demand deposits................   $ 114,674    $   2,401         2.09%   $ 101,072    $   2,232         2.21%
  Savings deposits................................      33,427          718         2.15%      31,589          677         2.14%
  Time deposits...................................     102,293        5,409         5.29%      90,565        4,779         5.28%
  Federal funds purchased.........................         136            8         5.88%         309           18         5.83%
  Directors' deferred compensation plan...........         455           37         8.13%         277           23         8.14%
  Other borrowings................................         562           27         4.80%         513           37         7.21%
                                                    -----------  -----------         ---   -----------  -----------         ---
      Interest-bearing liabilities................   $ 251,547    $   8,600         3.42%   $ 224,325    $   7,766         3.46%
NON INTEREST-BEARING LIABILITIES AND EQUITY:
  Non interest-bearing demand.....................     102,047                                 83,107
  Non interest-bearing liabilities................       2,118                                  1,942
  Shareholders' equity............................      23,888                                 21,145
                                                    -----------                            -----------
  Total liabilities and shareholders' equity......   $ 379,600                              $ 330,519
                                                    -----------                            -----------
                                                    -----------                            -----------
  Net interest income.............................                $  18,665                              $  16,486
  Net interest margin on interest-earning
    assets(3).....................................                                  5.63%                                  5.68%
                                                                                     ---                                    ---
                                                                                     ---                                    ---
  Net interest spread.............................                                  4.80%                                  4.90%
                                                                                     ---                                    ---
                                                                                     ---                                    ---

------------------------------

(1) Average balances include the effect of discounts and premiums on loans and investment securities as well as deferred loan fees and costs, as well as deferred loan fees and costs.

(2) Nonaccrual loans are included in the average balances for the periods. Loan fees included for 1997 and 1996 are $701 thousand and $640 thousand, respectively.

(3) The net interest margin on interest-bearing assets for a period is net interest income divided by average interest-bearing assets.

                                                                                   INTEREST RATES AND INTEREST RATE
                                                                                             DIFFERENTIAL
                                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------------
                                                                                                 1995
                                                                                 -------------------------------------

                                                                                                AVERAGE      AVERAGE
                                                                                   AVERAGE      INCOME/      YIELD/
                                                                                 BALANCE(1)     EXPENSE       COST
                                                                                 -----------  -----------  -----------
                                                                                        (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Interest-bearing deposits with banks.........................................   $     817    $      41         5.02%
  Federal funds sold...........................................................       6,290          348         5.53
  Securities...................................................................      69,309        3,849         5.55
  Loans and leases (net)(2)....................................................     179,717       17,671         9.83
                                                                                 -----------  -----------         ---
      Interest-earning assets..................................................     256,133    $  21,909         8.55%
NON INTEREST-EARNING ASSETS:
  Cash and due from banks......................................................      16,314
  Premises and equipment (net).................................................      10,218
  Other real estate owned......................................................         352
  Other assets.................................................................       7,369
                                                                                 -----------
  Total assets.................................................................   $ 290,386
                                                                                 -----------
                                                                                 -----------
INTEREST-BEARING LIABILITIES:
  Interest-bearing demand deposits.............................................      85,825        1,946         2.27%
  Savings deposits.............................................................      32,435          809         2.49
  Time deposits................................................................      82,096        4,270         5.20
  Federal funds purchased......................................................         369           23         6.23
  Directors' deferred compensation plan........................................         131           11         9.25
  Other borrowings.............................................................         500           36         7.20
                                                                                 -----------  -----------         ---
      Interest-bearing liabilities.............................................     201,356    $   7,095         3.52%
NON INTEREST-BEARING LIABILITIES AND EQUITY:
  Non interest-bearing demand..................................................      68,496
  Non interest-bearing liabilities.............................................       1,738
  Shareholders' equity.........................................................      18,796
                                                                                 -----------
  Total liabilities and shareholders' equity...................................   $ 290,386
                                                                                 -----------
                                                                                 -----------
  Net interest income..........................................................                $  14,814
                                                                                              -----------
                                                                                              -----------
  Net interest margin on interest-earning assets(3)............................                                  5.78
                                                                                                                  ---
                                                                                                                  ---
  Net interest spread..........................................................                                  5.03%
                                                                                                                  ---
                                                                                                                  ---

------------------------

(1) Average balances include the effect of discounts and premiums on loans and investment securities as well as deferred loan fees and costs.

(2) Nonaccrual loans are included in the average balances for the periods. Loan fees included for 1995 are $694 thousand.

(3) The net interest margin on interest-bearing assets for a period is net interest income divided by average interest-bearing assets.

    The following table sets forth changes in interest income and interest expense, and the amount of change attributable to variances in volume, rates and the combination of volume and rates. There has been no adjustments made for tax-exempt income.

                                                                                INTEREST RATE DIFFERENTIAL FOR THE
                                                                                     YEAR ENDED DECEMBER 31,
                                                                                      1997 COMPARED TO 1996
                                                                          ----------------------------------------------
                                                                                                 CHANGE DUE TO
                                                                             TOTAL     ---------------------------------
                                                                           INCREASE                           VOLUME &
                                                                          (DECREASE)    VOLUME      RATE        RATE
                                                                          -----------  ---------  ---------  -----------
                                                                                          (IN THOUSANDS)
INTEREST INCOME
  Interest and fees on loans............................................   $   1,395   $   1,658  $    (242)  $     (21)
  Interest-bearing deposits with banks..................................          83          93         (1)         (9)
  Securities............................................................       1,390       1,157        186          47
  Federal funds sold....................................................         145         112         25           8
                                                                          -----------  ---------  ---------         ---
      TOTAL INTEREST INCOME.............................................       3,013       3,020        (32)         25
                                                                          -----------  ---------  ---------         ---
INTEREST EXPENSE
  Interest-bearing demand deposits......................................         169         300       (116)        (16)
  Savings deposits......................................................          41          39          2      --
  Time deposits.........................................................         630         619         10           1
  Federal funds purchased...............................................         (10)        (10)    --          --
  Directors' deferred compensation plan.................................          14          10          3           1
  Other borrowings......................................................         (10)          4        (13)         (1)
                                                                          -----------  ---------  ---------         ---
      TOTAL INTEREST EXPENSE............................................         834         962       (113)        (14)
                                                                          -----------  ---------  ---------         ---
        NET INTEREST INCOME.............................................   $   2,179   $   2,058  $     (81)  $      39
                                                                          -----------  ---------  ---------         ---
                                                                          -----------  ---------  ---------         ---

                                                                                INTEREST RATE DIFFERENTIAL FOR THE
                                                                                     YEAR ENDED DECEMBER 31,
                                                                                      1996 COMPARED TO 1995
                                                                          ----------------------------------------------
                                                                                                 CHANGE DUE TO
                                                                             TOTAL     ---------------------------------
                                                                           INCREASE                           VOLUME &
                                                                          (DECREASE)    VOLUME      RATE        RATE
                                                                          -----------  ---------  ---------  -----------
                                                                                          (IN THOUSANDS)
INTEREST INCOME
  Interest and fees on loans............................................   $   1,616   $   2,122  $    (452)  $     (54)
  Interest-bearing deposits with banks..................................         (33)        (34)         6          (5)
  Securities............................................................         772         690         70          12
  Federal funds sold....................................................         (12)         35        (43)         (4)
                                                                          -----------  ---------  ---------         ---
      TOTAL INTEREST INCOME.............................................       2,343       2,813       (419)        (51)
                                                                          -----------  ---------  ---------         ---
INTEREST EXPENSE
  Interest-bearing demand deposits......................................         285         346        (52)         (9)
  Savings deposits......................................................        (132)        (21)      (113)          2
  Time deposits.........................................................         510         440         63           7
  Federal funds purchased...............................................          (5)         (3)        (2)     --
  Directors' deferred compensation plan.................................          12          12     --          --
  Other borrowings......................................................           1           1     --          --
                                                                          -----------  ---------  ---------         ---
      TOTAL INTEREST EXPENSE............................................         671         775       (104)     --
                                                                          -----------  ---------  ---------         ---
        NET INTEREST INCOME.............................................   $   1,672   $   2,038  $    (315)  $     (51)
                                                                          -----------  ---------  ---------         ---
                                                                          -----------  ---------  ---------         ---

    INTEREST INCOME. Interest income increased by $3.0 million for the year ended December 31, 1997 compared to 1996 and $2.3 million for the year ended December 31, 1996 compared to 1995. The increase for 1997 is due largely to the increase in average earning assets of approximately $41.7 million to $331.8 million from $290.1 million for 1997. The increase in interest income for 1996 is due largely to the increase in average earning assets of approximately $34.0 million from average earning assets of $256.1 million for 1996.

    INTEREST EXPENSE. Interest expense increased by $834 thousand for the year ended December 31, 1997 compared to 1996 and $671 thousand for the year ended December 31, 1996 compared to 1995. The increase in interest expense is primarily due to the increase of $27.2 million for 1997 and $23.0 million for 1996 in average interest-bearing liabilities. Interest expense totaled approximately $8.6 million 1997 compared to approximately $7.8 million for 1996 and approximately $7.1 million for 1995.

    NON-INTEREST INCOME. The following table sets forth the details of non-interest income for the years ended December 31, 1997 and December 31, 1996:

                                                                  AT DECEMBER 31,
                                                                --------------------   INCREASE
                                                                  1997       1996     (DECREASE)
                                                                ---------  ---------  -----------
                                                                         (IN THOUSANDS)
Service charges on deposit accounts...........................  $   1,869  $   1,675   $     194
Escrow fees...................................................        686        548         138
Other fee income..............................................        711        881        (170)
Other income..................................................        551        460          91
                                                                ---------  ---------       -----
Operating non-interest income.................................      3,817      3,564         253
Gain on sale of loans.........................................        247         81         166
Gain on securities............................................         60     --              60
                                                                ---------  ---------       -----
      TOTAL NON-INTEREST INCOME...............................  $   4,124  $   3,645   $     479
                                                                ---------  ---------       -----
                                                                ---------  ---------       -----

    Operating non-interest income increased $252 thousand to $3.8 million for the year ended December 31, 1997 compared to $3.6 for the year ended December 31, 1996. A decrease in brokerage fees of $245 thousand from $388 thousand for the year ended December 31, 1996 to $145 thousand for the year ended December 31, 1997 offset approximately half of the increase in service charges and related fees paid by Peninsula's deposit customers. Gain on sale of loans increased $166 thousand due primarily to increased volume of Small Business Administration guaranteed loans and the sale of the guaranteed portion of these loans.

    The following table sets forth the details of non-interest income for the years ended December 31, 1996 and December 31, 1995:

                                                                  AT DECEMBER 31,
                                                                --------------------    INCREASE
                                                                  1996       1995      (DECREASE)
                                                                ---------  ---------  -------------
                                                                          (IN THOUSANDS)
Service charges on deposit accounts...........................  $   1,675  $   1,560    $     115
Escrow fees...................................................        548        417          131
Other fee income..............................................        881        653          228
Other income..................................................        460        395           65
                                                                ---------  ---------        -----
Operating non-interest income.................................      3,564      3,025          539
Gain on sale of loans.........................................         81         82           (1)
Gain on securities............................................     --             32          (32)
                                                                ---------  ---------        -----
      TOTAL NON-INTEREST INCOME...............................  $   3,645  $   3,139    $     506
                                                                ---------  ---------        -----
                                                                ---------  ---------        -----

    Operating non-interest income increased approximately $532 thousand to approximately $3.6 million for the year ended December 31, 1996 compared to approximately $3.1 million for the year ended December 31, 1995. An increase in brokerage fees of approximately $252 thousand accounting for approximately half of the increase in operating non-interest income with the balance due primarily from the opening of new branches and the growing deposit customer base.

    NON-INTEREST EXPENSE. The following table shows the detail of non-interest expense for the years ended December 31, 1997 and December 31, 1996:

                                                                AT DECEMBER 31,
                                                              --------------------   INCREASE
                                                                1997       1996     (DECREASE)
                                                              ---------  ---------  -----------
                                                                       (IN THOUSANDS)
Salaries and benefits.......................................  $   9,630  $   8,555   $   1,075
Occupancy...................................................      2,557      2,223         334
Advertising and business development........................        690        559         131
Other real estate owned.....................................        114        144         (30)
Other professional services.................................        407        326          81
Telephone, stationery and supplies..........................        685        629          56
Data Processing.............................................        705        634          71
Customer service costs......................................        955        894          61
Regulatory assessment.......................................         39          1          38
Operating losses............................................        379         30         349
Other.......................................................        821        639         182
                                                              ---------  ---------  -----------
      NON-INTEREST EXPENSE..................................  $  16,982  $  14,634   $   2,348
                                                              ---------  ---------  -----------
                                                              ---------  ---------  -----------

    Non-interest expense increased approximately $2.3 million from approximately $14.6 million for the year ended December 31, 1996 to approximately $17.0 million for the year ended December 31, 1997. The increase in salaries and benefits accounted for approximately 44% or $1.1 million which is attributed to the opening of a new branch in San Marcos in Northern San Diego County in July 1997 and the reorganization of the lending offices and marketing department which included additional staffing. Other non-interest expense increased by approximately $349 thousand, of which, $353 thousand was attributable to a fraud loss related to Peninsula's credit cards.

    The following table shows the detail of non-interest expense for the years ended December 31, 1996 and December 31, 1995.

                                                                                   AT DECEMBER 31,
                                                                                 --------------------   INCREASE
                                                                                   1996       1995     (DECREASE)
                                                                                 ---------  ---------  -----------
                                                                                          (IN THOUSANDS)
Salaries and benefits..........................................................  $   8,555  $   7,528   $   1,027
Occupancy, furniture and equipment.............................................      2,223      2,005         218
Advertising and business development...........................................        559        452         107
Other real estate owned........................................................        144        450        (306)
Other professional services....................................................        326        378         (52)
Telephone, stationery and supplies.............................................        629        512         117
Data Processing................................................................        634        499         135
Customer service costs.........................................................        894        690         204
Regulatory assessment..........................................................          1        285        (284)
Operating losses...............................................................         30         32          (2)
Other..........................................................................        639        689         (50)
                                                                                 ---------  ---------  -----------
  Non-interest expense.........................................................  $  14,634  $  13,520   $   1,114
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

    Non-interest expense increased approximately $1.1 million from approximately $13.5 million for the year ended December 31, 1995 to approximately $14.6 million for the year ended December 31, 1996. Due to the opening of the Downtown San Diego branch in March 1996 and the relocation of the data processing and operations center to a new location, such expenses such as salaries and benefits, occupancy, telephone, stationery and supplies increased more rapidly than normal. The large reductions in other real estate owned expense and regulatory assessment expense offset a portion of this increase.

INCOME TAXES

    Peninsula's effective tax rates were 32%, 38% and 36% for years ending December 31, 1997, 1996, and 1995 respectively. The decrease from 38% in 1996 to 32% in 1997 was due to recognition of permanent differences not recognized in prior years. The increase from 36% in 1995 to 38% in 1996 is due to the decrease in the amount of municipal interest income. At December 1997 Peninsula had a net deferred asset of approximately $1.1 million Peninsula Management had determined that realization of the deferred tax asset is more likely than not based on current and expected taxable income. For further information on income taxes, See Note 6 of Peninsula's Financial Statements for the Years Ended December 31, 1997, 1996 and 1995.

YEAR 2000 RISKS AND PREPAREDNESS

    Many existing computer programs use only two digits to identify a year in a data field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects Peninsula in that the financial services business is highly dependent on computer applications in a variety of ways, including the following: (i) Peninsula relies on computer systems in almost all aspects of its business, including the processing of deposits, loans and other services and products offered to customers of Peninsula, the failure of which in connection with the Year 2000 could cause systemic disruption and failures in the products and services offered by Peninsula; (ii) other banks, clearing houses and vendors whose products and services Peninsula uses are at risk of systemic disruptions and potential failures in the event that such entities have not adequately addressed their Year 2000 issues prior to the Year 2000; (iii) the creditworthiness of borrowers of Peninsula might be diminished by significant disruptions of their business as a result of their own or others' failure to address adequately the Year 2000 issue prior to the Year 2000; and (iv) Federal Banking Agencies have issued interagency guidance on the business-wide risk posed to financial institutions by the Year 2000 problem pursuant to which the Federal

Banking Agencies may take supervisory action against financial institutions that fail to address appropriately Year 2000 issues prior to the Year 2000, including formal and informal enforcement actions, the denial of applications to the Federal Banking Agencies, civil money penalties, and a reduction in the management component rating or the institution's composite rating.

    In order to address the Year 2000 issues facing Peninsula, Peninsula Management has initiated a program to prepare Peninsula's computer systems and applications for the Year 2000 (the "Peninsula Year 2000 Plan"). The primary focus of the Peninsula Year 2000 Plan is to identify, assess, and implement mission critical systems to be Year 2000 compliant. Peninsula expects to incur internal staff costs as well as consulting and other expenses related to preparation for Year 2000 compliance. The estimated cost Peninsula will spend on Year 2000 compliance is approximately $500,000, to be expended during fiscal years 1998 and 1999.

    As a part of the Peninsula Year 2000 Plan, Peninsula is not only undertaking the enhancements and testing necessary to ensure that Peninsula is adequately prepared for the Year 2000, but also Peninsula is communicating with its vendors upon whose services Peninsula relies to ensure Year 2000 compliance. Pursuant to the Peninsula Year 2000 Plan, Peninsula expects to complete substantially testing its own systems and the computer related interactive vendor systems by December 31, 1998, and to complete all testing by June 1999. In addition, as part of the credit review process, Peninsula is communicating with its major borrowers in an effort to ensure that such borrowers have taken appropriate steps to address their Year 2000 issues and will not be materially affected by any Year 2000 problems. Peninsula is also communicating with its major deposit customers as well. Peninsula also is preparing contingency plans to protect Peninsula in the event that Peninsula is unable to attain Year 2000 compliance in certain applications according to the Peninsula Year 2000 Plan.

    Although Peninsula believes that its Year 2000 Plan and other steps being taken are adequate to ensure that Peninsula will not be materially affected by the Year 2000 problem, there can be no assurance that the Peninsula Year 2000 plan and Peninsula's other Year 2000 remedial and contingency plans will protect fully Peninsula from the risks associated with the Year 2000. The analysis of, and preparation for, the Year 2000 and related problems necessarily rely on a variety of assumptions about future events, and there can be no assurance that Peninsula Management has accurately predicted such future events or that the remedial and contingency plans of Peninsula will adequately address such future events. In the event that the business of Peninsula, vendors of Peninsula or customers of Peninsula is disrupted as a result of the Year 2000 problems, such disruption could have a material adverse effect on Peninsula.

     PENINSULA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following tables and data set forth certain statistical information relating to Peninsula as of June 30, 1998 and for the six month periods ended June 30, 1998 and June 30, 1997. This discussion should be read in conjunction with the Unaudited Condensed Financial Statements as of June 30, 1998 and December 31, 1997 and for the six months period ended June 30, 1998 and June 30, 1997.

    FINANCIAL CONDITION

    Total assets increased $10 million from December 31, 1997 to June 30, 1998. Total deposits increased $7.8 million for the same period. Net loans increased $8.6 million from December 31, 1997 to June 30, 1998. Total equity increased $1.9 million. The increases are due to a strong economy in San Diego County with stable interest rates.

    RESULTS OF OPERATIONS

    Consolidated net income for the six months ending June 30, 1998 was $2,228,985 or $0.90 per diluted share. This compares with earnings of $1,673,474, or $0.67 per diluted share for the six months ended June 30, 1997. Net income increased 33.1% due mainly to an increase in net interest income of 17%, and the quality of the loan portfolio required less provision for loan and lease losses. Provision for loan loss for the six months of June 1997 was $325,000 and for the six months ended June 1998 $138,956.

    CREDIT QUALITY AND ANALYSIS

    Peninsula's policy concerning non-performing loans is to cease accruing interest, and to charge off all accrued and unpaid interest on loans that are past due as to principal and/or interest for at least 90 days, or at such earlier time as management determines timely collection of the interest to be in doubt. However, in certain circumstances loans which are past due 90 days or more may continue accruing interest or interest may not be charged off when the related loans are well secured or in the process of being collected. When Peninsula receives cash on nonaccrual loans, the Bank's policy to record such receipts first as a reduction to the principal and then as interest income.

    POTENTIAL PROBLEM LOANS AND IMPAIRED LOANS. "Impaired loans" are loans for which it is probable that Peninsula will not be able to collect all of the amounts due according to the contractual terms of the loan agreement. The category of "impaired loans" is not coextensive with the category of "nonaccrual loans" although the two categories may overlap. "Nonaccrual loans" include impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal and interest is uncertain or payments of principal or interest have become contractually past due 90 days or more. Peninsula may chose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired, if it is probable that Peninsula will collect all amounts due in accordance with the contractual terms of the loan. Factors considered by management in determining the impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Small homogenous loans may be measured collectively for impairment. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts are not classified as impaired. Peninsula Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

    The following table shows the historical trends in nonperforming assets and comparative credit ratio's for Peninsula:

                                                                                AT THE PERIODS ENDING
                                                                   -----------------------------------------------
                                                                   JUNE 30, 1998  DECEMBER 31, 1997  JUNE 30, 1997
                                                                   -------------  -----------------  -------------

                                                                   CREDIT QUALITY MEASURES (DOLLARS IN THOUSANDS)
Loans past due 90 days and still accruing........................           427              28                 1
Nonaccrual loans and leases......................................           239               0               497
Other real estate owned..........................................             0             259               760
                                                                   -------------        -------      -------------
    Nonperforming assets.........................................           666             287             1,258
Impaired loans gross.............................................           189             212               548
Allocated reserves...............................................            51              62               170
                                                                   -------------        -------      -------------
    Net investment in impaired loans.............................           138             150               378
Charge-offs......................................................            87             511               392
Recoveries.......................................................            32             220               151
                                                                   -------------        -------      -------------
    Net charge-offs..............................................            55             291               241
Allowance for loan and lease losses ("ALLL").....................         2,242           2,358             2,235
Loans and leases, net of deferred fees and costs.................       243,227         234,556           222,880
Average loans and leases for the period net of deferred fees and
  costs..........................................................       235,127         220,845           216,257
ALLL to loans and leases.........................................          1.00%           1.01%             1.00%
ALLL to nonaccrual loans and leases..............................       1021.76            0.00            449.70
ALLL to nonperforming assets.....................................        366.67          821.60            177.66
Nonperforming assets to loans, leases and other real estate
  owned..........................................................          0.03            0.12              0.56
Net charge-offs to average loans and leases......................          0.02            0.13              0.11

    Peninsula has established a monitoring system for its loans in order to identify impaired loans, potential problem loans and to permit periodic evaluation of impairment and the adequacy of the ALLL in a timely manner. All problem loans and leases are monitored on a monthly basis making appropriate adjustments to grade classification when necessary. This monitoring system and allowance methodology includes a loan by loan analysis for all classified loans as well as loss factors for the balance of the portfolio that are based on migrate analysis relative to both the classified and the unclassified portion of the portfolio. This analysis includes such factors as historical loss experience, current portfolio delinquency and risk levels of classified loans.

    Loans past due 90 days and still accruing represent loans which are past due 90 days or more as to interest or principal, but not included in non-accrual or restructured categories. For June 1998, three loans account for the $427 thousand; payoffs are expected on two of the loans with reserves set aside of $22,260 for the remaining loan.

    On June 30, 1998, Peninsula had approximately $189 thousand which were considered impaired loans, a decrease from the $548 thousand for the same period in 1997. Specific reserves of approximately $51 thousand have been established for the impaired loans in June 1998 and $170 thousand were established for impaired loans in June 1997.

    Non-accrual loans increased from December 1997 from zero to three loans totaling $239 thousand. Reserves set aside for these three loans are $35 thousand.

    REGULATORY MATTERS. The regulatory capital guidelines as well as the actual regulatory capital as of June 30, 1998 are as follows:

                                                                                              ACTUAL
                                                                                             ---------
                                                                REGULATORY REQUIREMENTS
                                                             ------------------------------
                                                               ADEQUATELY         WELL
                                                               CAPITALIZED     CAPITALIZED
                                                             ---------------  -------------
Detailed computations of
  Tier 1 leverage capital ratio............................          4.00%           5.00%        6.31%
  Tier 1 risk-based capital ratio..........................          4.00            6.00        10.76
Total risk-based capital...................................          8.00           10.00        11.73

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Peninsula Bank of San Diego:

    We have audited the accompanying balance sheets of Peninsula Bank of San Diego (the "Bank") as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Peninsula Bank of San Diego as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

January 24, 1998
(July 24, 1998 as to Note 12)
San Diego, California

                          PENINSULA BANK OF SAN DIEGO

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                        1997            1996
                                                                                   --------------  --------------
                                                     ASSETS

Cash and due from banks..........................................................  $   33,362,449  $   25,354,124
Interest bearing deposits in other banks.........................................         251,939         129,424
Federal funds sold...............................................................       6,000,000       3,000,000
                                                                                   --------------  --------------
    TOTAL CASH AND CASH EQUIVALENTS..............................................      39,614,388      28,483,548
Held to maturity investment securities, at cost (fair value of $86,733,818 and
  $44,267,367, respectively).....................................................      86,049,771      43,884,341
Available for sale investment securities, at fair value (amortized cost of
  $37,871,622 and $39,994,762, respectively).....................................      37,958,906      40,137,971
Non-debt investment securities (FHLB and FNMA, at cost)..........................       1,031,954         957,854
                                                                                   --------------  --------------
    INVESTMENT SECURITIES--NET...................................................     125,040,631      84,980,166

Loans--net.......................................................................     232,198,194     210,451,351
Premises and equipment--net......................................................      11,514,101      11,020,742
Accrued interest receivable......................................................       2,932,578       2,617,769
Cash surrender value of life insurance...........................................       3,950,924       3,584,765
Other assets.....................................................................       1,918,724       2,111,759
Deferred tax asset...............................................................       1,075,159         569,536
                                                                                   --------------  --------------
    TOTAL........................................................................  $  418,244,699  $  343,819,636
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Commitments and contingencies (notes)............................................
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Non-interest bearing.........................................................  $  121,657,119  $   91,967,808
    Interest bearing.............................................................     267,574,854     226,741,215
                                                                                   --------------  --------------
    TOTAL DEPOSITS...............................................................     389,231,973     318,709,023
  Other liabilities..............................................................       3,656,732       2,696,552
                                                                                   --------------  --------------
    TOTAL LIABILITIES............................................................     392,888,705     321,405,575

SHAREHOLDERS' EQUITY
  Common stock, no par value; 3,000,000 shares authorized, 2,368,654 shares
    (1997) and 2,256,292 (1996) outstanding......................................       1,973,879       1,880,242
  Additional paid-in capital.....................................................      17,043,444      14,777,479
  Retained earnings..............................................................       6,407,068       5,869,166
                                                                                   --------------  --------------
                                                                                       25,424,391      22,526,887
  Unrealized loss on available for sale securities, net of tax of $48,692 and
    $80,316, respectively........................................................         (68,397)       (112,826)
                                                                                   --------------  --------------
    TOTAL SHAREHOLDERS' EQUITY...................................................      25,355,994      22,414,061
                                                                                   --------------  --------------
TOTAL............................................................................  $  418,244,699  $  343,819,636
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                 See "NOTES TO PENINSULA FINANCIAL STATEMENTS".

                          PENINSULA BANK OF SAN DIEGO

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
INTEREST INCOME
Loans, including fees...............................................  $  20,682,038  $  19,286,237  $  17,671,213
Investment securities:
  U.S. Treasury securities..........................................      3,290,018      2,577,120      1,467,481
  U.S. Government agencies..........................................      2,187,440      1,409,039      1,568,427
  Municipal bonds...................................................        533,931        634,956        813,402
    Federal funds sold, other.......................................        571,615        344,270        388,460
                                                                      -------------  -------------  -------------
      TOTAL INTEREST INCOME.........................................     27,265,042     24,251,622     21,908,983
INTEREST EXPENSE ON DEPOSITS........................................      8,600,373      7,765,597      7,094,794
                                                                      -------------  -------------  -------------
Net Interest Income.................................................     18,664,669     16,486,025     14,814,189
Provision for Credit Losses.........................................        498,139        566,304        470,478
                                                                      -------------  -------------  -------------
Net Interest Income after Provision for Credit Losses...............     18,166,530     15,919,721     14,343,711
                                                                      -------------  -------------  -------------
Service Charges and Other Income....................................      4,064,109      3,644,860      3,106,987
                                                                      -------------  -------------  -------------
Gain on Sale of Investment Securities...............................         59,871                        32,000
                                                                      -------------                 -------------
NON-INTEREST EXPENSE
  Salaries and wages................................................      9,629,824      8,555,524      7,528,091
  Occupancy, furniture and equipment................................      2,556,846      2,222,955      2,005,020
  Regulatory assessment.............................................         39,263          1,091        284,878
  Advertising and business development..............................        689,809        558,870        451,913
  Other real estate owned...........................................        114,260        143,740        450,252
  Other professional services.......................................        406,631        325,988        377,544
  Telephone, stationery and supplies................................        684,504        629,437        511,979
  Data processing...................................................        705,199        634,059        499,395
  Customer service costs............................................        955,099        893,738        689,638
  Operating Losses..................................................        378,878         29,597         32,057
  Other.............................................................        821,532        639,006        689,163
                                                                      -------------  -------------  -------------
      TOTAL NON-INTEREST EXPENSE....................................     16,981,845     14,634,005     13,519,930
                                                                      -------------  -------------  -------------
Income Before Provision For Income Taxes............................      5,308,665      4,930,576      3,962,768
Provision For Income Taxes..........................................      1,707,914      1,876,825      1,420,388
                                                                      -------------  -------------  -------------
NET INCOME..........................................................  $   3,600,751  $   3,053,751  $   2,542,380
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
INCOME PER SHARE--BASIC AND DILUTED.................................  $        1.45  $        1.23  $        1.02
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                 See "NOTES TO PENINSULA FINANCIAL STATEMENTS".

                          PENINSULA BANK OF SAN DIEGO

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                                           UNREALIZED LOSS
                                                     COMMON STOCK         ADDITIONAL                        ON AVAILABLE
                                                -----------------------     PAID-IN                           FOR SALE
                                                  SHARES      AMOUNT        CAPITAL     RETAINED EARNINGS    SECURITIES
                                                ----------  -----------  -------------  -----------------  ---------------
BALANCE AT JANUARY 1, 1995
  5% stock dividend...........................   2,047,312  $ 1,706,093   $11,118,073     $   5,343,197      $  (616,217)
  Cash dividends ($.24 per share).............     101,972       84,976     1,648,547        (1,733,523)
  Net income..................................                                                 (594,215)
  Unrealized gain on available for sale                                                       2,542,380
    securities, net of tax....................                                                                   498,625
                                                ----------  -----------  -------------  -----------------  ---------------
BALANCE AT DECEMBER 31, 1995
  5% stock dividend...........................   2,149,284    1,791,069    12,766,620         5,557,839         (117,592)
  Cash dividends ($.26 per share).............     107,008       89,173     2,010,859        (2,100,032)
  Net income..................................                                                 (642,392)
  Unrealized gain on available for sale                                                       3,053,751
    securities, net of tax....................                                                                     4,766
                                                ----------  -----------  -------------  -----------------  ---------------
BALANCE AT DECEMBER 31, 1996
  5% stock dividend...........................   2,256,292    1,880,242    14,777,479         5,869,166         (112,826)
  Cash dividends ($.28 per share).............     112,362       93,637     2,265,965        (2,359,602)
  Net income..................................                                                 (703,247)
  Unrealized gain on available for sale.......                                                3,600,751
    securities, net of tax....................                                                                    44,429
                                                ----------  -----------  -------------  -----------------  ---------------
BALANCE AT DECEMBER 31, 1997                     2,368,654  $ 1,973,879   $17,043,444     $   6,407,068      $   (68,397)
                                                ----------  -----------  -------------  -----------------  ---------------
                                                ----------  -----------  -------------  -----------------  ---------------


                                                   TOTAL
                                                ------------
BALANCE AT JANUARY 1, 1995
  5% stock dividend...........................  $ 17,551,146
  Cash dividends ($.24 per share).............
  Net income..................................      (594,215)
  Unrealized gain on available for sale            2,542,380
    securities, net of tax....................       498,625
                                                ------------
BALANCE AT DECEMBER 31, 1995
  5% stock dividend...........................    19,997,936
  Cash dividends ($.26 per share).............
  Net income..................................      (642,392)
  Unrealized gain on available for sale            3,053,751
    securities, net of tax....................         4,766
                                                ------------
BALANCE AT DECEMBER 31, 1996
  5% stock dividend...........................    22,414,061
  Cash dividends ($.28 per share).............
  Net income..................................      (703,247)
  Unrealized gain on available for sale.......     3,600,751
    securities, net of tax....................        44,429
                                                ------------
BALANCE AT DECEMBER 31, 1997                    $ 25,355,994
                                                ------------
                                                ------------

                 See "NOTES TO PENINSULA FINANCIAL STATEMENTS".

                          PENINSULA BANK OF SAN DIEGO

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                              1997         1996         1995
                                                                           -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................................................  $ 3,600,751  $ 3,053,751  $ 2,542,380
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization........................................    1,053,781    1,005,672      885,680
    Amortization of deferred loan fees...................................   (1,207,027)  (1,115,203)    (728,740)
    Net amortization of premium on investment securities.................      159,050      413,232      280,812
    Provision for credit losses..........................................      498,139      566,304      470,478
    Deferred taxes.......................................................     (537,247)     (44,525)      97,758
    Gain on sale of investment securities................................      (59,871)                  (32,000)
    Deferred loan fees on new loans......................................    1,247,526    1,199,316      744,269
    Changes in other assets and liabilities:
      Accrued interest receivable........................................     (314,809)    (138,136)    (545,950)
      Cash surrender value of life insurance.............................     (366,159)    (355,114)    (573,146)
      Other assets.......................................................      193,035      437,495     (694,539)
      Other liabilities..................................................      960,180      790,245       91,066
                                                                           -----------  -----------  -----------
        NET CASH PROVIDED BY OPERATING ACTIVITIES........................    5,227,349    5,813,037    2,538,068
                                                                           -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities on available for sale investment securities...   22,054,871   23,500,000    3,500,000
  Proceeds from maturities/principal paydowns on held to maturity
    investment securities................................................    8,243,321    7,988,868    4,074,488
  Purchase of held to maturity investment securities.....................  (50,428,961)  (8,255,253) (22,874,038)
  Purchase of available for sale securities..............................  (27,952,822) (23,912,254) (19,054,779)
  Proceeds from sales of available for sale investment securities........    8,000,000                 7,062,735
  Purchases of premises and equipment....................................   (1,547,140)  (1,361,194)  (1,506,684)
  Net additions to loans.................................................  (22,550,951) (22,422,479) (17,577,364)
  Proceeds from loans sold...............................................      265,470      300,918      546,389
                                                                           -----------  -----------  -----------
        NET CASH USED FOR INVESTING ACTIVITIES...........................  (63,916,212) (24,161,394) (45,829,253)
                                                                           -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposit accounts.......................................   70,522,950   21,739,459   48,485,923
  Cash dividends.........................................................     (703,247)    (642,392)    (594,215)
                                                                           -----------  -----------  -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES........................   69,819,703   21,097,067   47,891,708
                                                                           -----------  -----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS................................   11,130,840    2,748,710    4,600,523
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...........................   28,483,548   25,734,838   21,134,315
                                                                           -----------  -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR.................................  $39,614,388  $28,483,548  $25,734,838
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for income taxes.............................  $ 2,163,000  $ 2,049,151  $ 1,347,502
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
  Cash paid during the year for interest.................................  $ 8,546,971  $ 7,786,024  $ 7,013,460
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
During 1995, the Bank transferred $16,000,000 of held-to-maturity securities to available for sale securities.
During 1995, the Bank acquired $1,661,425 of real estate through foreclosure.

                 See "NOTES TO PENINSULA FINANCIAL STATEMENTS".

                          PENINSULA BANK OF SAN DIEGO

                    NOTES TO PENINSULA FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Peninsula Bank of San Diego (the "Bank") conform to generally accepted accounting principles and the prevailing practices within the banking industry. The following is a description of the more significant accounting policies:

    INVESTMENT SECURITIES--Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost; all other debt securities are reported at fair value, with the related unrealized gains and losses excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized. The specific identification method is used to compute gains or losses on the sale of these assets. Interest earned on these assets is included in interest income.

    PREMISES AND EQUIPMENT--Premises and equipment are carried at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives which range from 3 to 40 years, of the related assets.

    LOANS AND LOAN FEES--Loans are stated at the principal amount of outstanding loans, net of unearned discount and fees. Loan origination fees and certain direct costs are deferred and recognized as an element of interest income over the life of the related loans.

    ALLOWANCE FOR LOAN AND LEASE LOSSES--The allowance for loan and lease losses is maintained at a level believed by management to be adequate to meet reasonably foreseeable loan and lease losses on the basis of many factors including the risk characteristics of the portfolio, underlying collateral, current and anticipated economic conditions that may affect the borrower's ability to pay, specific problem loans and trends in loan delinquencies and charge-offs. Losses on loans and leases are provided for under the allowance method of accounting. The allowance is increased by provisions charged to income and reduced by loan and lease charge-offs, net of recoveries. Loans and leases, including impaired loans, are charged off in whole or in part when, in management's opinion, collectibility is not probable.

    While management uses available information to establish the allowance for loan and lease losses, future additions to the allowance may be necessary if economic developments differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowances for loan and lease losses. Such agencies may require the Banks to recognize additions to the allowance based on judgments different from those of management.

    The Bank's policy concerning non-performing loans is to cease accruing interest, and to charge off all accrued and unpaid interest on loans which are past due as to principal and/or interest for at least 90 days, or at such earlier time as management determines timely collection of the interest to be in doubt. However, in certain circumstances loans which are past due 90 days or more may continue accruing interest or interest may not be charged off when the related loans are well secured or in the process of being collected. When the Bank receives cash on nonaccrual loans or leases, the Bank's policy is to record such receipts first as a reduction to the principal and then as interest income. A non-performing loan may be returned to accrual status if the loan or lease performs for a period of at least six months.

    Impaired loans are commercial, commercial real estate, and individually significant mortgage and consumer loans for which it is probable that the Bank will not be able to collect all amounts due according to contractual terms of the loan agreement. The category of "impaired loans" is not coextensive with the

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) category of "nonaccrual loans," although the two categories overlap. Nonaccrual loans include impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or payments of principal or interest have become contractually past due 90 days. The Bank may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility while not classifying the loan as impaired if (i) it is probable that the Bank will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is not a commercial, commercial real estate or an individually significant mortgage or consumer loan. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loan. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Mortgage and consumer loans which are not individual significant are measured for impairment collectively. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

    REAL ESTATE ACQUIRED THROUGH FORECLOSURE--The Bank records real estate acquired through foreclosure at the lesser of the outstanding loan amount or fair value, less estimated costs to sell, at the time of foreclosure. Any resulting loss on foreclosure is charged to the valuation allowance for loan losses and a new basis is established for the property. Declines in value subsequent to acquisition, if any, below the new basis are charged to operations in the period in which the decline occurred. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and gains and losses on the disposition of the properties are included in other noninterest expenses.

    INCOME TAXES--Deferred income taxes are provided by applying statutory tax rates in effect at the balance sheet date to temporary differences between the book bases and the tax bases of assets and liabilities. The resulting deferred tax assets and liabilities are adjusted to reflect changes in tax laws or rates.

    BASIC AND DILUTED EARNINGS PER SHARE--Basic and diluted earnings per share is based on the weighted average number of common shares outstanding adjusted retroactively for stock dividends and stock splits. The number of shares used in the computation of basic earnings per share was 2,486,855 for 1997, 1996 and 1995. There were no potentially diluted securities at December 31, 1997, 1996 and 1995.

    CASH AND CASH EQUIVALENTS--The Bank's policy is to treat all investments with an original maturity date of less than 90 days as cash equivalents.

    NEW ACCOUNTING PRONOUNCEMENTS--In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income". This standard is effective for the Bank's year ending December 31, 1998. SFAS No. 130 requires that all components of comprehensive income, including net income, be reported net of their related tax effect in the financial statements in the period in which they

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) are recognized. Other comprehensive income includes unrealized gains and losses on investments. The Bank does not believe adoption of SFAS No. 131 will have a material impact on its financial statements.

    ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS--Certain reclassifications to prior year balances have been made in order to conform to the current year presentation.

2. INVESTMENT SECURITIES

    The amortized cost and estimated market value of investment securities at December 31, 1997 are as follows:

                                                                         GROSS        GROSS      ESTIMATED
                                                          AMORTIZED   UNREALIZED   UNREALIZED     MARKET      CARRYING
                                                            COST         GAINS       LOSSES        VALUE        VALUE
                                                         -----------  -----------  -----------  -----------  -----------
HELD TO MATURITY
  Municipal bonds......................................  $10,961,103   $ 109,950    $  (3,993)  $11,067,060  $10,961,103
  U.S. government agencies.............................   23,213,492     353,409      (40,156)   23,526,745   23,213,492
  Collateralized mortgage obligations..................   13,787,530      37,679      (31,789)   13,793,420   13,787,530
  Mortgage-backed securities...........................    8,980,091      22,686         (611)    9,002,166    8,980,091
  U.S. Treasury securities.............................   29,107,555     242,935       (6,063)   29,344,427   29,107,555
                                                         -----------  -----------  -----------  -----------  -----------
      TOTAL HELD TO MATURITY...........................   86,049,771     766,659      (82,612)   86,733,818   86,049,771
                                                         -----------  -----------  -----------  -----------  -----------

AVAILABLE FOR SALE
  U.S. Treasury securities.............................   28,006,466      95,541       (1,168)   28,100,839   28,100,839
  U.S. government agencies.............................    9,865,156      --           (7,089)    9,858,067    9,858,067
                                                         -----------  -----------  -----------  -----------  -----------
  Total available for sale.............................   37,871,622      95,541       (8,257)   37,958,906   37,958,906
                                                         -----------  -----------  -----------  -----------  -----------
  Non-debt securities..................................    1,031,954      --           --         1,031,954    1,031,954
                                                         -----------  -----------  -----------  -----------  -----------
      TOTAL INVESTMENT SECURITIES......................  $124,953,347  $ 862,200    $ (90,869)  $125,724,678 $125,040,631
                                                         -----------  -----------  -----------  -----------  -----------
                                                         -----------  -----------  -----------  -----------  -----------

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2. INVESTMENT SECURITIES (CONTINUED)
    The amortized cost and estimated market value of investment securities at December 31, 1996 are as follows:

                                                                         GROSS        GROSS      ESTIMATED
                                                          AMORTIZED   UNREALIZED   UNREALIZED     MARKET      CARRYING
                                                            COST         GAINS       LOSSES        VALUE        VALUE
                                                         -----------  -----------  -----------  -----------  -----------
HELD TO MATURITY
  Municipal bonds......................................  $12,822,540   $  79,838    $  (7,834)  $12,894,544  $12,822,540
  U.S. government agencies.............................   10,163,649     343,221      (83,405)   10,423,465   10,163,649
  Collateralized mortgage obligations..................    6,344,349                  (79,539)    6,264,810    6,344,349
  Mortgage-backed securities...........................    1,590,275      30,253                  1,620,528    1,590,275
  U.S. Treasury securities.............................   12,963,528     118,197      (17,705)   13,064,020   12,963,528
                                                         -----------  -----------  -----------  -----------  -----------
      TOTAL HELD TO MATURITY...........................   43,884,341     571,509     (188,483)   44,267,367   43,884,341
                                                         -----------  -----------  -----------  -----------  -----------
AVAILABLE FOR SALE
  U.S. Treasury securities.............................   35,991,949     157,478      (19,430)   36,129,997   36,129,997
  U.S. government agencies.............................    4,002,813       5,791         (630)    4,007,974    4,007,974
                                                         -----------  -----------  -----------  -----------  -----------
      Total available for sale.........................   39,994,762     163,269      (20,060)   40,137,971   40,137,971
                                                         -----------  -----------  -----------  -----------  -----------
  Non-debt securities..................................      957,854      --           --           957,854      957,854
                                                         -----------  -----------  -----------  -----------  -----------
      TOTAL INVESTMENT SECURITIES......................  $84,836,957   $ 734,778    $(208,543)  $85,363,192  $84,980,166
                                                         -----------  -----------  -----------  -----------  -----------
                                                         -----------  -----------  -----------  -----------  -----------

    The amortized cost and estimated market value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                  HELD TO MATURITY             AVAILABLE FOR SALE
                                                            ----------------------------  ----------------------------
                                                              AMORTIZED      ESTIMATED      AMORTIZED      ESTIMATED
                                                                COST       MARKET VALUE       COST       MARKET VALUE
                                                            -------------  -------------  -------------  -------------
Due in one year or less...................................  $  14,081,102  $  14,101,738  $  20,848,200  $  20,859,897
Due after one year through five years.....................     48,868,520     49,500,411     17,023,422     17,099,009
Due after five years through ten years....................        106,555        102,583       --             --
Due after ten years.......................................        225,972        233,500       --             --
                                                            -------------  -------------  -------------  -------------
  TOTAL...................................................     63,282,149     63,938,232     37,871,622     37,958,906
Collateralized mortgage obligations.......................     13,787,531     13,793,420       --             --
Mortgage-backed securities................................      8,980,091      9,002,166       --             --
                                                            -------------  -------------  -------------  -------------
  TOTAL DEBT SECURITIES...................................  $  86,049,771  $  86,733,818  $  37,871,622  $  37,958,906
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------

    Included in the carrying value of held to maturity securities is $204,373 of unrealized loss related to U.S. government agency securities that were transferred to held to maturity in 1994.

    During 1997, the Bank sold investment securities for a realized gain of $59,871. There were no gains or losses on sales of investments during 1996 and there was a $32,000 realized gain in 1995.

    Except for the U.S. Treasury and certain U.S. government agency securities, the Bank does not own any investment securities of any one issuer of which aggregate adjusted cost exceeds 10% of shareholders' equity at December 31, 1997. Investment securities with an amortized cost of $5,040,219 and an estimated

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2. INVESTMENT SECURITIES (CONTINUED)
market value of $5,090,930 at December 31, 1997, were pledged to secure public deposits and securities sold under repurchase agreements and for other purposes required or permitted by law.

    Income from mortgage-backed securities is included in interest from U.S. government agencies in the statements of income.

3. LOANS

    The loan portfolio consists of loans held for investment made principally to borrowers located in the County of San Diego, California and is summarized as follows:

                                                                                        1997            1996
                                                                                   --------------  --------------

Commercial.......................................................................  $   48,145,895  $   43,156,520
  Consumer.......................................................................      29,123,882      27,708,823
  Real estate....................................................................     166,328,105     152,940,790
  Construction...................................................................      18,866,406      19,375,523
  Business lease financing.......................................................       1,258,754       1,137,777
                                                                                   --------------  --------------
    TOTAL........................................................................     263,723,042     244,319,433

Less:
Undisbursed amounts..............................................................     (11,475,829)    (14,277,872)
Loan participations sold.........................................................     (16,842,898)    (16,631,711)
Unamortized deferred loan fees...................................................        (848,578)       (808,079)
Allowance for credit losses......................................................      (2,357,543)     (2,150,420)
                                                                                   --------------  --------------
Loans, Net.......................................................................  $  232,198,194  $  210,451,351
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3. LOANS (CONTINUED)
    A summary of changes in the Bank's allowance for credit losses follows:

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Balance at beginning of year............................................  $  2,150,420  $  1,853,146  $  1,897,557
Loans and leases charged off:
  Real estate mortgage..................................................       335,692         5,000        92,238
  Real estate construction..............................................
  Commercial............................................................        80,141       239,724       138,482
Installment and others..................................................        95,774       132,758       301,778
                                                                          ------------  ------------  ------------
    TOTAL LOANS CHARGED OFF.............................................       511,607       377,482       532,498
Recoveries on loans and leases charged off:
  Real estate mortgage..................................................        17,500       --            --
  Real estate construction
  Commercial............................................................       149,479        81,663         3,664
  Installment and others................................................        53,612        26,789        13,945
                                                                          ------------  ------------  ------------
      TOTAL RECOVERIES ON LOANS CHARGED OFF.............................       220,591       108,452        17,609
                                                                          ------------  ------------  ------------
  Net loans charged off.................................................       291,016       269,030       514,889
                                                                          ------------  ------------  ------------
Provision charged to operating expense..................................       498,139       566,304       470,478
                                                                          ------------  ------------  ------------
Balance at end of year..................................................  $  2,357,543  $  2,150,420  $  1,853,146
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    At December 31, 1997 and 1996 the bank had approximately $27,834 and $9,000, respectively, of loans that were ninety days or more past due on which interest was still being accrued. There were no loans at December 31, 1997 and 4 real estate mortgage loans at December 31, 1996 totaling $1,162,577 on which interest was not being accrued. There were no loans included in the loan portfolio at December 31, 1997 or 1996 which are considered troubled-debt restructurings.

    Impaired loans, as defined by SFAS No. 114, totaled $211,596 and $946,951 at December 31, 1997 and 1996, respectively. These loans have specific allowances for possible losses of $62,048 and $450,238 at December 31, 1997 and 1996, respectively. The Bank's average investment in impaired loans was $231,710 and $971,454 during the years ended December 31, 1997 and 1996, respectively. Interest income recognized on impaired loans was approximately $24,060, $61,740 and $89,044 during the years ended December 31, 1997, 1996 and 1995, respectively.

    At December 31, 1997 and 1996 impaired loans and the specific loan loss allowance were as follows:

                                                                    RECORDED    ALLOWANCE FOR LOAN
                                                                   INVESTMENT    AND LEASE LOSSES   NET INVESTMENT
                                                                   -----------  ------------------  --------------
1997 with specific allowances....................................   $ 211,596      $     62,048      $    149,548
                                                                   -----------         --------     --------------
                                                                   -----------         --------     --------------
1996 with specific allowances....................................   $ 946,951      $    450,238      $    496,613
                                                                   -----------         --------     --------------
                                                                   -----------         --------     --------------

    In the normal course of business, the Bank has made loans to certain directors, officers and their affiliates under terms consistent with the Bank's normal lending policies. Such loans aggregated approximately $8,254,000 and $7,280,000 at December 31, 1997 and 1996, respectively.

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3. LOANS (CONTINUED)
    An analysis of activity with respect to these related party loans is as follows:

                                                                                 YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------
                                                                            1997          1996           1995
                                                                        ------------  -------------  ------------
Beginning balance.....................................................  $  7,280,000  $   7,408,000  $  4,890,000
New loans.............................................................     3,979,000      1,249,000     3,308,000
Repayments/reductions.................................................    (3,005,000)    (1,377,000)     (790,000)
                                                                        ------------  -------------  ------------
Ending balance........................................................  $  8,254,000  $   7,280,000  $  7,408,000
                                                                        ------------  -------------  ------------
                                                                        ------------  -------------  ------------

    The Bank has $38,457,920 in loans pledged and $1,031,600 of equity stock in the Federal Home Loan Bank of San Francisco. There were no borrowings from the Federal Home Loan Bank of San Francisco as of December 31, 1997 and 1996.

    Included in other assets is $258,700 and $485,000 in real estate acquired in the settlement of loans at December 31, 1997 and 1996, respectively.

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

4. PREMISES AND EQUIPMENT

    Premises and equipment at December 31 are summarized as follows:

                                                                                         1997           1996
                                                                                     -------------  -------------
Land and improvements..............................................................  $   4,213,351  $   3,918,293
Buildings..........................................................................      7,727,536      7,470,091
Furniture, fixtures and equipment..................................................      6,439,884      5,978,130
    Total..........................................................................     18,380,771     17,366,514

Less accumulated depreciation and amortization.....................................     (6,866,670)    (6,345,772)
                                                                                     -------------  -------------
Premises and equipment--net........................................................  $  11,514,101  $  11,020,742
                                                                                     -------------  -------------
                                                                                     -------------  -------------

5. DEPOSITS

    Deposits at December 31 are as follows:

                                                                    AMOUNT        RATE*        AMOUNT        RATE*
                                                                --------------  ---------  --------------  ---------
Demand........................................................  $  121,657,119             $   91,967,808
Savings.......................................................     158,203,277      2.01%     136,780,883      2.01%
Time
  Under $100,000..............................................      53,911,764      5.13%      44,525,588      5.01%
  $100,000 or more............................................      44,036,352      5.41%      33,912,970      5.28%
  Individual retirement accounts:
  Under $100,000..............................................       7,603,262      5.47%       7,954,507      5.28%
  $100,000 or more............................................       3,820,199      5.98%       3,567,267      5.65%
                                                                --------------             --------------
  TOTAL.......................................................  $  389,231,973             $  318,709,023
                                                                --------------             --------------
                                                                --------------             --------------

------------------------

*   Based on weighted average stated interest rates.

    The maturities of certificates of deposit in amounts of $100,000 or more at December 31, 1997 and 1996 are as follows:

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Three months or less...............................................................  $  28,163,550  $  19,801,169
Four through six months............................................................      6,629,620      6,584,796
Seven through twelve months........................................................      7,124,376      6,272,198
Thereafter.........................................................................      2,118,806      1,254,807
                                                                                     -------------  -------------
    Total..........................................................................  $  44,036,352  $  33,912,970
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    Interest expense for certificates of deposit in excess of $100,000 was $2,243,000, $1,743,000 and $1,569,000 for the years ended December 31, 1997,
1996 and 1995, respectively.

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

6. INCOME TAXES

    The components of the provision for income taxes are as follows:

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Current
  Federal...............................................................  $  1,625,191  $  1,403,902  $    852,349
  State.................................................................       619,970       591,808       470,281
                                                                          ------------  ------------  ------------
                                                                             2,245,161     1,995,710     1,322,630
Deferred
  Federal...............................................................      (396,537)      (86,677)      111,451
  State.................................................................      (140,710)      (32,208)      (13,693)
                                                                          ------------  ------------  ------------
                                                                              (537,247)     (118,885)       97,758
                                                                          ------------  ------------  ------------
    Total...............................................................  $  1,707,914  $  1,876,825  $  1,420,388
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    Deferred taxes are provided for the temporary differences which caused them. Deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                                                                            1997          1996
                                                                                        ------------  ------------
Deferred tax assets
  Allowance for credit losses.........................................................  $    850,451  $    733,758
  Retirement accrual..................................................................       711,462       190,911
  State taxes.........................................................................        77,770       112,789
  Unrealized loss on available for sale securities....................................        48,692        80,316
  Other...............................................................................         4,919         5,292
                                                                                        ------------  ------------
    TOTAL DEFERRED TAX ASSETS.........................................................     1,693,294     1,123,066
                                                                                        ------------  ------------
Deferred tax liabilities
  Depreciable assets..................................................................       545,896       542,478
  Prepaid insurance...................................................................        22,239        11,052
  Other...............................................................................        50,000
                                                                                        ------------  ------------
    TOTAL DEFERRED TAX LIABILITIES....................................................       618,135       553,530
                                                                                        ------------  ------------

Net deferred tax asset................................................................  $  1,075,159  $    569,536
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

6. INCOME TAXES (CONTINUED)
    The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on income as follows:

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Taxes calculated at statutory rate......................................  $  1,804,943  $  1,725,702  $  1,347,341
Increase (decrease) resulting from
  Tax-exempt interest...................................................      (162,039)     (185,404)     (244,017)
  State income tax, net of federal tax benefit..........................       316,311       369,336       301,349
  Other, net............................................................      (251,301)      (32,809)       15,715
                                                                          ------------  ------------  ------------
    TOTAL...............................................................  $  1,707,914  $  1,876,825  $  1,420,388
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

7. PENSION PLAN

    The Bank has a defined contribution retirement plan covering substantially all employees. Employees electing to participate in the plan contribute an amount ranging from 2% to 6% of their compensation which is matched by the Bank. Contributions are invested in individual accounts designated by the employee and administered by an insurance company. In addition, the Bank has an executive retirement plan which is partially unfunded and partially financed through an insurance program. The costs for both of these plans were approximately $404,000, $353,000 and $313,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

8. COMMITMENTS AND CONTINGENCIES

    LEASES--The Bank has entered into operating leases for the rental of certain of its premises. Minimum future rental commitments as of December 31, 1997 are as follows:

                                                                              RENT        SUBLEASE
                                                                            EXPENSE        INCOME         NET
                                                                          ------------  ------------  ------------
1998....................................................................  $    512,197  $    (57,444) $    454,753
1999....................................................................       506,290       (57,444)      448,846
2000....................................................................       429,684       (29,236)      400,448
2001....................................................................       377,004       (22,836)      354,168
2002....................................................................       317,577        (7,612)      309,965
Thereafter (through 2021)...............................................     2,476,325                   2,476,325
                                                                          ------------  ------------  ------------
    TOTAL...............................................................  $  4,619,077  $   (174,572) $  4,444,505
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    Certain leases provide for renewal options and increases in rental amounts based upon changes in the consumer price index. The Bank is also responsible for taxes, insurance and maintenance.

    Rent expense under all noncancellable operating lease obligations aggregated $622,000, $631,000 and $563,000 for the years ended December 31, 1997, 1996 and
1995, respectively. Rents received on noncancellable sublease agreements aggregated $288,000, $302,000 and $286,000 for these years, respectively.

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    On an infrequent basis, Peninsula has purchased overnight federal funds to facilitate payment for incoming cash letters that are collected through the Federal Reserve Bank. For the years ended 1997, 1996 and 1995, the average Federal Funds purchased was $136 thousand, $309 thousand and $369 thousand, respectively. To facilitate this requirement, Union Bank of California has extended to Peninsula an overnight line of credit with a maximum credit limit of $10 million. At December 31, 1997, 1996 and 1995, Peninsula had no outstanding liability under this agreement. In addition, Peninsula has an agreement with the Federal Home Loan Bank of San Francisco for extensions of credit to a maximum of $31.1 million secured by qualifying first lien real estate mortgages. Peninsula has not exercised this option during the years ended December 31, 1997, 1996 and 1995.

9. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include undisbursed commitments to lend and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to standby letters of credit is represented by the contractual amount of those instruments. At December 31, 1997, the Bank had obligations under standby letters of credit of $1,594,483.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing agreements, including commercial paper, bond financing, and similar transactions. Standby letters of credit are generally written for a term of one year.

    The Bank uses the same credit policies in making commitments and conditional commitments as it does for extending loan facilities to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The agreements with the customers normally require collateral. Such collateral held varies but may include cash on deposit, accounts receivable, inventory, property, plant and equipment, and real estate.

10. REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulatory about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

10. REGULATORY MATTERS (CONTINUED)
(as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1997 and 1996, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                     TO BE CATEGORIZED
                                                                                                          AS WELL
                                                                                                     CAPITALIZED UNDER
                                                                              FOR CAPITAL            PROMPT CORRECTIVE
                                                       ACTUAL              ADEQUACY PURPOSES         ACTION PROVISIONS
                                              ------------------------  ------------------------  ------------------------
                                                 AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT        RATIO
                                              -------------  ---------  -------------  ---------  -------------  ---------
As of December 31, 1997:
  Total Capital (to Risk Weighted Assets)...  $  27,684,044     11.58%  $  19,255,224       8.0%  $  24,069,031      10.0%
  Tier I Capital (to Risk Weighted
    Assets).................................  $  25,326,502     10.60%  $   9,627,612       4.0%  $  14,441,418       6.0%
  Tier I Capital (to Average Assets)........  $  25,326,502      5.97%  $  16,974,560       4.0%  $  21,218,200       5.0%

As of December 31, 1996:
  Total Capital (to Risk Weighted Assets)...  $  24,677,307     11.76%  $  16,777,440       8.0%  $  20,971,799      10.0%
  Tier I Capital (to Risk Weighted
    Assets).................................  $  22,526,887     10.74%  $   8,388,720       4.0%  $  12,583,079       6.0%
  Tier I Capital (to Average Assets)........  $  22,526,887      6.51%  $  13,835,128       4.0%  $  17,293,910       5.0%

11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, 'Disclosures about Fair Value of Financial Instruments,' requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

    The Bank had no derivative financial instruments at December 31, 1997 and 1996.

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

    CASH AND CASH EQUIVALENTS: The carrying amounts reported in the balance sheet for cash and federal funds sold approximate those assets' fair values. The Company's policy is to treat all investments with an original maturity date of less than 90 days as cash equivalents.

    INVESTMENT SECURITIES (INCLUDING MORTGAGE-BACKED AND NON-DEBT SECURITIES):
    Fair values for investment securities are based on quoted market prices.

    LOANS RECEIVABLE: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans (e.g., one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans, adjusted for differences in loan characteristics. The fair values for other loans (e.g., commercial real estate and rental property mortgage loans, commercial and industrial loans, and financial institution loans) are estimated using discounted cash flow analyses and using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

    DEPOSIT LIABILITIES: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposits approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    The estimated fair values of the Bank's financial instruments are as follows:

                                                                    1997                            1996
                                                       ------------------------------  ------------------------------
                                                       CARRYING FAIR    AMOUNT VALUE   CARRYING FAIR    AMOUNT VALUE
                                                       --------------  --------------  --------------  --------------
Financial assets:
  Cash and cash equivalents..........................  $   39,614,388  $   39,614,388  $   28,483,548  $   28,483,548
  Investment securities..............................     125,040,631     125,724,678      84,980,166      85,363,192
  Loans, Net.........................................     232,198,194     229,383,938     210,451,351     209,809,135
                                                       --------------  --------------  --------------  --------------
    Total............................................  $  396,853,213  $  394,723,004  $  323,915,065  $  323,655,875
                                                       --------------  --------------  --------------  --------------
                                                       --------------  --------------  --------------  --------------
Financial liabilities:
  Deposits...........................................  $  389,231,973  $  389,979,306  $  318,709,023  $  319,157,367
                                                       --------------  --------------  --------------  --------------
                                                       --------------  --------------  --------------  --------------

    Fair values of the Bank's commitments approximate cost.

    The Bank has 52,712,000 and 49,974,000 in commitments as of December 31, 1997 and 1996, respectively.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors that would

                          PENINSULA BANK OF SAN DIEGO

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) significantly affect the estimated fair value amounts, such amounts have not been significantly reevaluated for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

12. SUBSEQUENT EVENT

    On February 24, 1998, the Bank's Board of Directors declared a two for one stock split which became effective March 27, 1998. On June 22, 1998, the Bank's Board of Directors declared a 5% stock dividend which became effective July 24, 1998. All references to number of shares and per share amounts have been retroactively restated to reflect the increased number of shares outstanding.

    On July 24, 1998, the Bank executed and delivered an Agreement and Plan of Merger with Western Bancorp ('Western') and Portola Merger Sub ('Sub'), pursuant to which the Bank will merge with Sub and become a wholly owned subsidiary of Western. Each outstanding share of common stock of the Bank is expected to be converted into 1.179 shares of Western's common stock.

    Western Bancorp is a bank holding company with primary market areas in the Counties of Los Angeles, Orange and San Diego. The held banks are full-service community banks. The merger is expected to be accounted for as a pooling of interests. The merger is subject to shareholder and regulatory approval and is expected to become effective late in the fourth quarter of 1998 or early in the first quarter of 1999.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF JULY 24, 1998
                                  BY AND AMONG
                                WESTERN BANCORP
                               PORTOLA MERGER SUB
                                      AND
                          PENINSULA BANK OF SAN DIEGO

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                -----------

RECITALS......................................................................................................           3

                                                         ARTICLE I
                                                    Certain Definitions
1.01       CERTAIN DEFINITIONS................................................................................           3

                                                        ARTICLE II
                                                        The Merger

2.01       THE MERGER.........................................................................................           7
2.02       EFFECTIVE DATE AND EFFECTIVE TIME..................................................................           7

                                                        ARTICLE III
                                            Consideration; Exchange Procedures

3.01       MERGER CONSIDERATION...............................................................................           8
3.02       RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS............................................................           9
3.03       FRACTIONAL SHARES..................................................................................           9
3.04       EXCHANGE PROCEDURES................................................................................           9
3.05       ANTI-DILUTION PROVISIONS...........................................................................          10

                                                        ARTICLE IV
                                                Actions Pending Acquisition

4.01       FORBEARANCES OF PENINSULA..........................................................................          10
4.02       FORBEARANCES OF WESTERN............................................................................          12

                                                         ARTICLE V
                                              Representations and Warranties

5.01       DISCLOSURE SCHEDULE................................................................................          12
5.02       STANDARD...........................................................................................          13
5.03       REPRESENTATIONS AND WARRANTIES OF PENINSULA........................................................          13
5.04       REPRESENTATIONS AND WARRANTIES OF WESTERN..........................................................          20

                                                        ARTICLE VI
                                                         Covenants

6.01       REASONABLE BEST EFFORTS............................................................................          23
6.02       SHAREHOLDER APPROVAL...............................................................................          23
6.03       REGISTRATION STATEMENT.............................................................................          23
6.04       PRESS RELEASES.....................................................................................          24
6.05       ACCESS; INFORMATION................................................................................          24
6.06       ACQUISITION PROPOSALS..............................................................................          24
6.07       AFFILIATE AGREEMENTS...............................................................................          25
6.08       BOARD ATTENDANCE...................................................................................          25
6.09       CERTAIN POLICIES...................................................................................          25
6.10       NASDAQ LISTING.....................................................................................          25
6.11       REGULATORY APPLICATIONS............................................................................          25
6.12       INDEMNIFICATION; DIRECTOR AND OFFICERS' INSURANCE..................................................          26

                                                                                                                   PAGE
                                                                                                                -----------
6.13       BENEFIT PLAN.......................................................................................          27
6.14       ACCOUNTANTS' LETTERS...............................................................................          27
6.15       NOTIFICATION OF CERTAIN MATTERS....................................................................          27
6.16       SHAREHOLDER AGREEMENTS.............................................................................          27
6.17       PENINSULA NAME.....................................................................................          27
6.18       EMPLOYEE AGREEMENTS................................................................................          28

                                                        ARTICLE VII
                                         Conditions to Consummation of the Merger

7.01       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.........................................          28
7.02       CONDITIONS TO OBLIGATION OF PENINSULA..............................................................          28
7.03       CONDITIONS TO OBLIGATION OF WESTERN................................................................          29

                                                       ARTICLE VIII
                                                        Termination

8.01       TERMINATION........................................................................................          30
8.02       EFFECT OF TERMINATION AND ABANDONMENT..............................................................          31
8.03       TERMINATION FEE....................................................................................          31

                                                        ARTICLE IX
                                                       Miscellaneous

9.01       SURVIVAL...........................................................................................          32
9.02       WAIVER; AMENDMENT..................................................................................          32
9.03       COUNTERPARTS.......................................................................................          32
9.04       GOVERNING LAW; WAIVER OF JURY TRIAL................................................................          32
9.05       EXPENSES...........................................................................................          32
9.06       NOTICES............................................................................................          32
9.07       ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.................................................          33
9.08       INTERPRETATION; EFFECT.............................................................................          33

EXHIBIT A        Form of Affiliate Agreement
EXHIBIT B        Form of Directors' Shareholder Agreement
EXHIBIT C        Form of Officers' Shareholder Agreement

    AGREEMENT AND PLAN OF MERGER, dated as of July 24, 1998 (this "AGREEMENT"), by and among Peninsula Bank of San Diego ("PENINSULA"), Western Bancorp ("WESTERN") and Portola Merger Sub ("Merger Sub").

                                    RECITALS

    A. PENINSULA BANK OF SAN DIEGO. Peninsula is a California corporation, having its principal place of business in San Diego, California.

    B. WESTERN BANCORP. Western is a California corporation, having its principal place of business in Newport Beach, California.

    C. PORTOLA MERGER SUB. Merger Sub is a California corporation and a wholly owned subsidiary of Western.

    D. STOCK OPTION AGREEMENT. Concurrently herewith, Peninsula and Western are entering into a stock option agreement (the "STOCK OPTION AGREEMENT"), to be dated the date hereof, whereby Peninsula will grant to Western the option to purchase up to 19.9% of the outstanding shares of the Peninsula Common Stock upon the occurrence of certain events.

    E. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 as amended (the "CODE").

    F. BOARD ACTION. The respective Boards of Directors of each of Western and Peninsula have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

    1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

        "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Peninsula or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Peninsula or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

        "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

        "AVERAGE PRICE"  has the meaning set forth in Section 3.01(a).

        "BENEFIT PLANS"  has the meaning set forth in Section 5.03(m).

        "BUSINESS COMBINATION"  has the meaning set forth in Section 3.05.

        "BKX INDEX PERCENTAGE"  has the meaning set forth in Section 8.01(f).

        "CGCL"  means the California General Corporation law.

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        "CALIFORNIA SECRETARY"  means the California Secretary of State.

        "CODE"  has the meaning set forth in the recitals.

        "COMMISSIONER" means the California Commissioner of Financial Institutions.

        "COMPUTER SYSTEM"  has the meaning set forth in Section 5.03(o).

        "COSTS"  has the meaning set forth in Section 6.12(a).

        "DAILY TRADES"  has the meaning set forth in Section 3.01(a).

        "DETERMINATION PERIOD"  has the meaning set forth in Section 3.01(a).

        "DISCLOSURE SCHEDULE"  has the meaning set forth in Section 5.01.

        "DISSENTERS' SHARES" means shares of Peninsula Common Stock with respect to which the holder or holders thereof perfect their rights to dissent under Chapter 13 of the CGCL.

        "DISSENTING SHAREHOLDERS" means holders of shares of Peninsula Common Stock who perfect their rights to dissent under Chapter 13 of the CGCL.

        "EFFECTIVE DATE"  means the date on which the Effective Time occurs.

        "EFFECTIVE TIME" means the effective time of the Merger, as provided for in Section 2.02.

        "EMPLOYEES"  has the meaning set forth in Section 5.03(m).

        "ENVIRONMENTAL LAW"  has the meaning set forth in Section 5.03(p).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE"  has the meaning set forth in Section 5.03(m).

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "EXCHANGE AGENT"  has the meaning set forth in Section 3.04.

        "EXCHANGE FUND"  has the meaning set forth in Section 3.04.

        "EXCHANGE RATIO"  has the meaning set forth in Section 3.01.

        "EXECUTIVES"  has the meaning set forth in Section 6.18.

        "FDIC"  means the Federal Deposit Insurance Corporation.

        "FEDERAL RESERVE" means the Board of Governors of the Federal Reserve System.

        "GAAP"  has the meaning set forth in Section 5.03(g).

        "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

        "HAZARDOUS SUBSTANCE"  has the meaning set forth in Section 5.03(p).

        "INDEMNIFIED PARTIES"  has the meaning set forth in Section 6.12(a).

        "INSURANCE POLICIES"  has the meaning set forth in Section 5.03(t).

        "LIENS" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

        "LOAN PROPERTY"  has the meaning set forth in Section 5.03(p).

        "MATERIAL ADVERSE EFFECT" means, with respect to Western or Peninsula, any effect that (i) is material and adverse to the financial position, results of operations or business of Western and its Subsidiaries taken as a whole or Peninsula and its Subsidiaries taken as a whole, respectively, or
    (ii) would materially impair the ability of either Western or Peninsula to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally and
    (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles.

        "MAXIMUM AMOUNT"  has the meaning set forth in Section 6.12(c).

        "MERGER"  has the meaning set forth in Section 2.01.

        "MERGER CONSIDERATION"  has the meaning set forth in Section 2.01.

        "MERGER SUB" has the meaning set forth in the preamble to this Agreement.

        "MERGER SUB COMMON STOCK" means the common stock, par value $.01 per share, of Merger Sub.

        "MULTIEMPLOYER PLANS"  has the meaning set forth in Section 5.03(m).

        "NASDAQ"  means The Nasdaq Stock Market, Inc.'s National Market.

        "NEW CERTIFICATES"  has the meaning set forth in Section 3.04.

        "OLD CERTIFICATES"  has the meaning set forth in Section 3.04.

        "PENINSULA" has the meaning set forth in the preamble to this Agreement.

        "PENINSULA AFFILIATE"  has the meaning set forth in Section 6.07(a).

        "PENINSULA ARTICLES"  means the Articles of Incorporation of Peninsula.

        "PENINSULA BOARD"  means the Board of Directors of Peninsula.

        "PENINSULA BY-LAWS"  means the By-laws of Peninsula.

        "PENINSULA COMMON STOCK" means the common stock, no par value per share, of Peninsula.

        "PENINSULA MEETING"  has the meaning set forth in Section 6.02.

        "PENINSULA STOCK DIVIDEND" means the Previously Disclosed 5% dividend on Peninsula Common Stock, declared by the Peninsula Board on June 23rd, 1998, payable on or about July 24, 1998.

        "PENSION PLAN"  has the meaning set forth in Section 5.03(m).

        "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

        "PLANS"  has the meaning set forth in Section 5.03(m).

        "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule.

        "PROXY STATEMENT"  has the meaning set forth in Section 6.03.

        "REGISTRATION STATEMENT"  has the meaning set forth in Section 6.03.

        "REGULATORY AGENCIES"  has the meaning set forth in Section 5.03(g).

        "REGULATORY APPROVAL DATE" means the date which is the later to occur of approval by (i) the FDIC pursuant to the Bank Merger Act, and (ii) the Commissioner pursuant to Section 700 ET. SEQ. of the California Financial Code.

        "REGULATORY AUTHORITY"  has the meaning set forth in Section 5.03(g)(2).

        "REGULATORY DOCUMENTS" means documents filed with the SEC of the types referred to in Section 5.04(g).

        "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

        "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

        "SEC"  means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, and rules and regulations thereunder.

        "SHAREHOLDER AGREEMENTS"  has the meaning set forth in Section 6.16.

        "STOCK OPTION AGREEMENT"  has the meaning set forth in the Recitals.

        "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

        "SURVIVING CORPORATION"  has the meaning set forth in Section 2.01.

        "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

        "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

        "TEN DAY AVERAGE KEEFE BANK INDEX" has the meaning set forth in Section 8.01(f).

        "TEN DAY AVERAGE PRICE"  has the meaning set forth in Section 8.01(f).

        "TEN DAY PERIOD"  has the meaning set forth in Section 8.01(f).

        "TRADING DAY"  has the meaning set forth in Section 3.01(a).

        "TREASURY STOCK" shall mean shares of Peninsula Common Stock held by Peninsula or any of its Subsidiaries or by Western or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

        "WESTERN"  has the meaning set forth in the preamble to this Agreement.

        "WESTERN BOARD"  means the Board of Directors of Western.

        "WESTERN COMMON STOCK" means the common stock, no par value per share, of Western.

        "WESTERN COMMON STOCK PRICE PERCENTAGE"  has the meaning set forth in
    Section 8.01(f).

        "YEAR 2000 COMPLIANT"  has the meaning set forth in Section 5.03(o).

                                   ARTICLE II
                                   THE MERGER

    2.01 THE MERGER. (a) At the Effective Time, Merger Sub shall merge with and into Peninsula (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Peninsula shall survive and continue to exist as a California corporation (Peninsula, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). Western may at any time prior to the Effective Time change the method of effecting the combination with Peninsula (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Peninsula Common Stock as provided for in this Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect the tax treatment of Peninsula's shareholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

    (b) Subject to the satisfaction or waiver of the conditions set forth in
Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the California Secretary of an agreement of merger in accordance with the CGCL or such later date and time as may be set forth in such agreement. The Merger shall have the effects prescribed in the CGCL.

    (c) ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation and by-laws of Peninsula immediately after the Merger, including without limitation the name of Peninsula, shall be those of Peninsula as in effect immediately prior to the Effective Time.

    (d) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the directors of Merger Sub immediately prior to such Effective Time shall be the directors of the Surviving Corporation and the officers of Peninsula immediately prior to such Effective Time shall be the officers of the Surviving Corporation, in each case, until such time as their successors shall be duly elected or appointed and qualified.

    2.02 EFFECTIVE DATE AND EFFECTIVE TIME. On such date as Western selects (and promptly provides notice thereof to Peninsula), which shall be within ten days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger are satisfied or waived (or, at the election of Western, on the last business day of the month in which such tenth day occurs or, if such tenth day occurs on one of the last five business days of such month, on the last business day of the succeeding month), or on such earlier or later date as may be agreed in writing by the parties, an agreement of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such agreement of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such agreement of merger.

                                  ARTICLE III
                       CONSIDERATION; EXCHANGE PROCEDURES

    3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

        (a) OUTSTANDING PENINSULA COMMON STOCK. Each share, excluding Treasury Stock and Dissenters' Shares, of Peninsula Common Stock issued and outstanding immediately prior to the Effective Time (which shall, at such time, include shares of Peninsula Common Stock issued pursuant to the Peninsula Stock Dividend) shall become and be converted into that number of shares of Western Common Stock, equal to the quotient obtained by dividing
    (i) $45.75 by (ii) the Average Price (the "EXCHANGE RATIO"). As used herein, "AVERAGE PRICE" shall mean the volume weighted average sales price per share of Western Common Stock for each of the twenty (20) consecutive days (the "DETERMINATION PERIOD") on which shares of Western Common Stock are actually traded (each, a "TRADING DAY") immediately preceding the fourth Trading Day prior to the Effective Date; PROVIDED, HOWEVER, that if the Average Price as so computed would be less than $38.813, then the Average Price shall be $38.813; and PROVIDED, FURTHER, that if the Average Price as so computed would be greater than $47.438, then the Average Price shall be $47.438. The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05. For purposes of determining the "volume weighted average", the aggregate of the Daily Sales for each of the twenty (20) consecutive Trading Days used in the determination of Average Price shall be divided by the aggregate number of shares traded during such twenty (20) consecutive Trading Days. As used herein, "DAILY SALES" means the reported sales prices of Western Common Stock traded on Nasdaq on a particular Trading Day.

        (b) OUTSTANDING WESTERN COMMON STOCK. Each share of Western Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

        (c) OUTSTANDING MERGER SUB COMMON STOCK. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into one share of Peninsula Common Stock.

        (d) TREASURY SHARES. Each share of Peninsula Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        (e) DISSENTING SHAREHOLDERS. Any Dissenting Shareholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in Chapter 13 of the CGCL, shall not be entitled to the Merger Consideration as set forth in Section 3.01 in respect thereof unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the CGCL, and shall be entitled to receive only the payment provided for by Chapter 13 of the CGCL with respect to such Dissenters' Shares. Upon the payment by the Surviving Corporation of the "fair value" of any Dissenters' Shares in accordance with Chapter 13 of the CGCL, such Dissenters' Shares shall be canceled and retired and shall cease to exist, and no exchange or further payment shall be made with respect thereto. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration as set forth in Section 3.01(a) pursuant to such Section 3.01(a).

    3.02 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Peninsula Common Stock shall cease to be, and shall have no rights as, shareholders of Peninsula, other than to receive any dividend or other distribution with respect to such Peninsula Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Peninsula or the Surviving Corporation of shares of Peninsula Common Stock.

    3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Western Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Western shall pay to each holder of Peninsula Common Stock who would otherwise be entitled to a fractional share of Western Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the closing prices of Western Common Stock, as reported on Nasdaq (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five Nasdaq trading days immediately preceding the Effective Date.

    3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, Western shall deposit, or shall cause to be deposited, with such bank or trust company as Western shall elect (which may include a subsidiary of Western) (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Peninsula Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of Western Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Peninsula Common Stock.

    (b) As soon as practicable after the Effective Date, Western shall send or cause to be sent to each former holder of record of shares of Peninsula Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article III, which transmittal materials Peninsula shall have had the opportunity to review prior to the Effective Date. Western shall cause the New Certificates into which shares of a shareholder's Peninsula Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Peninsula Common Stock (or an affidavit of lost certificate and, if required by the Exchange Agent, indemnity reasonably satisfactory to Western and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. In the event of a transfer of ownership of any shares of Peninsula Common Stock not registered in the transfer records of Peninsula, the exchange described in this Section 3.04(b) may nonetheless be effected and a check for the cash to be paid in lieu of fractional shares may be issued to the transferee if the Old Certificate representing such Peninsula Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of Western and the Exchange Agent, (i) to evidence and effect such transfer but for the provisions of Section 3.02 hereof and (ii) to evidence that all applicable stock transfer taxes have been paid.

    (c) If Old Certificates are not surrendered or the consideration therefor is not claimed prior to the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporation (and to the extent not in its possession shall be paid over to the Surviving Corporation), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Peninsula Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (d) At the election of Western, no dividends or other distributions with respect to Western Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Peninsula Common Stock converted in the Merger into the right to receive shares of such Western Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and no such shares of Peninsula Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Western Common Stock such holder had the right to receive upon surrender of the Old Certificate.

    (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Peninsula for six months after the Effective Time shall be returned by the Exchange Agent to Western. Any shareholders of Peninsula who have not theretofore complied with this Article III shall thereafter look only to Western for payment of the shares of Western Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Western Common Stock deliverable in respect of each share of Peninsula Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

    3.05 ANTI-DILUTION PROVISIONS. In the event Western changes (or establishes a record date for changing) the number of shares of Western Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Western Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. If, between the date hereof and the Effective Time, Western shall merge, be acquired or consolidate with, by or into any other corporation (a "BUSINESS COMBINATION") and the terms thereof shall provide that Western Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that shareholders of Peninsula who would be entitled to receive shares of Western Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Western Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Western Common Stock (provided that nothing herein shall be construed so as to release the acquiring entity in any such Business Combination from its obligations under this Agreement as the successor to Western).

                                   ARTICLE IV
                          ACTIONS PENDING ACQUISITION

    4.01 FORBEARANCES OF PENINSULA. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Western, Peninsula will not, and will cause each of its Subsidiaries not to:

        (a) ORDINARY COURSE. Conduct the business of Peninsula and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of Peninsula or any of its Subsidiaries to perform any of their obligations on a timely basis under this Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on Peninsula or its Subsidiaries, taken as a whole.

        (b) CAPITAL STOCK. Other than the payment of the Previously Disclosed Peninsula Common Stock dividend (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Peninsula Common Stock or any Rights or (ii) enter into any agreement with respect to the foregoing.

        (c) DIVIDENDS, ETC. (a) Other than the payment of the Peninsula Stock Dividend and the declaration and payment of regular quarterly cash dividends of $0.08 per share of Peninsula Common Stock, having declaration, record and payment dates consistent with past practice, make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Peninsula Common Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Peninsula or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iv) for grants of awards to newly hired employees consistent with past practice.

        (e) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Peninsula or its Subsidiaries, or take any action to accelerate the vesting or exercisability of any compensation or benefits payable thereunder.

        (f) DISPOSITIONS. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

        (g) ACQUISITIONS. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that is not material to Peninsula and its Subsidiaries, taken as a whole.

        (h) CAPITAL EXPENDITURES. Except as Previously Disclosed, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate.

        (i) GOVERNING DOCUMENTS. Amend the Peninsula Articles, Peninsula By-Laws or the articles of incorporation or by-laws (or similar governing documents) of any of Peninsula's Subsidiaries.

        (j) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

        (k) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

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        (l)  CLAIMS.  Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Peninsula and its Subsidiaries, taken as a whole.

        (m) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in
    Article VII not being satisfied including, but not limited to, any action which would reasonably be expected to adversely affect or delay the ability of Western, Peninsula or Merger Sub to obtain any necessary approvals, consents or waivers of any Regulatory Agencies required for the transactions contemplated by this Agreement or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation .

        (n) RISK MANAGEMENT. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

        (o) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

        (p)  COMMITMENTS.  Agree or commit to do any of the foregoing.

    4.02 FORBEARANCES OF WESTERN. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Peninsula, Western will not, and will cause each of its Subsidiaries not to:

        (a) ORDINARY COURSE. Take any action that would adversely affect or delay the ability of Peninsula or Western to perform any of their obligations on a timely basis under this Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on Western or its Subsidiaries, taken as a whole.

        (b) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in
    Article VII not being satisfied including, but not limited to, any action which would reasonably be expected to adversely affect or delay the ability of Western, Peninsula or Merger Sub to obtain any necessary approvals, consents or waivers of any Regulatory Agencies required for the transactions contemplated by this Agreement or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    5.01 DISCLOSURE SCHEDULE. On or prior to the date hereof, Peninsula has delivered to Western and Western has delivered to Peninsula a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

    5.02 STANDARD. No representation or warranty of Peninsula or Western contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

    5.03 REPRESENTATIONS AND WARRANTIES OF PENINSULA. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Peninsula hereby represents and warrants to Western:

        (a) ORGANIZATION, STANDING AND AUTHORITY. Peninsula is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Peninsula is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

        (b) PENINSULA COMMON STOCK. As of the date hereof, the authorized capital stock of Peninsula consists solely of 10,000,000 shares of Peninsula Common Stock, of which no more than 2,487,087 shares after giving effect to the Previously Disclosed Peninsula Stock Dividend shares were outstanding as of the date hereof. As of the date hereof, no shares of Peninsula Common Stock were held in treasury by Peninsula or otherwise beneficially owned by Peninsula or its Subsidiaries. The outstanding shares of Peninsula Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, subject to no preemptive rights and were not issued in violation of any preemptive rights. As of the date hereof, there are no shares of Peninsula Common Stock authorized and reserved for issuance, Peninsula does not have any Rights issued or outstanding with respect to Peninsula Common Stock, and Peninsula does not have any commitment to authorize, issue or sell any Peninsula Common Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement.

        (c) SUBSIDIARIES. (i)(A) Peninsula has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) Peninsula owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Peninsula or its Subsidiaries are fully paid and nonassessable and are owned by Peninsula or its Subsidiaries free and clear of any Liens.

            (ii) Peninsula does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

           (iii) Each of Peninsula's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

        (d) CORPORATE POWER. Peninsula and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Peninsula has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

        (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of Peninsula Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Peninsula and the Peninsula Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of Peninsula, enforceable in accordance with its terms (except as enforceability may be limited by 12 U.S.C. 1818(b)(6)(D) or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Peninsula Board has received the written opinion of NationsBanc Montgomery Securities LLC to the effect that as of the date hereof the consideration to be received by the holders of Peninsula Common Stock in the Merger is fair to the holders of Peninsula Common Stock from a financial point of view.

        (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Peninsula or any of its Subsidiaries in connection with the execution, delivery or performance by Peninsula of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications or notices with the Commissioner, the FDIC and the Federal Reserve, (B) filings with the SEC and state securities authorities and the approval of this Agreement by the shareholders of Peninsula, (C) the filing of an agreement of merger with the California Secretary pursuant to the CGCL and (D) the permit required under
    Section 691 of the California Financial Code with respect to the Stock Option Agreement. As of the date hereof, Peninsula is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

        (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Peninsula or of any of its Subsidiaries or to which Peninsula or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Peninsula Articles or the Peninsula By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g) FINANCIAL REPORTS AND REGULATORY DOCUMENTS. (i) The balance sheet of Peninsula as of December 31, 1997, and the related statements of income, cash flow and changes in financial position of Peninsula for the year then ended, audited by Deloitte & Touche LLP, and the call report of Peninsula as of March 31, 1998 and for the three months then ended, fairly present, subject in the case of the call report to recurring year-end audit adjustments normal in nature and amount, the financial position of Peninsula as of such dates and the results of the operations of Peninsula for the periods then ended, all in accordance with generally accepted accounting principles ("GAAP") consistently applied. The call reports to be filed by Peninsula with the FDIC after the date hereof will comply with applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto; and each of such statements will be prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or as permitted by the call report forms. The books and records of Peninsula have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

        (ii) Peninsula has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with (A) the Federal Reserve, (B) the FDIC, (C) the State of California and (D) the Commissioner (collectively, the "REGULATORY AGENCIES"), and all other material reports and statements required to be filed by it since December 31, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of California and the rules and regulations of the Federal Reserve, the FDIC or the Commissioner, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Agency with which they were filed.

        (iii) Since December 31, 1997, Peninsula and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

        (iv) Since December 31, 1997, (A) Peninsula and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Peninsula.

        (v) Peninsula is not, and since December 31, 1996 was not, required to register the Peninsula Common Stock with the FDIC pursuant to Section 12 of the Exchange Act.

        (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against Peninsula or any of its Subsidiaries and, to Peninsula's knowledge, no such litigation, claim or other proceeding has been threatened.

        (i) REGULATORY MATTERS. (i) Neither Peninsula nor any of its Subsidiaries or any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Commissioner and the FDIC) or the supervision or regulation of it or any of its Subsidiaries.

        (ii) Neither Peninsula nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (j)  COMPLIANCE WITH LAWS.  Peninsula and each of its Subsidiaries:

            (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Peninsula's knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that Peninsula or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Peninsula's knowledge, do any grounds for any of the foregoing exist).

        (k) MATERIAL CONTRACTS; DEFAULTS. Neither Peninsula nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Neither Peninsula nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

        (l) NO BROKERS. No action has been taken by Peninsula that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to NationsBanc Montgomery Securities LLC.

        (m)  EMPLOYEE BENEFIT PLANS.

            (i) All benefit and compensation plans, contracts, policies or arrangements covering current employees or former employees of Peninsula and its subsidiaries (the "EMPLOYEES") and current or former directors of Peninsula, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "BENEFIT PLANS"), are Previously Disclosed. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Western.

            (ii) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "PLANS"), to the extent subject to ERISA, are in substantial compliance with ERISA. Peninsula is not a party to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code. There is no material pending or threatened litigation relating to the Plans. Neither Peninsula nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Peninsula or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

           (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Peninsula or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Peninsula under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). Neither Peninsula, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

            (iv) All contributions required to be made under the terms of any Plan have been timely made or have been reflected on the consolidated financial statements of Peninsula included in the Regulatory Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Peninsula nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

            (vi) Neither Peninsula nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan. Peninsula or its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

           (vii) The consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of Peninsula or any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement, neither Peninsula nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        (n) LABOR MATTERS. Neither Peninsula nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Peninsula or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Peninsula or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Peninsula's knowledge, threatened, nor is

    Peninsula aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        (o) YEAR 2000 COMPLIANCE. Except as Previously Disclosed, (i) Peninsula's computer software and related hardware (the "COMPUTER SYSTEM") used for the storage and processing of data are or will be prior to the year 2000 Year 2000 Compliant; (ii) none of Peninsula's Computer System, operations or business functions of Peninsula will be materially adversely affected by any third party's failure to be Year 2000 Compliant; to the best of Peninsula's knowledge after due inquiry, all of its suppliers, customers and third party providers are, or will be prior to year 2000, Year 2000 Compliant; and (iii) Peninsula is taking or has taken, all necessary and appropriate action to address and remedy any deficiencies in its Computer System which would keep it from becoming Year 2000 Compliant. As used herein, "YEAR 2000 COMPLIANT" shall mean the ability of a Computer System to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle, record, store, process and present dates and date-related information before, during and after January 1, 2000, including but not limited to accepting date input, performing calculations on dates or portion of dates, and providing date output; (ii) function accurately in accordance with the published specifications and without undue interruption, before, during, and after January 1, 2000 (including leap year computations) without any adverse change in operation associated with the advent of the year 2000; (iii) respond to two-digit or four-digit dates and date-related input in a way that resolves any ambiguity as to the year 2000 in a disclosed, defined and predetermined manner, and store and provide output of dates and date-related information in ways that are unambiguous as to the year 2000; and (iv) suitably interact with other software and related hardware in a way which does not compromise its year 2000 compliance capability.

        (p)  ENVIRONMENTAL MATTERS.

            (i) Peninsula and each of its Subsidiaries has complied at all times with applicable Environmental Laws; (ii) no real property (including buildings or other structures) currently or formerly owned or operated by Peninsula or any of its Subsidiaries, or any property in which Peninsula or any of its Subsidiaries has held a security interest, lien or a fiduciary or management role ("Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance; (iii) neither Peninsula nor any of its Subsidiaries could be deemed the owner or operator of any Loan Property under any Environmental Law which such Loan Property has been contaminated with, or has had any release of, any Hazardous Substance; (iv) neither Peninsula nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Peninsula nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither Peninsula nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the best of Peninsula's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Peninsula or any of its Subsidiaries, any currently or formerly owned or operated property, or any Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Peninsula or any of its Subsidiaries or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (viii) Peninsula has delivered to Western copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Peninsula, any Subsidiary of Peninsula, any currently or formerly owned or operated property or any Loan Property.

    As used herein, the term "ENVIRONMENTAL LAW" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term "HAZARDOUS SUBSTANCE" means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

        (q) TAX MATTERS. (i) (A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to Peninsula and its Subsidiaries have been duly filed, (B) all Taxes due have been paid in full, (C) the Tax Returns referred to in clause
    (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Peninsula or its Subsidiaries. Peninsula has made available to Western true and correct copies of the United States federal income Tax Returns filed by Peninsula and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither Peninsula nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Peninsula's Regulatory Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Peninsula's Regulatory Documents filed on or prior to the date hereof. Neither Peninsula nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax returns (other than a group the common parent of which is or was Peninsula) or otherwise has any liability for the Taxes of any person (other than Peninsula and its Subsidiaries). As of the date hereof, neither Peninsula nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

            (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

        (r) RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Peninsula's own account, or for the account of one or more of Peninsula's Subsidiaries or their customers (all of which are listed on Peninsula's Disclosure Schedule), if any, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Peninsula or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Peninsula nor its Subsidiaries, nor to Peninsula's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

        (s) BOOKS AND RECORDS. The books and records of Peninsula and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Peninsula and its Subsidiaries.

        (t) INSURANCE. Peninsula has Previously Disclosed all of the insurance policies, binders, or bonds maintained by Peninsula or its Subsidiaries ("INSURANCE POLICIES"). Peninsula and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Peninsula reasonably has determined to be prudent for its business, operations, properties and assets. All the Insurance Policies are in full force and effect; Peninsula and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (u) ACCOUNTING TREATMENT. As of the date hereof, Peninsula is not aware of any reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

        (v) TRUST BUSINESS. Peninsula neither acts as trustee, agent, fiscal agent, escrow agent, custodian or in another similar capacity for any other person, nor otherwise performs any fiduciary or trust functions.

    5.04 REPRESENTATIONS AND WARRANTIES OF WESTERN. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Western hereby represents and warrants to Peninsula as follows:

        (a) ORGANIZATION, STANDING AND AUTHORITY; SUBSIDIARIES. Each of Western and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Western and Merger Sub is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Each of Western and Merger Sub has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Each of Western's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

        (b) WESTERN CAPITAL STOCK. As of the date hereof, the authorized capital stock of Western consists solely of 100,000,000 shares of Western Common Stock, of which no more than 15,705,000 shares were outstanding as of the date hereof and 5,000,000 shares of Western Preferred Stock, of which no shares were outstanding as of the date hereof.

        (c) MERGER SUB CAPITAL STOCK. As of the date hereof, the authorized capital stock of Merger Sub consists solely of 100 shares of Merger Sub Common Stock, of which one share was outstanding as of the date hereof.

        (d) CORPORATE POWER. Western and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Western and Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

        (e) CORPORATE AUTHORITY. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of each of Western and Merger Sub and their respective Boards of Directors. This Agreement is a valid and legally binding agreement of each of Western and Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by 12 U.S.C. 1818(b)(6)(D) or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are required to be made or obtained by Western or any of its Subsidiaries in connection with the execution, delivery or performance by either Western or Merger Sub of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the Regulatory Authorities; (B) approval of the listing on the Nasdaq of Western Common Stock to be issued in the Merger;
    (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of an agreement of merger with the California Secretary pursuant to the CGCL; (E) filing of an agreement of merger with the Commissioner pursuant to the California Financial Code; (F) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Western Common Stock in the Merger; and (F) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Western is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

            (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
       (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Western or of any of its Subsidiaries or to which Western or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of Western or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g) FINANCIAL REPORTS AND REGULATORY DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) Western's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all other reports, registration statements, or definitive proxy statements filed or to be filed by it or any of its Significant Subsidiaries subsequent to December 31, 1997 under the Securities Act, or under Sections 13(a), 13(d), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "REGULATORY DOCUMENTS"), as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Regulatory Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Western and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Regulatory Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Western and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

            (ii) Since December 31, 1997, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

           (iii) Western has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with the Regulatory Agencies, and all other material reports and statements required to be filed by it since December 31, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of California and the rules and regulations of the Federal Reserve, the FDIC or the Commissioner, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Agency with which they were filed.

        (h)  COMPLIANCE WITH LAWS.  Western and each of its Significant
    Subsidiaries:

            (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Western's knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that Western or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or
       (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Western's knowledge, do any grounds for any of the foregoing exist).

        (i) NO BROKERS. No action has been taken by Western that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding Previously Disclosed fees payable to Keefe, Bruyette & Woods, Inc. and Belle Plaine Partners, Inc.

        (j) ACCOUNTING TREATMENT; TAX MATTERS. As of the date hereof, Western is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment. As of the date hereof, neither Western nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

        (k) YEAR 2000 COMPLIANCE. Except as Previously Disclosed, (i) Western's Computer System used for the storage and processing of data are or will be prior to the year 2000 Year 2000 Compliant; (ii) none of Western's Computer System, operations or business functions of Western will be materially adversely affected by any third party's failure to be Year 2000 Compliant; to the best of Western's knowledge after due inquiry, all of its suppliers, customers and third party providers are, or will be prior to year 2000, Year 2000 Compliant; and (iii) Western is taking or has taken, all necessary and appropriate action to address and remedy any deficiencies in its Computer System which would keep it from becoming Year 2000 Compliant.

        (l) LITIGATION. Other than as set forth in Western's Regulatory Documents filed on or before the date hereof, no litigation, claim or other proceeding before any court or governmental agency is pending against Western or any of its Significant Subsidiaries and, to Western's knowledge, no such litigation, claim or other proceeding has been threatened.

                                   ARTICLE VI
                                   COVENANTS

    6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of Peninsula, Western and Merger Sub agrees to cooperate with the other parties hereto and to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

    6.02 SHAREHOLDER APPROVAL. Peninsula agrees to take, in accordance with applicable law and the Peninsula Articles and the Peninsula By-Laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by Peninsula's shareholders for consummation of the Merger (including any adjournment or postponement, the "PENINSULA MEETING"), in each case as promptly as practicable after the Registration Statement is declared effective. Except to the extent legally required for the discharge by the Peninsula Board of its fiduciary duties as advised by counsel to the Peninsula Board, the Peninsula Board shall recommend such approval, and Peninsula shall take all reasonable, lawful action to solicit such approval by its shareholders.

    6.03 REGISTRATION STATEMENT. (a) Western agrees to prepare a registration statement on Form S-4 or other applicable form (the "REGISTRATION STATEMENT") to be filed by Western with the SEC in connection with the issuance of Western Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Peninsula constituting a part thereof (the "PROXY STATEMENT") and all related documents). Peninsula shall have the right to review such Registration Statement and Peninsula agrees to cooperate, and to cause its Subsidiaries to cooperate, with Western, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement. Peninsula agrees to file the Proxy Statement in preliminary form with such of the Regulatory Authorities as may be required as soon as reasonably practicable, and Western agrees to file the Registration Statement with the SEC as soon as reasonably practicable. Each of Peninsula and Western agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Western also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Peninsula agrees to furnish to Western all information concerning Peninsula, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

        (b) Each of Peninsula and Western agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Peninsula Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Peninsula and Western further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, promptly to inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

        (c) Western agrees to advise Peninsula, promptly after Western receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Western Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

    6.04 PRESS RELEASES. Each of Peninsula and Western agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or Nasdaq rules (provided that the issuing party shall nevertheless provide the other party with notice of, and the opportunity to review, any such press release or written statement).

    6.05 ACCESS; INFORMATION. (a) Each of Peninsula and Western agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as the requesting party may reasonably request and, during such period, the providing party shall furnish promptly to the requesting party
(i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and
(ii) all other information concerning the business, properties and personnel of it as the requesting party may reasonably request.

        (b) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this
    Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the providing party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party to be returned to the other party. No investigation by either party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

    6.06 ACQUISITION PROPOSALS. Peninsula agrees that it shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, except to the extent legally required for the discharge by the Peninsula Board of its fiduciary duties as advised by counsel to the Peninsula Board. Peninsula shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Western with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Peninsula shall promptly (within 24 hours) advise Western following the receipt by Peninsula of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Western of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

    6.07 AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Peninsula shall deliver to Western a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Peninsula Meeting, deemed to be an "affiliate" of Peninsula (each, a "PENINSULA AFFILIATE") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

        (b) Peninsula shall use its reasonable best efforts to cause each person who may be deemed to be a Peninsula Affiliate to execute and deliver to Western on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as EXHIBIT A.

    6.08 BOARD ATTENDANCE. John G. Rebelo, Jr. or in his absence another representative of Peninsula selected by him, shall be invited by Western to attend all regular and special meetings of the Western Board and the Executive Committee of the Western Board from the date hereof until the Effective Date. Western shall, to the extent reasonably practicable, inform Peninsula of each such meeting at least two business days in advance of each such meeting; PROVIDED, HOWEVER, that the attendance of John G. Rebelo, Jr. shall not be permitted at any meeting, or portion thereof, for the purpose of discussing transactions contemplated by this Agreement or the obligations of Western or Merger Sub under this Agreement. Matthew P. Wagner or in his absence another representative of Peninsula selected by him, shall be invited by Peninsula to attend all regular and special meetings of the Peninsula Board and the Executive Committee of the Peninsula Board from the date hereof until the Effective Date. Peninsula shall, to the extent reasonably practicable, inform Western of each such meeting at least two business days in advance of each such meeting; PROVIDED, HOWEVER, that the attendance of Matthew P. Wagner shall not be permitted at any meeting, or portion thereof, for the purpose of discussing transactions contemplated by this Agreement or the obligations of Western under this Agreement.

    6.09 CERTAIN POLICIES. On or after the Regulatory Approval Date, Peninsula shall, consistent with GAAP and on a basis mutually satisfactory to it and Western, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Western.

    6.10 NASDAQ LISTING. Western agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq, subject to official notice of issuance, the shares of Western Common Stock to be issued to the holders of Peninsula Common Stock in the Merger.

    6.11 REGULATORY APPLICATIONS. (a) Western and Peninsula and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Western and Peninsula shall use their reasonable best efforts to make all required bank regulatory filings, including the appropriate filing with the Regulatory Authorities. Each of Western and Peninsula shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

        (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

    6.12 INDEMNIFICATION; DIRECTOR AND OFFICERS' INSURANCE. (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Western agrees to indemnify and hold harmless each present and former director and officer of Peninsula or any Subsidiary of Peninsula determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to this Agreement or any of the transactions contemplated hereby) (but excluding any Costs arising out of any violation or alleged violation of the Exchange Act or the rules and regulations thereunder with respect to insider trading), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under California law and the Peninsula Articles or the Peninsula By-Laws in effect on the date hereof, and Western shall also advance expenses as incurred to the extent permitted under California law and the Peninsula Articles and the Peninsula By-Laws.

        (b) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify Western thereof, but the failure to so notify shall not relieve Western of any liability it may have to such Indemnified Party if such failure does not materially prejudice Western. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Western shall have the right to assume the defense thereof and Western shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Western elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are issues which raise conflicts of interest between Western and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Western shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
    (iii) Western shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that Western shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdic-tion shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

        (c) For a period of six years after the Effective Time, Western shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Peninsula (provided that Western may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); PROVIDED, HOWEVER, that in no event shall Western be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.12(c), any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date hereof by Peninsula for such insurance (the "MAXIMUM AMOUNT"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Western shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the

    Effective Time, Western may request Peninsula to, and Peninsula shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Western, extending for a period of six years Peninsula's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy Western's obligations under this Subsection (c).

        (d) If Western or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Western shall assume the obligations set forth in this Section 6.12

    6.13 BENEFIT PLAN. Western shall, from and after the Effective Time, (i) provide former employees of Peninsula who remain as employees of Western or any of its Significant Subsidiaries with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Western or its Significant Subsidiaries, including, but not limited to, allowing such employees to participate in Western's stock option plan in accordance with the policies of Western with respect to such stock option plan, and (ii) with respect to former employees of Peninsula who remain as employees of Western or any of its Significant Subsidiaries, cause each employee benefit plan of Western or its Significant Subsidiaries in which such employees are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with Peninsula as if such service were with Western or its Significant Subsidiaries, to the same extent such service was credited under a comparable plan of Peninsula. Western agrees that all accrued bonuses for 1998 will be paid to former employees of Peninsula in accordance with Peninsula's past practices. Notwithstanding the foregoing, Peninsula consents and covenants that from and after the Effective Date, Peninsula's Benefit Plans will be governed, managed and/ or terminated by Western, all within Western's sole discretion.

    6.14 ACCOUNTANTS' LETTERS. Each of Peninsula and Western shall use its reasonable best efforts to cause to be delivered to the other party, and to Western's directors and officers who sign the Registration Statement, a letter of their respective independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

    6.15 NOTIFICATION OF CERTAIN MATTERS. Each of Peninsula and Western shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

    6.16 SHAREHOLDER AGREEMENTS. Certain directors and certain officers who are shareholders of Peninsula, in their capacities as shareholders, in exchange for good and valuable consideration, have executed and delivered to Western shareholder agreements substantially in the form of EXHIBIT B hereto and EXHIBIT C hereto (the "SHAREHOLDER AGREEMENTS"), committing such persons, among other things, (i) to vote their shares of Peninsula Common Stock in favor of the Agreement at the Peninsula Meeting and (ii) to certain representations concerning the ownership of Peninsula Common Stock and Western Common Stock to be received in the Merger.

    6.17 PENINSULA NAME. Except as set forth in the proviso to this Section 6.17, for a period of two years following the Effective Date, Western agrees to operate the business currently operated by Peninsula as a separate division or business unit under the name of Peninsula; PROVIDED, HOWEVER, that this covenant shall terminate automatically upon Western's merger, acquisition or consolidation with, by or into any other Person.

    6.18 EMPLOYEE AGREEMENTS. Peninsula will use its reasonable best efforts to enter into employment agreements with each of John G. Rebelo, Jr., Larry L. Willette, Barbara Hosaka and Lawrence G. Alameda, (together the "Executives"), on terms and conditions mutually satisfactory to Western and the Executives. Negotiations with respect to such agreements shall commence not later than 30 calendar days after the date hereof and shall be concluded as soon thereafter as practicable and in any event not later than 60 calendar days after the date hereof. In the event that any of the Executives do not enter into the employment agreements contemplated by this Section 6.18, then such Executive's existing employment agreement shall govern. Western acknowledges and agrees that after the consummation of the Merger, the Surviving Corporation will continue to be obligated to perform its obligations under the employment agreements and the supplemental executive retirement pay agreements with each such Executive. In accordance with the respective terms thereof, including the provisions relating to a Change in Control as defined therein, except as such existing employment agreements are modified in the letter agreement executed by each of the Executives on the date hereof.

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Western and Peninsula to consummate the Merger is subject to the fulfillment or written waiver by Western and Peninsula prior to the Effective Time of each of the following conditions:

        (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been duly adopted by the requisite vote of the shareholders of Peninsula.

        (b) REGULATORY APPROVALS. All regulatory approvals or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or waivers shall contain any conditions, restrictions or requirements which the Western Board reasonably determines would (i) following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Western would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

        (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Western Common Stock to be issued in the Merger shall have been received and be in full force and effect.

        (f) LISTING. The shares of Western Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

    7.02 CONDITIONS TO OBLIGATION OF PENINSULA. The obligation of Peninsula to consummate the Merger is also subject to the fulfillment or written waiver by Peninsula prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Western set forth in this Agreement (subject to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date), and Peninsula shall have received a certificate, dated the Effective Date, signed on behalf of Western by the Chief Executive Officer and the Chief Financial Officer of Western to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF WESTERN. Western shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Peninsula shall have received a certificate, dated the Effective Date, signed on behalf of Western by the Chief Executive Officer and the Chief Financial Officer of Western to such effect.

        (c) TAX OPINION. Peninsula shall have received an opinion of Deloitte & Touche LLP, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by shareholders of Peninsula who receive shares of Western Common Stock in exchange for shares of Peninsula Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Deloitte & Touche LLP may require and rely upon representations contained in letters from Peninsula, Western and shareholders of Peninsula.

        (d) ACCOUNTANTS' LETTERS. Peninsula shall have received the letters referred to in Section 6.14 from Western's independent auditors.

        (e) ACCOUNTING TREATMENT. Peninsula shall have received from Peninsula's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

        (f) DIRECTOR. Western shall have adopted resolutions sufficient to appoint John G. Rebelo, Jr. as a director of Western as of the Effective Time and shall have caused John G. Rebelo, Jr. to be appointed as a director of Peninsula as of the Effective Time, or if such person is unable to serve, such other current director of Peninsula as shall be mutually satisfactory to Western and Peninsula.

        (g) FAIRNESS OPINION. Peninsula shall have received the written opinion of NationsBanc Montgomery Securities LLC to the effect that, as of a date within five days of the mailing of the Proxy Statement to the shareholders of Peninsula in connection with the Peninsula Meeting, the consideration to be received by the holders of the Peninsula Company Stock in the Merger is fair to the holders of the Peninsula Common Stock from a financial point of view.

    7.03 CONDITIONS TO OBLIGATION OF WESTERN. The obligation of Western to consummate the Merger is also subject to the fulfillment or written waiver by Western prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Peninsula set forth in this Agreement (subject to the standard set forth in Section 5.02) shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date) and Western shall have received a certificate, dated the Effective Date, signed on behalf of Peninsula by the Chief Executive Officer and the Chief Financial Officer of Peninsula to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PENINSULA. Peninsula shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Western shall have received a certificate, dated the Effective Date, signed on behalf of Peninsula by the Chief Executive Officer and the Chief Financial Officer of Peninsula to such effect.

        (c) OPINION OF WESTERN'S COUNSEL. Western shall have received an opinion of Sullivan & Cromwell, special counsel to Western, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Peninsula, Western and shareholders of Peninsula.

        (d) ACCOUNTANTS' LETTERS. Western shall have received the letters referred to in Section 6.14 from Peninsula's independent auditors.

        (e) ACCOUNTING TREATMENT. Western shall have received from KPMG Peat Marwick LLP, Western's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

        (f) PENINSULA FINANCIAL TESTS. As of the month end preceding the Effective Time, but without giving effect to any costs related to the Merger or any changes effected as a result of Section 6.09, Peninsula's shareholders' equity and allowance for credit losses shall not be less than the respective amounts set forth on Peninsula's call report as of June 30, 1998, and Western shall have received a certificate, dated the Effective Date, signed on behalf of Peninsula by its Chief Financial Officer to such effect.

        (g) DIRECTOR RESIGNATIONS. Western shall have received the written resignation of each director (in such director's capacity as director) of Peninsula, effective as of the Effective Time.

                                  ARTICLE VIII
                                  TERMINATION

    8.01 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

        (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of Western and Peninsula, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b) BREACH. At any time prior to the Effective Time, by Western or Peninsula, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

        (c) DELAY. At any time prior to the Effective Time, by Western or Peninsula, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
    Section 8.01(c).

        (d) NO APPROVAL. By Peninsula or Western, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this

    Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the shareholder approval required by Section 7.01(a) herein is not obtained at the Peninsula Meeting.

        (e) FAILURE TO RECOMMEND, ETC. At any time prior to the Peninsula Meeting, by Western if the Peninsula Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Western.

        (f) WESTERN STOCK. By Peninsula in the event that, with respect to any Ten Day Period (as defined below) both (i) (A) the Ten Day Average Price (as defined below) shall be less than $36.656 per share and (B) the Western Common Stock Price Percentage (as defined below) shall be less than the BKX Index Percentage (as defined below) and (ii) Peninsula has delivered written notice to Western of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event (it being understood that, if an event set forth in clause (i) shall have occurred and Peninsula fails to timely deliver the notice referred to in this clause (ii), Peninsula shall have the right to terminate if any such event subsequently occurs and Peninsula timely delivers such notice); PROVIDED, HOWEVER, that, if Western effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the Effective Time, the provisions of this
    Section 8.01(f) shall be appropriately adjusted.

        As used in this Section 8.01(f), (v) "WESTERN COMMON STOCK PRICE PERCENTAGE" means the percentage determined by dividing the Ten Day Average Price by $43.125 (as such amount may be adjusted pursuant to this clause
    (f)); (w) "BKX INDEX PERCENTAGE" means the percentage determined by dividing
    (i) the product of (A) the Ten Day Average Keefe Bank Index times (B) 0.9 by
    (ii) the Keefe Bank Index as of the date hereof; (x) "TEN DAY AVERAGE PRICE" means the volume weighted average sales price per share of Western Common Stock for a Ten Day Period, which volume weighted average shall be determined in a manner consistent with Section 3.01(a) hereof; (y) "TEN DAY AVERAGE KEEFE BANK INDEX" means the average of the Keefe Bank Index for a Ten Day Period; and (z) "TEN DAY PERIOD" means any period of ten (10) consecutive Trading Days occurring after the date hereof.

        (g) ACQUISITION PROPOSAL. This Agreement may be terminated by Peninsula by written notice to Western if Peninsula (i) receives an Acquisition Proposal, (ii) receives the advice of its outside counsel that to proceed with the Merger will violate the fiduciary duties of the Peninsula Board to Peninsula's shareholders in light of such Acquisition Proposal and (iii) after receiving such advice, determines to accept such proposal; PROVIDED, HOWEVER, that Peninsula shall not be entitled to terminate this Agreement pursuant to this Section 8.01(g) unless it shall have provided Western with written notice of such a possible determination (which written notice will inform Western of the material terms and conditions of the proposal, including the identity of the proponent) not less than two business days prior to such determination.

    8.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.03 or Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

    8.03  TERMINATION FEE.

        (a) MATERIAL BREACH BY WESTERN. Should Peninsula terminate this Agreement pursuant to Section 8.01(b) (unless such breach under Section 8.01(b) shall result from no act or omission of Western), Western shall promptly, if so requested by Peninsula, but in no event later than five business days after the date of such request, pay Peninsula a fee equal to Peninsula's out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, up to a maximum of

    $500,000, which amount shall be payable in same day funds, provided however that no fee shall be paid pursuant to this Section 8.03(a) if Peninsula shall be in material breach of its obligations hereunder and Western shall owe no further duty or liability on account of this Agreement to Peninsula.

        (b)  MATERIAL BREACH BY PENINSULA; ENTERING ACQUISITION
    PROPOSAL.  Should Western terminate this Agreement pursuant to either
    Section 8.01(e) or 8.01(b) (unless such breach under Section 8.01(b) shall result from no act or omission of Peninsula), Peninsula shall promptly, if so requested by Western, but in no event later than five business days after the date of such request, pay Western a fee equal to Western's out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $500,000, which amount shall be payable in same day funds, provided however that no fee shall be paid pursuant to this
    Section 8.03 if Western shall be in material breach of its obligations hereunder and Peninsula shall owe no further duty or liability on account of this Agreement to Western. In the event that there is a termination as a result of Peninsula entering into an Acquisition Proposal pursuant to
    Section 8.01(g), Peninsula shall pay Western up to $500,000 to cover out-of-pocket expenses in addition to Western's rights under the Stock Option Agreement and Peninsula shall owe no further duty or liability on account of this Agreement to Western except under the Stock Option Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

    9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.12 and 6.13 and this Article IX which shall survive the Effective
Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.05(b), 8.02, 8.03 and this
Article IX which shall survive such termination).

    9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Peninsula Meeting, this Agreement may not be amended if it would violate the CGCL or reduce the consideration to be received by Peninsula shareholders in the Merger.

    9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

    9.04 GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable). Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

    9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

    9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

       If to Peninsula, to:
           Peninsula Bank of San Diego
            1331 Rosecrans Street
            San Diego, California 92166
            Attention: John G. Rebelo, Jr.
            Facsimile: (619) 226-5554

       With a copy to:
           Reitner & Stuart
            1319 Marsh Street
            San Luis Obispo, California 93401
            Attention: Barnet Reitner
            Facsimile: (805) 545-8599

       If to Western, to:
           Western Bancorp
            4100 Newport Place
            Suite 900
            Newport Beach, CA 92660
            Attention: Julius G. Christensen
            Facsimile: (949) 757-5845

       With a copy to:
           Sullivan & Cromwell
            1888 Century Park East
            Los Angeles, California 90067-1725
            Attention: Stanley F. Farrar
            Facsimile: (310) 712-8800

    9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and the Stock Option Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such Stock Option Agreement). Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Peninsula, Western or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                              Peninsula Bank of San Diego

                                                    /s/ JOHN G. REBELO, JR.
                                                    -------------------------
                                                    Name:    John G. Rebelo,
                                                    Jr.
                                                    Title:     CHAIRMAN AND
                                                              CHIEF EXECUTIVE
                                                    OFFICER
                                              By:
                                              Western Bancorp

                                                    /s/ MATTHEW P. WAGNER
                                                    -------------------------
                                                    Name:    Matthew P.
                                                    Wagner
                                                    Title:     PRESIDENT AND
                                                    CHIEF EXECUTIVE OFFICER
                                              By:
                                              Portola Merger Sub

                                                    /s/ MATTHEW P. WAGNER
                                                    -------------------------
                                                    Name:    Matthew P.
                                                    Wagner
                                                    Title:     PRESIDENT
                                              By:

                                                                      APPENDIX B

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                         NATIONSBANC MONTGOMERY OPINION

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                                      B-1

                                                                      APPENDIX C

CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. DISSENTERS' RIGHTS

    Section 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5% or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

    Section 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

    Section 1302. Submission of share certificates for endorsement; uncertificated securities

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

    Section 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

    Section 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

    Section 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 % of the price offered by the corporation under subdivision (a) of Section
1301).

    Section 1306. Prevention of immediate payment; status as creditors; interest

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

    Section 1307. Dividends on dissenting shares

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

    Section 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

    Section 1309. Termination of dissenting share and shareholder status

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

    Section 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

    Section 1311. Exempt shares

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

    Section 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the CGCL authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Six of Western's Restated Articles of Incorporation and Article VI of Western's Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBITS    DESCRIPTION AND METHOD OF FILING
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger, dated as of July 24, 1998, by and among Western, Merger Sub and Peninsula
             (incorporated by reference to Appendix A to this Registration Statement on Form S-4)
       4.1   Form of Certificate representing shares of Western Common Stock (incorporated by reference to Exhibit
             3.1 to the Registrant's Current Report on Form 8-K, dated June 18, 1997)
       5.1   Opinion of Julius G. Christensen
       8.1   Form of Tax Opinion of Sullivan & Cromwell (to be filed by amendment)
       8.2   Form of Tax Opinion of Deloitte & Touche LLP (to be filed by amendment)
      10.1   Stock Option Agreement, dated as of July 24, 1998, by and between Western and Peninsula
      23.1   Consent of KPMG Peat Marwick LLP (Western)
      23.2   Consent of Deloitte & Touche LLP (Peninsula)
      23.3   Consent of Deloitte & Touche LLP (Santa Monica Bank)
      23.4   Consent of Deloitte & Touche LLP (SC Bancorp)
      23.5   Consent of Deloitte & Touche LLP (California Commercial Bankshares)
      23.6   Consent of Vavrinek, Trine, Day & Co., LLP (BKLA)
      23.7   Consent of Vavrinek, Trine, Day & Co., LLP (Monarch Bancorp)
      23.8   Consent of Arthur Andersen LLP (Santa Monica Bank)
      23.9   Consent of Julius G. Christensen (included in opinion filed as Exhibit 5.1 hereto)
      23.10  Consent of Sullivan & Cromwell (included in opinion filed as Exhibit 8.1 hereto)
      23.11  Consent of Deloitte & Touche LLP (included in opinion filed as Exhibit 8.2 hereto)
      23.12  Consent of NationsBanc Montgomery (to be filed by amendment)
      23.13  Consent of John G. Rebelo, Jr., proposed Western director
      24.1   Power of Attorney (set forth on Page II-3)

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport Beach, state of California, on September 29, 1998.

                                WESTERN BANCORP

                                By:  /s/ ARNOLD C. HAHN
                                     -----------------------------------------
                                     Name: Arnold C. Hahn
                                     Title: Executive Vice President and
                                          Chief Financial Officer

    We, the undersigned officers and directors of Western Bancorp, do hereby constitute and appoint Arnold C. Hahn and Julius G. Christensen, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

    /s/ HUGH S. SMITH, JR.
------------------------------  Chairman and Director       September 29, 1998
      Hugh S. Smith, Jr.

    /s/ MATTHEW P. WAGNER
------------------------------  Chief Executive Officer,    September 29, 1998
      Matthew P. Wagner           President and Director

      /s/ ARNOLD C. HAHN        Executive Vice President
------------------------------    and Chief Financial       September 29, 1998
        Arnold C. Hahn            Officer

      /s/ RICE E. BROWN
------------------------------  Director                    September 29, 1998
        Rice E. Brown

    /s/ JOHN M. EGGEMEYER
------------------------------  Director                    September 29, 1998
      John M. Eggemeyer

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

   /s/ WILLIAM C. GREENBECK
------------------------------  Director                    September 29, 1998
     William C. Greenbeck

     /s/ ROBERT L. MCKAY
------------------------------  Director                    September 29, 1998
       Robert L. McKay

------------------------------  Director                    September 29, 1998
       Mark H. Stuenkel

      /s/ DALE E. WALTER
------------------------------  Director                    September 29, 1998
        Dale E. Walter

                                 EXHIBIT INDEX

 EXHIBITS                                        DESCRIPTION AND METHOD OF FILING
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger, dated as of July 24, 1998, by and among Western, Merger Sub and Peninsula
               (incorporated by reference to Appendix A to this Registration Statement on Form S-4)
       4.1   Form of Certificate representing shares of Western Common Stock (incorporated by reference to Exhibit
               3.1 to the Registrant's Current Report on Form 8-K, dated June 18, 1997)
       5.1   Opinion of Julius G. Christensen
       8.1   Form of Tax Opinion of Sullivan & Cromwell (to be filed by amendment)
       8.2   Form of Tax Opinion of Deloitte & Touche LLP (to be filed by amendment)
      10.1   Stock Option Agreement, dated as of July 24, 1998, by and between Western and Peninsula
      23.1   Consent of KPMG Peat Marwick LLP (Western)
      23.2   Consent of Deloitte & Touche LLP (Peninsula)
      23.3   Consent of Deloitte & Touche LLP (Santa Monica Bank)
      23.4   Consent of Deloitte & Touche LLP (SC Bancorp)
      23.5   Consent of Deloitte & Touche LLP (California Commercial Bankshares)
      23.6   Consent of Vavrinek, Trine, Day & Co., LLP (BKLA)
      23.7   Consent of Vavrinek, Trine, Day & Co., LLP (Monarch Bancorp)
      23.8   Consent of Arthur Andersen LLP (Santa Monica Bank)
      23.9   Consent of Julius G. Christensen (included in opinion filed as Exhibit 5.1 hereto)
      23.10  Consent of Sullivan & Cromwell (included in opinion filed as Exhibit 8.1 hereto)
      23.11  Consent of Deloitte & Touche LLP (included in opinion filed as Exhibit 8.2 hereto)
      23.12  Consent of NationsBanc Montgomery (to be filed by amendment)
      23.13  Consent of John G. Rebelo, Jr., proposed Western director
      24.1   Power of Attorney (set forth on Page II-3)